UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                  FORM 8-K

                               CURRENT REPORT
                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported): September 29, 1999


                       Unified Western Grocers, Inc.
           (Exact name of registrant as specified in its charter)



         California               0-10815             95-0615250
      (State or other          (Commission           (IRS Employer
      jurisdiction of          File Number)         Identification
       incorporation)                                    No.)



                             5200 Sheila Street
                         Commerce, California  90040
             (Address of principal executive offices)(Zip code)



     Registrant's telephone number, including area code: (323) 264-5200



                    Certified Grocers of California, Ltd.
        (Former name or former address, if changed since last report)















                        Exhibit Index on Page 11

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                                 Page 1 of 287

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Item 2.     Acquisition or Disposition of Assets.

            Effective September 29, 1999, Unified Western Grocers, Inc. (formerly, "Certified Grocers of California, Ltd.") (the "Company") caused New UG Corp., a wholly-owned subsidiary of the Company (the "Subsidiary"), to be merged (the "Merger") with and into United Grocers, Inc. ("United"), pursuant to the Agreement and Plan of Merger dated as of June 14, 1999, and amended as of August 11, 1999, among the Company, the Subsidiary and United (the "Agreement").

            United supplies groceries and related products to independent retail grocers located in Oregon, Western Washington and Northern California. In addition, United provides certain ancillary services to support the operation of a grocery business. These services include marketing assistance, store design and development, security services, information services, accounting and financing.

            As a result of the Merger, (i) the separate corporate existence of the Subsidiary ceased, (ii) each share of United's Common Stock issued and outstanding immediately prior to the effective time of the Merger (other than treasury stock) was converted into the right to receive 0.228 shares of the Company's capital stock, and (iii) United became a wholly-owned subsidiary of the Company.

            The first 100 shares received by a shareholder of United as a result of the Merger will be Class A Shares and any additional shares will be Class B Shares. No fractional shares will be issued as a result of the Merger and, in lieu thereof, the value of any fractional share, based upon the book value of a share of United's Common Stock as of April 2, 1999 (i.e., $57.90), will be added to the shareholder's deposit account. Each treasury share of United has been canceled and retired without any payment. Each United shareholder that becomes a director of the Company will receive one Class C Share of the Company.

            In connection with the Merger, the Company has amended its articles of incorporation and bylaws to make certain changes to its name, authorized number of directors, redemption policy and patronage dividend policy. For a description of such changes see "Item 5. Other Events."

            To finance the Merger, the Company has obtained a new $40 million term loan from institutional lenders named in the term loan agreement (the "Term Loan") and a $200 million revolving credit facility from banks named in the revolving credit agreement (the "Revolving Credit").

            The Revolving Credit provides for a five-year, $200 million revolving credit facility secured by accounts receivables and inventory. Borrowings bear interest at either:


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      o     LIBOR plus an applicable margin based on a funded debt to operating cash flow ratio; or

      o the higher of the lender's base rate or .50% above the lender's federal funds borrowing rate.

            The Revolving Credit permits advances at up to 85% of eligible accounts receivable and at 40-60% of eligible inventory. The security interest would be released if the Company achieves designated investment grade ratings for a period of not less than one year. The pricing, structure and terms of the facility can be modified, if necessary, to achieve syndication provided that interest expense cannot increase more than 50 basis points.

            The Term Loan from the Company's existing term lenders provides for collateralization of the Company's existing $80 million 7.22% senior unsecured notes with property, plant and equipment and the issuance of $40 million of new ten year senior mortgage notes. The interest rate on the existing $80 million senior notes has increased by .50% and the senior mortgage notes bear interest at 2.8% over the applicable U.S. Treasury Rate for ten year notes. The interest rate increase on the existing $80 million senior notes and the securitization of both notes would be eliminated in the event the Company achieves designated investment grade ratings for a period of not less than one year.

            The Company's existing revolving credit lender, Rabobank Nederland, received a fee of $1,750,000 at closing. In addition, Rabobank will receive an annual administrative fee of $50,000.

            These credit agreements contain customary representations, warranties, covenants and default provisions for financings of this type, including financial ratio covenants modeled after covenants contained in the Company's previous loan agreements, modified to reflect the Merger and the additional extension of credit reflected by the commitments.

            The borrowings under these facilities are intended to provide funds to meet the on-going borrowing requirements of the Company, to repay existing institutional indebtedness of United, to fund redemption of shares of terminated members and to meet other cash requirements of the Merger.

            The foregoing description of the Merger is qualified by the terms and conditions of the Agreement, a copy of which is filed as an exhibit hereto.


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Item 5.  Other Events.

            Amendment of Articles of Incorporation and Bylaws

            In connection with the Merger, the Company has amended its articles of incorporation and bylaws to change its name, authorized number of directors, redemption policy and patronage dividend policy.

            Name. The articles of incorporation were amended to change the name of the Company from "Certified Grocers of California, Ltd." to "Unified Western Grocers, Inc."

            Directors. The Company's articles of incorporation were amended to change the authorized number of directors to a flexible number not less than 15 nor more than 24. The board of directors will fix the exact number of directors within that range. The initial number of directors has been fixed at 24. The holders of Class A shares, voting as a class, are entitled to elect 80%, rounded up to the nearest whole number, of the authorized directors, and the holders of the Class B Shares are entitled to elect the remaining directors. If there are no Class B Shares issued and outstanding, the holders of the Class A Shares will be entitled to elect all the directors. Each director of United immediately prior to the Merger has been elected to fill the vacancies created by this amendment, to serve until the next annual meeting of the shareholders of the Company. Prior to these amendments, the articles of incorporation provided for 15 directors, 12 of which were elected by the Class A Shares and three of which were elected by the Class B Shares. In addition, the bylaws of the Company have been amended to require the nominating committee to consider geographic representation in selecting candidates for nomination as directors.

            Redemption Policy. The articles of incorporation and the bylaws were amended to change the redemption policy of the Company as follows:

      o Class A Shares and Class B Shares held by a shareholder who is no longer a qualified and active member-patron will be redeemed at the book value of the Company as of the close of the fiscal year last ended prior to termination of member status. However, with respect to terminations occurring in the first full fiscal year following the effective date of Merger, the repurchase price will be the Company's book value at the fiscal year end prior to the effective date of the Merger. Prior to these amendments, the articles of incorporation provided for repurchase at the book value as of the close of the fiscal year last ended prior to the date of repurchase.



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      o     Until the end of the third full fiscal year following the effective date of the Merger, the Company will redeem excess Class B Shares at the option of the shareholder, at either:

            o an amount equal to the Company's book value as of the close of the fiscal year prior to the effective date of the Merger; or

            o an amount equal to the book value as of the close of the fiscal year prior to the date the shares are tendered to the Company for repurchase, provided the repurchase price will not be paid until after the end of the third full fiscal year following the effective date of the Merger.

      o After the end of the third full fiscal year following the effective date of the Merger, the Company will repurchase excess Class B Shares tendered for redemption at the book value as of the close of the fiscal year prior to the date the shares are tendered for repurchase. Prior to these amendments, excess Class B Shares were redeemed at the book value at the end of the fiscal year preceding the date of repurchase.

      o During the period beginning on the effective date of the Merger and ending 120 days after the end of the first fiscal year following the Merger, the Company will repurchase excess Class B Shares tendered for redemption which are held by former shareholders of United at the book value as of April 2, 1999 of the shares of United's Common Stock for which the excess Class B Shares were exchanged in the Merger. The purchase price will be evidenced by the promissory note of the Company which will be payable in twenty equal quarterly principal installments and will bear interest at 6% per year.

      o The redemption policy will continue to provide that the amount of Class B Shares which the Company will be obligated to redeem in any fiscal year will be limited to 5% of the sum of:

            o the number of Class B Shares outstanding as of the close of the preceding fiscal year, and

            o the number of Class B Shares issued as a part of the patronage dividend for such preceding fiscal year.

            During the period beginning on the effective date of the Merger and ending 120 days after the end of the first fiscal year following the Merger, the 5% limit will not apply to excess Class B Shares



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            received in the Merger by former United shareholders which are tendered for repurchase by the Company. The board of directors will continue to have discretion to exceed the 5% limit.

      o The obligation to redeem Class B Shares of terminated members has been eliminated until after the end of the third full fiscal year following the effective date of the Merger.

            Patronage Dividend Policy. The Company's patronage dividend policy was amended to provide that the Company will pay its patronage earnings to member-patrons and associate-patrons on the basis of patronage business transacted with the Company's two patronage earnings divisions: the Dairy Division and the Cooperative Division.

      o The Company will associate the Dairy Division with patronage earnings generated by the fluid milk and juice bottling plant located in Los Angeles, California. Patronage dividends for this division will be paid solely to patrons who purchase manufactured and related products from the Dairy Division.

      o The Company will associate the Cooperative Division with patronage earnings generated from all other patronage activities of the Company and will not give distinction to geographic location. The Cooperative Division will include the general merchandise activity which previously was conducted in a non-patronage subsidiary of the Company.

            In the event of losses in one of these divisions, the loss will be offset against earnings of the other division to determine net earnings available for patronage dividends.

            Guaranty

            In connection with the Merger, the Company has fully and unconditionally guaranteed all debt securities which United has issued, or may issue from time to time, pursuant to that certain Indenture dated as of February 1, 1978, and as subsequently amended or supplemented (the "Indenture"), by and between United and State Street Bank and Trust Company. On July 2, 1999, there were outstanding approximately $31,302,000 aggregate principal amount of debt securities of United under the Indenture.

Item 7.     Financial Statements and Exhibits.


      (a) Financial Statements. The following financial statements of United hereby are incorporated by reference into this report from the Company's Registration Statement on Form S-4 filed with the



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            Securities and Exchange Commission on August 26, 1999 (File No.
            333-85917) and should be read in conjunction with the financial statements and other information contained therein.

            o     Report of Independent Accountants
            o Consolidated Balance Sheets at October 3, 1997, October 2, 1998 and July 2, 1999 (Unaudited)
            o Consolidated Statements of Operations for the years ended September 27, 1996 (as restated), October 3, 1997 and October 2, 1998 and the nine month periods ended July 3, 1998 and July 2, 1999 (Unaudited)
            o Consolidated Statements of Members' Equity for the years ended September 27, 1996 (as restated), October 3, 1997 and October 2, 1998 and the nine month period ended July 2, 1999 (Unaudited)
            o Consolidated Statements of Cash Flows for the years ended September 27, 1996 (as restated), October 3, 1997 and October 2, 1998, and the nine month periods ended July 3, 1998 and July 2, 1999 (Unaudited)
            o     Notes to Consolidated Financial Statements

      (b) Pro Forma Financial Information. The following pro forma financial information hereby is incorporated by reference into this report from the Company's Registration Statement on Form S-4 filed with the Securities and Exchange Commission on August 26, 1999 (File No. 333-85917) and should be read in conjunction with the financial statements and other information contained therein.

            o     Unaudited Pro Forma Condensed Combined Balance Sheet at
                  May 29, 1999
            o Notes to Unaudited Pro Forma Condensed Combined Balance Sheet at May 29, 1999
            o Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended May 29, 1999
            o Notes to Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended May 29, 1999
            o Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended August 29, 1998
            o Notes to Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended August 29, 1998

      (c) Exhibits. The following is a list of the exhibits filed as a part of this report.




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Exhibit
Number                        Description
------                        -----------

2.1 Agreement and Plan of Merger dated as of June 14, 1999 and amended as of August 11, 1999, by and among the Company, the Subsidiary and United [2.1]*+1

3.1         Amended and Restated Articles of Incorporation of the Company

3.2         Bylaws of the Company

4.1 Guarantee dated September 29, 1999 by the Company of debt securities of United issued pursuant to that certain Indenture dated as of February 1, 1978, and as subsequently amended and supplemented, by and between United and State Street Bank and Trust Company

10.1 Note Purchase Agreement dated as of September 29, 1999, by and among the Company and the persons listed on Schedule I thereto+

10.2 Secured Revolving Credit Agreement dated as of September 29, 1999, by and among the Company, the lenders named therein and Rabobank Nederland, New York Branch+

23.1 Consent of PricewaterhouseCoopers LLP, independent accountants of United

99.1        Press Release of the Company and United dated June 16, 1999

99.2        Press Release of the Company dated September 28, 1999

99.3        Press Release of the Company dated September 30, 1999

--------
*     Indicates the exhibit number of the document in the original filing.

+ All schedules and exhibits have been omitted pursuant to Rule 601(b)(2) of Regulation S-K. Such schedules and exhibits are listed and described in the document filed as an exhibit hereto. The Company will furnish supplementally any omitted schedule or exhibit to the Securities and Exchange Commission upon request.
1 Filed as an exhibit to the Company's Registration Statement on Form S-4 filed with the Securities and Exchange Commission on August 26, 1999 (File No. 333-85917).








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Item 8.     Change in Fiscal Year.

            On September 27, 1999, the Board of Directors of the Company approved the change in the Company's fiscal year end from the Saturday nearest August 31 to the Saturday nearest September 30. The transition period from August 29, 1999, the day following the end of its last fiscal year, to October 2, 1999 will be covered on the Company's Quarterly Report on Form 10-Q for the quarter ended January 1, 2000. Fiscal year 2000 will end on September 30, 2000.










































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                                 SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: October 13, 1999                  UNIFIED WESTERN GROCERS, INC.


                                        By    /s/ Richard J. Martin
                                              ---------------------
                                              Richard J. Martin,
                                              Senior Vice President -
                                              Finance & Administration
                                              and Chief Financial Officer


























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                                  EXHIBIT INDEX

Exhibit                                                                  Page
-------                                                                  ----

2.1      Agreement and Plan of Merger dated as of June 14, 1999 and       N/A
         amended as of August 11, 1999, by and among the Company, the Subsidiary and United [2.1]

3.1      Amended and Restated Articles of Incorporation of the Company     12

3.2      Bylaws of the Company                                             19

4.1      Guarantee dated September 29, 1999 by the Company of debt         45
         securities of United issued pursuant to that certain Indenture dated as of February 1, 1978, and as subsequently amended and supplemented, by and between United and State Street Bank and Trust Company

10.1     Note Purchase Agreement dated as of September 29, 1999, by and    50
         among the Company and the persons listed on Schedule I thereto

10.2     Secured Revolving Credit Agreement dated as of September 29,      173
         1999, by and among the Company, the lenders named therein and Rabobank Nederland, New York Branch

23.1     Consent of PricewaterhouseCoopers LLP, independent accountants    295
         of United

99.1     Press Release of the Company and United dated June 16, 1999       296

99.2     Press Release of the Company dated September 28, 1999             298

99.3     Press Release of the Company dated September 30, 1999             300


















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                                                                     Exhibit 3.1
                                                                     -----------


                             AMENDED AND RESTATED

                          ARTICLES OF INCORPORATION

                                      OF

                    CERTIFIED GROCERS OF CALIFORNIA, LTD.

The undersigned certify that:

            1. They are the president and the secretary, respectively, of Certified Grocers of California, Ltd., a California Corporation.

            2. The articles of incorporation of this corporation are amended and restated in full to read as set forth in Appendix A hereto, which is incorporated herein by this reference.

            3. The foregoing amendment and restatement of articles of incorporation has been duly approved by the board of directors.

            4. The foregoing amendment and restatement of articles of incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares of each class entitled to vote with respect to the foregoing amendment was forty-six thousand eight hundred (46,800) Class A shares, three hundred sixty-one thousand one hundred thirty-nine (361,139) Class B shares and fifteen (15) Class C shares. The number of shares of each class voting in favor of the foregoing amendment equaled or exceeded the vote required, such required vote being a majority of the outstanding shares of Class A stock, a majority of the outstanding shares of Class B stock and a majority of the outstanding shares of Class C stock.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATE:  September 29, 1999


                                    /s/ Alfred A. Plamann
                                    -------------------------------
                                    Alfred A. Plamann, President


                                    /s/ Robert M. Ling, Jr.
                                    -------------------------------
                                    Robert M. Ling, Jr., Secretary






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                                  APPENDIX A
                                  ----------

                AMENDED AND RESTATED ARTICLES OF INCORPORATION

            FIRST: That the name of the corporation shall be the "Unified Western Grocers, Inc."

            SECOND: That the purposes for which it is formed are as follows:

            (a) For the purpose of, and to facilitate, collective buying, in quantities, of goods, wares, and merchandise at the lowest possible price with the intent and power to resell the same to its stockholders, members, and to other persons, for the purpose of manufacturing hereinafter named commodities resell the same.

            (b) Also, for the purpose of carrying on and conducting the business of either a wholesale or retail grocer and generally to engage in the buying and the selling at wholesale or retail prices, of goods, wares, merchandise, groceries, fresh meats, cured meats, provisions, food stuffs, tobacco in any form, cereals, hay, grain, products of the soil, canned goods of all varieties, and, only to the extent allowed by United States of America, State and City laws and ordinances, to buy, sell, or store either nonintoxicating or intoxicating beverages.

            (c) Also, for the purpose of enjoying the power to own, lease, possess, use, occupy, and maintain grocery stores, warehouses, terminal facilities, real property, or chattels for the delivery, reception, storage, or shipment of the above described commodities, as well as for the sale thereof either in wholesale or retail quantities either within the State of California, or in any other state, or within any territory.

            (d) Also, for the purpose of collective, or corporate, advertising for the purpose of furthering the business of its stockholders in the retail and wholesale grocery business.

            (e) Also, for the purpose of enjoying the power to own, hold, possess, and deal in the stocks, bonds, securities, and other evidences of indebtedness of other corporations, or trusts, or associations engaged in the same or similar line of business as this corporation either within the State of California, or within any other state, or within any territory.

            (f) Also, for the purpose of enjoying the power to create lawful indebtedness, in the proper form or forms, which may become necessary to the welfare of the corporation.








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            (g) Also, for the purpose of enjoying the benefits of those general powers of corporations enumerated in Section 354 of the Civil Code of California which section is hereby incorporated herein by reference as though it were set out herein in full.

            (h) Also, for the purpose of acquiring, disposing of, manufacturing, owning, investing in, holding, encumbering, using, leasing or otherwise dealing in or with any property, real or personal, tangible or intangible, of any kind whatever.

            (i) Also, to engage in any one or more businesses or transactions which the Board of Directors of this corporation may from time to time authorize or approve, whether related or unrelated to those described in clauses (a) through (h) of this Article.

            (j) Also, to act as principal, agent, joint venturer, partner or in any other capacity which may be authorized or approved by the Board of Directors of this corporation.

            (k) To do business anywhere in the world.

            (l) To have and to exercise all the rights and powers that are now or may hereafter be granted to a corporation by law.

            The above purpose clauses are not limited by reference to or inference from one another. Each clause is to be construed as a separate statement conferring independent purposes and powers on the corporation.

            THIRD: That the county in the State of California where the principal office for the transaction of business of the corporation is to be located is the County of Los Angeles.

            FOURTH: That the corporate existence of this corporation shall continue perpetually unless otherwise expressly provided by law.

            FIFTH: The number of directors of this corporation shall be not less than fifteen (15) nor more than twenty four (24), with the exact number of directors to be fixed within such limits, by approval of the Board of Directors. The holders of Class A Shares, voting as a class, shall be entitled to elect 80% of the number of authorized directors so fixed (round up to the whole number). The holders of Class B Shares, voting as a class, shall be entitled to elect the remaining number of directors so fixed. If there are no Class B Shares issued and outstanding, then the holders of Class A Shares shall be entitled to elect all authorized directors so fixed.










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



            SIXTH: (a) This corporation is authorized to issue three classes of shares, all without par value, to be designated "Class A Shares," "Class B Shares," and "Class C Shares," respectively. The total number of Class A Shares which this corporation is authorized to issue is five hundred thousand (500,000); the total number of Class B Shares which this corporation is authorized to issue is two million (2,000,000); the total number of Class C Shares which this corporation is authorized to issue is twenty four (24).

            (b) The rights, preferences, privileges and restrictions granted to or imposed upon the Class A Shares are as follows:

                  (1) The Class A Shares of this corporation shall be issued only to, and may be held only by, "member-patrons" of this corporation as that term is defined in the bylaws of this corporation.

                  (2) It being the intent and purpose of this corporation to limit ownership of its Class A Shares to qualified and active member-patrons as defined in the bylaws, the Class A Shares may not be transferred except to the corporation or except with the consent of the corporation to a transferee approved by the corporation, in accordance with and subject to the bylaws of the corporation.

                  (3) Except as otherwise expressly provided in these Articles of Incorporation or expressly required by the California General Corporation Law, the holders of the Class A Shares shall have exclusive voting rights and powers, including the exclusive right to notice of shareholders' meetings.

            (c) The rights, preferences, privileges and restrictions granted to or imposed upon the Class B Shares are as follows:

                  (1) Except as otherwise expressly provided by these Articles of Incorporation or expressly required by the California General Corporation Law, the holders of Class B Shares shall have no voting rights.

                  (2) The corporation, at the option of the Board of Directors, may at any time or from time to time redeem any outstanding Class B Shares that:

                        (A) Are held by other than a qualified and active member-patron of this corporation as that term is defined in the bylaws; or

                        (B) Have been declared by the Board of Directors to be "Excess Class B Shares" as that term is defined in the bylaws.






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                  (3)   Such redemption shall be accomplished by the
corporation's giving a notice of redemption, as hereafter described, and by paying the redemption price for such shares.

                        (A) The redemption price for shares held by other than a qualified and active member-patron of this corporation as that term is defined in the bylaws, shall be the greater of:

                              (i)   One cent ($0.01) per share, or

                              (ii)  An amount which is calculated by
(x) multiplying the number of shares to be repurchased by the book value per share as of the close of the corporation's fiscal year last ended prior to the date on which the holder ceases to be a qualified and active member, as conclusively determined by the board of directors, provided that with respect to terminations of membership occurring during the first full year following the effective date of the Merger between United Grocers, Inc. and a wholly-owned subsidiary of the Corporation (the "Merger") the book value shall be determined as of the year end immediately preceding the effective date of the Merger, and
(y) subtracting from the amount computed in clause (x) the amounts of any and all indebtedness that may be owing the corporation or any of its subsidiaries by either the holder or the member from whom the holder has acquired said shares if such acquisition was without the written consent of the corporation.

                        (B) The redemption price of Excess Class B Shares, other than on termination of membership, and provided the member is in good standing, is not in default or delinquent in any obligation to the Corporation or any of its subsidiaries and there exists no grounds for termination of membership and provided further that prior to the payment for said shares neither the member nor the Corporation shall have terminated such membership, shall be the greater of:

                              (i)   one cent ($0.01) per share, or

                              (ii)  during the period prior to the end of the
third full fiscal year of the Corporation following the Merger at the option of the member made in writing at the time such shares are tendered for redemption, either: (x) an amount which is equal to the book value of said shares as of the close of the fiscal year prior to the effective date of the Merger, as conclusively determined by the Board of Directors, the Corporation having the right however to deduct any amounts owing to the Corporation or any of its subsidiaries; or (y) an amount which is equal to the book value of said shares as of the close of the fiscal year last ended prior to the date said shares are tendered for repurchase, as conclusively determined by the Board of Directors, the Corporation having the right however to deduct any amounts owing to the Corporation or any of its subsidiaries; provided that no redemption pursuant to subparagraph (y) shall be made until after the end of the third full fiscal year of the Corporation following the effective date of the Merger.




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



                              (iii) during the period following the end of the
third full fiscal year of the Corporation following the effective date of the Merger, or during the period subsequent to the date of the filing of this amendment with the Secretary of State of the State of California if the Merger does not occur, an amount which is equal to the book value of said shares as of the close of the fiscal year last ended prior to the date said shares are tendered for repurchase, as conclusively determined by the Board of Directors, the Corporation having the right however to deduct any amounts owing to the Corporation or any of its subsidiaries.

                  (4) The notice of redemption called for above shall be given, in writing, to each holder(s) of record, or his designate, of the Class B Shares to be redeemed by personal delivery or mail, postage prepaid, to the last-known address of the holder as shown on the records of the corporation. On or before the date fixed for such redemption, each holder, or his designate if in possession of the certificates, of any Class B Shares called for redemption shall surrender the certificate or certificates for such share or shares to the corporation at the place designated in the notice and shall thereupon be entitled to receive payment of the redemption price. If such notice of redemption shall have been duly given and if on the date fixed for redemption, funds necessary for the redemption shall be available therefor, then all rights with respect to such Class B Share or Shares so called for redemption, whether or not surrendered, shall terminate except for the rights of the holders to receive the redemption price, without interest, upon surrender of the certificate or certificates therefor.

                  (5) Without prejudice to the foregoing, if, on, after, or prior to any date fixed for any such redemption of any Class B Share or Shares this corporation deposits with any bank or trust company in the City of Los Angeles, State of California, as a trust fund, a sum sufficient to redeem on the date fixed for redemption thereof, the Class B Share or Shares called for redemption, with irrevocable instructions and authority to the bank or trust company to give the notice of redemption thereof if such notice shall not previously have been given by this corporation, or to complete the giving of such notice if theretofore commenced, and to pay, on and after the date fixed for redemption or prior thereto, the redemption price of the Class B Share or Shares to their respective holders upon the surrender of their share certificates, then from and after the date of the deposit (although prior to the date fixed for redemption), the Class B Share or Shares so called shall be deemed to be redeemed. The deposit shall be deemed to constitute full payment of the Class B Share or Shares to the holders thereof and from and after the date of the deposit such Class B Share or Shares shall be deemed to be no longer outstanding, and the holders thereof shall cease to be shareholders with respect to such Class B Share or Shares, and shall have no rights with respect thereto except the right to receive from the bank or trust company payment of the redemption price of such Class B Share or Shares without interest, upon the surrender of their certificates therefor.

            (d) The rights, preferences, privileges and restrictions granted to or imposed upon the Class C Shares are as follows:

                  (1) Except as otherwise expressly provided by these Articles of Incorporation or expressly required by the California General Corporation Law, the holders of Class C Shares shall have no voting rights.

                  (2) In the event of a voluntary or involuntary liquidation, dissolution or winding up of this corporation, the holders of Class C Shares shall not be entitled to receive, with respect to such shares, more than Ten Dollars ($10.00) per share.

            SEVENTH: (a) The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

            (b) The corporation is authorized to indemnify agents (as defined in Section 317 of the Corporations Code) of the corporation to the fullest extent permissible under California law.

                                                                     Exhibit 3.2
                                                                     -----------

                                 B Y L A W S

                                      OF

                        UNIFIED WESTERN GROCERS, INC.


                                  ARTICLE I
                                  ---------

                                 SHAREHOLDERS
                                 ------------

      Section 1. Qualifications for Class A Shareholders. It is the intent and purpose of this Corporation to limit the ownership of its Class A Shares to qualified and active member-patrons of this Corporation.

      Applicants for membership as member-patrons (referred to sometimes as "members") may be persons, firms, associations, corporations or other legal entities, but must be of good and approved financial standing engaged in selling groceries and related merchandise at retail or wholesale, must patronize the Corporation in such amounts and such manner as may be prescribed by policies adopted or approved by the Board of Directors, must comply with the conditions and agreements contained in the application for membership and with the Corporation's Bylaws and with such rules, regulations and policies for the servicing of accounts as may from time to time be established by the Corporation. Any applicant so qualified, wishing to become a member-patron, shall make written application therefor in such form as the Corporation may from time to time require. Any such application shall be considered by the Board of Directors, and no membership shall be accepted or shares of the Corporation be issued to any such applicant without the approval of the Board of Directors.

      Section 2. Member-Patrons. The Class A Shares of this Corporation shall be issued only to member-patrons of this Corporation. Each member-patron shall be required to hold one hundred Class A Shares. No member-patron shall be entitled to hold more than one hundred Class A Shares. Each member-patron shall also hold such amount of Class B Shares of the Corporation as the Board of Directors may establish as being required to be held by member-patrons whether based on a percentage of average weekly purchases or on some other basis. In order to qualify for and retain membership, patrons must qualify and be accepted as member-patrons in accordance with Section 1, must patronize the Corporation in such amounts and manner as may be prescribed from time to time by the Bylaws or by policies adopted or approved by the Board of Directors, must purchase and hold one hundred, and only one hundred, of the Corporation's Class A Shares (provided that the time period over which such shares must be purchased shall be determined by the Board of Directors), must hold such amount of Class B Shares as may be specified by requirements regarding the holding of Class B Shares as may from time to time be established by the Board of Directors, must comply with the agreements contained in the application for membership and with the Corporation's Bylaws and with such rules, regulations, and policies for the servicing of accounts as may from time to time be established by the Corporation including, without limitation, payment of such service dues, maintenance of such deposits and compliance with all terms of purchase and payment as may be prescribed. Membership as a member-patron does not obligate the Corporation to make any sale of merchandise or services or any extension of credit. Membership as a member-patron is not transferable either voluntarily or by operation of law.

      Section 3. Affiliated Member-Patrons. Notwithstanding the provisions of
Section 2 above, the Board of Directors may, in its discretion, authorize the acceptance and service of member-patrons without the issuance thereto of the Corporation's Class A Shares when the Board determines that such action is justified by reason of the fact that the ownership of such member-patron is the same, or in the Board's determination sufficiently the same, as that of another member-patron holding Class A Shares. Such member-patron however shall be required to hold Class B Shares in the same manner as other member-patrons.

      Section 4. Associate-Patrons. The Board of Directors may, in its discretion, authorize doing business on a patronage basis with patrons who are not member-patrons and who are referred to herein as "associate-patrons."

       Section 5.  Rules and Regulations for Servicing Accounts.
The Board of Directors shall establish or shall authorize the establishment, from time to time, of such rules, regulations and policies for the servicing of accounts as it shall deem advisable, including, without limitation, rules prescribing monthly service dues, charges applicable on late payments of accounts, amounts and manner of purchases, required deposits, guarantees and other credit requirements and other terms of service, purchases and payment of accounts.

      Section 5.A Patronage Dividend Deposit Accounts. Without limiting the requirement of any condition, rule, regulation or policy for the servicing of accounts which may otherwise require patron deposits, member-patrons and associate-patrons may be required to maintain "Patronage Dividend Deposit Accounts" which shall consist of that portion of patronage dividends distributable to such patrons and allocated by the Corporation on its books to such patrons' Patronage Dividend Deposit Accounts. The indebtedness of the Corporation respecting such accounts may be evidenced by the issuance of notes, revolving fund certificates, retain certificates, certificates of indebtedness, patronage dividend certificates or any other written evidences of indebtedness of the Corporation (collectively, "Patronage Dividend Certificates"). The portion of the patronage dividends to be so allocated and evidenced by the issuance of Patronage Dividend Certificates, together with the rate of interest payable thereon and the maturity date thereof, will be determined by the Board of Directors prior to their issuance. Such Patronage Dividend Deposit Accounts shall be maintained, and the Patronage Dividend Certificates shall be issued and held, on and be subject to such terms and conditions as may be prescribed by the Corporation, including without limitation the right of the Corporation to set off against principal and interest thereon all or any portion of amounts owing to the Corporation or any of its subsidiaries. The indebtedness evidenced by such Patronage Dividend Certificates shall be subordinated and subject in right of payment to the prior payment in full of all "Senior Indebtedness" as that term may be defined in such Patronage Dividend Certificates or in any indenture under which they are issued and the terms and provisions of such subordination shall be as set forth in such Patronage Dividend Certificates or in such indenture.

      Section 6.  Termination of Membership as a Member-Patron.
Membership as a member-patron may be terminated:

     (a) By written resignation of the member received by the Treasurer of the Corporation;

     (b) By the Corporation on default of the member in any requirement for membership as set forth in the application for membership, the Bylaws of the Corporation, or any rules, regulations or policies established by or pursuant to the authorization of the Board of Directors;

     (c) By the Corporation on the member's failure to timely pay or otherwise meet any obligation to the Corporation or any of its subsidiaries or to comply with any rule, regulation, requirement or policy for the servicing of accounts that may be prescribed by the Corporation;

     (d) By the Corporation pursuant to provisions of the application for membership or other agreement with the member;

     (e) By the Corporation on the levy of an attachment or execution against any account of the member or any of the Corporation's shares held by the member or on any such account or share being subjected to any other process of law;

     (f) By the Corporation on the member's becoming insolvent, being adjudged bankrupt, commencing any proceeding under any bankruptcy, insolvency, arrangement or reorganization statute or making an assignment for the benefit of creditors;

     (g) By the Corporation on the death or incompetency of a member;

     (h) By the Corporation on the assignment, transfer or encumbrance, or attempted or purported assignment, transfer or encumbrance, except to the

Corporation or any of its subsidiaries, of any account of the member or of any of the Corporation's shares held by the member;

     (i) By the Corporation whenever it shall determine that for a period of six months or more during any fiscal year of the Corporation any member's account is one which entails an operating loss to the Corporation. Termination of membership shall not relieve the patron of obligations incurred prior to termination.

      Section 7. Qualifications For Class B Shareholders. Unless and until the Board of Directors shall expressly authorize Class B Shares to be issued to or held by any person other than a member-patron, it is the intent and purpose of this Corporation that the ownership of this Corporation's Class B Shares shall be limited to qualified and active member-patrons of this Corporation or former member-patrons who have tendered such shares to the Corporation for redemption.

      Section 8. Required Class B Shares; Excess Class B Shares. The Board of Directors may from time to time establish the amount of Class B Shares that shall be held by member-patrons. This may be based upon the member's average weekly purchases and/or upon any other basis that the Board may determine. The requirement regarding the holding of Class B Shares as established by the Board of Directors is subject to change from time to time by the Board of Directors which may, in its discretion, add to, increase, decrease, limit, eliminate or otherwise change such requirement.

      Class B Shares held by a member-patron in excess of what is established by the Board of Directors as the Class B Shares required to be held by such member-patron will be considered "Excess Class B Shares."

      Section 9.  Nontransferability of Shares Changes in
Ownership of Members.

     (a) Nontransferability of Shares. Neither the Class A Shares nor the Class B Shares may be transferred without the prior written consent of the Corporation. Such consent will not normally be given. Without in any way limiting the generality of the foregoing:

            (1) Corporation Election to Permit Transfer of Shares. The Corporation may, but shall not be required to, permit the transfer of such shares provided (i) the member's membership has not been terminated,
       (ii) the member is not in default in any requirement for membership or in any obligation to the Corporation or any of its subsidiaries, (iii) all debts and obligations of the member to the Corporation and all of its subsidiaries have been paid and satisfied or otherwise provided for to the satisfaction of the Corporation, (iv) the transfer is to a new member-patron or to an existing member-patron and, in each case, is in connection with the transfer of the transferor's business to such new member-patron or existing member-patron, as the case may be, for continuation of such business, (v) such transferee, if a new member-patron, duly executes such forms then in use for application for membership and qualifies in all respects for membership and meets all credit requirements and has been accepted as a new member-patron with the approval of the Board of Directors, and (vi) the Corporation has elected not to purchase or redeem such shares.

            (2) Proprietorships and Partnership Members. Any change in a proprietorship or partnership which is a member will require a new membership; however, where the change is a transfer of the business to a family member or to a partnership or corporation in which a proprietor or partner continues as a partner or major shareholder, the Corporation may elect, but shall not be required, to treat such new membership as a continuation of the prior membership and permit the transfer of shares held by the prior member to the new member in accordance with (1) above. The Corporation may, in the discretion of its managing officers, require such guarantees of the obligations of partnership and proprietorship members as said officers deem advisable.

            (3) Corporate Members. The Corporation may elect, but shall not be required, to treat as being a change in the ownership of the member and requiring a new membership, any change in the control of the voting power of the shareholders of a corporate member (whether by the transfer, issuance or repurchase of shares or otherwise) (other than the transfer among or issuance to members of the public of shares publicly traded and widely held of a publicly owned corporate member). The transfer of stock in a corporate member by any stockholder thereof shall not affect such stockholder's liability on any guarantees given of the obligations of the corporate member. The Corporation may, in the discretion of its managing officers, require such guarantees of the obligations of a corporate member, from any or all of its shareholders or from other persons, as said officers deem advisable.

     (b) Notification of Change in Ownership. Each member must inform the Corporation in writing of any contemplated or actual changes in ownership of a member--whether a proprietorship, partnership or corporate member (other than the transfer in public trading of shares of a corporate member whose shares are publicly traded).

      Section 10. Shares Held as Security. All Class A Shares and Class B Shares shall be pledged to, and the certificates for said shares held by, the Corporation to secure the prohibition against their transfer, to secure the Corporation's rights to purchase or redeem said shares and as security for the payment of any and all obligations of the member to the Corporation or any of its subsidiaries.

      Section 11. Repurchase of Shares. In addition to the rights of purchase or redemption of shares as contained in the Articles of Incorporation and without limiting or restricting, or being limited or restricted by, the provisions for repurchase or redemption as contained in the Articles, the Corporation shall have the right to repurchase Class A Shares and Class B Shares held by a member upon or at any time after the termination of membership of such member, and in the case of Excess Class B Stock, the right to repurchase Excess Class B Shares, in accordance with the redemption policy set forth in Section 12.

      The repurchase price for shares repurchased by the Corporation shall be determined as follows:

     (a) Except as provided in (b) below, the repurchase price for said shares shall be the greater of:

            (i)   one cent ($0. 01) per share or

            (ii) An amount which is calculated by (x) multiplying the number of shares to be repurchased by the book value per share as of the close of the Corporation's fiscal year last ended prior to the date on which the holder ceases to be a qualified and active member, as conclusively determined by the Board of Directors, provided that with respect to termination of memberships occurring during the first full year following the effective date of the Merger between United Grocers, Inc. (?United?) and a wholly-owned subsidiary of the Corporation (the ?Merger?) the book value shall be determined as of the year end immediately preceding the Effective Time of the Merger, and (y) subtracting from the amount computed in clause (x) the amounts of any and all indebtedness that may be owing the Corporation or any of its subsidiaries by either the holder or the member from whom the holder has acquired said shares if such acquisition was without the written consent of the Corporation. Notwithstanding the foregoing, with respect to Class A Shares received in the Merger by former United shareholders that receive less than 100 Class A Shares in the Merger and elect not to become a member and to have their shares repurchased, the repurchase price shall equal an amount equal to the book value as of April 2, 1999, of the United Common Shares for which the Class A Shares were exchanged (which amount was $57.90 per United Common Share).

     (b) On the repurchase of Excess Class B Shares, other than on termination of membership, and provided the member is in good standing, is not in default or delinquent in any obligation to the Corporation or any of its subsidiaries and there exist no grounds for termination of membership and provided further that prior to the payment for said shares neither the member nor the Corporation terminate such membership, the repurchase of Excess Class B Shares will be effected by paying to the member, crediting to the member's account or delivering a note as provided in (iii) below:

            (i) during the period prior to the end of the third full fiscal year of the Corporation following the effective date of the Merger, at the option of the member made in writing at the time such shares are tendered for redemption, either: (1)an amount which is equal to the book value of said shares as of the close of the fiscal year prior to the effective date of the Merger, as conclusively determined by the Board of Directors, the Corporation having the right however to deduct any amounts owing to the Corporation or any of its subsidiaries; or (2) an amount which is equal to the book value of said shares as of the close of the fiscal year last ended prior to the date said shares are tendered for repurchase, as conclusively determined by the Board of Directors, the Corporation having the right however to deduct any amounts owing to the Corporation or any of its subsidiaries, provided that no redemption pursuant to this subparagraph (2) shall be made until after the end of the third full fiscal year of the Corporation following the effective date of the Merger;

            (ii) during the period following the end of the third full fiscal year of the Corporation following the effective date of the Merger, an amount which is equal to the book value of said shares as of the close of the fiscal year of the Corporation last ended prior to the date said shares are tendered for repurchase, as conclusively determined by the Board of Directors, the Corporation having the right however to deduct any amounts owing to the Corporation or any of its subsidiaries; and

            (iii) notwithstanding (i) and (ii) above, during the period ending one year and 120 days after the effective date of the Merger, with respect to Excess Class B Shares held by former shareholders of United and received in the Merger, an amount which is equal to the book value as of April 2, 1999 (which amount was $57.90 per United common share) of the United common shares for which the Excess Class B Shares were exchanged, payable by delivery of a non-negotiable note of the Corporation payable in twenty quarterly installments and bearing interest at 6% per annum, the Corporation having the right, however, to deduct any amounts owing to the Corporation or any of its subsidiaries.

      Section 12. Share Redemption Policy. As used herein, unless the context otherwise requires, the terms "redeem" and "redemption" include repurchase. The

Corporation will redeem the shares of members on termination of membership in accordance with and subject to limitations of the share redemption policy described below.

      Provided that the redemption price equals or exceeds $l000 the Corporation will also upon request redeem the excess Class B Shares of a member who owns Class B Shares in excess of that which is required to be held by such member ("Excess Class B Shares"). Any such redemption of Excess Class B Shares will be governed by the same rules that govern the redemption of shares upon termination of membership. The redemption price for shares being redeemed shall be as set forth in Section 11. Such redemption is subject to the following priorities and restrictions.

       1.    Restrictions on Redemption.
             --------------------------

             Redemption is subject to the restrictions imposed by (a) the Corporations Code of the State of California, (b) any loan agreement, security agreement, mortgage, indenture or contract approved by the Board of Directors, to which the Corporation is or will be a party, and which includes a restriction that prohibits the redemption of shares during the existence thereunder of a breach or default by the Corporation, and (c) other applicable legal restrictions. The determination of the Board of Directors as to whether or not, and to what extent redemptions are permitted by such restrictions shall be within the authority of the Board and such determination shall be conclusive.

       2.    Redemption Policy.
             -----------------

             Subject to the Board of Directors' determining that the Corporation is able to meet the requirements set forth in Paragraph 1 above, shares will be redeemed in accordance with the following:

                  (a) Class A Shares eligible for redemption by reason of
             termination of membership will be redeemed in the order in which memberships terminate, and will be redeemed prior to the redemption of any Class B Shares which have not yet been redeemed but are eligible for redemption either by reason of termination of membership or as Excess Class B Shares tendered for redemption. All determinations by the Company of the order in which memberships terminate or shares are tendered shall be conclusive.

                  (b) The aggregate amount of Class B Shares which the
             Corporation will be obligated to redeem in any fiscal year will be limited to 5% of the sum of (i) the number of Class B Shares outstanding as of the close of the preceding fiscal year plus (ii) the number of Class B Shares issued as a part of the patronage dividend for such preceding fiscal year ("the five percent limit"); provided that until after the end of the third full fiscal year following the effective date of the Merger the Corporation shall not be obligated to redeem any Class B Shares eligible for redemption by reason of termination of membership of such member; and provided further that shares repurchased pursuant to Section 11(b)(iii) shall not be subject to the 5% limitation on the obligation to redeem.

                  (c) Subject to the limitations contained in (b) above, in any fiscal year, the Corporation will redeem, up to the five percent limit, Class B Shares which were eligible for redemption in a prior year, either by reason of termination of membership in a prior year or which were Excess Class B Shares tendered for redemption in a prior year, but which have not yet been redeemed, provided that if the five percent limit would preclude redemption of all such shares, then such shares will be redeemed pro rata. In the event that the five percent limit would permit the redemption of all such shares and would permit the redemption of other Class B Shares as well, then, subject to the five percent limit, the Corporation will redeem other Class B Shares eligible for redemption by reason of termination of membership or which are Excess Class B Shares tendered for redemption, in the order in which memberships terminate or shares are tendered for redemption. All determinations by the Corporation of the order in which memberships terminate or shares are tendered shall be conclusive.

                  (d) Except as provided in Section 11(b)(iii), the redemption of shares may be accomplished by paying to the member or crediting to the member's account the redemption price. In making such payment or credit for the redemption of shares, the Corporation shall have the right to deduct any amounts owing by the member to the Corporation or any of its subsidiaries. Such payment or credit for the redemption of shares will be made within 120 days after such shares have become eligible for redemption, either by reason of termination of membership or tender in the case of Excess Class B Shares, and are otherwise entitled to be redeemed in accordance with legal limitations and as provided in paragraphs (a), (b) and
             (c) above. In no event will interest be payable on the redemption price for any delay in paying or crediting the redemption price.

                  (e) Without regard to each year's five-percent limit or any other provision of paragraphs (a), (b) or (c) above, the

             Corporation's Board of Directors will have the absolute discretion to redeem Excess Class B shares or to redeem Class A or Class B Shares of any outgoing member regardless of when the membership terminated or the Class B shares were tendered. The Board of Directors will also have the right to elect to redeem Excess Class B Shares even though such redemption has not been requested and without regard to the five percent limit or any other provision of paragraphs (a), (b), or (c) above.

                  (f) The Board of Directors will have the absolute discretion, without regard to the five-percent limit or any other provision of the redemption policy, to authorize the Corporation to agree with any shareholder to purchase Class B Shares held by such shareholder and to make such purchase and payment for such shares in such manner as may be agreed upon, subject only to corporate law requirements.

                                 ARTICLE II
                                 ----------

      Section 1. Place of Meetings. Meetings of shareholders shall be held at any place within or outside the State of California designated by the Board of Directors. In the absence of any such designation, shareholders' meetings shall be held at the principal executive office of the Corporation.

      Section 2. Annual Meetings. The annual meeting of shareholders shall be held each year on a date and at a time designated by the Board of Directors. At each annual meeting Directors shall be elected, and any other proper, business may be transacted.

      Section 3. Special Meetings. Special meetings of the shareholders may be called at any time by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the President, or by the holders of shares entitled to cast not less than ten (10) percent of the votes at such meeting. Upon request in writing to the Chairman of the Board, the President, any vice President or the Secretary by any person (other than the Board of Directors) entitled to call a special meeting of shareholders, the officer forthwith shall cause notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than 35 nor more than 60 days after the receipt of the request. If the notice is not given within 20 days after receipt of the request, the persons entitled to call the meeting may give the notice.

      Section 4. Notice of Shareholders' Meetings. Written notice of each annual or special meeting of shareholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each shareholder entitled to vote thereat. Such notice shall state the place, date, and hour of the meeting and (i) in the case of a special meeting the general nature of the business to be transacted, and no other business may be transacted, or (ii) in the case of the annual meeting, those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders, but, subject to the provisions of applicable law, any proper matter may be presented at the meeting for such action. The notice of any meeting at which Directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by management for election.

      Section 5. Manner of Giving Notice. Notice of a shareholders' meeting shall be given either personally or by mail or telegraphic or other means of written communication, charges prepaid, addressed to the shareholder at the address of such shareholder appearing on the books of the Corporation or given by the shareholder to the Corporation for the purpose of notice; or, if no such address appears or is given, at the place where the principal executive office of the Corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

      Section 6. Quorum. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other-than adjournment) is approved by at least a majority of the shareholders required to constitute a quorum.

      Section 7. Adjourned Meeting: Notice. Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at that meeting, except as provided in Section 6 of this
Article II.

      When any meeting of shareholders is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than 45 days from the date set for the original meeting, in which case notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 4 and 5 of this Article II. At any adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.


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      Section 8. Voting. The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 9 of this Article II, subject to the provisions of Sections 702 to 704, inclusive, of the Corporations Code of California. The shareholders' vote may be by voice vote or by ballot; provided, however, that any election of Directors must be by ballot if demanded by any shareholder at the meeting and before the voting begins. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter (other than the election of Directors) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by California General Corporation Law or by the Articles of Incorporation.

      Subject to the following sentence and to the provisions of Section 708 of the California General Corporation Law, every shareholder entitled to vote at any election of Directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of Directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder thinks fit. No shareholder shall be entitled to cumulate votes for any candidate or candidates pursuant to the preceding sentence unless such candidate or candidates' names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting of the shareholder's intention to cumulate the shareholder's votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination.

       Section 9.  Record Date for Shareholders of Record.

     (a) In order that the Corporation may determine the shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the Board may fix, in advance, a record date which shall not be more than 60 nor less than 10 days prior to the date of such meeting nor more than 60 days prior to any other action.

     (b)  If no record date is fixed:

            (1) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.


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            (2) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board has been taken, shall be the day on which the first written consent is given.

            (3) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the 60th day prior to the date of such other action, whichever is later.

      (c) A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting, but the Board shall fix a new record date if the meeting is adjourned for more than 45 days from the date set for the original meeting.

      (d) Shareholders on the record date are entitled to notice and to vote or to receive the distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided in the Articles or by agreement or by the California General Corporation Law.

      Section 10. Action Without Meeting. Subject to Section 603 of the California General Corporation Law, any action which, under any provision of the California General Corporation Law, may be taken at any annual or special meeting of shareholders, may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

      Section 11. Proxies. Every person entitled to vote shares has the right to do so either in person or by one or more persons authorized by a written proxy executed by such shareholder and filed with the Secretary. Any proxy duly executed is not revoked and continues in full force and effect until revoked by the Person executing it prior to the vote pursuant thereto by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by, or by attendance at the meeting and voting in person by, the person executing the proxy; provided, however, that no proxy shall be valid after the expiration of 11 months from the date of its execution unless otherwise provided in the proxy.

      Section 12. Organization. The Chairman of the Board of Directors, or in his absence, any Vice Chairman, or in their absence the President, shall


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





call the meeting of the stockholders to order and shall act as Chairman of such meeting. In the absence of the Chairman of the Board of Directors, and of the Vice Chairman of the Board of Directors, and the President, stockholders shall appoint a Chairman for such meetings. The Secretary of the Company, or in his absence the Assistant Secretary, shall act as Secretary at any meeting of the stockholders, but in the absence of the Secretary and the Assistant Secretary at any meeting of the stockholders, the presiding officer may appoint any person to act as Secretary of the meeting.

      Section 13. Inspectors of Election. In advance of any meeting of shareholders, the Board may appoint any persons other than nominees for office as inspectors of election to act at such meeting and any adjournment thereof. If inspectors of meeting may, and on the request of any shareholder or shareholder's proxy shall, make such appointment at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present shall determine whether one or three inspectors are to be appointed.

      The duties of such inspectors shall be as prescribed by Section 707(b) of the California General Corporation Law and shall include: determining the number of shares outstanding and the voting power of each; the shares represented at the meeting, the existence of a quorum; the authenticity, validity, and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents, determining when the polls shall close; determining the result; and doing such acts as may be proper to conduct the election or vote with fairness to all shareholders. If there are three inspectors of election, the decision, act, or certificate of a majority is effective in all respects as the decision, act, or certificate of all.

                                 ARTICLE III
                                 -----------

                                  DIRECTORS
                                  ---------

      Section 1. Powers. Subject to the provisions of the new California General Corporation Law and any limitations in the Articles of Incorporation and these Bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

      Without prejudice to these general powers, and subject to the same limitations, the Directors shall have the power to:




                                     14

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     (a)  To select and remove all the other officers, agents and employees of the Corporation, prescribe the powers and duties for them as may not be inconsistent with law, or with the Articles or these Bylaws, fix their compensation, and require from them security for faithful service.

     (b) To conduct, manage, and control the affairs and business of the Corporation and to make such rules and regulations therefor not inconsistent with law, or with the Articles of Incorporation or these Bylaws, as they may deem best.

     (c) Change the principal executive office or the principal business office in the State of California from one location to another; cause the Corporation to be qualified to do business in any other state, territory, dependency, or country, and conduct business within or without the State of California; and designate any place within or without the State of California for the holding of any shareholders' meeting, or meetings.

     (d) To adopt, make, and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time as in their judgment they may deem best.

     (e) To authorize the issuance of shares of stock of the Corporation from time to time, upon such terms and for such consideration as may be lawful.

     (f) To borrow money and incur indebtedness for the purposes of the Corporation, and to cause to be executed and delivered therefor; in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, or other evidences of debt and securities therefor.

      Section 2. Number and Qualifications of Directors. The number of Directors of this Corporation shall be as specified in, and such Directors shall be elected as provided in, Article Fifth of this Corporation's Articles of Incorporation. Directors in order to qualify for election must be either an employee of the Corporation or a shareholder, or a member of a partnership which is a shareholder, or an employee of a corporation which is a shareholder. Any director who shall, if an employee, cease to be employed by the Corporation, or if not an employee, cease to be engaged in the grocery business either as proprietor, partner of a firm or employee of a corporation which proprietor, firm or corporation is engaged in the grocery business, and is a shareholder, for a period of six months, shall automatically become disqualified to act as a director.

      Section 3. Election and Term of Office. The Directors shall be elected at each annual meeting of shareholders but if any such annual meeting is not held or the Directors are not elected thereat, the Directors may be elected at any special meeting of shareholders held for that purpose. Each director


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shall hold office until the next annual meeting and until a successor has been elected and qualified.

      Section 4. Vacancies. Any director may resign effective upon giving written notice to the Chairman of the Board, the President, Secretary, or the Board, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

      Vacancies in the Board excepting those existing as a result of a removal of a director by the vote or written consent of the shareholders, may be filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until the next annual meeting and until such director's successor has been elected and qualified.

      A vacancy or vacancies in the Board shall be deemed to exist in case of the death, resignation, or removal of any director, or if the authorized number of Directors be increased, or if the shareholders fail, at any annual or special meeting of shareholders at which any director or Directors are elected, to elect the full authorized number of Directors to be voted for that meeting.

      The Board may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony.

      The shareholders may elect a director or Directors at any time to fill any vacancy or vacancies not filled by the Directors. Any such election by written consent requires the consent of a majority of the outstanding shares entitled to vote. If the Board accepts the resignation of a director tendered to take effect at a future time, the Board or the shareholders shall have power to elect a successor to take office when the resignation is to become effective.

      No reduction of the authorized number of Directors shall have the effect of removing any director prior to the expiration of the director's term of office.

      Section 5. Nominating Committee. On or before the last monthly meeting of the Board of Directors of the Corporation in October of each year, the Directors shall appoint a Nominating Committee of three or more of its members to select nominees for election as Directors of the Corporation for the ensuing year and until their successors are elected and qualified. The President of the Corporation shall be an exofficio member of the Nominating Committee. The Nominating Committee shall give due consideration to geographic representation in selecting a slate of nominees for election to the Board of Directors.



                                     16

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      The Nominating Committee shall submit its nominations to the Board of
Directors on or before the last monthly meeting of Directors in January of each year, and the nominees so selected shall be those submitted by the Board of Directors to the shareholders to be voted upon at the regular annual meeting of the shareholders of the Corporation.

      Section 6. Place of Meetings and Meetings by Telephone. Regular meetings of the Board of Directors may be held at any place within or outside the State of California that has been designated from time to time by resolution of the Board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the Corporation. Special meetings of the Board shall be held at any place within or outside the State of California that has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, at the principal executive office of the Corporation. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all Directors participating in the meeting can hear one another, and all such Directors shall be deemed to be present in person at the meeting.

      Section 7. Regular Meetings. Regular meetings of the Board of Directors shall be held without call at such time as shall from time to time be fixed by the Board of Directors. Such regular meetings may be held without notice.

      Section 8. Special Meetings. Special meetings of the Board for any purpose or purposes may be called at any time by the Chairman of the Board, the President, or the Secretary or by any two Directors.

      Special meetings of the Board shall be held upon four days' written notice or 48 hours' notice given personally or by telephone, telegraph, telex, or other similar means of communication. Any such notice shall be addressed or delivered to each director at such director's address as it is shown upon the records of the Corporation or as may have been given to the Corporation by the Director for purposes of notice or, if such address is not shown on such records or is not readily ascertainable, at the place in which the meetings of the Directors are regularly held.

      Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mails, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient. Oral notice shall be deemed to have been given at the time it is communicated, in person or by telephone or wireless, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.


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      Section 9. Quorum. A majority of the authorized number of Directors constitutes a quorum of the Board for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, unless a greater number be required by law or by the Articles. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

      Section 10. Adjournment. A majority of the Directors present, whether or not a quorum is present, may adjourn any Directors' meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place be fixed at the meeting adjourned. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the Directors who were not present at the time of the adjournment.

      Section 11. Action Without Meeting. Any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action. Such consent or consents shall have the same effect as a unanimous vote of the Board and shall be filed with the minutes of the proceedings of the Board.

      Section 12. Fees and Compensation. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board.

      Section 13. Presiding Officers. At the first meeting of the Board of Directors each year (at which a quorum shall be present), held next after the annual meeting of the stockholders, the Board shall elect from its membership a chairman, a First Vice Chairman and a Second Vice Chairman. The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors. The First Vice Chairman of the Board of Directors shall preside at all meetings of the Board of Directors during the absence or disability of the Chairman. The Second Vice Chairman of the Board of Directors shall preside at all meetings of the Board of Directors during the absence or disability of the Chairman and the First Vice Chairman.

      Section 14. Election of Officers. At the first meeting of the Board of Directors each year (at which a quorum shall be present), held next after the annual meeting of the stockholders, the Directors shall proceed to the election of the executive officers of the Corporation.


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      Section 15. Committees. The Board of Directors may, by resolution adopted by a majority of the authorized number of Directors, designate one or more committees, each consisting of two or more Directors, to serve at the pleasure of the Board. The Board may designate one or more Directors as alternate members of any committee. The Board may delegate to such committee any of the authority of the Board except with respect to:

     (a) The approval of any action for which the General Corporation Law also requires shareholders' approval or approval of the outstanding shares;

     (b)  The filling of vacancies on the Board or on any committee;

     (c) The fixing of compensation of the Directors for serving on any committee;

     (d)  The amendment or repeal of Bylaws or the adoption of new Bylaws;

     (e) The amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable;

     (f) A distribution to the shareholders of the Corporation except at a rate or in a periodic amount or within a price range determined by the Board;

     (g) The appointment of other committees of the Board or the members thereof.

      The Board shall have the power to prescribe the manner in which proceedings of any committee shall be conducted. In the absence of any such prescription, such committee shall have the power to prescribe the manner in which its proceedings shall be conducted. Unless the Board or such committee shall otherwise provide, the regular and special meetings and other actions of any such committee shall be governed by the provisions of this Article applicable to meetings and actions of the Board. Minutes shall be kept of each meeting of each committee.

                                 ARTICLE IV
                                 ----------

                                  OFFICERS
                                  --------

      Section 1. Officers. The officers of the Corporation shall be a President, one or more vice Presidents, a Secretary, a Treasurer and chief financial officer. The Corporation may also have, at the discretion of the Board of Directors, a Chairman and one or more Vice Chairmen of the Board, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. One person may hold two or more offices.

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






      Section 2. Election. The officers of the Corporation, except such officers as may be elected or appointed in accordance with the provisions of Section 3 or
Section 5 of this Article, shall be chosen annually by, and shall serve at the pleasure of, the Board, and shall hold their respective offices until their resignation, removal or other disqualification from service, or until their respective successors shall be elected.

      Section 3. Subordinate Officers. The Board may elect, and may empower the President to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board may from time to time determine.

      Section 4. Removal and Resignation. Any officer may be removed, either with or without cause, by the Board of Directors at any time, or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board. Any such removal shall be without prejudice to the rights, if any, of the officer under any contract of employment of the officer.

      Any officer may resign at any time by giving written notice to the Corporation, but without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      Section 5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in these Bylaws for regular election or appointment to such office.

      Section 6. Chairman of the Board. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors, and at all meetings of the shareholders, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the Bylaws. In the absence of the Chairman, the First Vice Chairman, and in his absence, the Second Vice Chairman, of the Board of Directors shall preside at all meetings of the shareholders. The Chairman of the Board shall be an ex-officio member of all the standing committees.

      Section 7. President. Subject to such powers, if any, as may be given by the Board to the Chairman of the Board, if there be such an officer, the President is the general manager and chief executive officer of the


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





Corporation and has, subject to the control of the Board, general supervision, direction, and control of the business and officers of the Corporation. The President has the general powers and duties of management usually vested in the office of president and general manager of a corporation and such other powers and duties as may be prescribed by the Board.

      Section 8. Vice Presidents. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board, or, if not ranked, the Vice President designated by the Board, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board.

      Section 9. Secretary. The Secretary shall keep or cause to be kept, at the principal executive office and such other place as the Board may order, a book of minutes of all meetings of shareholders, the Board of Directors, and its committees, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Board and committee meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof. The Secretary shall keep, or cause to be kept, a copy of the Bylaws of the corporation at the principal executive office or business office in accordance with Section 213 of the California General Corporation Law.

      The Secretary shall keep, or cause to be kept, at the principal office or at the office of the Corporation's transfer agent or registrar, if one be appointed, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

      The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board and of any committees thereof required by these Bylaws or by law to be given, and shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board.

      Section 10. Chief Financial Officer. The chief financial officer of the Corporation shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, and shall send of cause to be sent to the shareholders of the Corporation such financial statements and reports as are by law or these Bylaws required to be sent to them, and shall render to the President and directors,


                                     21

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





whenever they request it, an account of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board. The books of accounts shall at all times be open to inspection by any director.

      Section 11. Treasurer. The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the President and Directors, whenever they request it, an account of all transactions as Treasurer, and shall have such other powers and perform such other duties as may be prescribed by the Board.

                                  ARTICLE V
                                  ---------

                              INDEMNIFICATION
                              ---------------

      The Corporation shall, to the maximum extent permitted by law, have the power to indemnify each of its agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was an agent of the Corporation. For purposes of this Section, an "agent" of the Corporation includes any person who is or was a director, officer, employee, or other agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee, or agent of a Corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

                                  ARTICLE VI
                                  ----------

                              OTHER PROVISIONS
                              ----------------

     Section 1. Principal Office. The principal executive office for the transaction of the business of the corporation is hereby fixed and located at:

                           5200 Sheila Street
                           Commerce, California 90040

The Board of Directors is hereby granted full power and authority to change said principal office from one location to another within or outside the State of California. Any such change shall be noted on the Bylaws by the Secretary, opposite this Section, or this Section may be amended to state the new location.

      Section 2. Other Offices. Branch or subordinate offices may at any time be established by the Board of Directors at any place or places where the Corporation is qualified to do business.


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






      Section 3. Inspection of Bylaws. The Corporation shall keep in its principal executive office the original or a copy of these Bylaws as amended to date which shall be open to inspection by shareholders at all reasonable times during office hours.

      Section 4. Annual Report to Shareholders. The Board of Directors shall cause an annual report to be sent to the shareholders not later than 120 days after the close of the fiscal year adopted by the Corporation. This report shall be sent at least 15 days before the annual meeting of shareholders to be held during the next fiscal year and in the manner specified in Section 5 of Article II of these Bylaws for giving notice to shareholders of the Corporation. The annual report shall contain a balance sheet as of the end of the fiscal year and an income statement and statement of changes in financial position for the fiscal year, accompanied by any report of independent accountants or, if there is no such report, the certificate of an authorized officer of the Corporation that the statements were prepared without audit from the books and records of the Corporation.

      Section 5. Corporate Contracts and Instruments; How Executed. The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation and this authority may be general or confined to specific instances; and, unless so authorized or ratified by the Board of Directors no officer, agent, or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

      Section 6.  Certificates of Stock.

     (a) Form and Execution of Certificates. The certificates of shares of stock of the company shall be in such form as shall be signed by the President, or a Vice President, and also by the Secretary, or Assistant Secretary, or be authenticated by the facsimile of the signature of the President and the written signature of the Secretary or Assistant Secretary.

     (b) Shares and certificates for shares may be issued prior to full payment under such restrictions and for such purposes as the Board of Directors or the Bylaws may provide.

     (c) Certificates to be Entered. All certificates shall be consecutively numbered and the names of the owners, all the number of shares and the date of issue shall be entered in the company's books.

     (d) Transfer of Shares. The issued Class A Shares and Class B Shares of the Corporation shall be transferable only as provided by Article I of these


                                     23

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





Bylaws. New Class A Shares and Class B Shares shall be issued only to qualified applicants in accordance with Article I of these Bylaws.

      Section 7. Representation of Shares of Other Corporations. The Chairman of the Board, the President, or any vice President, or any other person authorized by resolution of the Board of Directors or by any of the foregoing designated officers, is authorized to vote on behalf of the Corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the Corporation. The authority granted to these officers to vote or represent on behalf of the Corporation any and all shares held by the Corporation in any other corporation or corporations may be exercised by any of these officers in person or by any person authorized to do so by a proxy duly executed by these officers.

      Section 8. Construction and Definitions. Unless the context otherwise requires, the general provisions, rules of construction, and definitions contained in the General California Corporation Law shall govern the construction of these Bylaws.

     Section 9. Seal. The Board of Directors shall provide a suitable seal containing the name of the Company and the words "Incorporated - March, 1925", or other appropriate words, which seal shall be in the charge of the Secretary to be used as required by law and the Bylaws of the Company.

                                 ARTICLE VII
                                 -----------

                            PATRONAGE DIVIDENDS
                            -------------------

     The net earnings of the Corporation from business transacted by the Corporation with its member-patrons and associate-patrons, except such amounts as may be required for reserves for normal business requirements, as dictated by good accounting practice, shall be distributed on a patronage basis to the member-patrons and associate-patrons of the Corporation based in amount upon the volume of business transacted by Divisions of the Corporation with each of such patrons. Said distributions may be made in money or part in money and the balance in written notices of allocation, as defined in Section 1388 of the United States Internal Revenue Code, as determined by the Board of Directors.

                                ARTICLE VIII
                                ------------

                               CONSENT OF MEMBERS
                               ------------------

     Section 1. Each applicant who hereafter applies for and is accepted to membership in Certified Grocers of California, Ltd. and each member of Certified Grocers of California, Ltd. who continues as a member after the adoption of this Bylaw shall, by such act alone, consent that the amount of any patronage dividend payments made to such member which are made in written notices of allocation (as defined in Section 1388 of the United States Internal Revenue
Code) will be taken into account by said member at their stated dollar amounts in the manner provided in Section 1385(a) of the United States Internal Revenue Code in the taxable year in which such notices of allocation are received by said member.

     Section 2. Each person who hereafter applies for and is accepted to membership in Certified Grocers of California, Ltd. (Certified) and each member of Certified on the date of adoption of this Bylaw who continues as a member after such date shall, by such act alone, consent that the amount of any distributions with respect to his patronage occurring after the adoption of this Bylaw which are made in written notices of allocation (as defined in 26 U.S. Code 1388) and which are received by him from Certified, will be taken into account by him at their stated dollar amounts in the manner provided in 26 U.S. Code 1385 (a) in the taxable year in which such written notices of allocation are received by him. As used herein, "person" includes persons, partnerships, associations and corporations; the masculine includes the feminine and neuter; and the singular includes the plural.

                                 ARTICLE IX
                                 ----------

                                 AMENDMENTS
                                 ----------

     These Bylaws may be repealed or amended or new Bylaws may be adopted at a meeting by the vote of shareholders entitled to exercise a majority of the voting power or by the written assent of such shareholders. Subject to the right of shareholders to adopt, amend or repeal Bylaws, these Bylaws, other than a Bylaw or amendment thereof changing the authorized number of Directors, or a Bylaw or any amendment thereof providing for the payment of patronage dividends to the shareholders of the Corporation, may be adopted, amended or repealed by the Board of Directors. The power of the shareholders to adopt, repeal or amend Bylaws fixing the number of Directors, or the Bylaws providing for the payment of patronage dividends to its shareholders, may not be delegated to the Directors. Whenever any amendment or any Bylaw is adopted, it must be copied in the book of Bylaws with the original Bylaws and immediately after them. If any Bylaw is repealed, the fact of repeal, with the date of the meeting at which the repeal was enacted, or written assent was filed, must be stated in said book.

                                                                     Exhibit 4.1
                                                                     -----------

                                  GUARANTEE


            This Guarantee, dated as of September 29, 1999, is made by Unified Western Grocers, Inc., a California corporation (the "Guarantor"), to and in favor of State Street Bank and Trust Company, a Massachusetts trust company, in its capacity as successor trustee (the "Trustee") under the Indenture (as defined below), for the benefit of the Trustee and the registered holders of the Securities (as defined below) (collectively, the "Holders").

            WHEREAS the Guarantor is the owner of all the issued and outstanding capital stock of United Grocers, Inc., an Oregon corporation (the "Company"); and

            WHEREAS the Company has issued, and may issue from time to time, debt securities (collectively, whether now outstanding or hereafter issued, the "Securities") pursuant to that certain Indenture, dated as of February 1, 1978, by and between the Company and United States National Bank of Oregon as original trustee, with respect to which the Trustee now serves as successor trustee (such Indenture collectively with the supplemental indentures entered into subsequent to and thereunder, the "Indenture");

            NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration given by the Holders and the Company to the Guarantor, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:

            1. Guarantee. The Guarantor hereby, irrevocably and unconditionally guarantees (as a guarantor and not as a surety) to the Trustee and to the holders of the Securities the due and punctual payment of the principal of, premium, if any, and interest on such Securities, and amounts otherwise owing and payable by the Company under the Indenture, in each case when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise, according to the terms of the Indenture, in each case whether now existing or hereafter arising (the obligations set forth in this Section 1 being the "Guaranteed Obligations").

            2. Remedies. The guarantee set forth in Section 1 constitutes a present and continuing guarantee of payment and performance and not of collection. The Guarantor agrees that its obligations hereunder shall be joint and several with any and all other guarantees given in connection with the Guaranteed Obligations from time to time. The Guarantor agrees that neither the Trustee nor the Holders shall be bound to exhaust their recourse against the Company or any other person or to make demand upon the Company or to realize on any security they may hold in respect of the Guaranteed Obligations before being entitled to payment or performance hereunder. The Guarantor hereby waives the right to require the Trustee or the Holders to join the Company in any action brought hereunder or to commence any action against or obtain any judgment against the Company or to pursue any other remedy or enforce any other right. The Guarantor further agrees that nothing contained herein or otherwise shall prevent the Trustee or the Holders from pursuing concurrently or successively all rights and remedies available to them at law or in equity or under the Indenture, and the exercise of any of their rights or the completion of any of their remedies shall not constitute a discharge of any of Guarantor's obligations hereunder.

            3. Payment on Demand. The Guarantor shall make payment of the amount of the Guaranteed Obligations and all other amounts payable by it to the Trustee or the Holders hereunder after demand is made in writing to it, and such demand shall be deemed to have been effectively made when an envelope containing such demand, addressed to Unified Western Grocers, Inc., 5200 Sheila Street, Commerce, CA 90040, Attention: President, is delivered to such address personally or by certified mail.

            4. Subrogation. Upon receipt by the Trustee or the Holders of any payment or payments under this Guarantee, the Guarantor shall not be entitled to claim repayment against the Company until the claims of the Holders against the Company in respect of the Guaranteed Obligations have been paid in full; and in the case of the liquidation, winding-up or bankruptcy of the Company (whether voluntary or compulsory) or in the event that the Company shall make a bulk sale of any of the Company's assets within the provisions of any bulk sales legislation or makes an assignment for the benefit of creditors or the assets of the Company are distributed to creditors for any other reason, the Holders shall have the right to rank in priority to the Guarantor for their full claims in respect of the Guaranteed Obligations and receive all distributions and other payments in respect thereof until their claims in respect of the Guaranteed Obligations have been paid in full, and the Guarantor shall continue to be liable, less any payments made by or on behalf of the Guarantor, for any balance which may be owing to the Holders by the Company. If any amount shall be paid to the Guarantor on account of any subrogation rights at any time when all the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Trustee and the Holders and shall forthwith be paid to the Trustee or such Holders.

            5. Suspension of Guarantor Rights. The Guarantor agrees that so long as any obligations remain outstanding hereunder, whether present or future, direct or indirect, absolute or contingent, matured or not, the Guarantor shall not exercise any rights which the Guarantor may at any time have by reason of the performance of any of its obligations hereunder:

                        (i) to be indemnified by the Company;

                       (ii) to claim contribution from any other guarantor of
            the debts, liabilities or obligations of the Company; or

                      (iii) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Trustee or the Holders under the Indenture.

            6. Waivers. The Guarantor hereby waives, to the extent permitted by applicable law, (i) notice of acceptance of this Guarantee by the Trustee or the Holders and any and all notices and demands of every kind which may be required to be given by any statute, rule or law, (ii) any defense, right of set-off or other claim which the Guarantor may have against the Company, (iii) presentment for payment, demand for payment, notice of nonpayment or dishonor, protest and notice of protest, diligence in collection and any and all formalities which otherwise might be legally required to charge the Guarantor with liability, except for demands or notices expressly provided for herein, and (iv) any failure by the Holders or the Trustee to inform the Guarantor of any facts the Holders or the Trustee may now or hereafter know about the Company, the Securities or the transactions contemplated by the Indenture, it being understood and agreed that the Holders or the Trustee have no duty to so inform and that the Guarantor is fully responsible for being and remaining informed by the Company of all circumstances bearing on the existence or creation, or the risk of nonpayment or nonperformance of the Guaranteed Obligations. No modification or waiver of any of the provisions of this Guarantee shall be binding upon the Holders except as expressly set forth in a writing duly signed and delivered by the Trustee or, with respect to any particular Holder, by such Holder.

            7. Continuing Guarantee. The guarantee set forth herein shall be a continuing guarantee and shall extend to all present and future Guaranteed Obligations and shall be binding as a continuing obligation of the Guarantor until the date on which the Company or the Guarantor shall have performed and satisfied in full the Guaranteed Obligations. This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be refunded by the Holders upon the insolvency, bankruptcy or reorganization of the Company or otherwise, regardless of whether the Holders contested the order requiring the return of such payment, all as though such payment had not been made.

            8. Successors of the Company. Any change or changes in the name of the Company or reorganization (whether by way of reconstruction, consolidation, amalgamation, merger, transfer, sale, lease or otherwise) of the Company or its business shall not affect or in any way limit or lessen the liability of the Guarantor hereunder and this Guarantee shall extend to any person, firm or company acquiring or from time to time carrying on the business of the Company.

            9. Payment of Taxes. Any and all payments by the Guarantor hereunder shall be made and shall be free and clear of and without set-off or counterclaim and without deduction for or on account of, or withholding for, any and all present or future income or other taxes, levies, imposts, dues, charges, fees, deductions, withholdings or restrictions or conditions of any nature whatever now or hereafter imposed, levied, collected or withheld or assessed by the United States or any state or political subdivision or taxing authority thereof or therein, and all liabilities with respect thereto (all such taxes, levies, imposts, duties, charges, fees, deductions, withholdings and liabilities being hereinafter referred to as "Taxes"), unless such Taxes are required by law or the administration thereof to be deducted or withheld.

            10. Governing Law. This Guarantee shall be governed by and construed in accordance with the laws of the State of California applicable thereto (without regard to any applicable conflicts of law) and shall be treated in all respects as a California contract.

            11. Headings. The division of this Guarantee into sections and the insertion of headings are for convenience of reference only and shall not affect the interpretation hereof.

            12. Severability. Any provision of this Guarantee which is invalid or not enforceable shall not affect any other provision and shall be deemed to be severable.

            13. Successors and Assigns. This Guarantee shall extend to and inure to the benefit of the Trustee and the Holders and their respective successors and assigns and shall be binding upon the Guarantor and its successors and assigns. This Guarantee is assignable by the Holders to the extent and in the same proportion that any underlying interest in the Securities and applicable Indenture has been assigned and is assignable by the Trustee to any successor Trustee under the Indenture.

            IN WITNESS WHEREOF, the Guarantor has duly executed this Guarantee and affixed its corporate seal under the hand of its proper officer duly authorized in that behalf as of the day and year first above written.

Accepted and Agreed to as of           "Guarantor"
September 29, 1999
                                       UNIFIED WESTERN GROCERS, INC.
STATE STREET BANK AND TRUST
COMPANY, as Trustee                    By: /s/ Alfred A. Plamann
                                           -------------------------------
                                           Alfred A. Plamann,
By:  /s/ Jacqueline A. Bonhomme            President and Chief Executive Officer
     ------------------------------
     Jacqueline A. Bonhomme
     Assistant Vice President

                                                                    Exhibit 10.1
                                                                    ------------


--------------------------------------------------------------------------------




                        UNIFIED WESTERN GROCERS, INC.

                  $80,000,000 IN AGGREGATE PRINCIPAL AMOUNT

                                      OF

                        SENIOR SECURED NOTES DUE 2008

                                     and

                  $40,000,000 IN AGGREGATE PRINCIPAL AMOUNT

                                      OF

                        SENIOR SECURED NOTES DUE 2009

                  -----------------------------------------

                           NOTE PURCHASE AGREEMENT
                  -----------------------------------------











                        Dated as of September 29, 1999


--------------------------------------------------------------------------------

 SECTION 1.ISSUANCE OF NOTES..................................................1
      Section 1.1.  Authorization of the Notes................................1
      Section 1.2.  Maturity of and Interest on the Notes.....................1
      Section 1.3.  Purchase and Sale of the Notes............................1
      Section 1.4.  Use of Proceeds...........................................2
      Section 1.5.  Terms and Conditions of the Notes.........................2
      Section 1.6.  Application of Payments...................................4
      Section 1.7.  Security for the Notes....................................4
      Section 1.8.  No Set-off or Counterclaim................................6
      Section 1.9.  Taxes.....................................................6
      Section 1.10. Definitions, etc..........................................7

 SECTION 2.CONDITIONS TO CLOSING..............................................8
      Section 2.1.  Representations and Warranties............................8
      Section 2.2.  Performance; No Default...................................8
      Section 2.3.  Compliance Certificates...................................8
      Section 2.4.  Opinions of Counsel.......................................9
      Section 2.5.  Purchase Permitted By Applicable Law, etc.................9
      Section 2.6.  Exchange of Prior Notes; Sale of Tranche B Notes..........9
      Section 2.7.  Debt Documents; Other Agreements.........................10
      Section 2.8.  Security Filings.........................................10
      Section 2.9.  Tax Lien and Judgment Lien Searches......................10
      Section 2.10. No Liens on the Property.................................10
      Section 2.11. Title Insurance..........................................10
      Section 2.12. Payment of Special Counsel Fees..........................11
      Section 2.13. Private Placement Number.................................11
      Section 2.14. Changes in Corporate Structure...........................11
      Section 2.15. Changes in Indebtedness..................................11
      Section 2.16. Insurance................................................11
      Section 2.17. Environmental Questionnaires.............................12
      Section 2.18. Proceedings and Documents................................12
      Section 2.19. Merger...................................................12
      Section 2.20. Revolving Debt Financing.................................12
      Section 2.21. Financial Statements; Projections........................12
      Section 2.22. No Material Adverse Change...............................13

 SECTION 3.REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................13
      Section 3.1.  Organization; Power and Authority........................13
      Section 3.2.  Authorization, etc.......................................13
      Section 3.3.  Disclosure...............................................13
      Section 3.4.  Organization and Ownership of Shares of
                    Subsidiaries; Affiliates.................................14
      Section 3.5.  Financial Statements.....................................15
      Section 3.6.  Compliance with Laws, Other Instruments, etc.............15
      Section 3.7.  Governmental Authorizations, etc.........................16
      Section 3.8.  Litigation; Observance of Agreements,
                    Statutes and Orders......................................16
      Section 3.9.  Taxes....................................................16
      Section 3.10. Title to Property; Leases................................17

      Section 3.11. Licenses, Permits, etc...................................17
      Section 3.12. Compliance with ERISA; Multiemployer Plans...............18
      Section 3.13. Private Offering by the Company..........................19
      Section 3.14. Use of Proceeds; Margin Regulations......................19
      Section 3.15. Existing Indebtedness; Future Liens......................19
      Section 3.16. Foreign Assets Control Regulations, etc..................19
      Section 3.17. Status under Certain Statutes............................20
      Section 3.18. Environmental Matters....................................20
      Section 3.19. Event of Default.........................................20
      Section 3.20. Solvency.................................................21
      Section 3.21. Address..................................................21
      Section 3.22. Insurance................................................22
      Section 3.23. Representations and Warranties in Related Documents......22
      Section 3.24. Other Names..............................................22
      Section 3.25. Flood Hazard Area........................................22
      Section 3.26. No Condemnations.........................................22
      Section 3.27. Improvements Constructed in Compliance with Law..........22
      Section 3.28. Certificates of Occupancy; Condition of Improvements.....23
      Section 3.29. Water Sources............................................23
      Section 3.30. Sewage Connections.......................................23
      Section 3.31. Utilities Connections....................................23
      Section 3.32. Drains in Compliance.....................................23
      Section 3.33. Trash Collection.........................................24
      Section 3.34. No Nuisance..............................................24
      Section 3.35. Easements and Utility Services...........................24
      Section 3.36. Year 2000 Issues.........................................24
      Section 3.37. Patronage Dividend Certificates..........................24

 SECTION 4.REPRESENTATIONS OF THE PURCHASERS.................................24
      Section 4.1.  Purchase for Investment..................................24
      Section 4.2.  Source of Funds..........................................24

 SECTION 5.INFORMATION AS TO THE COMPANY.....................................25
      Section 5.1.  Financial and Business Information.......................25
      Section 5.2.  Officer's Certificate....................................30
      Section 5.3.  Accountants' Certificates................................30
      Section 5.4.  Inspection...............................................31

 SECTION 6.PREPAYMENT OF THE NOTES...........................................31
      Section 6.1.  Required Prepayments.....................................32
      Section 6.2.  Optional Prepayments with Make-Whole Amount..............33
      Section 6.3.  Allocation of Partial Prepayments........................33
      Section 6.4.  Maturity; Surrender, etc.................................33
      Section 6.5.  Purchase of Notes........................................33
      Section 6.6.  Make-Whole Amount........................................33
      Section 6.7.  Restrictions on Prepayment...............................35

 SECTION 7.AFFIRMATIVE COVENANTS.............................................35
      Section 7.1.  Compliance with Law......................................35
      Section 7.2.  Insurance................................................36
      Section 7.3.  Maintenance of Properties................................39
      Section 7.4.  Payment of Taxes and Claims..............................41
      Section 7.5.  Corporate Existence, Designation of Subsidiaries, etc....42
      Section 7.6.  Keeping of Records and Books of Account..................42
      Section 7.7.  ERISA....................................................42
      Section 7.8.  Additional Subsidiary Guarantors.........................43
      Section 7.9.  Maintenance of Office....................................43
      Section 7.10. Change in Name...........................................43
      Section 7.11. Indemnification..........................................45
      Section 7.12. Post Closing Items.......................................46
      Section 7.13. Year 2000 Issues.........................................46

 SECTION 8.NEGATIVE COVENANTS................................................46
      Section 8.1. Transactions with Affiliates..............................46
      Section 8.2. Consolidation and Merger..................................46
      Section 8.3. Disposal of Ownership of a Subsidiary.....................47
      Section 8.4. Sale of Assets, Etc.......................................47
      Section 8.5. Liens.....................................................49
      Section 8.6. Financial Covenants.......................................50
      Section 8.7. Maintenance of Business...................................53
      Section 8.8. Tax Consolidation.........................................53

 SECTION 9.EVENTS OF DEFAULT.................................................53

 SECTION 10.REMEDIES ON DEFAULT, ETC.........................................56
      Section 10.1. Acceleration.............................................56
      Section 10.2. Remedies Upon an Event of Default........................57
      Section 10.3. Waiver of Appraisement, Valuation, etc...................58
      Section 10.4. Waiver of Marshaling and Other Defenses..................59
      Section 10.5. Rescission of Acceleration...............................59
      Section 10.6. Remedies Cumulative......................................60
      Section 10.7. Discontinuance of Proceedings............................60
      Section 10.8. Costs and Expenses, Attorneys' Fees, etc.
                    of the Noteholders.......................................60
      Section 10.9. No Waiver, etc...........................................61
      Section 10.10.Compromise of Actions, etc...............................61
      Section 10.11.Right of the Noteholders to Perform the Company's
                    Covenants, etc...........................................61

 SECTION 11.REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES....................62
      Section 11.1. Registration of Notes....................................62
      Section 11.2. Transfer and Exchange of Notes...........................62
      Section 11.3. Replacement of Notes.....................................63
      Section 11.4. Effect of Transfer or Exchange...........................63

 SECTION 12.PAYMENTS ON NOTES................................................63
      Section 12.1. Place of Payment.........................................63
      Section 12.2. Home Office Payment......................................64
      Section 12.3. Set Off..................................................64
      Section 12.4. Sharing of Payments......................................64

 SECTION 13.EXPENSES; INDEMNITY..............................................65
      Section 13.1. Transaction Expenses.....................................65
      Section 13.2. Indemnity For Funds Availability At Closing..............66
      Section 13.3.Survival..................................................66

 SECTION 14.SURVIVAL OF REPRESENTATIONS; ENTIRE AGREEMENT....................66

 SECTION 15.AMENDMENT AND WAIVER.............................................66
      Section 15.1. Requirements.............................................66
      Section 15.2. Solicitation of Holders of Notes.........................67
      Section 15.3. Binding Effect, etc......................................67
      Section 15.4. Notes held by Company....................................67

 SECTION 16.NOTICES..........................................................68

 SECTION 17.REPRODUCTION OF DOCUMENTS........................................68

 SECTION 18.CONFIDENTIAL INFORMATION.........................................69

 SECTION 19.SUBSTITUTION OF PURCHASER........................................70

 SECTION 20.INTERPRETATION OF AGREEMENT......................................70
      Section 20.1. Definitions..............................................70
      Section 20.2. Directly or Indirectly...................................70
      Section 20.3. Accounting Terms.........................................71
      Section 20.4. Independence of Covenants................................71
      Section 20.5. Headings.................................................71

 SECTION 21.MISCELLANEOUS....................................................71
      Section 21.1. Successors and Assigns...................................71
      Section 21.2. Payments Due on Non-Business Days........................71
      Section 21.3. No Partnership...........................................71
      Section 21.4. Severability.............................................71
      Section 21.5. Construction.............................................72
      Section 21.6. Counterparts.............................................72
      Section 21.7. Additional Security......................................72
      Section 21.8. Integration..............................................72
      Section 21.9. Governing Law............................................72
      Section 21.10.Consent to Jurisdiction and Service of Process...........73
      Section 21.11.Waiver of Trial by Jury..................................73

SCHEDULE I        Purchasers of the Notes

SCHEDULE II       Information to be Furnished to the Purchasers

SCHEDULE III      Addresses of Subsidiary Guarantors

SCHEDULE IV       [Reserved]

SCHEDULE V        Description of Unified Real Property

SCHEDULE VI       [Reserved]

SCHEDULE VII      Description of United Real Property

EXHIBIT A         Form of Notes

EXHIBIT B         Form of Security Agreements

EXHIBIT C         Form of Unified Deeds of Trust

EXHIBIT D         Form of United Deed of Trust

EXHIBIT E         Form of Environmental Indemnity Agreement

EXHIBIT F         Form of Collateral Agency Agreement

EXHIBIT G         Form of Surveyor's Certificate

EXHIBIT H         Forms of Opinions

EXHIBIT I         Form of Subsidiary Guaranty

EXHIBIT J         Form of Environmental Questionnaire

GLOSSARY

                        UNIFIED WESTERN GROCERS, INC.
                              5200 Sheila Street
                              Commerce, CA 90040
                          Telephone: (323) 264-5200
                           Telecopy: (323) 266-4051

                           NOTE PURCHASE AGREEMENT

                                                Dated as of September 29, 1999

To each of the Purchasers Listed
in Schedule I Hereto (the "Purchasers")

Ladies and Gentlemen:

            The undersigned, Unified Western Grocers, Inc. (formerly known as Certified Grocers of California, Ltd.), a California corporation (the "Company"), hereby agrees with you as follows:

SECTION 1.        ISSUANCE OF NOTES

          Section 1.1. Authorization of the Notes. The Company has duly authorized (a) the issuance of $80,000,000 in aggregate principal amount of its Senior Secured Notes due 2008 (the "Tranche A Notes") to be issued under, and substantially in the form set forth in Exhibit A-1 to, this Agreement, in exchange for the Prior Notes, and (b) the issuance and sale of $40,000,000 in aggregate principal amount of its Senior Secured Notes due 2009 (the "Tranche B Notes" and, together with the Tranche A Notes, the "Notes") to be issued under, and substantially in the form set forth in Exhibit A-2 to, this Agreement.

          Section 1.2. Maturity of and Interest on the Notes. Each Tranche A Note shall have a stated maturity date of April 1, 2008 (the "Tranche A Maturity Date") and each Tranche B Note shall have a stated maturity date of October 1, 2009 (the "Tranche B Maturity Date"). Each Note shall bear interest and otherwise be in the form and payable as set forth in this Agreement.

          Section 1.3.  Purchase and Sale of the Notes.

          (a) The Company agrees to exchange the Prior Notes for the Tranche A Notes and to sell to you the Tranche B Notes, and upon and subject to the terms and conditions hereof and in reliance upon the representations and warranties of the Company contained herein, you agree to exchange the Prior Notes for the Tranche A Notes and purchase the Tranche B Notes from the Company. The sale and purchase of the Notes shall be held at the offices of Orrick, Herrington & Sutcliffe LLP ("Purchasers' Counsel"), 400 Sansome Street, Old Federal Reserve Bank Building, San Francisco,
California 94111, at 10:00 a.m., P.S.T., at a closing (the "Closing") on September 29, 1999, or on such other Business Day thereafter on or prior to October 15, 1999, as may be agreed upon by the Company and the Purchasers.

          (b) On the Closing Date, the Company will issue and deliver to you one or more Notes registered in your name or the name of your nominee and in the aggregate principal amount or amounts specified for the applicable Notes opposite your name in
Schedule I hereto, duly executed by the manual signature of one of its authorized officers and dated the applicable Closing Date. The delivery of the Tranche A Notes to you shall be made in exchange for the Prior Notes and no additional consideration shall be payable by you in connection with the delivery thereof. On the Closing Date, each of the Purchasers shall deliver to the Company the original Prior Note(s) registered in its name for cancellation and shall execute any documents reasonably requested by the Company to evidence the termination of the Prior Note Purchase Agreement and the documents executed in connection therewith. The delivery of the Tranche B Notes to you shall be made against payment by wire transfer in immediately available funds to an escrow established for such purpose with a title company acceptable to the Purchasers.

          (c) If on the Closing Date the Company shall fail to tender any of the Notes to you as provided above in this Section 1.3, or any of the conditions specified in Section 2 shall not have been fulfilled to your satisfaction, at your election you shall be relieved of all obligations under this Agreement without thereby waiving any other rights you may have by reason of such failure or such nonfulfillment.

          Section 1.4. Use of Proceeds. The proceeds of the sale of the Tranche B Notes shall be used by the Company to repay outstanding Indebtedness of United Grocers, Inc. ("United"), an Oregon corporation, and to pay other transaction expenses incurred in connection with the merger of a wholly owned subsidiary of the Company with and into United (the "Merger"), in each case as set forth on Item 1.4 of Schedule II.

          Section 1.5.  Terms and Conditions of the Notes.

          (a) Each Tranche A Note issued hereunder shall be substantially in the form annexed hereto as Exhibit A-1, and shall be due on the Tranche A Maturity Date. Each Tranche B Note issued hereunder shall be substantially in the form annexed hereto as Exhibit A-2 and shall be due on the Tranche B Maturity Date. Each of the Notes shall bear interest from the Closing Date until such Note shall become due and payable in accordance with the terms thereof or hereof (whether at maturity, by acceleration or otherwise).

          (b) From the Closing Date to the Tranche A Maturity Date, the Tranche A Notes shall bear interest at the fixed rate of 7.72% per annum; provided, however, that, if the Company satisfies each of the terms and conditions set forth in Section 1.7(b) below, the Tranche A Notes shall bear interest at the fixed rate of 7.22% per annum from the Release Date (as defined in Section 1.7(b)

                                     2

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below) to the Tranche A Maturity Date. From the Closing Date to the
Tranche B Maturity Date, the Tranche B Notes shall bear interest at the fixed rate of 8.71% per annum; provided, however, that, if the Company satisfies each of the terms and conditions set forth in
Section 1.7(b) below and the Company requests that the Tranche B Notes be subordinated pursuant to Section 1.7(c) below, the Tranche B Notes shall bear interest from the Release Date to the Tranche B Maturity Date at the fixed rate mutually agreed upon by the Noteholders and the Company pursuant to Section 1.7(c) below. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. If the Company shall have paid or agreed to pay any interest or premium on any of the Notes in excess of that permitted by law, then it is the express intent of the Company and the holder thereof that all excess amounts previously paid or to be paid by the Company be applied to reduce the principal balance of such Note and that the provisions of such Note immediately be deemed reformed and the amounts thereafter collectable thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law but also so as to permit the recovery of the fullest amount otherwise called for thereunder.

          (c) Payment of principal and interest on the Notes shall be as follows:

               (i) Accrued interest on the Notes shall be due and payable on the first Business Day of each month (each, an "Installment Date"), commencing on November 1, 1999. Except for required prepayments of principal of the Tranche A Notes pursuant to Section 6.1(a), the aggregate outstanding principal balance of the Tranche A Notes shall be due on the Tranche A Maturity Date and the aggregate outstanding principal balance of the Tranche B Notes shall be due on the Tranche B Maturity Date.

               (ii) Notwithstanding anything to the contrary contained herein or in the Notes, however, the final payment due under the Notes (whether at maturity, by acceleration or otherwise) shall be in an amount sufficient to pay in full all outstanding principal, together with all accrued interest and Make-Whole Amount due thereon.

          (d) In the event any payment of principal, Make-Whole Amount, interest or any other sum to be paid by the Company to the Noteholders is not paid when such payment is due, a late charge shall accrue in the amount of two percent (2%) of such overdue sum and shall be due and payable immediately. If the Company shall fail to pay any sum under any of the Notes when such sum is due, whether upon acceleration, maturity or otherwise, such sum shall bear interest at a rate (the "Overdue Rate") equal to the lesser of (i) the maximum interest rate permitted by law and (ii) an interest rate equal to 2% per annum in excess of the interest rate then applicable to such Note.

                                     3

                                 Page 58 of 287
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          Section 1.6.  Application of Payments.  Each payment on a
Note shall be applied, first, to sums other than principal, interest and Make-Whole Amount, due from the Company to the holder of the Note under the Debt Documents, second, to the payment of accrued interest on such Note to the date of such payment, and third, to the payment of any principal of and Make-Whole Amount, if any, on such Note then due thereunder.

          Section 1.7.  Security for the Notes.

          (a) Subject to the terms of Section 1.7(b) below, the Obligations will be unconditionally secured by the following: (i) Liens on the Unified Personal Property pursuant to the Security Agreement substantially in the form annexed hereto as Exhibit B-1 (the "Unified Security Agreement"), (ii) Liens on the real property owned by the Company described on Schedule V (the "Unified Real Property") pursuant to the Unified Deeds of Trust substantially in the forms attached hereto as Exhibits C-1 and C-2, and (iii) pursuant to the Unified Deeds of Trust, an absolute assignment of the rents and profits from the Unified Real Property. Each Subsidiary Guarantor will unconditionally, absolutely and irrevocably guarantee to the Noteholders the full, prompt and complete payment and performance when due (whether by stated maturity, by acceleration or otherwise) of the Obligations pursuant to the form of Subsidiary Guaranty annexed hereto as Exhibit I. The Subsidiary Guaranty executed by United will be secured by the following: (i) Liens on the United Personal Property pursuant to the Security Agreement substantially in the form annexed hereto as Exhibit B-2 (the "United Security Agreement"), (ii) Liens on the real property described on Schedule VII (the "United Real Property" and, together with the Unified Real Property, the "Real Property") pursuant to the United Deed of Trust substantially in the form attached hereto as Exhibit D (the Unified Deeds of Trust and the United Deed of Trust are collectively referred to herein as the "Deeds of Trust"), and (iii) pursuant to the United Deed of Trust, an assignment of the rents and profits from the United Real Property. Each of the other Subsidiary Guaranties will be secured by Liens on the Subsidiary Personal Property pursuant to the Security Agreement in the form attached hereto as Exhibit B-3 (each, a "Subsidiary Security Agreement" and, together with the United Security Agreement and the Unified Security Agreement, the "Security Agreements"). The Personal Property and the Real Property are collectively referred to herein as the "Property". The Deeds of Trust and the Security Agreements run in favor of the Collateral Agent, as collateral agent for the Noteholders pursuant to the Collateral Agency Agreement substantially in the form attached hereto as Exhibit F. The Security Agreements, the Deeds of Trust and the Collateral Agency Agreement, are collectively referred to herein as the "Security Documents". All Notes at any time Outstanding shall be equally and ratably secured by the Security Documents and the Liens created thereunder, without preference,

                                     4

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priority or distinction on account of the date or dates or the actual time or times of the issue or maturity of such Notes.

          (b) The Company may request the Collateral Agent to, and the Collateral Agent shall, on behalf of the Noteholders, (i) release the Personal Property from the Lien of the Security Agreements, (ii) cause the trustee under each of the Deeds of Trust to reconvey (with a statement that the debt secured thereby has not been paid) to the Company or United, as applicable, without warranty, the Real Property subject to the Deeds of Trust, and
(iii) release the Company and United from all obligations under the Security Documents and terminate the rights of the Collateral
Agent, the Noteholders, Beneficiary and Secured Party thereunder, as of a date selected by the Company (the "Release Date") upon not less than thirty (30) days' prior written notice to the Collateral Agent (the "Release Notice"), if each of the following conditions are true and correct as of the Release Date:

               (i) The Notes have received a senior secured debt rating from Moody's of Baa2 or higher, a rating from Standard &
Poor's of BBB or higher or a similar rating from another nationally recognized rating agency reasonably acceptable to the Collateral
Agent, in each case which rating has been confirmed by the Securities Valuation Office of the NAIC, and the Company has maintained such rating for a period of not less than one Fiscal
Year, commencing from the Fiscal Year ending upon which the rating agency based such rating;

               (ii) The representations and warranties contained in Section 3 hereof shall be true and correct in all Material respects on and as of the Release Date with the same effect as though such representations and warranties had been made on and as of the Release Date (except for such representations and warranties which by their terms speak as of a specified date);

               (iii) There shall exist on the Release Date no Event of Default or Default; no Default or Event of Default shall occur as a result of the Company's exercise of its rights under this Section 1.7(b); and the Noteholders shall have received an Officer's Certificate of the Company, dated as of the Release Date, to such effect; and

               (iv) The Collateral Agent shall have received evidence reasonably satisfactory to it that the lenders under the Operating Line of Credit have unconditionally agreed to release the Liens securing the Indebtedness then outstanding under the Operating Line of Credit.

          (c) If the Company has satisfied each of the conditions set forth in Section 1.7(b) above, it may in addition request that the Noteholders subordinate the outstanding Obligations under the Tranche B Notes to such Indebtedness of the Company (other than the

                                     5

                                 Page 60 of 287
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Patronage Dividend Certificates, the Patronage Dividend Deposit
Accounts and the United Investment Notes) and upon such proposed terms as shall be set forth in the Release Notice. Upon receipt of such request, the Noteholders agree to negotiate in good faith with the Company as to (i) the senior Indebtedness covered by such subordination, (ii) the terms and conditions of such subordination, and (iii) a modification of the interest rate applicable to the Tranche B Notes to reflect the then current market rate for Indebtedness subordinated on terms similar to those mutually agreed upon by the Company and the Noteholders pursuant to this Section 1.7(c). Any exchange of the Tranche B Notes for the substituted subordinated notes (if mutually agreed upon by the Company and the Noteholders) shall not be deemed a prepayment of the Tranche B Notes for purposes of Section 6.2.

          Section 1.8. No Set-off or Counterclaim. Each Noteholder shall be entitled to the principal of and Make-Whole Amount, if any, and interest on any of its Notes free from all equities or rights of set-off or counterclaims of the Company or any prior Noteholder and all Persons may act accordingly. The receipt by such Noteholder of any payment of principal, Make-Whole Amount or interest shall be a good discharge to the Company for the same, and the Company shall not be bound to inquire into the title of any such Noteholder.

          Section 1.9.  Taxes.

          (a) The Company shall make any and all payments hereunder or under the Notes free and clear of, and without deduction or withholding for or on account of, any present or future taxes, assessments, levies, imposts, duties, fees, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of any Noteholder, business or franchise taxes, federal or state income taxes, business and occupation taxes payable in lieu of state income taxes or other taxes that are measured by and imposed upon the Noteholder's net income or receipts (all such non-excluded taxes, levies, imposts, duties, fees, deductions, charges, withholdings and liabilities on any and all payments hereunder or under the Notes being hereinafter referred to as "Taxes"). The Company understands that the transactions contemplated by this Agreement and the Security Documents may not be the Purchasers' only connections with the states where the Property is located. If the Company shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Noteholder, (i) the sum payable shall be increased to the extent necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.9) such Noteholder receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions and (iii) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, the Company agrees to pay any present or future stamp or documentary taxes or intangible recording taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Notes or from the execution or delivery or otherwise with respect to this Agreement (including, without limitation, in respect of a transfer of the Notes resulting from a change of the Company's office pursuant to Section 7.9), the Notes or any of the other Debt Documents (hereinafter referred to as "Other Taxes").

          (c) The Company will indemnify each Noteholder for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 1.9) paid by any Noteholder, as the case may be, or any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. The Company shall pay the amount of any such Taxes or Other Taxes to such Noteholder within thirty (30) days from the date such Noteholder makes written demand therefor.

          (d) If a written claim for payment is made by any taxing authority against a Noteholder for any Taxes or Other Taxes with respect to which the Company may be liable for indemnity under this
Section 1.9 (a "Tax Claim"), such Noteholder shall give the Company written notice of such Tax Claim as soon as practicable and furnish the Company with copies of such Tax Claim and all other writings received from the taxing authority relating to such Tax Claim, provided, however, that failure so to notify the Company shall not relieve the Company of any obligation to indemnify such Noteholder under this Section 1.9 except for Taxes or Other Taxes that would not otherwise have been imposed and the contest of which was effectively precluded as a result of such failure to notify.

          (e) Within thirty (30) days after the date of any payment of Taxes by the Company, the Company will furnish to the Noteholders the original or a certified copy of a receipt evidencing payment thereof. The Company shall compensate each Noteholder for all reasonable losses and expenses sustained by such Noteholder as a result of any failure by the Company so to furnish such copy of such receipt.

          (f) The agreements and obligations of the Company contained in this Section 1.9 shall survive the termination of this Agreement and/or the Security Documents and the payment in full of the Notes and all other amounts payable hereunder.

          Section 1.10. Definitions, etc. Certain terms used in this Agreement are defined in the Glossary attached hereto. References to a "Schedule" or "Exhibit" are, unless otherwise specified, to the Schedules and Exhibits attached to this Agreement, as the same may be supplemented from time to time. All of the Glossary, the Schedules and Exhibits attached to this Agreement are hereby incorporated by reference herein in their entirety. References herein to "you" and "your" in any context applicable after the Closing Date shall be deemed to be references to the "Noteholders" and the "Noteholders'," respectively.

SECTION 2.        CONDITIONS TO CLOSING

            Your obligation to exchange the Prior Notes for the Tranche A Notes and your obligation to purchase and pay for the Tranche B Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

          Section 2.1.  Representations and Warranties.  The
representations and warranties of the Company in this Agreement and each of the other Debt Documents shall be correct when made and at the time of the Closing.

          Section 2.2. Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and, after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 1.4), no Default or Event of Default shall have occurred and be continuing. Except as disclosed in Item 2.2 of Schedule II, since the Report Date, neither the Company nor any Subsidiary shall have entered into any transaction that would have been prohibited by Section 8 had such Section applied since such date.

          Section 2.3.  Compliance Certificates.

          (a) Officer's Certificate. The Company shall have delivered to you an Officer's Certificate, dated the Closing Date, certifying that the conditions specified in Sections 2.1, 2.2 and
2.14 have been fulfilled.

          (b) Secretary's Certificate. The Company and each Subsidiary Guarantor shall have delivered to you a certificate certifying (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Debt Documents to which it is a party, (ii) its Articles of Incorporation and Bylaws attached thereto as then in effect, and
(iii) the incumbency and specimen signatures of the persons authorized to execute the Debt Documents to which it is a party.

          (c) Corporate Documents of the Company and the Subsidiary Guarantors. You shall have received (a) a copy of the articles of incorporation and any amendments thereto of the Company, certified by the Secretary of State of the State of California, dated as of a date not more than ten (10) days prior to the Closing Date, (b) a certificate issued by the California Secretary of State or other appropriate Governmental Authority as to the good standing and qualification to do business of the Company and each Subsidiary Guarantor other than United, (c) a certificate of the California Franchise Tax Board or other appropriate Governmental Authority as to the tax status of the Company and each Subsidiary Guarantor other than United, and (d) certificates of the appropriate Governmental Authority in the State of Oregon as to the valid existence and qualification to do business of United, and its tax status, in such state.

          Section 2.4. Opinions of Counsel. You shall have received opinions in form and substance satisfactory to you, dated the Closing Date (a) from Sheppard, Mullin, Richter & Hampton, LLP, counsel for the Company, covering the matters set forth in Exhibit H-1 and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you), (b) Purchasers' Counsel, substantially in the form set forth in Exhibit H-2 and covering such other matters incident to such transactions as you may reasonably request and (c) from Preston Gates & Ellis LLP your special counsel in the State of Oregon in connection with such transactions ("Local Counsel"), substantially in the form set forth in Exhibit H-3 and covering such other matters incident to such transactions as you may reasonably request.

          Section 2.5. Purchase Permitted By Applicable Law, etc. On the Closing Date your purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which you are subject, without resort to any so-called "basket clause" of any such law, (b) not violate any applicable law or regulation
(including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

          Section 2.6. Exchange of Prior Notes; Sale of Tranche B Notes. Contemporaneously with the Closing, the Company shall exchange each of the Prior Notes for the Tranche A Notes and sell to each Purchaser, and such Purchaser shall purchase, the Tranche B Notes to be purchased by it at the Closing, in each case as specified in Schedule I.

                                     9

                                 Page 64 of 287
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          Section 2.7.  Debt Documents; Other Agreements.  You shall have received (a) from the Company, fully executed originals of the Unified Security Agreements, the Unified Deeds of Trust, the Environmental Indemnity Agreement, the Collateral Agency Agreement and any other Debt Documents to which the Company is a party, (b) from United, fully executed originals of the United Deed of Trust, the United Security Agreement, Subsidiary Guaranty, Environmental Indemnity Agreement and any other Debt Documents to which United is a party, and (c) from each Subsidiary Guarantor (other than United), fully executed originals of a Subsidiary Guaranty and Subsidiary Security Agreement.

          Section 2.8. Security Filings. You shall have received evidence, in form and substance satisfactory to you and Purchaser's Counsel, that the Financing Statements shall have been duly filed in respect of the security interests intended to be created by the Security Documents with such Governmental Authority as the Collateral Agent may reasonably require, and all filing fees in respect thereof shall have been paid. As of the Closing Date, the Collateral Agent for the benefit of the Purchasers shall hold a valid perfected first priority security interest in the Personal Property, and valid first priority Liens on the Real Property, subject in each case only to Permitted Encumbrances.

          Section 2.9. Tax Lien and Judgment Lien Searches. You shall have received the results of searches regarding the Company and United conducted in the tax lien and judgment lien filing records in each appropriate jurisdiction (including without limitation, the California Secretary of State, the Secretary of State of Oregon and the various county recorders of the counties where the Real
Property is located), in each case reasonably satisfactory to you.

          Section 2.10. No Liens on the Property. You shall have received copies of lien waivers, releases, termination statements, reconveyances with respect to each of the Liens set forth in Item
3.10(b) of Schedule II.

          Section 2.11. Title Insurance. With respect to the Deeds of Trust, you shall have received one or more lender's Form 1970
A.L.T.A. extended coverage policy of title insurance with Form 1 coverage, together with CLTA Endorsement Forms 100, 100.2, 100.23, 103.7, 116, 116.1, 116.4, 116.7, 123.2 and such other endorsements as you and Purchaser's Counsel may reasonably require
(collectively, the "Title Policies"), in the amount of $120,000,000 and issued by a title insurance company and in form and substance reasonably satisfactory to you and Purchasers' Counsel, insuring that the Company is the owner of the Unified Real Property in fee simple, that United is the owner of the United Real Property in fee simple, and that the Deeds of Trust are valid first Liens on the Real Property in favor of the Collateral Agent on behalf of the Purchasers, free and clear of all Liens, encumbrances and exceptions to title whatsoever, other than Permitted Encumbrances. Each Title Policy shall effect full coverage against losses arising out of encroachments on boundary or setback lines, against losses from existing mechanics' or materialmen's liens and subsequent mechanics' and materialmen's liens which may gain priority over the applicable Deed of Trust and such other losses with respect to which you and Purchasers' Counsel may reasonably request coverage, and shall be issued without any creditors' rights exception (or any other exception relating to fraudulent transfers or conveyances), general survey exception, any exception for environmental liens or any general exception as to rights of parties in possession.

          Section 2.12. Payment of Special Counsel Fees. Without limiting the provisions of Section 13.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of Purchasers' Counsel and Local Counsel to the extent reflected in a statement from each of such counsel rendered to the Company at least one (1) Business Day prior to the Closing (with the understanding that supplemental statements for reasonable fees and disbursements subsequently posted is to be rendered at a later date).

          Section 2.13. Private Placement Number. A Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the NAIC) shall have been obtained for the Notes.

          Section 2.14. Changes in Corporate Structure. Except as specified in Item 2.14 of Schedule II, the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the Report Date.

          Section 2.15. Changes in Indebtedness. Since the Report Date, there has been no Material change in the principal amounts (other than as a result of scheduled amortization payments), interest rates (other than as a result of "grid pricing" provisions), sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries.

          Section 2.16. Insurance. The Company shall have furnished to you (a) a certificate of an insurance broker, dated the Closing
Date, which certificate shall be reasonably satisfactory in substance to you and Purchasers' Counsel, and shall certify that the Company is in compliance with the requirements of Section 7.2, and (b) originals, manually signed by an authorized agent for the issuer, of all certificates of insurance required under Section
7.2(b)(iv).

          Section 2.17. Environmental Questionnaires. You shall have received a completed Environmental Questionnaire, in the form attached hereto as Exhibit J, with respect to each of the parcels comprising the Real Property, each in form and substance reasonably satisfactory to you and Purchasers' Counsel.

          Section 2.18. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement, each of the other Debt Documents and all documents and instruments incident to the transactions contemplated hereby and thereby shall be reasonably satisfactory to you and Purchasers' Counsel, and you and Purchasers' Counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

          Section 2.19. Merger. You shall have received an Officer's Certificate from the Company to the effect that (a) all conditions to closing of the Agreement and Plan of Merger have been satisfied other than the conditions relating to the closing of the transactions contemplated by this Agreement and the Operating Line of Credit and (b) the Merger shall become effective concurrently with the closing of the transactions contemplated hereby. You shall have also received the unaudited pro forma financial statements of the Company taking into effect the Merger and consolidated to include the results of operations, assets and liabilities of United.

          Section 2.20. Revolving Debt Financing. You shall have received an Officer's Certificate from the Company to the effect that all conditions to closing of the Rabobank Revolving Credit Agreement have been satisfied other than the conditions relating to the closing of the transactions contemplated by this Agreement.

          Section 2.21. Financial Statements; Projections. The Collateral Agent shall have received (i) audited consolidated financial statements of the Company and its consolidated Subsidiaries dated as of August 29, 1998, showing financial results substantially in conformance with those presented to the Noteholders previously, (ii) Company-prepared consolidated financial statements of the Company and its consolidated Subsidiaries for the Fiscal Quarter ended May 29, 1999, and (iii) Company-prepared financial projections for the Company and its consolidated Subsidiaries (including United and its Subsidiaries) for the next five (5) Fiscal Years ending after the Closing Date, to include projected income statements, balance sheets, statement of cash flows and schedule of planned capital expenditures, in each case for the upcoming Fiscal Year and including a substantive description of each of the material underlying assumptions used in preparing such consolidated financial forecasts, in form and detail reasonably satisfactory to the Noteholders;

                                     12

                                 Page 67 of 287
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          Section 2.22. No Material Adverse Change.  There shall have occurred no Material Adverse Change, as reasonably determined by the Noteholders, since May 29, 1999.

SECTION 3.        REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          Section 3.1. Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing or validly existing, as applicable, in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, the Notes and the other Debt Documents and to perform the provisions hereof and thereof.

          Section 3.2. Authorization, etc. This Agreement, the Notes and the other Debt Documents have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms. Upon receipt by the Company of payment for the Notes, the Notes will have been duly issued by the Company, will be entitled to the benefits and security of the Security Agreements, the Deeds of Trust and the other Security Documents, and will each constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The other Debt Documents, when executed and delivered by the Company, will each constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. Representations as to enforcement in this Section 3.2 are subject in each case to (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          Section 3.3.  Disclosure.  Except as disclosed in Item 3.3 of
Schedule II, the Debt Documents, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated thereby and the Financial Statements, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as expressly described in Item 3.3 of Schedule II, or in any of the documents,

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certificates or other writings identified therein, or in the most recent Financial Statements, since the date of the most recent Financial Statements (the "Report Date"), there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect (a "Material Adverse Change"). There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth in this Agreement or the other Debt Documents or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby or thereby.

          Section 3.4.  Organization and Ownership of Shares of
Subsidiaries; Affiliates.

          (a) Item 3.4 of Schedule II contains complete and correct lists of (i) the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) the Company's Affiliates, other than Subsidiaries, and (iii) the Company's directors and senior officers.

          (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Item 3.4 of
Schedule II as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Item 3.4 of Schedule II).

          (c) Each Subsidiary identified in Item 3.4 of Schedule II is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing or validly existing, as applicable, in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

          (d) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on Item 3.4 of Schedule II and customary limitations imposed by corporate law statutes and, in the case of the Insurance Subsidiaries, restrictions imposed by insurance law

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statutes and regulations) restricting the ability of such
Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

          Section 3.5. Financial Statements. The Company has heretofore furnished to you copies of: (a) audited consolidated financial statements of the Company and its Subsidiaries for the Fiscal Years ended August 29, 1998, and August 30, 1997, including audited consolidated balance sheets of the Company and its Subsidiaries as of the end of each such Fiscal Year and consolidated statements of income, retained earnings, changes in shareholders' equity and cash flows of the Company and its Subsidiaries for each such Fiscal Year, together with the opinion thereon of Deloitte & Touche LLP, independent certified public accountants; and (b) unaudited consolidated financial statements of the Company and its Subsidiaries for the third Fiscal Quarter period ended May 29, 1999, including unaudited balance sheets as of the end of such period and a statement of operations for such period (the financial statements referred to in clauses (a) and (b) of this Section 3.5 being collectively referred to as the "Financial Statements"). All of the Financial Statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates of such Financial Statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto and (in the case of unaudited statements) as permitted by Form 10-QSB of the SEC and except that unaudited Financial Statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments. The financial projections contained in the Confidential Information Booklet dated September 1999, a copy of which has been delivered to the Collateral Agent, have been prepared on a basis consistent with the Financial Statements, except as described therein, and are based on the good faith estimates and assumptions of management of the Company, and the Company has no reason to believe that such estimates and assumptions are not reasonable.

          Section 3.6. Compliance with Laws, Other Instruments, etc. The execution, delivery and performance by the Company of this Agreement, the Notes and the other Debt Documents will not (a) except as set forth in Item 3.6 of Schedule II, contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under (i) any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease or corporate charter or by-laws, or (ii) any Material agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any

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Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

          Section 3.7. Governmental Authorizations, etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement, the Notes or the other Debt Documents.

          Section 3.8. Litigation; Observance of Agreements, Statutes and Orders.

          (a) Except as disclosed in the Financial Statements or as disclosed in Item 3.8 of Schedule II, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including, without limitation, Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          Section 3.9. Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or

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other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all Fiscal Years up to and including the Fiscal Year ended 1991.

          Section 3.10. Title to Property; Leases.

          (a) The Company has good and valid fee title to the Unified Real Property and, the Company has good and valid title to the Unified Personal Property. Except for Permitted Liens, there are no Liens on any of the Property.

          (b) Item 3.10(b) of Schedule II accurately lists (i) each financing statement, deed of trust or other security agreement or instrument which is currently filed, recorded or registered pursuant to any United States or federal, state or local law or regulation that names the Company or any Subsidiary Guarantor as debtor or lessee or as the grantor or the transferor of the interest created thereby, and (ii) as to each such financing statement, deed, agreement or other instrument, the names of the debtor, lessee, grantor or transferor and the secured party, lessor, grantee or transferee and the name of the jurisdiction in which such financing statement, deed, agreement or other instrument has been filed, recorded or registered. Except as disclosed in Item 3.10(b) of Schedule II, no Liens exist against the Property and no person has any right, interest or claim against the Property or any revenues or proceeds generated by the Property other than Permitted Encumbrances.

          (c) The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the Company's most recent audited balance sheet or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

          Section 3.11. Licenses, Permits, etc.  Except as disclosed in
Item 3.11 of Schedule II,

          (a) the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

          (b) to the best knowledge of the Company, neither the Company nor any of its Subsidiaries is in Material violation of any license, permit, franchise, authorization, patent, copyright,

                                 Page 72 of 287
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service mark, trademark, trade name or other right owned by any other Person; and

          (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

          Section 3.12. Compliance with ERISA; Multiemployer Plans.

          (a) Neither (i) the execution and delivery of this Agreement by the Company, (ii) the offer, issuance, sale and delivery of the Notes by the Company, (iii) the acquisition of the Notes by you, (iv) the execution and delivery of the other Debt Documents by the Company, (v) the application by the Company of the proceeds of the sale of the Notes nor (vi) the consummation of any of the other transactions contemplated by the Debt Documents constitutes or will result in a non-exempt "prohibited transaction" under Section 4975 of the Code or Section 406 of ERISA. The representation by the Company in the preceding sentence is made in reliance upon and subject to the accuracy of the representations made by you in Section 4.1. Item 3.12 of Schedule II is a complete and correct list of all Plans with respect to which the Company or any ERISA Affiliate is a "party in interest" (within the meaning of Section 3(14) of ERISA) or with respect to which its securities are "employer securities" (within the meaning of Section 407(d)(1) of ERISA).

          (b) Each Plan is in Material compliance in all respects with applicable provisions of ERISA and the Code. Each of the Company and any ERISA Affiliate has made all contributions to each Plan required to be made by it.

          (c) Except for liabilities to make contributions and to pay PBGC premiums and administrative costs, neither the Company nor any ERISA Affiliate has incurred any Material liability to or on account of any Pension Plan under applicable provisions of ERISA or the Code, and no condition exists which presents a Material risk to the Company or any ERISA Affiliate of incurring any such liability. No Pension Plan has an "accumulated funding deficiency" (within the meaning of Section 412 of the Code), whether or not waived. None of the Company or any ERISA Affiliate, the PBGC or any other Person has instituted any proceedings or taken any other action to terminate any Pension Plan.

          (d) Except as disclosed in Note 10 to the Company's Financial Statements for the Fiscal Year ended August 29, 1998, the actuarial present value of all accumulated benefit obligations under each Pension Plan (based on the assumptions used in the funding of such Pension Plan, which assumptions are reasonable, and determined as of the last day of the most recent plan year of such

                                     18

                                 Page 73 of 287
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Pension Plan for which an annual report has been filed with the
Internal Revenue Service) did not exceed the current value of the assets of such Pension Plan as of such last day.

          (e) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material. The expected post-retirement benefit obligation (determined as of the last day of the Company's most recently ended Fiscal Year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to continuation coverage mandated by Section 4980B of the Code) of the Company and its Subsidiaries has been accurately reflected in Note 11 to the Company's Financial Statements for the Fiscal Year ended August 29, 1998.

          Section 3.13. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchasers, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

          Section 3.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Tranche B Notes for the purposes set forth on Item 1.4 of Schedule II. None of the transactions contemplated by this Agreement (including, without limitation, the direct or indirect use of the proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of the Exchange Act or any regulations issued pursuant thereto, including, without limitation, Regulation T (12 C.F.R., Part 220), as amended, Regulation U (12 C.F.R., Part 221), as amended and Regulation X (12 C.F.R., Part 224), as amended, of the Board of Governors of the Federal Reserve System. The proceeds from the sale of the Notes by the Company will not be used to purchase or carry any "margin securities" within the meaning of such Regulation U, and the Company has no present intention of acquiring any such margin securities.

          Section 3.15. Existing Indebtedness; Future Liens.

          (a) Except as described therein, Item 3.15 of Schedule II sets forth a complete and correct list of all outstanding
Indebtedness of the Company and its Subsidiaries as of the date set forth therein, including the amounts, interest rates, sinking funds, installment payments and maturities of the Indebtedness of the Company and its Subsidiaries. Neither the Company nor any

                                     19

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Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

          (b) Except as disclosed in Item 3.15 of Schedule II, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien other than Permitted Liens.

          Section 3.16. Foreign Assets Control Regulations, etc. Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

          Section 3.17. Status under Certain Statutes. Neither the Company nor any Subsidiary is, and the ownership of the Property by the Company or United does not cause the Company or United to be, subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

          Section 3.18. Environmental Matters. Except as disclosed in
Item 3.18 of Schedule II:

          (a) neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

          (b) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

                                     20

                                 Page 75 of 287
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          (c)     neither the Company nor any of its Subsidiaries has
stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental
Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

          (d) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

          Section 3.19. Event of Default. No event has occurred and is continuing, and no condition exists, that, if the Notes had been issued and were Outstanding on the date hereof, would constitute a Default or an Event of Default.

          Section 3.20. Solvency. The Company is not, and immediately after giving effect to the issue and sale of the Notes and the consummation of the other transactions contemplated by the Debt
Documents and the consummation of the transactions contemplated by the Agreement and Plan of Merger will not be, insolvent as defined under any applicable federal or state law. For purposes of this
Section 3.20, "insolvent" means:

          (a)     having, at a fair valuation, total liabilities
(including unliquidated, contingent, subordinated, unmatured, disputed, legal, equitable, secured or unsecured liabilities) that exceed total assets;

          (b)     generally not paying debts as they become due;

          (c) based on current projections that are themselves based on underlying assumptions providing a reasonable basis for the projections and reflecting present circumstances and the most likely course of action for the period projected, having insufficient cash flow to pay debts as they mature;

          (d) having unreasonably small capital with which to engage in anticipated business; or

          (e) being "insolvent" as defined under any applicable federal or state law.

For purposes of this Section 3.20, the "fair valuation" of the assets of any Person shall be determined on the basis of the amount which may be realized within a reasonable time, either through collection or sale of such assets at the regular market value, conceiving the latter as the amount which could be obtained for the property in question within such period by a capable and diligent

                                     21

                                 Page 76 of 287
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seller from an interested buyer who is willing to purchase under ordinary selling conditions.

          Section 3.21. Address. The address of the principal place of business and chief executive office of the Company is the same as the address for notices to the Company provided in Section 16.

          Section 3.22. Insurance. The Company and its Subsidiaries have obtained insurance, with respect to their respective properties and businesses, with financially sound and responsible insurers, of such a nature, with such terms and in such amounts as a prudent person would maintain with respect to similar properties and a similar business and which otherwise satisfies the requirements of Section 7.2.

          Section 3.23. Representations and Warranties in Related Documents. The representations with respect to the Company or its Subsidiaries contained in the Debt Documents and the Merger Agreement, and in any document, certificate or instrument delivered pursuant thereto, are true and correct in all Material respects, and you shall be entitled to rely on such representations as if they were made to you in this Agreement as of the Closing Date.

          Section 3.24. Other Names. The businesses conducted by the Company and United prior to the date hereof have not been conducted under any corporate, trade or fictitious name except as set forth in Item 3.24 of Schedule II.

          Section 3.25. Flood Hazard Area. No portion of the Real Property lies within a designated flood plain or flood hazard area unless such portion is covered by adequate flood insurance in accordance with Section 7.2.

          Section 3.26. No Condemnations. There is no proceeding pending or, to the best knowledge of the Company, threatened which would involve the taking of any portion of the Real Property by exercise of the power of eminent domain.

          Section 3.27. Improvements Constructed in Compliance with Law. The Improvements as constructed comply in all Material respects with all applicable laws, rules, governmental regulations and restrictive covenants, including, without limitation, zoning laws, building codes, platting and subdivision regulations, handicap legislation, environmental matters and directions, rules and regulations of the fire marshal, health officer, building inspector and any other officers or any government or agency having jurisdiction, and the uses to which the Company or United, as applicable, is putting the Property complies in all Material respects with such laws, rules and governmental regulations. The Company or United, as applicable, has obtained all necessary approvals necessary to comply in all Material respects with such laws, rules and governmental requirements, and any appeal periods applicable to such approvals have expired.

          Section 3.28. Certificates of Occupancy; Condition of Improvements. All Local Governments have issued all necessary certificates of occupancy for the structures comprising the Improvements. The Improvements are currently in good condition and repair (reasonable wear and tear excepted), undamaged by fire or other casualty.

          Section 3.29. Water Sources. For so long as the Company or United, as applicable, has owned the Real Property, water has not been appropriated from any natural surface or subsurface source but rather has been and is currently supplied by the applicable Local Government or by another source approved by the appropriate state agency, and any connection to the applicable Local Government's water lines has been approved by such Local Government and all necessary deposits and initial charges for such connection have been paid in full.

          Section 3.30. Sewage Connections. For so long as the Company or United, as applicable, has owned the Real Property, sewage from the Improvements has been at all times disposed of via connection to the applicable Local Government sanitary sewer system, which connection and all connecting lines have been approved and permitted by the applicable Local Governments to the extent required by applicable law; no sewage treatment facility has been or shall be operated on such Property; all bonds, deposits and initial charges for connecting to such sanitary sewer system have been properly paid; and all necessary sampling wells have been provided.

          Section 3.31. Utilities Connections. All utility and municipal services required for the occupancy and operation of the Real Property, including, but not limited to, gas, electric and telephone facilities, are currently available to and in use at the Property.

          Section 3.32. Drains in Compliance. All parking lot or other drains on the Real Property have been constructed in accordance with all applicable permit, deposit or initial charge requirements and have been properly connected to the applicable Local Government storm or sanitary sewer lines with the approval of the applicable
Local Government, the State Department of Highways and Public Transportation or other state department, as applicable.

          Section 3.33. Trash Collection. All garbage, trash or other solid waste from or relating to the Improvements and the Real
Property is being collected and removed from the Property on a regular basis.

                                     23

                                 Page 78 of 287
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          Section 3.34. No Nuisance.  There is no public or private
nuisance condition currently existing on any part of the Real
Property.

          Section 3.35. Easements and Utility Services. The Company or United, as applicable, has all easements or other rights necessary or appropriate to the proper operation, repair, maintenance, occupancy or use of the Improvements and the Real Property as presently being and proposed to be used, including those for use, maintenance, repair and replacement of and access to structures, facilities or space for support, mechanical systems, roads, utilities (including water and sewer disposal) and any other private or municipal improvements, services and facilities.

          Section 3.36. Year 2000 Issues. The Company and each of its Subsidiaries have implemented a Year 2000 Plan which adequately addresses the Year 2000 Problem and as a result of the implementation of the Year 2000 Plan, the Year 2000 Problem does not present a reasonable likelihood of resulting in a Material
Adverse Effect.

          Section 3.37. Patronage Dividend Certificates. All Patronage Dividend Certificates issued as of the Closing Date are and shall remain, and all subsequently issued Patronage Dividend Certificates shall be and remain, subordinate in right of payment to the Indebtedness of the Company evidenced by this Agreement and the other Debt Documents on terms no less favorable to the holders of "Senior Indebtedness" under and as defined in the Indenture between the Company and First Interstate Bank of California, as Trustee, relating to $3,000,000 Subordinated Patronage Dividend Certificates
Due December 15, 2002 (the "Indenture").

SECTION 4.        REPRESENTATIONS OF THE PURCHASERS

          Section 4.1. Purchase for Investment. You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You further represent that you are an "accredited investor" within the meaning of Regulation D of the Securities Exchange Commission. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

          Section 4.2. Source of Funds. You represent and warrant that, with respect to each source of funds to be used by you to purchase the Tranche B Notes (respectively, the "Source"), at least one of the following statements is accurate as of the Closing Date:

          (a) The Source consists of assets of an "insurance company general account" as such term is defined in Section V(e) of Prohibited Transaction Class Exemption ("PTCE") 95-60 (issued July 12, 1995), and such general account satisfies the conditions set forth in Section I(a) of PTCE 95-60;

          (b) The Source is a "governmental plan" (within the meaning of Section 3(32) of ERISA);

          (c) The Source is either (i) an "insurance company pooled separate account" (within the meaning of PTCE 90-1 (issued January 20, 1990)) or (ii) a "bank collective investment fund" (within the meaning of PTCE 91-38 (issued July 12, 1991)); and you have identified in writing to the Company each "employee benefit plan" (within the meaning of Section 3(3) of ERISA) or group of such employee benefit plans that comprises 10% of the assets of such account or fund;

          (d) The Source is an "investment fund" managed by a "qualified professional asset manager" or "QPAM" (as defined in Part V of PTCE 84-14 (issued March 13, 1984)) which QPAM has been identified in writing; and no other party to the transactions described in this Agreement and no "affiliate" of such other party (as defined in Section V(c) of PTCE 84-14) has at this time, or has exercised at any time during the immediately preceding year, the authority to appoint or terminate said QPAM as manager of the assets of any Plan identified in writing pursuant to this paragraph
(d) or to negotiate the terms of said QPAM's management agreement on behalf of any such identified Plans;

          (e) The Source is one or more Plans, or a separate account or trust fund comprised of one or more Plans, each of which has been identified in writing pursuant to this paragraph (e); or

          (f) The Source includes no assets which are subject to ERISA or Section 4975 of the Code.

SECTION 5.        INFORMATION AS TO THE COMPANY

          Section 5.1.  Financial and Business Information.  The
Company shall deliver to each holder of Notes that is an Institutional Investor:

          (a) Quarterly Statements -- within forty five (45) days after the end of each Fiscal Quarter (other than the last quarterly fiscal period of each such Fiscal Year), duplicate copies of:

               (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

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




               (ii) consolidated statements of income and cash flows of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the Fiscal Year ending with such quarter, setting forth, in the case of the balance sheet, in comparative form the figures as of the end of the preceding Fiscal Year and, in the case of the statements of income and cash flows, in comparative form the figures for the corresponding periods in the previous Fiscal Year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the consolidated financial position of the Company and its Subsidiaries and their results of operations and cash flows, subject to changes resulting from year end adjustments, provided, however, that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 5.1(a);

          (b) Annual Statements -- within ninety (90) days after the end of each Fiscal Year of the Company, duplicate copies of:

               (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and

               (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail, prepared in accordance with GAAP, and accompanied:

                      (A)     by an opinion thereon of independent
certified public accountants of recognized national standing, stating that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, such opinion shall not contain a disclaimer of opinion, shall not express doubts about the ability of the Company or its Subsidiaries to continue as a going concern, shall not be limited because of a restricted or limited examination by such accountant of any material portion of the Company's and its consolidated Subsidiaries' records, or otherwise be subject to a qualification which the Required Noteholders reasonably determine is material and adverse, and

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                      (B)     to the extent not reflected or
disclosed in such financial statements or the notes thereto, a detailed report of all Guaranties of the Company and its Subsidiaries, including, without limitation, the aggregate annual payments due under such Guaranties, excluding, in the case of Guaranties of lease obligations, "percentage" rent or other contingent rent and payments made by the lessee for property taxes, insurance, utilities, common area maintenance charges and the like;

provided, however, that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such Fiscal Year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the detailed report described in clause (B) above, shall be deemed to satisfy the requirements of this Section 5.1(b);

          (c) Reports to Management -- promptly after the submission thereof to the Company, one copy of each detailed report submitted to the Audit Committee of the Board of Directors of the Company by its independent auditors in connection with each annual or interim audit of the accounts of the Company made by such accountants (including the auditors' comment letter to management, if any such letter is prepared);

          (d) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

          (e) Notice of Default or Event of Default -- immediately, and in any event within 5 days after a Responsible Officer's becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 9(g), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

          (f) ERISA Matters -- promptly, and in any event within five (5) days after a Responsible Officer's becoming aware of any of the following that could result in the imposition of a tax or

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other penalty on the Company or any ERISA Affiliate in connection with any Plan, a written notice specifying the nature thereof, what action the Company is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service, the U.S. Department of Labor, the PBGC or any foreign governmental entity with respect thereto: (i) an ERISA Termination Event, (ii) a "prohibited transaction" (within the meaning of Section 4975 of the Code or Section 406 of ERISA), other than one to which an exemption applies, (iii) a failure to make a timely contribution to any Pension Plan, if such failure has given rise to a lien under Section 412(n) of the Code or any comparable provision of applicable foreign law, or (iv) an actual, asserted or alleged violation of ERISA, the Code or applicable foreign law;

          (g) Notices from Governmental Authority -- promptly, and in any event within thirty (30) days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

          (h) Reports to Other Lenders -- without duplication, concurrently with the delivery therewith, promptly upon their becoming available, one copy of each income statement (including consolidating income statements), report, notice or other information (other than routine notices of borrowings and repayments) sent by the Company or any Subsidiary to any Person that holds Indebtedness of the Company or any Subsidiary;

          (i) Payments under Guarantees -- promptly, and in any event within five (5) days after the Company has, paid $250,000 or more under any Guaranty, notice of such payment and the circumstances giving rise to such payment;

          (j) GCC's Tangible Net Worth -- promptly, and in any event within five (5) days after a Responsible Officer's becoming aware that GCC's Tangible Net Worth (as defined in Section 2 of the Operating Agreement) is equal to or less than $15,000,000, notice of such event;

          (k) Financial Reports of Financial Subsidiaries and Insurance Subsidiaries -- promptly, and in any event within thirty
(30) days of receipt thereof, copies of the financial statements (balance sheet, statement of income and statement of cash flows) of the Financial Subsidiaries and the financial statements (balance sheet and statement of income) of the Insurance Subsidiaries for each Fiscal Year of such Subsidiary prepared in such Subsidiary's ordinary course of business;

          (l) Material Litigation -- promptly upon and, in any event, within thirty (30) days after, any Responsible Officer of the Company having knowledge thereof, notice of the institution of

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




any suit, action or proceeding against the Company, any of its Subsidiaries or any shareholder thereof which has a reasonable possibility of being determined adversely to the Company and, if so determined, could have a Material Adverse Effect;

          (m) Events Relating to the Property -- until the Release Date, promptly upon and, in any event, within five (5) days after, any Responsible Officer of the Company having knowledge thereof, notice of (i) any default or event of default under any Material agreement relating to all or a Material portion of the Property to which the Company or any of its Subsidiaries is a party, (ii) any claim exceeding $500,000 made by the Company under any insurance policy with respect to all or a portion of the Property, or (iii) the institution of any suit, action or proceeding affecting all or a Material portion of the Property, in which the amount involved exceeds $500,000 or in which injunctive or similar relief is sought;

          (n) Amendment of Charter Documents -- any proposed amendment, modification or supplement to the articles of incorporation or bylaws of the Company that Materially affects the interests of the Noteholders at least five (5) business days prior to the proposed effective date thereof;

          (o) Information Required by Rule 144A -- with reasonable promptness, upon the request of the holder of any Note, provide such holder, and any "qualified institutional buyer" (as such term is defined in Rule 144A under the Securities Act as in effect on the date of this Agreement) designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of such Rule 144A in connection with the resale of Notes;

          (p) Material Adverse Change - promptly upon and, in any event, within five (5) days after, any Responsible Officer of the Company having knowledge thereof, notice of any material adverse change in the business, operations or financial or other condition of the Company since the date hereof;

          (q) Requested Information -- with reasonable promptness, such other data and information relating to the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes;

          (r)     Financial Forecasts -- No later than seventy-five
(75) days following the close of each Fiscal Year, a consolidated projected income statement and any other projections prepared in the ordinary course of the Company's business, in each case for the upcoming Fiscal Year and including a substantive description of each of the material underlying assumptions used in preparing such consolidated projected income statement or other projections in form and detail reasonably satisfactory to the Noteholders; and

          (s) Auditors' Letters -- Promptly upon receipt thereof, copies of all material reports submitted to the Company by their independent public accountants in connection with each annual, interim or special audit of the financial statements of the Company or its Subsidiaries made by such accountants, including, without limitation, the comment letter submitted by such accountants to management in connection with their annual audit.

          Section 5.2. Officer's Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section
5.1(b) hereof shall be accompanied by a certificate of a Senior
Financial Officer setting forth:

          (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company and its Subsidiaries were in compliance with the requirements of Section 8.4 through 8.6, inclusive, during the quarterly or annual period covered by the statements then being furnished including, with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence; and

          (b) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

          Section 5.3. Accountants' Certificates. Each set of financial statements delivered pursuant to Section 5.1(b) shall be accompanied by a report of the independent certified public accountants who shall have reported on such financial statements stating that such accountants have read this Agreement insofar as is necessary for such report and that, in making the examination necessary to express an opinion on such financial statements, such accountants have obtained no knowledge of any condition or event pertaining to accounting or financial matters, or the financial condition of the Company, that then constitutes a Default or an

Event of Default, or, if any Default or Event of Default then exists, specifying the nature and period of existence thereof.

          Section 5.4. Inspection. The Company shall permit the representatives of each holder of Notes that is an Institutional
Investor:

          (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to examine its books of account, records, reports and other papers, to make copies and extracts therefrom, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, employees and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

          (b) Default -- if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

SECTION 6.        PREPAYMENT OF THE NOTES

          Section 6.1.  Required Prepayments.

          (a) Generally. On June 1, 2000, and on the first Business Day of each month thereafter to and including the month immediately preceding the Tranche A Maturity Date, the Company will pay equal monthly installments of principal of and accrued interest on the Tranche A Notes in the aggregate amount of $853,727.34 without payment of the Make-Whole Amount or any premium (the "Amortization Payment"). Notwithstanding the foregoing, in the event that the Company satisfies each of the terms set forth in
Section 1.7(b) hereof, the Amortization Payment shall be reduced to take into account the reduction of the interest rate on the Tranche A Notes from a fixed rate of 7.72% per annum to a fixed rate of 7.22% per annum effective as of the Release Date. The adjusted Amortization Payment shall be a level monthly payment of principal of and accrued interest on the Tranche A Notes in an amount sufficient to pay in full the principal outstanding as of the Release Date and accrued interest (at the fixed rate of 7.22% per annum) on the Assumed Tranche A Maturity Date (the "Adjusted Amortization Payment"). The Assumed Tranche A Maturity Date shall mean June 1, 2012. The Collateral Agent shall deliver to the Company a calculation of the Adjusted Amortization Payment at least five (5) Business Days prior to the Release Date and such calculation shall be binding and conclusive absent manifest error. Notwithstanding anything to the contrary contained herein or in any Tranche A Note, however, the final payment due under each Tranche
A Note (whether at maturity, by acceleration or otherwise) shall be in an amount sufficient to pay in full all outstanding principal thereon together with all accrued interest and premium due hereon.

          (b) Reduction of Prepayment Amount. Upon any partial prepayment of the Tranche A Notes pursuant to Section 6.2 or purchase of the Tranche A Notes permitted by Section 6.5, the principal amount of each required payment of principal of and accrued interest on Tranche A Notes becoming due under this Section
6.1 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Tranche A Notes is reduced as a result of such prepayment or purchase.

          (c) Prepayment of Interest. The Company will prepay on the Closing Date (i) interest accrued on the Prior Notes from September 1, 1999 to the day preceding the Closing Date, and (ii) interest to accrue on the Notes from the Closing Date to September 30, 1999.

          Section 6.2. Optional Prepayments with Make-Whole Amount. On and after the first (1st) day of the calendar month following the Closing Date, the Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time, any part of the Notes, in an amount not less than $3,000,000 in aggregate principal amount of the Notes then Outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus interest accrued to the date of prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section
6.2 not less than thirty (30) days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 6.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation, which calculation shall be subject to the approval of the Noteholders. Two Business Days prior to such prepayment, the

                                     32

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Company shall deliver to each holder of Notes a certificate of a
Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date. The exchange on the Closing Date of the Prior Notes for the Tranche A Notes pursuant to Section 1.3(a) shall not be construed as a prepayment of the Prior Notes.

          Section 6.3. Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time Outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

          Section 6.4. Maturity; Surrender, etc. In the case of each prepayment of Notes pursuant to this Section 6, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

          Section 6.5. Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the Outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

          Section 6.6. Make-Whole Amount. The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

            "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section
6.2 or has become or is declared to be immediately due and payable pursuant to Section 10.1, as the context requires.

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            "Discounted Value" means, with respect to the Called
Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

            "Reinvestment Yield" means, (i) with respect to the Called Principal of any Tranche A Note, 0.25%, in the case of Called Principal payable prior to April 14, 2003, and 0.75%, in the case of Called Principal payable after April 14, 2003, and (ii) with respect to the Called Principal of any Tranche B Note, 0.50%, in each case over the yield to maturity implied by (x) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as the applicable PX page of the Bloomberg Financing Markets Service (or such other display as may replace such display) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (y) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the constant maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the constant maturity closest to and less than the Remaining Average Life.

            "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

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            "Remaining Scheduled Payments" means, with respect to the
Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date; provided, however, that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to this Section 6 or Section 10.1; provided, further, that for purposes of calculating the Remaining Scheduled Payments with respect to the Tranche A Notes, the calculation of the remaining interest payments on the Tranche A Notes shall be based on a fixed interest rate of 7.22% regardless of whether the interest rate on the Tranche A Notes has been reduced to such rate pursuant to
Section 1.5(b) prior to the Settlement Date.

            "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 6.2 or has become or is declared to be immediately due and payable pursuant to Section 10.1, as the context requires.

          Section 6.7. Restrictions on Prepayment. Except as otherwise provided in this Section 6, there shall be no prepayment, in whole or in part, of the principal of all or any of the Notes. The Company waives any right to prepay the Notes except under the terms and conditions as set forth in this Section 6 and agrees that if the Notes are prepaid pursuant to Section 6.2, the Company will pay the Make-Whole Amount. The Company hereby acknowledges that the inclusion of this waiver of prepayment rights and agreement to pay the Make-Whole Amount upon prepayment of the Notes pursuant to
Section 6.2 was separately negotiated with the Purchasers, that the economic value of the various elements of this waiver and agreement was discussed, that the consideration given by the Company for the Notes was adjusted to reflect the specific waiver and agreement negotiated between the Company and the Purchasers and contained herein, and that this waiver is intended to comply with state laws comparable to California Civil Code Section 2954.10.

                                                  The Company's Initials______

SECTION 7.        AFFIRMATIVE COVENANTS

            The Company covenants that so long as any of the Notes are outstanding:

          Section 7.1. Compliance with Law. The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and

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




will obtain and maintain in effect all licenses, certificates, permits, franchises, patents, trademarks, service marks, trade names, copyrights, design patents and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that noncompliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          Section 7.2.  Insurance.

          (a) The Company will, from and after the Release Date, and, at all times during the term hereof, will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, coinsurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

          (b) Until the Release Date, the Company will maintain, or cause to be maintained, in full force and effect, with such insurers, amounts, coverages and forms reasonably satisfactory to and approved by the Noteholders, insurance as follows:

               (i) Required Insurance Coverages and Limits. The Company agrees that it will at its own cost and expense and at all times during the term carry and maintain or cause to be carried and maintained:

                      (A)     Casualty Insurance -- "all risk"
property insurance on the Property in an amount not less than the full replacement cost of the Property (without regard to depreciation), which coverage shall include, without limitation, flood insurance (for any Real Property located in a flood plain) and earthquake insurance, but (in either case) only to the extent that such coverage is generally available at commercially practicable rates;

                      (B)     Liability Insurance -- comprehensive
general liability insurance (including, without limitation, blanket contractual, personal injury, XCU hazards, products/completed operations, independent contractors, and broad form property damage) applicable to the Property in such amounts as from time to time are usually carried by organizations similar to the Company owning or leasing and operating similar properties in similar locations; provided, however, that the Company shall be required to

                                     36

                                 Page 91 of 287
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carry and maintain liability insurance applicable to the Real
Property in a minimum amount equal to $50,000,000 aggregate/$1,000,000 per occurrence;

                      (C)     Business Interruption Insurance --
business interruption insurance covering actual losses sustained, including, without limitation, extra and continuing expenses, and in any event in an amount not less than the debt service due under the Notes for any period of at least three (3) consecutive years, and covering the corresponding hazards under the "all risk" insurance described in clause (i) above;

                      (D)     Worker's Compensation - worker's
compensation insurance with respect to employees of the Company sufficient to meet the statutory requirements of all states where the Real Property is located; and

                      (E)     Other Insurance -- such other
insurance with respect to the Company's property and business of such a nature, with such terms and in such amounts, as a prudent person with the Company's financial resources would maintain with respect to similar properties and a similar business, and, in any event, insurance on all its property of a character usually insured by corporations engaged in the same or a similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against and for by such corporations.

               (ii) Insurance Terms. All the insurance policies required pursuant to Section 7.2(b) above shall be subject to such deductible amounts and retentions as are usual and customary for entities similar to the Company owning or leasing and operating similar properties, but in no event greater than reasonably acceptable to the Noteholders. In addition, the Company shall require worker's compensation and liability coverage by contractors and major subcontractors at all times that any of the foregoing shall be performing services with respect to a material repair or modification of all or any portion of the Property.

               (iii) Additional Insureds; Loss Payees. The terms and conditions of this Section 7.2(b) shall be of no further force and effect from and after the Release Date. All insurance hereunder shall name the Noteholders and such other parties (with an insurable interest) as the Noteholders may designate as additional insureds as their respective interests may appear (in the case of insurance required by clauses (b)(i)(D) and (b)(i)(E), to the extent permitted under applicable law and available from the respective insurers). All insurance referred to in clauses
(b)(i)(A) and (b)(i)(C) above shall name the Collateral Agent as loss payee. The Company agrees to effect all insurance provided for in this Section 7.2 with financially sound and responsible insurance companies legally qualified to issue insurance in all states where the Property is located and reasonably acceptable to the Noteholders. All such policies referred to in clauses (a) and
(b) and such other policies as to which the Noteholders are named as an additional insured or loss payee, as the case may be, shall
(i) provide that the same shall not be cancelled, materially modified or terminated without at least thirty (30) days' (or twenty (20) days' in the case of nonpayment of premium) prior written notice to each insured and each loss payee named therein,
(ii) provide for at least thirty (30) days' prior written notice to each insured and each loss payee named therein of the date on which such policies shall terminate by lapse of time if not renewed,
(iii) contain a breach-of-warranty clause providing that the respective interests of the Noteholders or any other additional insured or loss payee shall not be invalidated by any action or inaction of the Company or any other Person, (iv) insure the Noteholders and any other additional insured or loss payee regardless of any breach or violation by the Company or any other Person of any warranties, declarations, or conditions contained in the policies related to such insurance, (v) except for the insurance referred to in clause (b)(i)(D) above, provide that the insurer thereunder waives all right of subrogation against the Noteholders and waives any right of set-off or counterclaim and any other right of deduction whether by attachment or otherwise, (vi) be primary without right of contribution from any other insurance carried by or on behalf of any Noteholder with respect to any interest in the Property, (vii) provide that no person other than the Company shall have any liability for any premiums with respect thereto and (viii) provide that inasmuch as the policies are written to cover more than one insured, all terms and conditions, insuring agreements and endorsements, with the exception of limits of liability, shall operate in the same manner as if there were a separate policy covering each insured. No Noteholder shall, by reason of accepting, rejecting, approving or obtaining insurance incur any liability for the existence, nonexistence, form or legal sufficiency thereof, the solvency of any insurer, or the payment of any losses.

               (iv) Certificate. On or prior to the Closing Date, and not less than five (5) days prior to the expiration dates of the expiring policies required pursuant to this Section 7.2, the Company shall deliver to you certificates of insurance issued by the insurers thereunder or by an insurance broker authorized to bind such insurers evidencing the insurance maintained pursuant to this Section 7.2.

               (v) Performance by Noteholders. In the event that the Company fails to maintain insurance as herein provided, the Noteholders may at their option, but without obligation, provide such insurance and, in such event, the Company shall, upon demand from time to time, reimburse the Noteholders for the cost thereof, together with interest on such cost from the date of payment of such cost to the date of reimbursement.

                                     38

                                 Page 93 of 287
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               (vi)        Proceeds.  Until the Release Date, the amount
collected under any such insurance policies maintained pursuant to this Section 7.2 shall be distributed or applied in accordance with the terms and provisions of this Agreement, the Security Agreements or the Deeds of Trust, as applicable.

               (vii)       Separate Insurance.  Nothing in this Section
7.2 shall be construed to prohibit any Noteholder from insuring at its own expense its interest therein, and any insurance so maintained shall not provide for or result in a reduction of the coverage or the amounts payable under any of the insurance required to be maintained by the Company under this Section 7.2.

          Section 7.3.  Maintenance of Properties.

          (a) Generally. The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section 7.3 shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (b) Maintenance of the Property. With respect to the Property specifically, until the Release Date, the Company covenants and shall cause United, as applicable:

               (i) to keep the Property in good condition and repair (reasonable wear and tear excepted);

               (ii) subject to Section 8.4, not to remove or demolish the Property or any part thereof;

               (iii) to complete or restore promptly and in good and workmanlike manner the Property or any part thereof which may be damaged or destroyed (provided, that, in the case of an insured loss, any insurance proceeds are made available by the Collateral Agent in accordance with the terms and conditions of the applicable Deed of Trust) unless the part thereof so damaged or destroyed is obsolete or no longer used by the Company in the operation of its business and the failure to complete or restore such part of the Property will not result in a Material reduction in the value of the Property;

               (iv) except as are being contested under Section 8.5, to pay when due all claims for work performed and for materials furnished on or to the Real Property, and to pay any and all Liens arising out of or resulting from work performed or materials supplied on or to the Real Property;

               (v) to comply in all Material respects with and not suffer any Material violations of (A) any and all laws, ordinances, regulations and standards, including, but not limited to, all Environmental Laws, (B) any and all covenants, conditions, restrictions and equitable servitudes, whether public or private, of every kind and character, and (C) all requirements of insurance companies and any bureau or agency which establishes standards of insurability, which laws, covenants or requirements affect the Property and pertain to acts committed or conditions existing thereon, including, without limitation, such work of alteration, improvement or demolition as such laws, covenants or requirements mandate;

               (vi) not to commit or permit waste of the Property or any material part thereof;

               (vii) to do all other acts which from the character or use of the Property may be reasonably necessary to maintain and preserve its value unless the reduction in the value of the Property results from generally prevailing market conditions;

               (viii) to perform in all Material respects all obligations required to be performed in any leases, conditional sales contracts or like agreements affecting all or any portion of the Property or the operation, occupation or use thereof; and

               (ix) to make no further assignment of rents of the Property.

          (c) Until the Release Date, the Company will, and shall cause United to, execute and, where appropriate, acknowledge and deliver such further instruments as the Noteholders reasonably deem necessary or appropriate to preserve, continue, perfect and enjoy the security provided by the Security Documents.

          (d) Until the Release Date, (i) the Company shall not, and shall cause United not to, seek, make or consent to any agreements, restrictions or change in the zoning or conditions of use of the Property that would be binding on the successors or assigns of the Company or United, as applicable, or that would affect the ability of the Company or United, as applicable, to continue to use the Property for substantially the same purposes as presently used without the prior written consent of the Noteholders, which consent shall not be unreasonably withheld or delayed if such agreements, restrictions and changes do not affect the priority or materially impair the value of the Noteholders' security under the Security Documents; (ii) the Company or United, as applicable, shall comply, in all Material respects, with and make all payments required under the provisions of any covenants, conditions or restrictions affecting the Property; and (iii) the Company or United, as applicable, shall comply with all existing and future requirements of all governmental authorities having jurisdiction over all or any portion of the Property unless the requirement is being properly contested or failure to comply will not have a Material Adverse Effect.

          Section 7.4.  Payment of Taxes and Claims.

          (a) The Company will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if
(i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

          (b) The Company will pay and discharge promptly after notice and prior to delinquency, all taxes, assessments, levies, imposts, duties, fees and charges imposed by any federal, state or Local Government authority upon any Noteholder by reason of its interest in the Property created hereby, under any of the Security Documents or by reason of any payment, or portion thereof, made to any Noteholder hereunder; provided, however, that the Company shall not have any obligation to pay or discharge any Noteholder's business or franchise taxes, federal or state income taxes, business and occupation taxes payable in lieu of state income taxes or other taxes that are measured by and imposed upon the Noteholder's net income or receipts.

          (c) Until the Release Date, the Company will, and shall cause United to, pay and discharge promptly all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other similar Persons for labor, materials, supplies and rentals that, if unpaid, might by law become a Lien upon all or a portion of the Property or any of its other property; provided, however, that none of the foregoing need be paid while the same is being contested in good faith by appropriate proceedings diligently conducted in accordance with the conditions of Section 8.5.

          Section 7.5. Corporate Existence, Designation of Subsidiaries, etc. Subject to Section 8.2, (a) the Company will, and shall cause United to, take and fulfill, or cause to be taken and fulfilled, all actions and conditions necessary to preserve and keep in full force and effect its existence, rights and privileges as a corporation and will not liquidate or dissolve, and it will take and fulfill, or cause to be taken and fulfilled, all actions and conditions necessary to qualify, and to preserve and keep in full force and effect its qualification, to do business as a foreign corporation in the jurisdictions in which the conduct of its business or the ownership or leasing of its properties requires such qualification and the failure so to qualify would have a Material Adverse Effect; provided, however, that, upon fifteen (15) Business Days prior written notice to the Collateral Agent, the Company may merge United with and into the Company, and (b) the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

          Section 7.6. Keeping of Records and Books of Account. The Company shall keep, and cause each of its Subsidiaries to keep, adequate records and books of accounts, in which complete entries will be made and which in the case of financial statements referred to in Section 5.1 will be prepared (except as otherwise expressly provided in this Agreement) in accordance with GAAP, consistently applied, reflecting all financial transactions of the Company and each of its Subsidiaries on a consolidated basis. The Company shall keep, and cause each of its Subsidiaries to set aside on its books from its earnings for each Fiscal Year, in amounts deemed adequate in the reasonable opinion of the Company, all proper accruals and reserves that, in accordance with GAAP, should be set aside from such earnings in connection with its business, including reserves for depreciation, obsolescence and/or amortization, third party insurance payment and claims and accruals for taxes based on or measured by income or profits and for all other taxes.

          Section 7.7.  ERISA.

          (a) The Company and the ERISA Affiliates each will take all actions and fulfill all conditions necessary to maintain any and all Plans in substantial compliance with applicable requirements of ERISA and the Code until such Plans are terminated, and the liabilities thereof discharged, in accordance with applicable law.

          (b) No Pension Plan will have any "accumulated funding deficiency" (within the meaning of Section 412 of the Code), which deficiency could reasonably be expected to have a Material Adverse Effect.

          Section 7.8. Additional Subsidiary Guarantors. In the event that the Company acquires or capitalizes any Subsidiary after the Closing Date with assets in excess of $30,000, or any existing Subsidiary acquires total assets in excess of $30,000, the Company shall cause such Subsidiary (except for the Financial Subsidiaries and the Insurance Subsidiaries) to execute a Subsidiary Guaranty.

          Section 7.9. Maintenance of Office. The Company will maintain at the office located at the address for notices to the Company provided in Section 16 an office where notices, presentations and demands in respect of this Agreement, the Notes and the other Debt Documents may be given to and made upon them; provided, however, that the Company may, upon fifteen (15) Business Days' prior written notice to the Noteholders, move such office to any other location within the State of California.

          Section 7.10. Change in Name. Until the Release Date, the Company shall not, and shall cause United not to, change its name unless and until it has (a) delivered written notice of such name change to the Noteholders not less than fifteen (15) Business Days before such name change is to take effect and (b) in connection with any such name change, caused to be completed and executed by the Company such instruments and documents as may be requested by the Noteholders and as are deemed by the Noteholders to be necessary or desirable to perfect, preserve or protect the mortgages, Liens, security interests and assignments created or intended to be created by the Security Documents, or to obtain for the Noteholders the full benefit of the specific rights and powers herein and therein granted, including, without limitation, the execution and delivery of Uniform Commercial Code financing statements, continuation statements or amendments with respect thereto, or similar instruments relating to the perfection of the mortgages, Liens, security interests or assignments created or intended to be created by the Security Documents. All fees, costs and expenses in connection with the foregoing shall be the sole responsibility of the Company.

          Section 7.11. Indemnification.

          (a) Except as provided in subsection (c) below and until the Release Date, the Company will defend, protect, indemnify and hold harmless each Noteholder, its directors, officers, employees and agents and each Person, if any, who controls such Noteholder within the meaning of the Securities Act or the Exchange Act (any and all of whom are referred to as the "Indemnified Party") against, and will protect, save and hold harmless each Indemnified Party from and against, any and all claims, demands, loss, damage, liability (joint or several), expense or cost (including all legal fees or other expenses reasonably incurred by such Indemnified
Party in connection with the preparation for or defense of any pending or threatened claim, action or proceeding, whether or not resulting in any liability) imposed on, incurred by or asserted against such Indemnified Party (whether or not such Indemnified
Party is a party thereto) under any applicable federal or state law or otherwise caused by or arising out of, or allegedly caused by or arising out of (i) the Property or any part thereof, (ii) this Agreement and any amendments, modifications, consents or supplements hereto or any transaction contemplated hereby, other than losses, claims, damages or liabilities resulting from any misrepresentation made by such Noteholder in Section 4, (iii) the other Debt Documents and any amendments, modifications, consents or supplements to any thereof, or any action or inaction by the Company in connection with any thereof, (iv) the enforcement of any agreement, restriction or legal requirement affecting the Property or any part thereof, (v) any Default or Event of Default, or (vi) the design, construction, financing, mortgaging, construction, purchase, sale, acceptance, rejection, ownership, acquisition, delivery, non-delivery, shipment, lease, sublease, rental, preparation, possession, use, non-use, operation, condition, maintenance, repair, restoration, modification, storage, transportation, transfer of title, abandonment, return, or any application, disposition or transfer of all or any part of the Property or the imposition of any Lien (or incurrence of any liability to refund or pay over any amount as a result of such
Lien) on the Property or any interest therein.

          (b) The matters covered by the indemnification provided for in subsection (a) above shall include, without limitation, any claim or penalty arising from (i) violations of laws, or in tort
(by application of the doctrine of strict liability or otherwise),
(ii) the active or passive negligence of any Indemnified Party,
(iii) latent or other defects, whether or not discoverable by such Indemnified Party, the Company or any other Person, (iv) loss of or damage to any property or the environment, (v) violation of any Environmental Law or the presence of any Hazardous Material or other waste on all or any portion of the Property, (vi) death of or injury to any person and (vii) any claim for patent, trademark or copyright infringement. In addition, each Indemnified Party shall be entitled to indemnity hereunder whether such indemnity arises because of an act or omission by such Indemnified Party (subject to subsection (c) below) or otherwise, whether or not the claims giving rise to indemnity hereunder are also indemnified against by any other Person under any other document, and whether or not the transactions contemplated hereby are consummated.

          (c) Notwithstanding any of the indemnities set forth above, the Company shall not be required to indemnify any Indemnified Party for any loss, damage, liability, cost or expense arising from (i) the willful misconduct or gross negligence of such Indemnified Party or (ii) such Indemnified Party's business or franchise taxes, federal or state income taxes, business and occupation taxes payable in lieu of state income taxes or other taxes that are measured by and imposed upon such Indemnified Party's net income or receipts; and

          (d) Promptly after receipt by an Indemnified Party of notice of any claim, action or proceeding with respect to which an Indemnified Party is entitled to indemnity hereunder, such Indemnified Party will notify the Company of such claim or the commencement of such action or proceeding; provided, however, that the failure of an Indemnified Party to give notice as provided herein shall not relieve the Company of its obligations under this
Section 7.11 with respect to such Indemnified Party, except to the extent that the Company is actually prejudiced by such failure. The Company will assume the defense of such claim, action or proceeding and will employ counsel satisfactory to the Indemnified Party and will pay the fees and expenses of such counsel. Notwithstanding the preceding sentence, the Indemnified Party will be entitled, at the expense of the Company, to employ counsel separate from counsel for the Company and for any other party in such action if the Indemnified Party reasonably determines that a conflict of interest or other reasonable basis exists which makes representation by counsel chosen by the Company not advisable. In the event an Indemnified Party (or any of its officers, directors or employees) appears as a witness in any action or proceeding brought against the Company in which an Indemnified Party is not named as a defendant, the Company agrees to reimburse such Indemnified Party for all out-of-pocket expenses incurred by it (including fees and expenses of counsel) in connection with its appearing as a witness. The obligations of the Company under this Section 7.11 shall survive the payment or prepayment of the Notes, the termination of this Agreement, and the reconveyance of the Deeds of Trust.

          Section 7.12. Post Closing Items.

          (a) Within sixty (60) days after the Closing Date, the Company shall deliver to Purchasers' Counsel, at the Company's sole cost and expense, ALTA Boundary and Improvements Surveys of the Real Property by a licensed surveyor reasonably satisfactory to the Noteholders, in form and substance satisfactory to the Noteholders, and accompanied by a certificate from such surveyor in the form of Exhibit G hereto (the "Surveys"). The Company shall, at its expense, cause the Title Policies to be amended to remove any survey exceptions relating to such facilities and to include a
116.1 endorsement regarding the Surveys. The Company shall, at its expense, promptly remedy any encroachment or other matter not reasonably acceptable to the Noteholders that is disclosed by the Surveys. None of the encumbrances, rights, agreements, actions or instruments referenced in the Pro Forma Title Policies issued by Chicago Title Company could have a Material Adverse Effect.

          (b) Within thirty (30) days after the Closing Date, the Company shall deliver to Purchasers' Counsel, at the Company's sole cost and expense, results of a search of the Federal and state environmental record sources specified in ASTM Standard E 1527 97
Section 7.2.1.1 with respect to each of the parcels comprising the Real Property. The Company, at its expense, shall take all commercially reasonable steps to, as reasonably as practicable after the Closing Date, remedy any violation of Environmental Laws or other matters not reasonably acceptable to the Noteholders disclosed by such record searches.

          (c) The Company shall use its best efforts to cause Joe Notrica, Inc. ("Notrica") to execute and deliver to the Collateral Agent the Estoppel Certificate in substantially the form attached hereto as Exhibit K, and to cause each of Notrica and Preferred Public Storage, Inc. to execute and deliver to the Collateral Agent the Agreement of Subordination, Non-Disturbance and Attornment in substantially the form attached hereto as Exhibit L, in each case as soon as reasonably practicable after the Closing Date.

          Section 7.13. Year 2000 Issues. Take all action reasonably necessary and appropriate to implement the Year 2000 Plan to insure that (a) the Company and each of its Subsidiaries are Year 2000 Compliant in all of their material systems by September 30, 1999, except to the extent that the failure to be Year 2000 Compliant as of such date would not result in a Material Adverse Effect, and (b) the Year 2000 Problem shall not result in a Material Adverse
Effect.

SECTION 8.        NEGATIVE COVENANTS

            The Company covenants that so long as any of the Notes are outstanding:

          Section 8.1. Transactions with Affiliates. The Company will not and will not permit any Subsidiary to (i) enter into, directly or indirectly, any transaction (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate of the Company or any Subsidiary (other than the Company or another Subsidiary), or (ii) amend, modify or supplement any such transaction with such an Affiliate, except, in each case, in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in an arm's-length transaction with a Person not an Affiliate of the Company or a Subsidiary that is reasonably comparable to the Affiliate transaction, based on the totality of the applicable circumstances.

          Section 8.2.  Consolidation and Merger.  The Company will not
(a) change its form of organization or the nature of its business, or (b) merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it unless (i) the Company is the surviving entity, (ii) no Default or Event of Default shall have occurred and be continuing at the time of such merger and (iii) such merger shall not otherwise cause or result in a Default or Event of Default.

          Section 8.3. Disposal of Ownership of a Subsidiary. The Company will not, and will not permit any of its Subsidiaries to, sell or otherwise dispose of any shares of Subsidiary Stock, nor will the Company permit any such Subsidiary to issue, sell or otherwise dispose of any shares of its own Subsidiary Stock, provided that the foregoing restrictions do not apply to:

          (a) the issue of directors' qualifying shares by any such Subsidiary;

          (b) the sale of Subsidiary Stock to the Company or a Wholly-Owned Subsidiary;

          (c) the sale or disposition of Subsidiary Stock by the Company if (i) such Transfer satisfies the requirements of Section
8.4 and (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; or

          (d) the sale to a member-patron of the Company of Subsidiary Stock of a Subsidiary whose assets were acquired by such Subsidiary with the intent and purpose of transferring to a member-patron such assets or the Subsidiary Stock of such Subsidiary, the Company gives the Noteholders a notice of such intent and purpose within 30 days after such acquisition, and such Subsidiary Stock is so transferred within 18 months after the acquisition by such Subsidiary of such assets.

          Section 8.4. Sale of Assets, Etc. The Company will not, and will not permit any of its Subsidiaries to, make any Transfer except

          (a) with respect to the Property and until the Release Date, a Transfer (i) to replace assets and other Personal Property with Property having a fair market value, condition and utility at least equal to that of the Property replaced if the Noteholders will have a first priority security interest in the replacement Property, and (ii) of Personal Property that is obsolete or no longer required in the operation of the business of the Company or any of its Subsidiaries provided that the business of the Company or its Subsidiary, applicable, is being conducted in the ordinary course consistent with past practice.

          (b) with respect to assets not constituting Property and from and after the Release Date with respect to any assets including the Property,

               (i)         as permitted under Sections 8.2 and 8.3;

               (ii) a Transfer to the Company or a Wholly-Owned Subsidiary so long as immediately before and immediately after the consummation of any such Transfer and after giving effect thereto, no Default or Event of Default exists;

               (iii) any Transfer made in the ordinary course of business and involving only property that is either (i) inventory held for sale or (ii) equipment, fixtures, supplies or materials no longer required in the operation of the business of the Company or any of its Subsidiaries or that is obsolete;

               (iv) any Transfer made in the ordinary course of business of short term high quality investments of the Company or any Subsidiary that are generally considered to be "cash equivalents";

               (v) any transfer of an investment made by a Financing Subsidiary, a Retailing Subsidiary or an Insurance
Subsidiary in the ordinary course of business;

               (vi) any Transfer of property that was acquired by the Company or any Subsidiary subsequent to the Closing Date if such property is leased to the Company or such Subsidiary within 180 days after such Transfer;

               (vii) a Transfer to a member-patron of the Company of the assets of a Subsidiary whose assets were acquired by such Subsidiary with the intent and purpose of transferring to a member-patron such assets or the Subsidiary Stock of such Subsidiary, the Company gives each holder of a Note a notice of such intent and purpose within 30 days after such acquisition and such assets are so transferred within 18 months after the acquisition by such Subsidiary of such assets;

               (viii)      any Transfer if

                      (A)     in the good faith opinion of the
Company, the Transfer is in exchange for consideration having a Fair Market Value at least equal to that of the property exchanged and is in the best interest of the Company or such Subsidiary;

                      (B)     before and immediately after the
consummation of any such Transfer and immediately after giving effect thereto, no Default or Event of Default would exist; and

                                     48

                                Page 103 of 287
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                      (C)     the book value of the assets that are
the subject of such Transfer plus the book value of all other assets subject to such a Transfer during the 12-month period preceding such Transfer are less than 10% of Consolidated Assets as of the Report Date;

               (ix) any Transfer to the extent that, within 180 days after such Transfer, the Person making such Transfer acquires productive assets and/or enters into contracts for the construction of productive assets, diligently pursues completion of such construction and completes such construction within two years after such Transfer and the aggregate acquisition and construction cost of such productive assets is equal to or greater than the Net
Proceeds Amount from such Transfer; and

               (x) any sale of all or any portion of the assets or capital stock of Sav Max if (a) in the good faith opinion of the Company, such sale is in exchange for consideration having a Fair Market Value at least equal to that of the property exchanged and is in the best interest of the Company, and (b) before and immediately after the consummation of such sale and immediately after giving effect thereto, no Default or Event of Default would exist.

          Section 8.5.  Liens.

          (a) Until the Release Date, the Company will not, directly or indirectly, create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to all or any portion of the Property, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except Permitted Liens. The Company shall pay, at or prior to maturity, all obligations secured by Liens which shall now or hereafter encumber the Property or any part thereof or interest therein, whether senior or subordinate hereto, including, without limitation, all claims for work or labor performed, or materials or suppliers furnished, in connection with any work of demolition, alteration, improvement of or construction upon all or any portion of the Property. The Company shall have the right to contest in good faith any such obligation or claim provided such contest shall be prosecuted diligently and in a manner not prejudicial to the Noteholders, and if a final judgment adverse to the Company is obtained, such judgment shall be fully paid or discharged within ten (10) days after the entry of such judgment.

          (b) The following Section 8.5(b) shall be of no further force and effect from and after the Release Date. Upon demand by the Noteholders, the Company shall defend, indemnify and hold the Noteholders harmless against any obligation or claim described in
Section 8.5(a) above so contested by the Company, and upon demand by the Noteholders, the Company shall make suitable provision by

                                     49

                                Page 104 of 287
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payment to the Noteholders or by posting a bond or other security satisfactory to the Noteholders for the possibility that the contest will be unsuccessful, including, if the Noteholders request, a bond equal to one and one half times the amount of such mechanics' or materialmen's liens. Such provision shall be made within ten (10) days after demand therefor and, if made by payment of funds to the Noteholders, the amount so deposited, with all earnings thereon, shall be disbursed in accordance with the resolution of the contest either to the Company or the adverse claimant. If the Company fails to post a suitable bond or other acceptable security as provided, the Noteholders may remove or pay such Lien at the expense of the Company. Notwithstanding anything in the foregoing to the contrary, if the Lien to be contested is senior to the Lien of any Deed of Trust, the Company shall, within ten (10) days after the Noteholders' demand, remove or pay such Lien, and, if the Company shall fail to do so, the Noteholders may do so at the expense of the Company, and any amount so advanced by the Noteholders will be secured by the Security Documents.

          (c) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property (excluding the Property prior to the Release Date but including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except Permitted Liens.

          Section 8.6.  Financial Covenants.

          (a) Funded Indebtedness. The Company will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to, any Funded Indebtedness, other than Funded Indebtedness represented by Patronage Dividend
Certificates, unless on the date the Company or such Subsidiary becomes liable with respect to any such Indebtedness and immediately after giving effect thereto and the concurrent retirement of any other Indebtedness,

               (i)         no Default or Event of Default exists, and

               (ii)        such Funded Indebtedness constitutes
Permitted Funded Indebtedness.

In addition, the Company will not permit Consolidated Funded Indebtedness at any time prior to the end of Fiscal Year 2003 to exceed 65%, and at any time after the end of Fiscal Year 2003 to exceed 60%, of the sum of Consolidated Funded Indebtedness and Consolidated Tangible Net Worth. For the purposes of this Section

                                     50

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8.6(a), any Person becoming a Subsidiary after the date hereof shall be deemed, at the time it becomes a Subsidiary, to have incurred all of its then outstanding Indebtedness, and any Person extending, renewing or refunding any Indebtedness shall be deemed to have incurred such Indebtedness at the time of such extension, renewal or refunding.

          (b) Current Indebtedness. The Company will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to, any Current Indebtedness other than (i) the Operating Line of Credit, (ii) a revolving credit facility or other working capital credit facility extended to any of the Financing Subsidiaries at any time in an aggregate amount not to exceed $20,000,000 and (iii) other Current Indebtedness if the aggregate principal amount of the Current Indebtedness under this clause (iii) would not exceed $40,000,000.

          (c) Consolidated Tangible Net Worth. The Company will not permit Consolidated Tangible Net Worth at any time to be less than the sum of (i) $80,000,000 plus (ii) an amount (but only if a positive number) equal to 50% of Consolidated Net Income for each Fiscal Year completed after the Closing Date minus (iii) the aggregate amount paid by the Company since the Closing Date in redeeming Redeemable Class B Shares pursuant to Section 8.6(f)(iv).

          (d) Fixed Charge Coverage. The Company will not permit as of the end of any Fiscal Quarter the ratio of (i) Consolidated Income Available for Fixed Charges to (ii) Fixed Charges to be less than 1.80 to 1.00 for the period consisting of the consecutive four Fiscal Quarters then ended.

          (e) Restricted Payments. The Company will not, and will not permit any of its Subsidiaries to, declare or make, or incur any liability to declare or make, any Restricted Payments other than (i) Permitted Member Payments, (ii) Required Permitted Redemptions, (iii) Distributions made by a Subsidiary of the Company to the Company or to another Subsidiary of the Company,
(iv) any redemption of Redeemable Class B Shares for an amount equal to or less than the Discounted Value of such Redeemable Class
B Shares, and (v) the one-time Restricted Payments to be made by the Company and United in connection with the Merger set forth in
Item 8.6(f) of Schedule II. The Company will not, and will not permit any of its Subsidiaries to, declare or make, or incur any liability to declare or make, any Restricted Payment, excluding distributions made by a Subsidiary of the Company to the Company or to another Subsidiary of the Company, but otherwise including, without limitation, any Permitted Member Payment, Required
Permitted Redemptions and redemptions of Redeemable Class B Shares, if (i) a Default or Event of Default has occurred and is continuing or (ii) the making of such Restricted Payment would result in the occurrence of a Default or Event of Default. Except for Required

                                     51

                                Page 106 of 287
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Permitted Redemptions, the Company will not redeem any Class B
Shares without the prior written consent of the Required Holders, which consent will not be unreasonably withheld or delayed.

          (f) Limitations on Affiliate Loans. The Company will not, and will not permit any Subsidiary to, make any loan to, or any payment on any Indebtedness for money borrowed from, any officer, employee, partner, Subsidiary or Affiliate if (i) a Default or Event of Default has occurred and is continuing or (ii) such loan or payment would result in the occurrence of a Default or Event of Default.

          (g) Guaranties. The Company will not, and will not permit any of its Subsidiaries to, Guaranty any lease of equipment or real property by a member-patron or associate-patron if the aggregate annual scheduled rent under all such leases (excluding "percentage" rent or other contingent rent and payments made by the lessee for property taxes, insurance, utilities, common area maintenance charges and the like) would exceed $50,000,000 in the next calendar year.

          (h) Revolving Lines of Credit. The Company will not permit revolving credit facilities or other working capital credit facilities extended to the Company or its Subsidiaries other than the Financing Subsidiaries, including, without limitation, the Operating Line of Credit, at any time to have a maximum borrowing limit in the aggregate greater than $200,000,000.

          (i) Restricted Investments. The Company will not, and will not permit any of its Subsidiaries to, make any Investments in any Financing Subsidiary or the Insurance Subsidiaries other than
(i) Investments existing on the Closing Date, (ii) Investments in GCC to the extent necessary to comply with Section 8 of the Operating Agreement or Investments in any other Financing Subsidiary to the extent necessary to comply with a keep-well agreement similar to the Operating Agreement that has been approved by the Required Noteholders; provided, however, that, in each case, the Company assigns to the Noteholders a note evidencing such Investment, which assignment shall secure the Notes on a pari passu basis with any Indebtedness outstanding under the Operating Line of Credit or similar agreement with respect to any other Financing Subsidiary pursuant to an intercreditor agreement in form and substance satisfactory to the Required Noteholders in their sole discretion, (iii) Investments in the Insurance Subsidiaries required by insurance law statutes and regulations, and (iv) Investments in the Insurance Subsidiaries in compliance with the Company's policy with respect to the capital of the Insurance Subsidiaries as such policy is in place on the Closing Date; provided, however, that the Company shall not, and shall not permit any of its Subsidiaries, to make any such Investments if as of the date of any such Investment and after giving effect to such Investment the Company and its consolidated Subsidiaries would fail

                                     52

                                Page 107 of 287
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to comply with any of the other financial covenants set forth in this Section 8.6.

          (j) Mandatory Maintenance and Capital Expenditures. The Company shall make Maintenance and Capital Expenditures for the Property in each Fiscal Year in an amount not less than $10,000,000.

          Section 8.7. Maintenance of Business. The Company will not, and will not permit any Subsidiary to, engage in any business other than the manufacture, processing and wholesale and retail distribution and sale of grocery and other food and non-food goods and the provision of financial, insurance and other services to its customers.

          Section 8.8. Tax Consolidation. The Company will not, and will not permit any Subsidiary to, file or consent to the filing of any consolidated tax return with any other Person other than the Company and its Subsidiaries or be a party to or bound by or obligated under any tax sharing or similar agreement with any Person other than the Company and its Subsidiaries.

SECTION 9.        EVENTS OF DEFAULT

          Section 9.1. An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

          (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

          (b) the Company defaults in the payment of any interest on any Note for more than 5 Business Days after the same becomes due and payable; or

          (c) the Company defaults in the performance of or compliance with any term contained in Sections 5.1(e), 5.1(m), 5.1(n), 7.3(b), 7.5(a), 7.7, 7.9 or 8; or

          (d) except as specifically permitted by this Agreement, the Security Agreements or the Deeds of Trust, there shall be any Transfer of all or any part of the Property; or

          (e) the Company or any of its Subsidiaries, as applicable, defaults in the performance of or compliance with any term contained in the Debt Documents (other than those referred to in paragraphs (a), (b), (c) or (d) of this Section 9) and such default is not remedied within thirty (30) days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 9), or within ninety (90) days after such earlier date if such default cannot reasonably be remedied within such 30-day period and the Company is proceeding diligently to remedy such default; or

          (f) any representation or warranty made in writing by or on behalf of the Company or any of its Subsidiaries or by any officer of the Company or any of its Subsidiaries in this Agreement, the other Debt Documents or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any Material respect on the date as of which made; or

          (g) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $5,000,000 beyond any period of grace provided with respect thereto; or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $5,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment; or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $5,000,000, or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Indebtedness; or

          (h) the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due; (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction; (iii) makes an assignment for the benefit of its creditors; (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property; (v) is adjudicated as insolvent or to be liquidated; or (vi) takes corporate action for the purpose of any of the foregoing; or

                                     54

                                Page 109 of 287
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          (i)     a court or governmental authority of competent
jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within sixty
(60) days; or

          (j) there shall be a money judgment, writ or warrant of attachment or similar process entered or filed against the Company or any of its Subsidiaries which is not fully covered by insurance (subject to reasonable deductibles) and remains unvacated, unbonded, unstayed or unpaid or undischarged for more than thirty
(30) days (whether or not consecutive) or in any event later than five (5) Business Days prior to the date of any proposed sale thereunder, which, together with all such other unvacated, unbonded, unstayed, unpaid and undischarged judgments or attachments against the Company and any of its Subsidiaries exceeds in the aggregate $2,500,000; or

          (k) any non-monetary judgment, order or decree shall be rendered against the Company or any of its Subsidiaries which has a reasonable likelihood of resulting in a Material Adverse Effect, and there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (l) any material provision of the Debt Documents, for any reason other than the satisfaction in full of the Obligations thereunder, shall cease to be, or shall be asserted by the Company or any of its Subsidiaries not to be, a legal, valid and binding obligation of the Company or its applicable Subsidiaries, enforceable in accordance with its terms, and such occurrence has not been cured to Required Noteholders' satisfaction within five
(5) Business Days after the Company shall have received notice of such failure from the Collateral Agent or any Noteholder or within thirty (30) days of when a Responsible Officer shall have become aware thereof (whichever period is less); or

          (m) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to

                                     55

                                Page 110 of 287
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terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $2,500,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides postemployment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; or (vii) the Company or any ERISA Affiliate shall incur or be likely to incur a liability to or on account of a Pension Plan under Section 4062, 4063, 4064 or 4201 of ERISA; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

          (n)     there shall occur any Change of Control; or

          (o) if the Company or any of its Subsidiaries shall, other than in the ordinary course of business (as determined by past practices), suspend all or any part of its operations material to the conduct of the business of the Company or such Subsidiary for a period of more than sixty (60) consecutive days, which suspension in the good faith judgment of the Noteholders would with reasonable likelihood be expected to have a Material Adverse Effect; or

          (p) there shall have been a Material Adverse Change or any event which would be reasonably likely to result in a Material Adverse Effect, in the reasonable determination of Required
Noteholders.

(As used in Section 9(k), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.)

SECTION 10.       REMEDIES ON DEFAULT, ETC.

          Section 10.1. Acceleration.

          (a) If an Event of Default with respect to the Company described in paragraph (h) or (i) of Section 9 (other than an Event of Default described in clause (i) of paragraph (h) or described in clause (vi) of paragraph (h) by virtue of the fact that such clause encompasses clause (i) of paragraph (h)) has occurred, all the

                                     56

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Notes then outstanding shall automatically become immediately due and payable.

          (b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

          (c)     If any Event of Default described in paragraph (a),
(b), (c) or (d) of Section 9 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 10.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus
(A) all accrued and unpaid interest thereon and (B) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. A final determination of the Make-Whole Amount payable on a prepayment pursuant to any acceleration of the Notes pursuant to this Section
10.1 shall be made by the Noteholders as of the Settlement Date. The Company hereby acknowledges that its agreement to pay the Make-Whole Amount if the Notes are accelerated under this Section 10.1 was separately negotiated with the Purchasers, that the economic value of the various elements of this waiver and agreement was discussed, that the consideration given by the Company for the Notes was adjusted to reflect the specific waiver and agreement negotiated between the Company and the Purchasers and contained herein, and that this waiver is intended to comply state laws comparable to California Civil Code Section 2954.10.

                                                   The Company's Initials_____

          Section 10.2. Remedies Upon an Event of Default. Upon the occurrence of an Event of Default hereunder and the acceleration of the Notes pursuant to Section 10.1, the Noteholders may, at their option, either on their own behalf or, until the Release Date, through the Collateral Agent, and in addition to all other rights and remedies available to the Noteholders, without further notice to the Company, do any one or more of the following:

          (a) proceed to protect and enforce the rights, privileges and remedies granted to it by this Agreement, the Notes, the Environmental Indemnity Agreement and, until the Release Date, the Security Documents by such judicial proceedings as the Noteholders shall deem necessary or appropriate, either at law, in equity, in bankruptcy or otherwise, whether for specific enforcement of any covenant or agreement contained in the Notes, this Agreement, the Environmental Indemnity Agreement and, until the Release Date, the Security Documents or in aid of the exercise of any right, power, privilege or remedy therein or herein granted;

          (b) Until the Release Date, foreclose or otherwise enforce the Collateral Agent's security interest in any manner permitted by law, or provided for in this Agreement, and exercise at any time all rights and remedies of a secured party under the Uniform Commercial Code in effect in the states where the respective Property is located, or for any foreclosure of the Property provided under the Security Documents and sale under any judgment or decree in any judicial proceeding, or to enforce any other legal or equitable right or remedy granted or otherwise available to the Noteholders hereunder or under the other Debt Documents;

          (c) Until the Release Date, enter onto property where any Personal Property is located and take peaceful possession thereof with or without judicial action;

          (d) Until the Release Date, prior to the disposition of the Property, store, process, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent the Noteholders deem appropriate and in connection with such preparation and disposition, without charge, use any copyright, patent, technical process, permit, approval, license, consent or governmental approval used or held by the Company;

          (e) Until the Release Date, demand, sue for, collect or receive any money or property at any time payable to or receivable by the Company on account of or in exchange for any part of the Property;

          (f) Until the Release Date, secure the appointment of a receiver in accordance with applicable law;

          (g) Until the Release Date, sell, lease, or otherwise dispose of any Property in accordance with the applicable Security Document; and

          (h) Until the Release Date, take any other action and seek any other remedy available to a secured party under the law.

          Section 10.3. Waiver of Appraisement, Valuation, etc. Until the Release Date and to the full extent it may lawfully do so, the Company, for itself and for any other Person who may claim through or under it, hereby (a) agrees that neither it nor any such Person will set up, plead, claim or in any manner whatsoever take advantage of, any appraisal, valuation, stay, moratorium, extension or redemption laws, now or hereafter in force, or any rights of marshalling in the event of any sale of the Property or any part thereof or any interest therein, (b) waives all benefit or advantage of any such laws and waives and releases any and all such rights and covenants not to hinder, delay or impede the exercise of any right or remedy permitted herein, in the Security Agreements or in the Deeds of Trust but to suffer and permit every such right or remedy as though no such laws were in effect, (c) consents and agrees that the Property may be sold by the Noteholders as an entirety or in parts and (d) agrees that it will neither claim, demand or otherwise be entitled to any credit against or deduction from the principal of or Make-Whole Amount, if any, or interest on the Notes or any other sums which may become payable under the terms of this Agreement or any other Debt Documents by reason of the payment of any tax, assessment or other municipal or governmental charge or imposition on or relating to the Property or any part thereof, nor claim or otherwise be entitled to any deduction from the taxable or assessed value of the Property or any part thereof by reason of this Agreement or any other Debt
Document.

          Section 10.4. Waiver of Marshaling and Other Defenses. Until the Release Date, the Company hereby (a) waives any and all rights of marshaling and specifically agrees that in the event of foreclosure, whether by action or advertisement, all of the Property and all interests in the Property may, at the option of the Noteholders, be sold together, in a single sale, and (b) agrees that the Lien of the Security Documents as to the interests of the Company will not be released, impaired or subordinated by any amendment to or termination of any Debt Document, any extension of time or waiver of right or remedy under any Debt Document, or any other act, inaction or thing (except only a written amendment or termination of a Debt Document signed by all parties thereto that expressly releases, impairs or subordinates such Lien) which, but for this provision, would so release, impair or subordinate.

          Section 10.5. Rescission of Acceleration. If (a) the outstanding principal amount of the Notes shall have become immediately due and payable, (b) no judgment or decree for any amounts so becoming due and payable shall have been entered, (c) all amounts of principal, Make-Whole Amount, if any, interest which shall have become due and payable in respect of all of the Notes otherwise than pursuant to any acceleration shall have been paid in full, including interest on all overdue principal, Make-Whole Amount, if any, and (to the extent permitted by applicable law) interest at the applicable rate or rates provided for in the Notes,
(d) the Noteholders shall have been paid an amount sufficient to cover all costs and expenses of collection incurred by or on behalf of the Noteholders (including, without limitation, reasonable counsel fees and expenses), (e) all other Obligations then due and owing shall have been paid in full, and (f) every other Event of Default shall have been remedied or waived to the satisfaction of the Noteholders, then the Required Noteholders may, by written notice or notices to the Company, rescind and annul any

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acceleration of the Notes and its consequences, but no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon, or shall require any Noteholder to repay any interest, principal or Make-Whole Amount actually paid as a result of such acceleration.

          Section 10.6. Remedies Cumulative. Each and every right, power and remedy herein or, until the Release Date, in the Security Documents specifically given to the Noteholders or otherwise in this Agreement shall be cumulative and shall be in addition to every other right, power and remedy herein or, until the Release Date, in the Security Documents specifically given or now or hereafter existing at law, in equity or by statute or otherwise, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Noteholders, and the exercise or the beginning of the exercise of any right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Noteholders in the exercise of any right, power or remedy or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Company or to be an acquiescence therein.

          Section 10.7. Discontinuance of Proceedings. Until the Release Date, if the Noteholders shall have proceeded to enforce any right, power or remedy under the Security Documents by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Noteholders, then, and in every such case, the Company and the Noteholders shall be restored to their former positions and rights hereunder and under the Security Documents with respect to the Property, and all rights, powers and remedies of the Noteholders shall continue as if no such proceedings had been taken.

          Section 10.8. Costs and Expenses, Attorneys' Fees, etc. of the Noteholders. The Company shall pay all reasonable costs, fees and expenses of the Noteholders, their agents and counsel in connection with the enforcement of their rights hereunder and under the other Debt Documents, including, without limitation, (a) all such reasonable costs, fees and expenses incurred in connection with any "workout" or restructuring affecting the Debt Documents or any bankruptcy or similar proceeding involving the Company, and (b) the reasonable cost of any trustee's sale guaranty or other title insurance coverage ordered in connection with any foreclosure proceedings hereunder, and shall pay all Taxes or other governmental charges or impositions imposed on the Noteholders by reason of their interest in the Notes, this Agreement, the Security Documents or the Property. The Company shall pay to the Noteholders on demand any reasonable costs and expenses, including reasonable

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attorneys fees and expenses, paid or incurred by the Noteholders in connection with the collection of any amount payable by the Company to the Noteholders hereunder, whether or not any legal proceeding is commenced hereunder and whether or not any Default or Event of Default shall have occurred and is continuing, together with interest thereon at the Overdue Rate from the date of payment or incurring by the Noteholders until paid by the Company.

          Section 10.9. No Waiver, etc. No failure by the Noteholders to insist upon the strict performance of any term hereof or, until the Release Date, under the Security Documents or any other Debt Document, or to exercise any right, power or remedy consequent upon a breach hereof or thereof, shall constitute a waiver of any such term or of any such breach. No waiver of any breach shall affect or alter this Agreement or the Security Documents which, except for the Security Documents from and after the Release Date, shall continue in full force and effect with respect to any other then existing or subsequent breach. No waiver by the Noteholders of any Default or Event of Default shall be deemed to be a waiver of any other or similar, previous or subsequent Default or Event of Default. By accepting payment of any amount secured by the Security Documents after its due date, the Noteholders shall not be deemed to waive their right either to require prompt payment when due of all other amounts payable hereunder or, until the Release Date, under the Security Documents or any other Debt Document or to declare a default for failure to effect such prompt payment.

          Section 10.10. Compromise of Actions, etc. Any action, suit or proceeding brought by the Noteholders (either directly or through the Collateral Agent) pursuant to any of the terms of this Agreement, the Security Documents or otherwise, and any claim made by the Noteholders hereunder or thereunder, may be compromised, withdrawn or otherwise dealt with by the Noteholders (either directly or through the Collateral Agent) upon notice to, but without approval of, the Company.

          Section 10.11. Right of the Noteholders to Perform the Company's Covenants, etc. If (a) the Company shall fail to make any payment or perform any act required to be made or performed by the Company hereunder or under the Notes or, until the Release
Date, the Security Documents or the other Debt Documents which failure would constitute an Default or Event of Default, or (b) until the Release Date, any action or proceeding is commenced that has or could have a materially adverse effect on the Noteholders' interest in all or a portion of the Property or any part thereof, the Noteholders (either directly or, until the Release Date, through the Collateral Agent) with notice to, but without demand upon, the Company, and without waiving or releasing any Obligation, Default or Event of Default, may at any time thereafter make such appearances or such payment or perform such act for the account and at the expense of the Company, and, until the Release Date, may enter upon the Property for such purpose, and take all such action

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thereon as, in the Noteholders' opinion, may be necessary or appropriate therefor, including, without limitation, until the Release Date, payment, purchase, contest or compromise of any Lien that in the judgment of the Noteholders appears to be prior or superior to the Lien of the Security Documents. Until the Release Date, no such entry and no such action shall be deemed an eviction of any lessee of the Property or any part thereof. All sums so paid by the Noteholders and all reasonable costs and expenses, (including, without limitation, reasonable attorneys' fees and expenses) so incurred, together with interest thereon at the Overdue Rate from the date of payment or incurring, shall, until the Release Date, constitute additional Obligations secured by the Security Documents and shall be paid by the Company to the Noteholders on demand.

SECTION 11.       REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES

          Section 11.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional
Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

          Section 11.2. Transfer and Exchange of Notes. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit A. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon.
The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000, provided that if necessary to enable the

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registration of transfer by a holder of its entire holding of
Notes, one Note may be in a denomination of less than $500,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 4.2.

          Section 11.3. Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

          (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

          (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

          Section 11.4. Effect of Transfer or Exchange. All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company evidencing the same respective obligations, and entitled to the same security and benefits under the Security Documents, as the Notes surrendered upon such registration of transfer or exchange. The Company shall not be required to register the transfer of or exchange any surrendered Note as above provided during the ten-day period preceding the due date of any payment of principal of or interest on such Note.

SECTION 12.       PAYMENTS ON NOTES

          Section 12.1. Place of Payment. Subject to Section 12.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Los Angeles, California, at the principal office of the Company in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in the United States or the principal office of a bank or trust company in the United States.

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          Section 12.2. Home Office Payment.  So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 12.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by no later than 12:00 noon Champagne, Illinois time on the date specified for payment by the method and at the address specified for such purpose below your name in Schedule I, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 12.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 11.2. The Company will afford the benefits of this Section 12 to any Institutional
Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 12.2.

          Section 12.3. Set Off. In addition to any other rights any holder of the Notes may have under law or in equity, if any amount shall at any time be due and owing by the Company to any holder under this Agreement or the Notes, each holder of the Notes is authorized at any time or from time to time, without notice (any such notice being hereby expressly waived), to set off and to appropriate and to apply any and all deposits (general or special, including but not limited to indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness of such holder owing to the Company and any other property of the Company held by such holder to or for the credit or the account of the Company against and on account of the obligations and liabilities of the Company to any holder under this Agreement and the Notes.

          Section 12.4. Sharing of Payments. If, other than as expressly provided elsewhere herein, any holder of the Notes shall obtain on account of the Notes held by it any payment (whether voluntary, involuntary, under any agreement or instrument executed pursuant to this Agreement or any guaranty or security for the Notes, through the exercise of any right of set off or otherwise) in excess of its ratable share, such holder shall immediately (a) notify the other holders of the Notes of such fact, and (b) purchase from the other holders of the Notes such participations in

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the Notes made by them as shall be necessary to cause such
purchasing holder to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing holder, such purchase shall to that extent be rescinded and each other holder of the Notes shall repay to such purchasing holder the purchase price paid therefor, together with an amount equal to such paying holder's ratable share (according to the proportion of (i) the amount of such paying holder's required repayment to (ii) the total amount so recovered from the purchasing holder) of any interest or other amount paid or payable by the purchasing holder in respect of the total amount so recovered. The Company agrees that any holder of the Notes so purchasing a participation from another holder of the Notes may, to the fullest extent permitted by applicable law, exercise all its rights of payment (including any right of set off) with respect to such participation as fully as if such holder were the direct creditor of the Company in the amount of such participation.

SECTION 13.       EXPENSES; INDEMNITY

          Section 13.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by each Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

          Section 13.2. Indemnity For Funds Availability At Closing. In connection with the Closing under this Agreement, the Company is requesting that you make available for funding an amount equal to the aggregate purchase price of the Notes to be purchased by you. If, for any reason (other than your intentional misconduct or gross negligence including, without limitation, the breach of your obligation under Section 1.3 to exchange the Prior Notes for the Tranche A Notes and to purchase the Tranche B Notes), the Closing

                                     65

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does not occur as scheduled under Section 1.3, the Company hereby agrees to protect, indemnify and hold you harmless from and against any and all losses, liabilities, obligations, expenses (including, with limitation, reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against you in any way resulting from, caused by or arising out of the failure of the Closing to occur as scheduled under Section 1.3, including, without limitation, any and all losses resulting from the inability to reinvest any amounts reserved, set aside or otherwise to be made available at the scheduled Closing at a rate of interest equal to or greater than the rate of interest on the Notes. The obligations of the Company under this Section 13 shall survive the payment or prepayment of the Notes and the termination of this Agreement.

          Section 13.3. Survival. The obligations of the Company under this Section 13 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

SECTION 14.       SURVIVAL OF REPRESENTATIONS; ENTIRE AGREEMENT

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 15.       AMENDMENT AND WAIVER

          Section 15.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required
Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4 or 19 hereof, or any defined term
(as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of
Section 10 relating to acceleration or rescission and Section 1 relating to modifications of the interest rates on the Notes upon satisfaction of the conditions set forth in Section 1.8, change the amount or time of any prepayment or payment of principal of, or

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reduce the rate or change the time of payment or method of
computation of interest or of the Make-Whole Amount on, the Notes,
(ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 6, 9(a), 9(b), 10, 12.3, 12.4, 15 or 18.

          Section 15.2. Solicitation of Holders of Notes.

          (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 15 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

          (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

          Section 15.3. Binding Effect, etc. Any amendment or waiver consented to as provided in this Section 15 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

          Section 15.4. Notes held by Company. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under

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this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 16.       NOTICES

            All notices and communications provided for hereunder or under any Subsidiary Guaranty shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

          (a) if to you or your nominee, to you or it at the address specified for such communications in Schedule I, or at such other address as you or it shall have specified to the Company in writing,

          (b) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing,

          (c) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Chief
Financial Officer, or at such other address as the Company shall have specified to the Noteholders in writing; or

          (d) if to any Subsidiary Guarantor, to such Subsidiary Guarantor at its address set forth on Schedule III, or at such other address as such Subsidiary Guarantor shall have specified to the Noteholders in writing.

Notices under this Section 16 will be deemed given only when actually received, or if delivery is refused, will be deemed to have been given when such delivery is refused. Each holder of a Note will also send a copy of notices and communications to the Company to the attention of the Secretary of the Corporation, but failure to do so will not affect the effectiveness of any notice sent as provided in clause (iii) above.

SECTION 17.       REPRODUCTION OF DOCUMENTS

            This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and
(c) financial statements, certificates and other information

                                     68

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previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 17 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 18.       CONFIDENTIAL INFORMATION

            For the purposes of this Section 18, "Confidential Information" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under Section 5.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 18, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 18), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 18), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of

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Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (A) to effect compliance with any law, rule, regulation or order applicable to you, (B) in response to any subpoena or other legal process, (C) in connection with any litigation to which you are a party or (D) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 18 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this
Section 18.

SECTION 19.       SUBSTITUTION OF PURCHASER

            You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 4. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 19), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section 19), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

SECTION 20.       INTERPRETATION OF AGREEMENT

          Section 20.1. Definitions. Except as the context shall otherwise require, the terms in the Glossary attached hereto shall have the meanings set forth therein for all purposes of this Agreement.

          Section 20.2. Directly or Indirectly. Any provision in this Agreement referring to action to be taken by any Person, or that

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such Person is prohibited from taking, shall be applicable whether such action is taken directly or indirectly by such Person.

          Section 20.3. Accounting Terms. All accounting terms used herein that are not otherwise expressly defined shall have the respective meanings given to them in accordance with GAAP at the particular time.

          Section 20.4. Independence of Covenants. Each covenant made by the Company herein is independent of each other covenant so made. The fact that the operation of any such covenant permits a particular action to be taken or condition to exist does not mean that such action or condition is not prohibited, restricted or conditioned by the operation of the provisions of any other covenant herein.

          Section 20.5. Headings. The headings of the Sections and other subdivisions of this Agreement have been inserted for convenience of reference only and shall not be deemed to constitute a part thereof.

SECTION 21.       MISCELLANEOUS

          Section 21.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

          Section 21.2. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

          Section 21.3. No Partnership. Neither the execution or delivery of this Agreement or any of the other agreements or instruments executed and delivered or contemplated to be executed and delivered in order to consummate the transactions contemplated hereby, nor the performance of this Agreement or any of such other agreements or instruments, shall constitute you or any subsequent holder of a Note as a partner or a joint venturer in or of the Company or any Subsidiary, or shall constitute or evidence the agreement of any of such Persons to undertake or assume any liabilities or share in any losses of the Company or any Subsidiary.

          Section 21.4. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by applicable law) not invalidate or render unenforceable such provision in any other jurisdiction.

          Section 21.5. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

          Section 21.6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

          Section 21.7. Additional Security. Without notice to or consent of the Company, and without impairment of the Lien and rights created by the Security Documents, the Noteholders may accept from the Company or from any other Person additional security for the obligations secured hereby. Neither the execution of the Security Documents nor the acceptance of any such additional security shall prevent the Noteholders from resorting first to such additional security, or first to the security created by the Security Documents, or concurrently, to both, in any case without affecting the Noteholders' Lien and rights under the Security Documents.

          Section 21.8. Integration. This Agreement together with all exhibits and schedules hereto, the Security Documents, the Notes and the other Debt Documents constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.

          Section 21.9. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAWS
PRINCIPLES. THIS AGREEMENT HAS BEEN NEGOTIATED WITH REFERENCE TO
THE LAWS OF, AND IS BEING MADE AND DELIVERED IN, THE STATE OF
CALIFORNIA.

          Section 21.10. Consent to Jurisdiction and Service of Process. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE NOTES, OR ANY OBLIGATIONS HEREUNDER OR THEREUNDER, MAY BE BROUGHT IN A COURT OF RECORD IN THE STATE OF CALIFORNIA OR IN THE COURTS OF THE UNITED STATES OF AMERICA LOCATED IN SUCH STATE. BY EXECUTING AND
DELIVERING THIS AGREEMENT, EACH OF THE PARTIES HERETO, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

          (a)     ACCEPTS GENERALLY AND UNCONDITIONALLY THE
NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

          (b)     WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

          (c)     AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH
PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH PARTY AT ITS ADDRESS
PROVIDED IN ACCORDANCE WITH SECTION 16;

          (d) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (c) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH PARTY IN
ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES
EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND

          (e) AGREES THAT ANY PARTY HERETO RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING
PROCEEDINGS AGAINST ANOTHER PARTY IN THE COURTS OF ANY OTHER
JURISDICTION.

          Section 21.11. Waiver of Trial by Jury. EACH PARTY HERETO AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, EACH HOLDER OF THE NOTES, HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE NOTES. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each of the parties hereto (a) acknowledges that this waiver is a material inducement for such party to enter into a business relationship, that such party has already relied on this waiver in entering into this Agreement or accepting the benefits thereof, as the case may be, and that each will continue to rely on this waiver in their related future dealings and (b) further warrants and represents that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 21.11 AND EXECUTED BY THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

            If the foregoing is satisfactory to you, please sign the form of acceptance on the enclosed counterparts hereof and return the same to the Company, whereupon this Agreement, as so accepted, shall become a binding contract among you and each of the undersigned.

                                 Very truly yours,



                                 UNIFIED WESTERN GROCERS, INC.,
                                 a California corporation

                                 By: /s/ David A. Woodward
                                     ---------------------------------
                                              David A. Woodward
                                                 Treasurer


             [Signatures of Purchasers follow on separate pages]

[Signature page to Agreement for John Hancock Mutual Life
Insurance Company]



JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY



By:   /s/ Dwayne Bertrand
      -------------------------------
      Dwayne Bertrand
      Investment Officer

 [Signature page to Agreement for John Hancock Variable Life
Insurance Company]



JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY



By:   /s/ Dwayne Bertrand
      -------------------------------
      Dwayne Bertrand
      Authorized Signatory

[Signature page to Agreement for Signature 3 Limited]



SIGNATURE 3 LIMITED

By:   John Hancock Mutual Life Insurance Company,
      as Portfolio Advisor

      By:   /s/ Dwayne Bertrand
            -------------------------
            Dwayne Bertrand
            Investment Officer

[Signature page to Agreement for Mellon Bank, N.A., as Trustee under The Long-Term Investment Trust]




MELLON BANK, N.A., solely in its
capacity as Trustee for The Long-Term
Investment Trust (as directed by John
Hancock Mutual Life Insurance Company),
and not in its individual capacity


By:  /s/ Bernadette Rist
     -----------------------------------
     Bernadette Rist
     Authorized Signatory

[Signature page to Agreement for The Northern Trust Company, as
Trustee of the Lucent Technologies Inc. Master Pension Trust]



THE NORTHERN TRUST COMPANY,
as Trustee of the Lucent Technologies, Inc.
Master Pension Trust

By:  John Hancock Mutual Life Insurance Company,
       as Investment Manager



By:  /s/ Dwayne Bertrand
     ----------------------------------
                Dwayne Bertrand
              Investment Officer

[Signature page to Agreement for Mellon Bank, N.A., as Trustee under the Bell Atlantic Master Pension Trust]




MELLON BANK, N.A., solely in its
capacity as Trustee for the Bell Atlantic
Master Pension Trust (as directed by John
Hancock Mutual Life Insurance Company),
and not in its individual capacity

By:  /s/ Bernadette Rist
     -----------------------------------
     Bernadette Rist
     Authorized Signatory

[Signature page to Agreement for Commonwealth of Pennsylvania
State Employees' Retirement System]



COMMONWEALTH OF PENNSYLVANIA
STATE EMPLOYES' RETIREMENT SYSTEM

By:   John Hancock Mutual Life Insurance
      Company, its Investment Advisor


      By:  /s/ Dwayne Bertrand
           ------------------------------
                Dwayne Bertrand
               Investment Officer

[Signature page to Agreement for John Hancock Reassurance Company
Ltd.]



JOHN HANCOCK REASSURANCE COMPANY LTD.



By:   /s/ Dwayne Bertrand
      --------------------------------
      Dwayne Bertrand
      Authorized Signatory

                     GLOSSARY TO NOTE PURCHASE AGREEMENT
                     -----------------------------------

            The terms defined in this Glossary include the plural as well as the singular and the singular as well as the plural.
Except as otherwise indicated, all the agreements or instruments herein defined mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Agreement. References in a document to statutes, sections or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending, replacing, succeeding or supplementing the statute, section or regulation referred to; the words including, "includes" and "include" are deemed to be followed by the words "without limitation" or "but not limited to" or words of similar import; references in a document to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to those of such document unless otherwise indicated; and references to a Person includes such Person's successors and permitted assigns.

            "Affiliate" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person,
(b) any Person beneficially owning or holding, directly or indirectly, 15% or more of any class of Voting Stock of the Company or any Subsidiary and (c) any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 30% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. A member-patron or associate-patron of the Company shall not be deemed to be an Affiliate of the Company solely because a Person that is an Affiliate of such member-patron or associate-patron is a director of the Company. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company and shall be deemed to include United as of the Closing Date notwithstanding that the Merger shall not become effective until immediately after the Closing.

            "Applicable Law" has the meaning set forth in Section
4.7 of the Deeds of Trust.

            "Business Day" means (a) for the purposes of Section 6.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Los Angeles, California, or New York, New York, are required or authorized to be closed.

            "Capital Expenditures" means all payments made for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one (1) year and which are required to be capitalized under GAAP, including such expenditures financed with Capital Lease Obligations.

            "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

            "Capital Lease Obligation" means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

            "Change of Control" means the occurrence after the Closing Date of: (i) any Person, or two or more Persons acting in concert, acquiring beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act), directly or indirectly, of securities of the Company (or other securities convertible into such securities) representing greater than forty percent (40.0%) of the combined voting power of all securities of the Company entitled to vote in the election of directors; or (ii) any Person, or two or more Persons acting in concert, acquiring by contract or otherwise, or entering into a contract or arrangement which, upon consummation, will result in its or their acquisition of, or control over, securities of the Company (or other securities convertible into such securities) representing greater than forty percent (40.0%) of the combined voting power of all securities of the Company entitled to vote in the election of directors.

            "Closing" is defined in Section 1.3 of this Agreement.

            "Closing Date" means the date of the Closing.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

            "Collateral Agency Agreement" means the Collateral
Agency Agreement dated as of the date hereof among the Noteholders and the Collateral Agent, substantially in the form of Exhibit F to this Agreement.

            "Collateral Agent" means John Hancock Mutual Life
Insurance Company, as collateral agent for itself and the other
Noteholders under the Collateral Agency Agreement.

            "Company" means Unified Western Grocers, Inc. (formerly known as Certified Grocers of California, Ltd.), a California corporation.

            "Confidential Information" is defined in Section 18 of this Agreement.

            "Consolidated Assets" means, at any time, the total assets of the Company and its Subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries.

            "Consolidated Funded Indebtedness" means, as of any date of determination, the total of all Funded Indebtedness of the Company and its Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP.

            "Consolidated Income Available for Fixed Charges" means, in respect of any period, the sum of Consolidated Net Income for such period plus (a) all amounts deducted in the computation thereof on account of (i) all depreciation and amortization allowances and other non-cash expenses, (ii) Interest Charges,
(iii) all extraordinary and/or non-recurring expenses incurred in connection with the Merger ("Merger Expenses"), including (A) any prepayment premiums or penalties associated with the prepayment of Indebtedness in connection therewith, (B) any severance payments to employees related thereto, (C) any costs in connection with closure or re-design of facilities related thereto, (D) all transactional costs of the Company and United in connection therewith, and
(E) any other reasonable transitional costs related thereto; provided, however, that the Merger Expenses shall not exceed $20,600,000, and (iv) taxes imposed on or measured by income or excess profits and (b) Permitted Member Payments made during such period.

            "Consolidated Net Income" means, with reference to any period, the net income (or loss) of the Company and its Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP, provided that there shall in any event be excluded net income or gain during such period from (i) any extraordinary gains or losses and (ii) any discontinued operations or the disposition thereof.

            "Consolidated Net Tangible Assets" means the Tangible
Assets less the Current Indebtedness of the Company and its Subsidiaries.

            "Consolidated Tangible Net Worth" means, at any time,

          (a) the gross book amount (prior to any deduction for depreciation or other reserves) of all assets of the Company and its Subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries, minus

          (b) the total liabilities of the Company and its Subsidiaries which would be shown as liabilities on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, minus

          (c) accumulated depreciation and amortization and other reserves, minus

          (d) the net book amount of all assets (other than deferred taxes and prepaid taxes and other prepaid expenses) of the Company and its Subsidiaries which would be shown as deferred assets on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, minus

          (e) the net book amount of all assets of the Company and its Subsidiaries (after deducting any reserves applicable thereto) which would be shown as intangible assets on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, plus

            (f)   the aggregate book amount of Patrons' Required
Deposits, plus

          (g) the aggregate book value of the principal amount of all Patronage Dividend Certificates that are first payable after the final maturity date of the Notes; plus

          (h) the value of goodwill associated with the consolidation of Sav Max in an amount not to exceed $25,000,000.

            "Current Indebtedness" mean, with respect to any Person, all Indebtedness of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures on demand or within one year from the date of the creation thereof and is not directly or indirectly renewable or extendible at the option of the obligor in respect thereof to a date one year or more from such date, provided that (a) Indebtedness outstanding under a revolving credit facility or other working capital facility which obligates the lender or lenders to extend credit over a period of one year or more and (b) Current Maturities of Funded Indebtedness shall constitute Funded Indebtedness and not Current Indebtedness, even though such Indebtedness by its terms matures on demand or within one year from such date.

            "Current Maturities of Funded Indebtedness" means, at any time and with respect to any item of Funded Indebtedness, the portion of such Funded Indebtedness outstanding at such time which by the terms of such Funded Indebtedness or the terms of any instrument or agreement relating thereto is due on demand or within one year from such time (whether by sinking fund, other required prepayment or final payment at maturity) and is not directly or indirectly renewable, extendible or refundable at the option of the obligor under an agreement or firm commitment in effect at such time to a date one year or more from such time.

            "Debt Documents" means collectively, the Notes, the Note Purchase Agreement, the Deeds of Trust, the Security Agreements, the Collateral Agency Agreement, the Environmental Indemnity Agreement, the Subsidiary Guaranties and all other instruments, agreements and documents executed in connection with the foregoing.

            "Deeds of Trust" means collectively the Unified Deeds of Trust and the United Deed of Trust.

            "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

            "Discounted Value" of any Redeemable Class B Shares means, as of any date of determination, an amount equal to 80% of the aggregate present value on such date of all payments that are included in the Redemption Schedule of such Redeemable Class B Shares, using an annual discount rate equal to the annual interest rate then applicable for one-month LIBOR-based borrowings under the Operating Line of Credit. "Redemption Schedule" of Redeemable Class B Shares means the schedule of payments that the Company reasonably estimates it would be expected to make, under its redemption policy for Class B Shares as in effect on the Closing Date, in order to redeem completely such Class B Shares, assuming
(i) such redemptions were made on the last day of each fiscal year of the Company and (ii) no more Class B Shares were issued after such date.

            "Distribution" means, in respect of any corporation, association or other business entity:

                  (a) dividends or other distributions or payments on capital stock or other equity interest of such corporation, association or other business entity (except distributions in such stock or other equity interest); and

                  (b) the redemption or acquisition of such stock or other equity interests or of warrants, rights or other options to purchase such stock or other equity interests (except when solely in exchange for such stock or other equity interests) unless made, contemporaneously, from the net proceeds of a sale of such stock or other equity interests.

            "Due Inquiry" means any and all inquiry, investigation and analysis which a prudent Person would undertake and complete with diligence with the intent of coming to as complete an understanding as reasonably possible of facts or circumstances, and shall include, but shall not be limited to, a review of relevant records in such Person's possession and inquiry of appropriate employees, officers and directors.

            "Environmental Indemnity Agreement" means the
Environmental Indemnity Agreement dated as of the date hereof from the Company and United to the Noteholders substantially in the form of Exhibit E to this Agreement.

            "Environmental Laws" has the meaning set forth in the Environmental Indemnity Agreement.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a specific section of ERISA shall include such section, any regulations promulgated thereunder and any comparable provision of any future legislation amending, supplementing or superseding such section.

            "ERISA Affiliate" means any Person that is under "common control" with the Company or any Subsidiary (within the meaning of Section 414(b) or (c) of the Code or Section 4001(b) of ERISA).

            "ERISA Termination Event" means (a) a "reportable event" (within the meaning of Section 4043 of ERISA) with respect to a Pension Plan (other than a "reportable event" as to which the PBGC has by regulation waived the 30-day notice requirement under
Section 4043 of ERISA); provided, however, that a failure to meet the minimum funding standards of Section 412 of the Code shall be an ERISA Termination Event regardless of the issuance of any waivers under Section 412(d) of the Code; (b) the withdrawal of the Company, any Subsidiary or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" (within the meaning of Section 4001(a)(2) of ERISA); (c) the complete or partial withdrawal of the Company, any Subsidiary or any ERISA Affiliate from a Multiemployer Plan under Section 4201 or 4204 or ERISA; (d) the receipt by the Company, any Subsidiary or any ERISA Affiliate of notice from a Multiemployer Plan that is in reorganization or insolvent under Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA; (e) the providing of a notice of intent to terminate a Pension Plan pursuant to Section 4041(a)(2) of ERISA or the treatment of a Pension Plan amendment as a termination under
Section 4041 of ERISA; (f) the institution of proceedings by the PBGC to terminate a Pension Plan or the appointment of a trustee to administer any Pension Plan under Section 4042 of ERISA; (g) the receipt by the Company, any Subsidiary or any ERISA Affiliate of a notice from any Multiemployer Plan that any action described in clause (f) has been taken with respect to that Multiemployer Plan; or (h) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan.

            "Event of Default" is defined in Section 9.1 of this Agreement.

            "Exchange Act" means the Securities Exchange Act of
1934, as amended from time to time.

            "Fair Market Value" means, at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

            "Financial Statements" has the meaning set forth in
Section 3.5 of this Agreement.

            "Fiscal Quarter" means a fiscal quarter of the Company, as the same may be adjusted from time to time to coincide with changes in the Company's Fiscal Year.

            "Fiscal Year" means (a) the Fiscal Year of the Company consisting of a 52 week fiscal period ending August 28, 1999, (b) the Fiscal Year of the Company consisting of a 57 week fiscal period ending on September 30, 2000, and (c) the Fiscal Years of the Company thereafter consisting of a 52 or 53 week fiscal period ending on the Saturday nearest to September 30.

            "Financing Statements" means the UCC-1 financing statements and fixture filings duly executed by the Company and each Subsidiary Guarantor, as the case may be, as debtor, in favor of the Collateral Agent, for the benefit of itself and the other Noteholders, as secured party, and caused to be filed concurrently with the Closing, in the jurisdictions requested by the Collateral Agent.

            "Financial Subsidiaries" means (a) GCC and its
Subsidiaries and (b) United Resources, Inc. and its Subsidiaries.

            "Fixed Charges" means, with respect to any period, the sum of the following for such period (a) Interest Charges and
(b) payments of principal of Funded Indebtedness (including any required payments of principal under a revolving credit facility but otherwise excluding payments of principal under a revolving credit facility and the revolving portion of any term loan facility permitted by this Agreement and other than prepayment premiums or penalties associated with the prepayment of Indebtedness contemplated by this Agreement).

            "Funded Indebtedness" means, with respect to any Person, all Indebtedness of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, one year or more from, or is directly or indirectly renewable or extendible at the option of the obligor in respect thereof to a date one year or more (including, without limitation, an option of such obligor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more) from, the date of the creation thereof, provided that Funded Indebtedness, as at any date of determination,

                  (a) shall include (i) Current Maturities of Funded Indebtedness and (ii) all liabilities in respect of Patronage
Dividend Certificates; and

                  (b) shall exclude (i) all liabilities in respect to an Operating Line of Credit extended to the Company, (ii) all liabilities in respect to any revolving credit facility, revolving portion of any term loan facility or other working capital credit facility extended to any Financing Subsidiary, and (iii) any Guaranty by any Financing Subsidiary of Funded Indebtedness of any Person that is not an Affiliate of the Company.

            "GAAP" means, as of the date of any determination with respect thereto, generally accepted accounting principles as used by the Financial Accounting Standards Board and/or the American Institute of Certified Public Accountants, consistently applied and maintained throughout the periods indicated.

            "GCC" means Grocers Capital Company, a California corporation and a wholly owned Subsidiary of the Company, and all Subsidiaries thereof.

            "Governmental Authority" means (a) the government of
(i) the United States of America or any State or other political subdivision thereof, or (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

            "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing (whether by reason of being a general partner of a partnership or otherwise) any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

                  (a) to purchase such indebtedness or obligation or any property constituting security therefor;

                  (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

                  (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

                  (d)   otherwise to assure the owner of such
indebtedness or obligation against loss in respect thereof;

            provided, however, that any leasing by the Company, as lessee, of real or personal property that the Company in turn subleases to a member-patron or associate-patron shall not be a Guaranty for purposes of this Agreement. In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

            "Hazardous Material" has the meaning set forth in the Environmental Indemnity Agreement.

            "Hereof", "herein", "hereunder" and other words of similar import shall be construed to refer to the agreement as a whole in which such terms and other words are contained and not to any particular Section or other subdivision.

            "Improvements" has the meaning as defined in the Deeds of Trust with respect to the Property covered by the Deeds of Trust.

            "Indebtedness" with respect to any Person means, at any time, without duplication,

                  (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable
Preferred Stock;

                  (b) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

                  (c) all liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

                  (d) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

                  (e) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (d) hereof.

            provided, however, that Guaranties of leases by the Company permitted by Section 8.6(h) shall not be deemed Indebtedness for purposes of this Agreement. Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (e) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

            "Indebtedness for Money Borrowed," with respect to any Person, means and includes the aggregate amount of, without duplication: (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments, and all reimbursement or other obligations of such Person in respect of letters of credit or banker's acceptances; (c) all obligations of such Person to pay the deferred purchase price of assets or services; (d) all Capitalized Lease Obligations of such Person;
(e) all obligations or liabilities of others secured by a Lien on any asset owned by such Person, irrespective of whether such obligation or liability is assumed, to the extent of the lesser of such obligation or liability or the fair market value of such asset; and (f) any Guarantees of such Person of any Indebtedness for Money Borrowed of another Person.

            "Institutional Investor" means (a) any original purchaser of a Note, (b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and
(c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

            "Insurance Subsidiaries" means (a) Grocers and Merchants Insurance Services, a California corporation, (b) Springfield
Insurance Company, a California corporation, Springfield Insurance Limited, a Bermuda corporation, and (c) all Subsidiaries of the foregoing.

            "Interest Charges" means, with respect to any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with
GAAP): (a) all interest in respect of Indebtedness of the Company and its Subsidiaries (including imputed interest on Capital Lease Obligations ) deducted in determining Consolidated Net Income for such period, together with all interest capitalized during such period and not deducted in determining Consolidated Net Income for such period, and (b) all debt discount, premium and expense amortized or required to be amortized in the determination of Consolidated Net Income for such period.

            "Investment" means any investment, made in cash or by delivery of property, by the Company or any of its Subsidiaries in any Person, whether by acquisition of stock, indebtedness or other obligation or Security, or by loan, Guaranty, advance, capital contribution or otherwise.

            "knowledge" means actual knowledge and any knowledge that could have been discovered after Due Inquiry.

            "Lien" means any interest in property securing an obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, civil law, statute, civil code or contract, whether or not such interest shall be recorded or perfected and whether or not such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, and including the lien, privilege, security interest or other encumbrance arising from a mortgage, deed of trust, hypothecation, cession, transfer, assignment, pledge, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment or bailment for security purposes. "Lien" shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property. A Person shall be deemed to be the owner of any property that such Person has acquired or shall hold subject to a conditional sale agreement or other arrangement (including a leasing arrangement) pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

            "Local Government" means a municipal or county government.

            "Maintenance and Capital Expenditures" means all expenditures for the maintenance, improvement or acquisition of fixed or capital assets whether such expenditures are expenses or capitalized under GAAP.

            "Make-Whole Amount" is defined in Section 6.6.

            "Material" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

            "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement, the Notes and the other Debt
Documents, or (c) the validity or enforceability of this Agreement, the Notes or the other Debt Documents.

            "Moody's" means Moody's Investors Service, a Delaware corporation, its successors and their assigns, or, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, any other nationally recognized securities rating agency approved by the Noteholders.

            "Multi-employer Plan" means any Plan that is a "multi-employer plan" (as such term is defined in section 4001(a)(3) of ERISA).

            "NAIC" means the National Association of Insurance
Commissioners.

            "Net Proceeds Amount" means, with respect to any Transfer by any Person, an amount equal to the difference of (a) the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such Transfer) received by such Person in respect of such Transfer, minus (b) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such Transfer.

            "Noteholder" means any Person in whose name any Note is registered pursuant to Section 11.1 of this Agreement.

            "Note Purchase Agreement" means this Agreement, dated as of September 29, 1999, among the Company and the Purchasers
(including the annexed Exhibits and Schedules).

            "Notes" has the meaning set forth in Section 1.1 of this Agreement.

            "Obligations" means:

            (a) all principal of and interest and premium, if any, due on the Notes from time to time outstanding (including, without limitation, any Make-Whole Amount), and of all other items payable under the Debt Documents and any modifications, extensions or renewals thereof (including, without limitation, (i) modifications of the required principal, interest and/or payment dates, deferring or accelerating said payment dates in whole or in part, and/or (ii) modifications, extensions or renewals at a different rate of interest, whether or not any such modification, extension or renewal is evidenced by a new or additional promissory note or notes);

            (b) payment, satisfaction, observance and performance of all other debts, obligations, covenants, agreements, and liabilities of the Company to the Noteholders arising out of, connected with, or related to the Notes and the Debt Documents and the transactions contemplated thereby (including, without limitation, all interest, fees, charges, expenses, attorneys' fees and accountants' fees); and

            (c) with respect to each of the foregoing, whether now existing or hereafter arising, voluntary or involuntary, whether or not jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all amendments, revisions or renewals thereof.

            "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

            "Operating Agreement" means the Second Amended and
Restated Operating Agreement dated as of April 22, 1994, between
GCC, the Company and Grocers Equipment Company, a California corporation and a wholly-owned subsidiary of the Company.

            "Operating Line of Credit" means any Indebtedness outstanding under (a) the Rabobank Revolving Credit Agreement,
(b) any revolving credit facility or other working capital credit facility in substitution for such Revolving Credit Agreement that is approved in advance by the Required Noteholders, such approval not to be unreasonably withheld, and (c) subject to Section 8.6(i), any amendment, extension or refinancing thereof.

            "Other Taxes" has the meaning set forth in Section
1.9(b) of this Agreement.

            "Outstanding," with respect to any of the Notes, means, as of the date of determination, all Notes theretofore delivered pursuant to this Agreement, except Notes theretofore cancelled or delivered for cancellation and Notes in exchange or replacement for which other Notes have been delivered pursuant to this Agreement; provided, however, that in determining whether the holders of the requisite aggregate unpaid principal amount of Notes outstanding have given any notice or taken any action, Notes held or owned, directly or indirectly, by the Company or any Affiliate of the Company shall be disregarded and deemed not to be outstanding.

            "Overdue Rate" has the meaning given to such term in
Section 1.5 of this Agreement.

            "Patronage Dividend Certificates" means "Patronage
Dividend Certificates" as defined in Article 1, Section 5.A of the Company's Bylaws as in effect on the Closing Date.

            "Patronage Dividend Deposit Accounts" means "Patronage Dividend Deposit Accounts" as defined in Article 1, Section 5.A of the Company's Bylaws as in effect on the Closing Date that are not evidenced by Patronage Dividend Certificates.

            "Patrons' Required Deposits" means the cash deposits required by the Company of its patrons that are contractually subordinated and subject to the prior payment in full of the Notes pursuant to agreements substantially identical to the "Member-Patron Subordination Agreements" used by the Company on the date hereof, a copy of which has been delivered to the Purchasers.

            "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

            "Pension Plan" means any Plan that is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA).

            "Permitted Encumbrances" means the Liens described in paragraphs (d) through (f) of the definition of "Permitted
Liens."

            "Permitted Funded Indebtedness" means (a) the Operating Line of Credit extended to the Company, (b) a revolving credit facility or other working capital credit facility extended to any Financing Subsidiary, (c) the Guaranty by any Financing Subsidiary of the Indebtedness of any of its lessees or borrowers,
(d) Indebtedness evidenced by Patronage Dividend Certificates that are first payable after the final maturity date of the Notes and
(e) Indebtedness that is secured by a Permitted Lien.

            "Permitted Liens" means:

            (a) Liens securing taxes, assessments, governmental charges or levies, statutory Liens of landlords and Liens of carriers, warehousemen, materialmen, mechanics and other like Persons that are not yet due or the payment of which is not then required by Section 8.5 of this Agreement; provided, however, that this paragraph (a) shall not be deemed to permit any Liens which may be imposed pursuant to Section 4068 of ERISA or Section 412(n) of the Code;

            (b) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the obligor shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review has been secured;

            (c) Liens incurred or deposits made in the ordinary course of business (i) in connection with workers' compensation, unemployment insurance and other types of social security, or
(ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, performance bonds, purchase, construction or sales contracts and other similar obligations; provided, however, that (A) any such Lien shall not be created in connection with and shall not secure Indebtedness for Money Borrowed, (B) any obligation secured by any such Lien shall not be overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings during which there is no right to exercise remedies and adequate book reserves have been established in accordance with generally accepted accounting principles, and (C) all such Liens, pledges and deposits shall not in the aggregate materially impair the use or value of the properties of the Company or any Subsidiary in the operation of its respective businesses; and, provided further, that this clause (c) shall not be deemed to permit any Liens which may be imposed pursuant to
Section 4068 of ERISA or Section 412(n) of the Code;

            (d) (i) the current real property taxes and assessments not yet delinquent set forth on Schedule B to the Title Policies, and (ii) after the Closing Date, all current real property taxes and assessments not yet delinquent or the payment of which is not then required by Section 8.5 of this Agreement; and

            (e) (i) the encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real property set forth on Schedule B to the Title Policies, and (ii) if entered into or permitted by the Company in the ordinary course of business after the Closing Date, minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real property, which do not materially affect the use or operation of the property affected thereby or otherwise materially impair the value thereof

            For purposes of Section 8.5(c), "Permitted Liens" shall also include:

            (A) Liens existing on the Closing Date and securing the Indebtedness of the Company and its Subsidiaries referred to in
Item 8.5 of Schedule II;

            (B) any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Company or a Subsidiary or its becoming a Subsidiary, or any Lien existing on any property acquired by the Company or any Subsidiary at the time such property is so acquired (whether or not the Indebtedness secured thereby shall have been assumed), provided that (i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person's becoming a Subsidiary or such acquisition of property, (ii) each such Lien shall extend solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property, and (iii) the aggregate amount of Indebtedness secured by such Liens does not exceed $10,000,000 at any time;

            (C)   Liens on any assets of any of the Financing
Subsidiaries or the Insurance Subsidiaries;

                  (D) purchase money Liens on any property acquired or held by the Company or any of its Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such Property; provided that (i) any such Lien attaches to such property concurrently with, or within twenty (20) days after, the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction, (iii) such Indebtedness is incurred to finance Capital Expenditures, (iv) the aggregate amount of Indebtedness secured by such Liens does not exceed $40,000,000 at any time, and (v) the principal amount of the Indebtedness secured by any such Lien shall at no time exceed an amount equal to the lesser of (A) the cost to the Company or such Subsidiary of the property so acquired or constructed and (B) the Fair Market Value

(as determined in good faith by the Board of Directors of the Company) of such property at the time of such acquisition or construction;

            (E) Liens on Current Assets in connection with the Operating Line of Credit;

            (F) any Lien renewing, extending or refunding any Lien permitted by paragraphs (A) through (E) above, provided that
(i) the principal amount of Indebtedness secured by such Lien immediately prior to such extension, renewal or refunding is not increased or the maturity thereof reduced, (ii) such Lien is not extended to any other property or, prior to the Release Date, any portion of the Property, and (iii) immediately after such extension, renewal or refunding no Default or Event of Default would exist.

            "Permitted Member Payments" means distributions of patronage dividends to the Company's member-patrons and associate-patrons as contemplated by Article VII of the Company's
Bylaws as in effect on the Closing Date.

            "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

            "Personal Property" means collectively the Unified
Personal Property, the United Personal Property and the
Subsidiary Personal Property.

            "Plan" means any "employee benefit plan" (within the meaning of Section 3(3) of ERISA) that the Company or any ERISA Affiliate maintains, contributes to or is obligated to contribute to for the benefit of employees or former employees of the Company, any Subsidiary or any ERISA Affiliate.

            "Preferred Stock" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

            "Prior Note Purchase Agreement" means this Agreement, dated as of March 15, 1998, among the Company and the purchasers listed in Schedule A thereto.

            "Prior Notes" means the $80,000,000 in aggregate principal amount of Senior Notes issued under the Prior Note
Purchase Agreement.

            "property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

            "Property" means all of the right, title and interest of the Company and United in and to all real, personal or mixed, tangible or intangible property pledged to the Collateral Agent under the Security Documents, including, without limitation, the Real Property and the Personal Property.

            "Purchaser" means each Person named in Schedule I to this Agreement.

            "Purchasers' Counsel" means Orrick, Herrington &
Sutcliffe LLP.

            "Rabobank Revolving Credit Agreement means that certain Secured Revolving Credit Agreement, dated as of September 29, 1999, among the Company, Cooperatieve Centrale Raiffeisen --
Boerenleenbank B.A. "Rabobank Nederland", New York Branch, as
Agent, and the lenders party thereto.

            "Real Property" means collectively the Leased Real
Property and the Unified Real Property.

            "Redeemable Class B Shares" means, at any time, outstanding Class B Shares of the Company that are redeemable by the Company pursuant to its Bylaws as in effect on the Closing Date. "Class B Shares" means the Class B shares of the Company as provided for in the Articles of Incorporation and the Bylaws of the Company as in effect on the Closing Date.

            "Release Date" has the meaning set forth in Section
1.7(a) of this Agreement.

            "Release Notice" has the meaning set forth in Section
1.7(a) of this Agreement.

            "Report Date" has the meaning set forth in Section 3.3 of this Agreement.

            "Required Noteholders" means, at any time, holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes owned by the Company or any of its Affiliates).

            "Required Permitted Redemptions" means all purchases by the Company of one or more shares of its Class A Shares from its terminated member-patrons and its Class B Shares, in each case
(a) as provided for in, and subject to the limitations set forth in, the Company's Bylaws as in effect on the Closing Date, (b) so long as such purchase is permitted under the California

Corporations Code and (c) no Default or Event of Default has occurred and is continuing.

            "Responsible Officer" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this agreement.

            "Restricted Payment" means

            (a) any Distribution in respect of the Company or any Subsidiary of the Company (other than on account of capital stock or other equity interests of a Subsidiary of the Company owned legally and beneficially by the Company or another Subsidiary of the Company), including, without limitation, any Distribution resulting in the acquisition by the Company of Securities which would constitute treasury stock, and

            (b) any payment, repayment, redemption, retirement, repurchase or other acquisition, direct or indirect, by the Company or any Subsidiary of, on account of, or in respect of, the principal of any Subordinated Debt (or any installment thereof) prior to the regularly scheduled maturity date thereof (as in effect on the date such Subordinated Debt was originally incurred).

            For purposes of this Agreement, the amount of any Restricted Payment made in property shall be the greater of (i) the Fair Market Value of such property (as determined in good faith by the Board of Directors (or equivalent governing body) of the Person making such Restricted Payment) and (ii) the net book value thereof on the books of such Person, in each case determined as of the date on which such Restricted Payment is made.

            "Retail Subsidiaries" means Crown Grocers, Inc. and its Subsidiaries (including Sav Max).

            "Rule 144A" means Rule 144A under the Securities Act, as presently in effect and as hereafter amended from time to time, or any superseding or substituted rule adopted by the Commission from time to time.

            "Sav Max" means Sav Max Foods, Inc., a California corporation.

            "Securities Act" means the Securities Act of 1933, as amended from time to time.

            "Security" has the meaning set forth in section 2(1) of the Securities Act.

            "Security Agreements" means collectively the Unified
Security Agreement, the United Security Agreement and the
Subsidiary Security Agreements.

            "Security Documents" means collectively the Security
Agreements, the Deeds of Trust and the Collateral Agency
Agreement.

            "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

            "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., a New York corporation, its successors and their assigns, or, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, any other nationally recognized securities rating agency approved by the Noteholders.

            "Subordinated Debt" means any Indebtedness that is in any manner subordinated in right of payment or security in any respect to Indebtedness evidenced by the Notes, including, without limitation, Indebtedness represented by Patronage Dividend
Certificates and Patronage Dividend Deposit Accounts.

            "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company and shall be deemed to include United as of the Closing Date notwithstanding that the Merger shall not become effective until immediately after the Closing.

            "Subsidiary Guaranty" when used in the singular and "Subsidiary Guaranties" when used in the plural means any and all guaranties executed by each of the Subsidiary Guarantors in favor of the Noteholders, substantially in the form of Exhibit I, and any all amendments thereto.

            "Subsidiary Guarantors" means all of the Subsidiaries of the Company other than (a) any Financing Subsidiary, (b) the Insurance Subsidiaries and (c) any other Subsidiary with total assets of less than $30,000.

            "Subsidiary Personal Property" means the collateral described on Attachment 1 of the Subsidiary Security Agreement.

            "Subsidiary Security Agreement" means the Security
Agreements from each Subsidiary Guarantor, as debtor, in favor of the Collateral Agent, as secured party, each substantially in the form of Exhibit B-3 to this Agreement.

            "Subsidiary Stock" means the Voting Stock (or any options or warrants to purchase Voting Stock or other Securities exchangeable for or convertible into Voting Stock) of any Subsidiary.

            "Tangible Assets," with respect to any Person, means, as of the date of any determination thereof, all assets of such Person (less depreciation, depletion, obsolescence, amortization and all other reserves properly established in accordance with
GAAP) except (a) goodwill (whether representing the excess of cost over book value of assets acquired or otherwise), patents, trade names, trademarks, copyrights, franchises, research and development expense, organization expense, unamortized debt discount and expense, deferred assets other than prepaid insurance, prepaid taxes and deferred taxes, the excess of cost of shares acquired over book value of related assets and such other assets as are properly classified as "intangible assets" in accordance with GAAP, (b) treasury stock of such Person, (c) cash set apart and held in any sinking fund or similar or analogous fund for the purpose of redeeming or otherwise retiring stock of such Person, and (d) any write-up of the book value of any assets of such Person resulting from revaluation thereof subsequent to August 29, 1998.

            "Tranche A Maturity Date" has the meaning set forth in
Section 1.2.

            "Tranche B Maturity Date" has the meaning set forth in
Section 1.2.

            "Tranche A Notes" has the meaning set forth in Section
1.1.

            "Tranche B Notes" has the meaning set forth in Section
1.1.

            "Transfer" means, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including, without limitation, Subsidiary Stock.

            "Unified Deeds of Trust" means the Deeds of Trust and Assignments of Rents and Fixture Filings substantially in the forms of Exhibits C-1 and C-2 to this Agreement.

            "Unified Personal Property" means the collateral described in Section 2.2 of the Unified Security Agreement.

            "Unified Real Property" means the real property described on Schedule V to this Agreement, including all improvements thereon, rights appurtenant thereto, and other collateral described in Article I of the Unified Deeds of Trust.

            "Unified Security Agreement" means the Security
Agreement from the Company, as debtor, in favor of the Collateral
Agent, as secured party, substantially in the form of Exhibit B-1 to this Agreement.

            "United Deed of Trust" means the Deed of Trust and Assignments of Rents and Fixture Filing substantially in the form of Exhibit D to this Agreement.

            "United Investment Notes" means Indebtedness of United in the aggregate principal amount not to exceed $31,500,000, evidenced by notes issued pursuant to that certain Indenture, dated as of February 1, 1978, by and between United and United States National Bank of Oregon, and subsequent Supplemental Indentures.

            "United Personal Property" means the collateral described in Section 2.2 of the United Security Agreement.

            "United Real Property" means the real property described on Schedule VII to this Agreement, including all improvements thereon, rights appurtenant thereto, and other collateral described in Article I of the United Deed of Trust.

            "United Security Agreement" means the Security
Agreement from United, as debtor, in favor of the Collateral
Agent, as secured party, substantially in the form of Exhibit B-2 to this Agreement.

            "Voting Stock" means, with respect to a corporation the stock of such corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect members of the Board of Directors (or other governing body) of such corporation.

            "Wholly-Owned Subsidiary" means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.

            "Year 2000 Compliant" means the state and point in time when the financial, business and information-processing operations, systems and technologies of a Person accurately process date and time data (including calculating, comparing and sequencing) from, into, in and between the years 1999 and 2000, both when used independently and when used in interfacing with the financial, business and information-processing operations, systems and technologies of other Persons.

            "Year 2000 Plan" means a plan whereby (a) the Company and each of its Subsidiaries are taking all necessary and appropriate steps to ascertain the extent of, and to quantify and successfully address, the business and financial risks facing the Company and each of its Subsidiaries as a result of the Year 2000 Problem, including risks resulting from the failure of key vendors and customers of the Company and its Subsidiaries to successfully address the Year 2000 Problem, (b) the Company's and its Subsidiaries' material computer applications will, on a timely basis, adequately address the Year 2000 Problem in all material respects, and (c) either (i) the material computer applications of the key vendors and customers of the Company and each of its Subsidiaries will, on a timely basis, address the Year 2000 Problem in all material respects, or (ii) the Company and each of its Subsidiaries have made, with respect to any key vendor or customer that does not provide assurances sufficient to satisfy clause (i), other arrangements to avoid or mitigate the effect of such vendor's or customer's noncompliance such that the Year 2000 Problem shall not result in a Material Adverse Effect.

            "Year 2000 Problem" means the inability of certain computer applications to recognize correctly and perform date-sensitive functions involving certain dates prior to, on and after

                                                                    SCHEDULE I
                                                              To Note Purchase
                                                                     Agreement

                           PURCHASERS OF THE NOTES
                           -----------------------

Names of Purchasers; Purchase Amount


     Name of Purchaser            Tranche A Notes            Tranche B Notes
     -----------------            ---------------            ---------------

John Hancock
Variable Life                       $8,500,000                 $1,000,000
Insurance Company
John Hancock Mutual
Life Insurance                      $39,500,000                $18,000,000
Company
John Hancock Mutual
Life Insurance                      $13,000,000                $12,000,000
Company
John Hancock Mutual
Life Insurance                                                 $4,000,000
Company
John Hancock Mutual
Life Insurance                      $4,000,000                  $500,000
Company
Mellon Bank, N.A.,
as Trustee for The                  $1,915,000                 $2,000,000
Long-Term Investment
Trust
Booth & Company                     $4,085,000
Mellon Bank, N.A.,
as Trustee for the
Bell Atlantic Master                $5,000,000
Trust
Commonwealth of
Pennsylvania State
Employes' Retirement                $4,000,000
System
John Hancock                                                   $1,000,000
Reassurance Company Ltd.
Signature 3 Limited                                            $1,500,000

Total:                              $80,000,000                $40,000,000







                                Schedule I-1

B.    Notice to Agent
      ---------------

            John Hancock Mutual Life Insurance Company
            200 Clarendon Street
            Boston, Massachusetts 02117
            Attention: Bond and Corporate Finance Dept., T-57
            Fax: (617) 572-1165

      with a copy to:

            John Hancock Mutual Life Insurance Company
            2520 Venture Oaks Way
            Suite 120
            Sacramento, CA 95833
            Attn:  Dwayne Bertrand
            Fax:  (916) 922-4777

C.    Schedule of Information for Payments
      ------------------------------------

1. All payments to any of the Purchasers other than Signature 3 Limited on account of the Notes or other obligations in accordance with the provisions thereof shall be made by bank wire transfer of immediately available funds, for credit, not later than 12:00 o'clock, Chicago time, to:

      Bank One, Illinois,
      ABA No. 071100269
      Account of: John Hancock Collection Account
      Account Number:  617423884
      John Hancock Mutual Life Insurance Company, Loan Number 163842

      Contemporaneously with the above wire transfer, advice setting forth:

      (1) the full name, interest rate and maturity date of the Notes or other obligations;

      (2) allocation of payment between principal and interest and any special payment; and

      (3) name and address of Bank (or Trustee) from which wire transfer was sent

      This information shall be delivered or faxed and mailed to:

      Service Center Manager
      John Hancock Mutual Life Insurance Company

                                  Schedule I-2

      Agricultural Investment Service Center
      201 Knollwood Drive, Suite A
      Champaign, IL  61820-7594
      Attention:  Catherine Schweighart
      Phone No.:  (217) 356-6464
      Fax:  (217) 356-1031

2. All payments to Signature 3 Limited on account of the Notes or other obligations in accordance with the provisions thereof shall be made by bank wire transfer of immediately available funds for credit, not later than 12 noon, Boston time, to:

      Investors Bank & Trust Company
      Boston, Massachusetts 02110
      ABA No. 011001438
      Account Number:  796509107
      for further credit to Signature 3 Limited, Account 99292
      On Order of:  Unified Western Grocers PPN Nos. 90471* AA5 and
      90471* AB3
      [Full name, interest rate and maturity date of the Notes or other obligations]

      Contemporaneous with the above wire transfer, advice setting forth:

      (1) the full name, interest rate and maturity date of the Notes or other obligations;

      (2) allocation of payment between principal and interest and any special payment; and

      (3) name and address of Bank (or Trustee) from which wire transfer was sent shall be delivered or faxed and mailed to:

      This information shall be delivered or faxed and mailed to:

      John Hancock Mutual Life Insurance Company
      200 Clarendon Street
      Boston, MA  02117
      Attention:  Manager
                  Investment Accounting Division, B-3
      Fax:  (617) 572-0628

D.    Notices regarding the Issuer
      ----------------------------

      A copy of any notices relating to change in issuer's name, address or principal place of business or location of collateral and a copy of any legal opinions shall be delivered or mailed to John Hancock Mutual Life Insurance Company, 200 Clarendon Street, Boston, MA 02117, Attention: Investment Law Division, T-50. Fax: (617) 572-1165.

                                  Schedule I-3

                           SCHEDULE OF INFORMATION
                           -----------------------

                  JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY


1. All notices with respect to prepayments, both scheduled and unscheduled, whether partial or in full, and notice of maturity shall be delivered or mailed to:

      Service Center Manager
      John Hancock Mutual Life Insurance Company
      Agricultural Investment Service Center
      201 Knollwood Drive, Suite A
      Champaign, IL  61820-7594
      Attention:  Catherine Schweighart
      Phone No.:  (217) 356-6464
      Fax:  (217) 356-1031

      with a copy to:

      John Hancock Mutual Life Insurance Company
      200 Clarendon Street
      Boston, MA  02117
      Attention:  Bond & Corporate Finance Dept., T-57
      Fax:  (617) 572-1165

2. All other notices, communications, etc. shall be delivered or mailed to:

      John Hancock Mutual Life Insurance Company
      200 Clarendon Street
      Boston, MA  02117
      Attention:  Bond & Corporate Finance Dept., T-57
      Fax:  (617) 572-1165

      with a copy to:

      John Hancock Mutual Life Insurance Company
      2520 Venture Oaks Way
      Suite 120
      Sacramento, CA 95833
      Attn:  Dwayne Bertrand
      Fax:  (916) 922-4777

3.    All securities shall be registered in the name of:  John
      Hancock Mutual Life Insurance Company.

4.    Tax I.D. No. 04-1414660

                                  Schedule I-4

                           SCHEDULE OF INFORMATION
                           -----------------------

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

1. All notices with respect to prepayments, both scheduled and unscheduled, whether partial or in full, and notice of maturity shall be delivered or mailed to:

      Service Center Manager
      John Hancock Mutual Life Insurance Company
      Agricultural Investment Service Center
      201 Knollwood Drive, Suite A
      Champaign, IL  61820-7594
      Attention:  Catherine Schweighart
      Phone No.:  (217) 356-6464
      Fax:  (217) 356-1031

      with a copy to:

      John Hancock Mutual Life Insurance Company
      200 Clarendon Street
      Boston, MA  02117
      Attention:  Bond & Corporate Finance Dept., T-57
      Fax:  (617) 572-1165

2. All other notices, communications, etc. shall be delivered or mailed to:

      John Hancock Mutual Life Insurance Company
      200 Clarendon Street
      Boston, MA  02117
      Attention:  Bond & Corporate Finance Dept., T-57
      Fax:  (617) 572-1165

      with a copy to:

      John Hancock Mutual Life Insurance Company
      2520 Venture Oaks Way
      Suite 120
      Sacramento, CA 95833
      Attn:  Dwayne Bertrand
      Fax:  (916) 922-4777

3.    All securities shall be registered in the name of: John
      Hancock Variable Life Insurance Company.

4.    Tax I.D. No. 04-26640167.

                                  Schedule I-5

                           SCHEDULE OF INFORMATION
                           -----------------------

                             SIGNATURE 3 LIMITED

1. All notices with respect to prepayments, both scheduled and unscheduled, whether partial or in full, and notice of maturity shall be delivered or faxed AND mailed to:

      John Hancock Mutual Life Insurance Company
      200 Clarendon Street
      Boston, MA  02117
      Attention:  Manager (Investment Accounting) Division, B-3
      Fax:  (617) 572-0628

2. All other notices, communications, etc. shall be delivered or mailed to:

      John Hancock Mutual Life Insurance Company
      200 Clarendon Street
      Boston, MA  02117
      Attention:  Bond and Corporate Finance Group, T-57
      Fax:  (617) 572-1165

      with a copy to:

      John Hancock Mutual Life Insurance Company
      2520 Venture Oaks Way
      Suite 120
      Sacramento, CA 95833
      Attn:  Dwayne Bertrand
      Fax:  (916) 922-4777

3.    Execution documents shall be executed as follows:

      Signature 3 Limited
      By:   John Hancock Mutual Life Insurance Company,
            as Portfolio Advisor

      By:
            [Authorized Officer]

4.    All securities shall be registered in the name of:  Hare & Co.

5.    Tax I.D. No.:  Not Applicable.

                                  Schedule I-6

                           SCHEDULE OF INFORMATION
                           -----------------------

                      MELLON BANK, N.A., AS TRUSTEE FOR
                        THE LONG-TERM INVESTMENT TRUST


1. All notices with respect to prepayments, both scheduled and unscheduled, whether partial or in full, and notice of maturity shall be delivered or faxed AND mailed to:

      Mellon Bank, N.A.
      Three Mellon Bank Center, Room 153-3610
      Pittsburgh, PA  15259-0001
      Attention:  Principal & Interest Unit
      Facsimile:  (412) 236-0120

2. All other notices, communications, etc. shall be delivered or mailed to:

      John Hancock Mutual Life Insurance Company
      200 Clarendon Street
      Boston, MA  02117
      Attention:  Bond and Corporate Finance Group, T-57
      Fax:  (617) 572-1165

      with a copy to:

      Mellon Bank, N.A.
      One Mellon Bank Center, Room 151-1935
      Pittsburgh, Pennsylvania  15258
      Attention:  Bernadette T. Rist
      Facsimile:  (412) 234-0555

3.    Execution documents shall be executed as follows:

            MELLON BANK, N.A., solely in its capacity as Trustee for the Long-Term Investment Trust (as directed by John
            Hancock Mutual Life Insurance Company), and not in its individual capacity

            By:
            Its:

4. All securities shall be registered in the name of: MELLON BANK, N.A., TRUSTEE UNDER THE LONG-TERM INVESTMENT TRUST DATED
      October 1, 1996

5.    Federal Tax Identification Number:  13-3187026



                                  Schedule I-7

                           SCHEDULE OF INFORMATION
                           -----------------------

         MELLON BANK, N.A., AS TRUSTEE FOR BELL ATLANTIC MASTER TRUST


1. All notices with respect to prepayments, both scheduled and unscheduled, whether partial or in full, and notice of maturity shall be delivered or faxed AND mailed to:

      Mellon Bank, N.A.
      Three Mellon Bank Center, Room 153-3610
      Pittsburgh, PA  15259-0001
      Attention:  Principal & Interest Unit
      Facsimile:  (412) 236-0120

      with a copy to:

      Mellon Bank, N.A.
      One Mellon Bank Center, Room 3346
      Pittsburgh, Pennsylvania  15258
      Attention:  Fran Walton
      Facsimile:  (412) 236-4225

2. All other notices, communications, etc. shall be delivered or mailed to:

      John Hancock Mutual Life Insurance Company
      200 Clarendon Street
      Boston, Massachusetts  02117
      Attention:  Bond and Corporate Finance Group, T-57
      Facsimile:  (617) 572-1165

      with a copy to:

      Mellon Bank, N.A.
      One Mellon Bank Center, Room 151-1935
      Pittsburgh, Pennsylvania  15258
      Attention:  Bernadette T. Rist
      Facsimile:  (412) 234-0555

3.    Execution documents shall be executed as follows:

            MELLON BANK, N.A., solely in its capacity as Trustee for the Bell Atlantic Master Trust (as directed by John
            Hancock Mutual Life Insurance Company), and not in its individual capacity

            By:
                ------------------------
            Its:
                ------------------------


                                  Schedule I-8

4.    All securities shall be registered in the name of: MELLON
      BANK, N.A., TRUSTEE FOR THE BELL ATLANTIC MASTER TRUST

5.    Federal Tax Identification Number:  25-1448208






























                                  Schedule I-9

                           SCHEDULE OF INFORMATION
                           -----------------------

                    JOHN HANCOCK REASSURANCE COMPANY LTD.


1. All notices with respect to prepayments, both scheduled and unscheduled, whether partial or in full, and notice of maturity shall be delivered or faxed AND mailed to:

            John Hancock Mutual Life Insurance Company
            200 Clarendon Street
            Boston, Massachusetts  02117
            Attention   Manager, Investment Accounting Division, B-3
            Facsimile:  (617) 572-0628

      and:

            John Hancock Mutual Life Insurance Company
            200 Clarendon Street
            Boston, Massachusetts  02117
            Attention:  Investment Law Division, T-50
            Facsimile:  (617) 572-1165

2. All other notices, communications, etc. shall be delivered or mailed to:

      John Hancock Mutual Life Insurance Company
      200 Clarendon Street
      Boston, Massachusetts  02117
      Attention:  Bond and Corporate Finance Group, T-57
      Facsimile:  (617) 572-1165

3.    Execution documents shall be executed as follows:

            John Hancock Reassurance Company Ltd.

            By:
            [authorized officer of John Hancock Reassurance Company
            Ltd.]

4.    All securities shall be registered in the name of:  Embassy &
      Co.

5.    Federal Tax Identification Number:  04-3126890

                                  Schedule I-10

                           SCHEDULE OF INFORMATION
                           -----------------------

                         COMMONWEALTH OF PENNSYLVANIA
                      STATE EMPLOYES' RETIREMENT SYSTEM

1. All notices with respect to prepayments, both scheduled and unscheduled, whether partial or in full, and notice of maturity shall be delivered or faxed AND mailed to:

            Mellon Bank, N.A.
            Three Mellon Bank Center, Room 153-3610
            Pittsburgh, PA  15259-0001
            Attention:  Principal & Interest Unit
            Facsimile:  (412) 236-0120

2. All other notices, communications, etc. shall be delivered or mailed to:

      John Hancock Mutual Life Insurance Company
      200 Clarendon Street
      Boston, Massachusetts  02117
      Attention:  Scott Hartz
                  Bond and Corporate Finance Group, T-57
      Facsimile:  (617) 572-1165

3.    Execution documents shall be executed as follows:

      COMMONWEALTH OF PENNSYLVANIA
      STATE EMPLOYES' RETIREMENT SYSTEM
      By:  John Hancock Mutual Life Insurance Company,
           as Investment Advisor
      By:
             ---------------------------------
             [authorized John Hancock Officer]

4.    All securities shall be registered in the name of SERS & CO.

5.    Federal Tax Identification Number:  23-1732438

                                  Schedule I-11

                           SCHEDULE OF INFORMATION
                           -----------------------

                  THE NORTHERN TRUST COMPANY, AS TRUSTEE OF
              THE LUCENT TECHNOLOGIES INC. MASTER PENSION TRUST


1. All notices with respect to prepayments, both scheduled and unscheduled, whether partial or in full, and notice of maturity shall be delivered or faxed AND mailed to:

            The Northern Trust Company
            801 South Canal Street, C-1N
            Chicago, Illinois  60607
            Attention   Greta Johnson
            Facsimile:  (312) 630-1679

2. All other notices, communications, etc. shall be delivered or mailed to:

      John Hancock Mutual Life Insurance Company
      200 Clarendon Street
      Boston, Massachusetts  02117
      Attention:  Scott Hartz
                  Bond and Corporate Finance Group, T-57
      Facsimile:  (617) 572-1165

3.    Execution documents shall be executed as follows:

            The Northern Trust Company, as Trustee of the
            Lucent Technologies Inc. Master Pension Trust

            By:   John Hancock Mutual Life Insurance Company,
                  as Investment Manager

            By:
                 -------------------------
            Its:
                 -------------------------

4.    All securities shall be registered in the name of:  Booth &
      Co.

5.    Federal Tax Identification Number:  22-3463644





                                  Schedule I-12

                                                                    Exhibit 10.2
                                                                    ------------






                      SECURED REVOLVING CREDIT AGREEMENT


                        DATED AS OF SEPTEMBER 29, 1999


                                 BY AND AMONG


                        UNIFIED WESTERN GROCERS, INC.,


                           THE LENDERS NAMED HEREIN

                                     And

            COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.,
                    "RABOBANK NEDERLAND", NEW YORK BRANCH,

                                   As Agent

                                TABLE OF CONTENTS

                                                                          Page

SECTION 1.DEFINITIONS........................................................1

      1.1   Defined Terms....................................................1

      1.2   Accounting Terms................................................26

      1.3   Other Terms.....................................................26

      1.4   Performance; Time...............................................27

      1.5   Laws............................................................27

      1.6   Rounding........................................................27

      1.7   Schedules and Exhibits..........................................27

SECTION 2.THE CREDIT - AMOUNT AND TERMS.....................................27

      2.1   Amounts and Terms of Commitments................................27

            2.1.1 Revolving Credit Facility.................................27

            2.1.2 Letter of Credit Subfacility..............................30

      2.2   Notes...........................................................34

      2.3   Repayment of the Loans..........................................34

      2.4   Payment of Interest on the Loans................................34

      2.5   Procedure for the Borrowing of Loans............................35

      2.6   Conversion and Continuation Elections...........................36

      2.7   Voluntary Reduction in Aggregate Commitments....................37

      2.8   Fees............................................................38

      2.9   Calculation of Interest and Fees................................39

      2.10  Payments........................................................39

      2.11  Payment on Non-Business Days....................................39

      2.12  Application of Payments.........................................40

      2.13  Distribution of Payments........................................40

      2.14  Agent's Right to Assume Funds Available for Loans...............40


                                      i.

                               TABLE OF CONTENTS
                                  (continued)

                                                                          Page
      2.15  Agent's Right to Assume Payments Will be Made by
            the Borrower....................................................41

SECTION 3.TAXES, YIELD PROTECTION AND ILLEGALITY............................41

      3.1   Taxes...........................................................41

      3.2   Illegality......................................................45

      3.3   Increased Costs.................................................46

      3.4   Inability to Determine Rates....................................46

      3.5   Prepayment of LIBOR Loans.......................................47

      3.6   Capital Requirements............................................47

      3.7   Certificates of Lenders.........................................48

      3.8   Removal of a Lender.............................................48

SECTION 4.CONDITIONS PRECEDENT TO LOANS.....................................49

      4.1   First Loan......................................................49

      4.2   All Loans.......................................................54

SECTION 5.BORROWER'S REPRESENTATIONS AND WARRANTIES.........................55

      5.1   Existence and Power.............................................55

      5.2   Loan Documents and Notes Authorized; Binding
            Obligations.....................................................55

      5.3   No Conflict.....................................................55

      5.4   Subsidiaries; Capital Structure.................................56

      5.5   Financial Condition.............................................56

      5.6   Litigation......................................................56

      5.7   Consents and Approvals..........................................57

      5.8   Solvency........................................................57

      5.9   Employment and Labor Agreements.................................57

      5.10  Agreements with Affiliates and Other Agreements.................58



                                      ii.

                               TABLE OF CONTENTS
                                  (continued)

                                                                          Page

      5.11  ERISA...........................................................58

      5.12  Labor Matters...................................................58

      5.13  Margin Regulations..............................................59

      5.14  Taxes...........................................................59

      5.15  Trademarks, Patents, Copyrights and Licenses....................59

      5.16  No Brokers......................................................60

      5.17  Full Disclosure.................................................60

      5.18  Other Regulations...............................................60

      5.19  Hazardous Materials.............................................61

      5.20  Year 2000 Issues................................................61

      5.21  Patronage Dividend Certificates.................................61

      5.22  Ownership of Properties.........................................61

SECTION 6.BORROWER'S AFFIRMATIVE COVENANTS..................................61

      6.1   Records and Reports.............................................61

      6.2   Corporate Rights; Facilities; Conduct of Business...............65

      6.3   Insurance.......................................................66

      6.4   Taxes and Other Liabilities.....................................66

      6.5   Inspection of Books and Records.................................67

      6.6   Inspection and Audit of Collateral..............................67

      6.7   Location of Collateral..........................................67

      6.8   Compliance With Laws............................................67

      6.9   Material Agreements.............................................68

      6.10  Environmental Condition, Investigations and
            Indemnification.................................................68





                                      iii.

                               TABLE OF CONTENTS
                                  (continued)

                                                                          Page

      6.11  Year 2000 Issues................................................68

      6.12  Additional Guarantors...........................................68

      6.13  Further Assurances..............................................69

SECTION 7.BORROWER'S NEGATIVE COVENANTS.....................................69

      7.1   Liens; Negative Pledges.........................................69

      7.2   Investments.....................................................71

      7.3   Limitations on Indebtedness; Contingent
            Obligations.....................................................72

      7.4   Employee Loans and Executive Compensation.......................73

      7.5   Restriction on Fundamental Changes..............................73

      7.6   Dividends.......................................................74

      7.7   Transactions with Affiliates....................................74

      7.8   Maintenance of Business.........................................75

      7.9   Events of Default...............................................75

      7.10  ERISA...........................................................75

      7.11  No Use of any Lender's Name.....................................75

      7.12  Negative Pledge Clauses.........................................75

      7.13  Prepayment or Modification of Indebtedness......................75

      7.14  Capital Expenditures............................................76

SECTION 8.FINANCIAL COVENANTS OF BORROWER...................................76

      8.1   Minimum Adjusted Tangible Net Worth.............................76

      8.2   Minimum Working Capital.........................................77

      8.3   Minimum Fixed Charge Coverage Ratio.............................77

      8.4   Maximum Ratio of Total Funded Debt to EBITDAP...................77




                                      iv.

                               TABLE OF CONTENTS
                                  (continued)

                                                                          Page

SECTION 9.EVENTS OF DEFAULT AND REMEDIES....................................77

      9.1   Events of Default...............................................77

      9.2   Waiver of Default...............................................80

      9.3   Remedies........................................................80

      9.4   Set-Off.........................................................81

      9.5   Sharing of Payments.............................................81

      9.6   Rights and Remedies Cumulative..................................82

SECTION 10.RELEASE OF COLLATERAL............................................82

SECTION 11.AGENT............................................................83

      11.1  Appointment and Authorization...................................83

      11.2  Delegation of Duties............................................83

      11.3  Liability of Agent..............................................83

      11.4  Reliance by Agent...............................................84

      11.5  Notice of Default...............................................84

      11.6  Non-Reliance....................................................85

      11.7  Indemnification.................................................86

      11.8  Agent in Individual Capacity....................................87

      11.9  Successor Agent.................................................87

SECTION 12.AMENDMENTS AND WAIVERS; ASSIGNMENTS, PARTICIPATION, ETC..........88

      12.1  Amendments and Waivers..........................................88

      12.2  Assignments, Participation, Etc.................................89

SECTION 13.MISCELLANEOUS....................................................92

      13.1  No Waiver by Agent or Lenders...................................92

      13.2  Entire Agreement; Construction..................................92



                                      v.

      13.3  Indemnification.................................................92

      13.4  Notices.........................................................93

      13.5  Notification of Addresses, Lending Offices, Etc.................94

      13.6  Counterparts....................................................94

      13.7  Costs and Expenses..............................................94

      13.8  Reliance by Lenders.............................................95

      13.9  No Set-Offs by Borrower.........................................95

      13.10 Successors and Assigns..........................................95

      13.11 Headings........................................................95

      13.12 Severability....................................................96

      13.13 No Third Parties Benefited......................................96

      13.14 Relationship of Parties.........................................96

      13.15 Time............................................................96

      13.16 Waiver of Punitive Damages......................................97

      13.17 Governing Law...................................................97

      13.18 Personal Jurisdiction...........................................97

      13.19 Waiver of Jury Trial............................................97



                                      vi.

                              INDEX OF SCHEDULES


Schedule 1.0   -     Commitments

Schedule 5.1   -     List of States

Schedule 5.4   -     Affiliates; Capital Structure

Schedule 5.6   -     Litigation

Schedule 5.7   -     Required Consents

Schedule 5.9   -     Employment and Labor Agreements

Schedule 5.10  -     Contracts with Affiliates

Schedule 5.11  -     Employee Benefit Plans

Schedule 5.15  -     Trademarks, Patents and Copyrights

Schedule 6.7   -     Location of Collateral

Schedule 7.1   -     Existing Liens

Schedule 7.2(a)-     Existing Investments

Schedule 7.3   -     Existing Indebtedness

Schedule 7.7   -     Transactions with Affiliates










                                      vii.

                              INDEX OF EXHIBITS


Exhibit A    -     Form of Revolving Note

Exhibit B    -     Form of Security Agreement

Exhibit C    -     Form of Guaranty

Exhibit D    -     Form of Borrowing Notice

Exhibit E    -     Form of Compliance Certificate

Exhibit F    -     Form of Borrowing Base Certificate

Exhibit G    -     Form of Conversion/Continuation Notice

Exhibit H    -     Form of Non-Bank Lender Tax Certificate

Exhibit I    -     Form of Assignment and Acceptance
















                                      viii.

                      SECURED REVOLVING CREDIT AGREEMENT

      THIS SECURED REVOLVING CREDIT AGREEMENT is entered into as of September 29, 1999, by and among UNIFIED WESTERN GROCERS, INC., a
California corporation operating primarily on a cooperative basis, formerly known as Certified Grocers of California, Ltd. (the
"Borrower"), the Lenders (as defined below), COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH, not in its individual capacity, but solely in its capacity as the Agent.

                                   RECITALS

The Borrower desires to obtain from the Lenders a revolving credit facility in the aggregate principal amount of up to Two Hundred
Million Dollars ($200,000,000) outstanding at any time, for the limited purposes as more particularly described below; and

The Lenders have agreed to make such credit available to the Borrower, but only upon the terms and subject to the conditions hereinafter set forth and in reliance on the representations and warranties set forth herein.

                                  AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants hereinafter set forth, and intending to be legally bound, the parties hereto agree as follows:

SECTION 1.  DEFINITIONS.

     1.1 Defined Terms. As used herein, the following terms have the following meanings:

      "Account Debtor" means any "account debtor" as such term is defined in Section 9105(1)(a) of the UCC.

      "Accounts" means all "accounts" as such term is defined in
Section 9106 of the UCC, but only to the extent such accounts are now owned or hereafter received or acquired by or belonging or owing to the Borrower or any Guarantor and arise out of goods sold or services rendered by the Borrower or such Guarantor, as the case may be, in the ordinary course of business.

      "Adjusted LIBOR" means, for each Interest Period in respect of LIBOR Loans comprising part of the same Borrowing, an interest rate per annum (rounded upward to the nearest 1/16th of one percent
(0.0625%)) determined pursuant to the following formula:

                                             LIBOR
          Adjusted LIBOR =    -------------------------------------
                              1.00 - Eurodollar Reserve Percentage

                                      1.

The Adjusted LIBOR shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

      "Adjusted Tangible Net Worth" means, as measured at any date of determination, on a consolidated basis, an amount equal to the sum of (a) the aggregate value of the shareholders' equity of the Borrower and its Subsidiaries, plus (b) the value of goodwill associated with the consolidation of Sav Max in an amount not to exceed $25,000,000, plus (c) the aggregate value of Patron Required Deposits then on deposit, plus (d) the aggregate book value of the principal amount of all Patronage Dividend Certificates that are first payable after the Maturity Date, minus (e) the aggregate value of all intangible assets of the Borrower and its Subsidiaries.

      "Adjustment Date" means the second Business Day following receipt by the Agent of each delivery of the financial statements required to be delivered by the Borrower pursuant to Sections 6.1(a) or (b) and the corresponding Compliance Certificate required by Section 6.1(d).

      "Affiliate" means, with respect to any Person, each other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Pension Plan or Employee Benefit Plan). A Person shall be deemed to be "controlled by" another Person if such other Person possesses, directly or indirectly, power (i) to vote fifteen percent (15.0%) or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors, managing general partners or managing members or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. A member-patron or associate-patron of the Borrower shall not be deemed to be an Affiliate of the Borrower solely because a person that is an Affiliate of such member-patron or associate-patron is director of the Borrower.

      "Agent" means Rabobank, not when acting in its individual capacity, but solely when acting in its capacity as the administrative agent under this Agreement or any of the other Loan Documents, and any successor administrative agent.

      "Agent's Payment Office" means the address for payments set forth on the signature page hereto in relation to the Agent or such other address as the Agent may from time to time specify in accordance with Section 12.6.

      "Agent-Related Persons" means the Agent and any successor agent, appointed to the terms hereof, together with their respective Affiliates, and the officers, directors, employees and attorneys-in-fact of such Persons.

                                      2.

      "Aggregate Commitments" means the combined Commitments of the Lenders in the aggregate principal amount of Two Hundred Million
Dollars ($200,000,000), as such may be reduced from time to time pursuant to this Agreement.

      "Agreement" means this Secured Revolving Credit Agreement, including all amendments, modifications and supplements hereto and all appendices, exhibits and schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect from time to time.

      "Applicable Commitment Fee Percentage" means the percentage rate per annum used to calculate from time to time the commitment fees payable pursuant to Section 2.9(b) of this Agreement, in accordance with the table below:


===============================================================================
                                                           Commitment Fee for
Leverage Ratio                                               Revolving Loans
--------------------------------------------------------------------------------
Greater than 4.00:1.00                                           0.30%
--------------------------------------------------------------------------------
Greater than 3.00:1.00, but less than or equal to 4.00:1.00      0.25%
--------------------------------------------------------------------------------
Greater than 2.50:1.00, but less than or equal to 3.00:1.00      0.20%
--------------------------------------------------------------------------------
Less than or equal to 2.50:1.00                                  0.15%
===============================================================================

From the Closing Date to the day that is forty-five (45) days after the last day of the Fiscal Quarter ending on or about the last day of December 1999, the Applicable Margin shall be 0.30%.

Upon each Adjustment Date (after the day that is forty-five (45) days after the last day of the Fiscal Quarter ending on or about the last day of December 1999), the Applicable Commitment Fee Percentage shall be determined in accordance with the above table, based on the Leverage Ratio as of the date of the financial statements and the corresponding Compliance Certificate delivered to the Agent with respect to such Adjustment Date. If the above table indicates that an adjustment to the existing Applicable Commitment Fee Percentage is required, the effective date for such adjustment shall be the respective Adjustment Date (which adjustments shall remain effective until the next Adjustment Date after which the Borrower delivers to the Agent quarterly or annual financial statements and a corresponding Compliance Certificate evidencing that the Applicable Commitment Fee Percentage, in accordance with the above table, is to be further adjusted). Notwithstanding the foregoing, in no event shall the Borrower be entitled to a decrease in the Applicable Commitment Fee Percentage if an Event of Default has occurred and is continuing.

      "Applicable Margin" means the percentage determined on the Funding Date for such LIBOR Loan or the issuing date for such Letter of Credit, in accordance with the table below:

                                      3.

================================================================================
Leverage Ratio                                             Applicable Margin
--------------------------------------------------------------------------------
Greater than 4.00:1.00                                           2.00%
--------------------------------------------------------------------------------
Greater than 3.00:1.00, but less than or equal to 4.00:1.00      1.75%
--------------------------------------------------------------------------------
Greater than 2.50:1.00, but less than or equal to 3.00:1.00      1.50%
--------------------------------------------------------------------------------
Less than or equal to 2.50:1.00                                  1.25%
================================================================================

From the Closing Date to the day that is forty-five (45) days after the last day of the Fiscal Quarter ending on or about the last day of December 1999, the Applicable Margin shall be 2.00%.

Upon each Adjustment Date (after the day that is forty-five (45) days after the last day of the Fiscal Quarter ending on or about the last day of December 1999), the Applicable Margin for all LIBOR Loans and Letters of Credit shall be determined in accordance with the above table, based on the Leverage Ratio as of the date of the financial statements and the corresponding Compliance Certificate delivered to the Agent with respect to such Adjustment Date. If the above table indicates that an adjustment to the existing Applicable Margin for all LIBOR Loans and Letters of Credit is required, the effective date for such adjustment shall be the respective Adjustment Date (which adjustments shall remain effective until the next Adjustment Date after which the Borrower delivers to the Agent quarterly or annual financial statements and a corresponding Compliance Certificate evidencing that the Applicable Margin for all LIBOR Loans and Letters of Credit, in accordance with the above table, is to be further adjusted). Notwithstanding the foregoing, in no event shall the Borrower be entitled to a decrease in the Applicable Margin applicable to LIBOR Loans or Letters of Credit if an Event of Default has occurred and is continuing.

      "Asset Sale" means the sale by the Borrower or any of its Subsidiaries, or by any successor in interest (including a debtor in possession or trustee under the Bankruptcy Code) to any Person other than the Borrower or any of its wholly-owned Subsidiaries of
(i) the outstanding Stock or similar equity interests (in the case of Persons other than corporations) of any Subsidiary of the Borrower, (ii) all or substantially all of the assets of any division or line of business of the Borrower or any of its Subsidiaries, or (iii) any other assets (including, without limitation, any assets that do not constitute substantially all of the assets of any division or line of business of the Borrower or any of its Subsidiaries); provided that the term "Asset Sale" shall not include (y) any sale of capital assets of the Borrower or any of its Subsidiaries to the extent such sale constitutes the sale of obsolete, obsolescent or worn out capital assets, or capital assets that the Borrower reasonably determines are no longer required in the operation of the business of the Borrower and its Subsidiaries, and (z) the sale in the ordinary course of business of personal

                                      4.

property held for resale or lease in the ordinary course of business of the Borrower or any of its Subsidiaries or liquidation sales of any discontinued, discounted or obsolete inventory, conducted in the ordinary course of business by the Borrower or any of its Subsidiaries.

      "Assignee" has the meaning set forth in Section 11.2(a) of this Agreement.

      "Assignment and Acceptance" has the meaning specified in
Section 11.2(a) of this Agreement.

      "Attorney Costs" means, in respect of any matter and at the election of the Person incurring such fees and disbursements,
(i) the reasonable fees and disbursements of any law firm or other external counsel and (ii) the reasonably allocated cost of internal legal services and all disbursements of internal counsel.

      "Bankruptcy Code" means the Bankruptcy Code of 1978, as amended, as codified under Title 11 of the United States Code, and the Bankruptcy Rules promulgated thereunder, as the same may be in effect from time to time.

      "Base Rate" means for any day, the higher of (i) the per annum rate of interest announced by Rabobank in New York City from time to time as its base rate, each change in such fluctuating interest rate to take effect simultaneously with the corresponding change in such base rate, but in no event in excess of the maximum interest rate permitted by applicable law and (ii) one-half percent (0.50%) per annum above Rabobank's Federal Funds Rate for overnight funds. Each change in the Base Rate shall result in a corresponding change in the interest rate charged on any Base Rate Loan. Rabobank's base rate is a rate set by Rabobank based upon various factors, including Rabobank's costs and desired return, general economic conditions and other factors, and is neither directly tied to an external rate of interest or index nor necessarily the lowest or best rate of interest actually charged by Rabobank at any given time to any customer or particular class of customers for any particular credit extension. Rabobank may make commercial or other loans at rates of interest at, above or below its base rate.

      "Base Rate Loans" means any and all of the Loans bearing interest at the Base Rate.

      "Base Rate Revolving Loan" means a Loan funded pursuant to
Section 2.1.1(e) of this Agreement bearing interest at the Base
Rate.

      "Board of Directors" means the board of directors of the Borrower or any committee of the board of directors of the Borrower authorized with respect to any particular matter to exercise the power of the board of directors of the Borrower.

                                      5.

      "Borrowing" means a borrowing under this Agreement consisting of Loans made to the Borrower on the same day by the Lenders pursuant to Section 2.

      "Borrowing Base" means an amount equal to the sum of (a) eighty-five percent (85%) of the value of the Eligible Accounts plus (b) sixty-five percent (65%) of the value of the Eligible
Inventory as set forth in the most recent Borrowing Base
Certificate.

      "Borrowing Base Certificate" means a certificate signed by the chief financial officer or treasurer of the Borrower, substantially in the form set forth in EXHIBIT F, completed with appropriate insertions.

      "Borrowing Notice" means a notice given by the Borrower to the Agent in accordance with Section 2.5, substantially in the form of EXHIBIT D.

      "Business Day" means any day which is not a Saturday, Sunday or a legal holiday under the laws of the States of New York or California or is not a day on which banking institutions located in the States of New York or California are authorized or required by law or other governmental action to close; except that if any determination of a "Business Day" shall relate to a LIBOR Loan, the term "Business Day" shall in addition exclude any day which is not a Eurodollar Banking Day.

      "Capital Expenditures" means all payments made for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one (1) year and which are required to be capitalized under GAAP, including such expenditures financed with Capital Lease Obligations.

      "Capital Lease" means, as to any Person, any lease of any Property by such Person as lessee that is, or should be in accordance with Financing Accounting Standards Board Statement No. 13, classified and accounted for as a "capital lease" on the balance sheet of such Person prepared in accordance with GAAP.

      "Capital Lease Obligation" means, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed in a note to such balance sheet.

      "Cash Equivalents" means any of the following instruments: certificates of deposit, bankers acceptance or eurodollar certificates issued by major United States commercial banks or their international banking facilities or major foreign banks with assets of not less than $100,000,000, prime commercial paper, corporate notes, bonds and preferred stock listed on a national

                                      6.

securities exchange, municipal bonds rated A or better by Moody's or S&P, direct obligations of the United States of America or its agencies, and obligations guaranteed by the United States of America.

      "Change of Control" means the occurrence after the date of this Agreement of: (i) any Person, or two or more Persons acting in concert, acquiring beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Borrower (or other securities convertible into such securities) representing greater than forty percent (40.0%) of the combined voting power of all securities of the Borrower entitled to vote in the election of directors; or
(ii) any Person, or two or more Persons acting in concert, acquiring by contract or otherwise, or entering into a contract or arrangement which, upon consummation, will result in its or their acquisition of, or control over, securities of the Borrower (or other securities convertible into such securities) representing greater than forty percent (40.0%) of the combined voting power of all securities of the Borrower entitled to vote in the election of directors.

      "Charges" means all federal, state, county, city, municipal, local, foreign or other governmental taxes, levies, assessments, charges or claims, in each case then due and payable by the Borrower or any of its Subsidiaries, upon or relating to (a) the Loans hereunder, (b) any of their employees, payroll, income or gross receipts, (c) any of their ownership or use of any of their respective assets, or (d) any other aspect of their respective businesses.

      "Closing" means the time at which each of the conditions precedent set forth in Section 4 to the making of the first Loan hereunder shall have been duly and completely satisfied by the Borrower or waived by all Lenders in their sole and absolute discretion.

      "Closing Date" means the date on which the Closing occurs.

      "Code" means the Internal Revenue Code of 1986, as amended, the Treasury Regulations adopted thereunder and the Treasury
Regulations proposed thereunder, as the same may be in effect from time to time.

      "Collateral" means all Accounts and Inventory and interests in Accounts and Inventory, and all proceeds thereof, including the Accounts and Inventory covered by the Security Documents, now existing or hereafter acquired by the Borrower or the Guarantors, that may at any time be or become subject to a Lien granted or created in favor of the Agent, for the benefit of the Lenders, to secure the full and complete payment and performance of the

                                      7.

Borrower's Obligations under this Agreement and under the other
Loan Documents and the Guarantors' obligations under the Guaranties; provided, however, that accounts (as defined in Section 9106 of the UCC) that constitute proceeds (as defined in Section
9306(1) of the UCC) of the John Hancock Collateral shall not constitute Collateral.

      "Commitment" means, as to each Lender, the amount set forth on
Schedule 1.0 next to such Lender's name, as such may be amended from time to time in accordance with this Agreement.

      "Compliance Certificate" means a certificate signed by a Responsible Person, substantially in the form set forth in EXHIBIT E, with such changes therein as the Agent from time to time reasonably may request for the purpose of having such certificate disclose the matters certified therein and the method of computation thereof.

      "Confidential Booklet" has the meaning set forth in Section
5.5 below.

      "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend, letter of credit or other obligation of another Person, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (other than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including, without limitation, any such obligation for which that Person is in effect liable through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, capital stock purchases, capital contributions or otherwise), or to maintain the solvency of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation, services or lease regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof. The leasing by the Borrower, as lessee, of real or personal property that the Borrower in turn subleases to a member-patron of the Borrower shall not be a Contingent Obligation for purposes of this Agreement. The amount of any Contingent Obligation of any Person shall be deemed to be an amount equal to the maximum amount of such Person's liability with respect to the stated or determinable amount of the primary obligation for which such Contingent Obligation is incurred or, if not stated or determinable, the maximum reasonably anticipated

                                      8.

liability in respect thereof (assuming such Person is required to perform thereunder).

      "Contracts" has the meaning set forth in Section 5.7 of this Agreement.

      "Conversion/Continuation Notice" means a notice given by the Borrower to the Agent in accordance with Section 2.6, substantially in the form of EXHIBIT G, with appropriate insertions.

      "Crown Grocers" means Crown Grocers, Inc., a California corporation, and one hundred percent (100%) Subsidiary of the Borrower.

      "Designated Deposit Account" means demand deposit account no. 0700424464 maintained by the Borrower in the State of California with Union Bank of California or such other financial institution as the Borrower from time to time shall designate by written notice to the Agent.

      "Discounted Value" of any Class B Shares means, as of any date of determination, an amount equal to eighty percent (80.0%) of the aggregate present value on such date of all payments that are included in the Redemption Schedule of such Class B Shares, provided that the present value shall be calculated by using an annual discount rate equal to the annual interest rate then applicable for one-month LIBOR Loans under this Agreement.

      "Dollars" and "$" means the lawful money of the United States of America.

      "Due Inquiry" means any and all inquiry, investigation and analysis which a prudent Person would undertake and complete with diligence with the intent of coming to as complete an understanding as reasonably possible of facts or circumstances, and shall include, but shall not be limited to, a review of relevant records in such Person's possession and inquiry of appropriate employees, officers and directors.

      "EBITDAP" means, as measured at any date of determination, for any period, an amount equal to the sum of (a) net income (before extraordinary non-cash items and non-cash items in respect of discontinued operations), plus (b) Interest Expense, plus (c) provisions for income taxes, plus (d) depreciation, plus (e) amortization of intangible assets, plus (f) other non-cash expenses, plus (g) Patronage Dividends, plus (h) all non-recurring charges incurred in connection with the Merger in an aggregate amount not to exceed $20,600,000, including (i) any prepayment premiums or penalties associated with the payment of Indebtedness in connection therewith, (ii) any severance payments to employees related thereto, (iii) any costs in connection with closure or re-design of facilities related thereto, (iv) all transactional costs

                                      9.

of the Borrower and United Grocers in connection therewith, and (v) any other transitional costs related thereto, each as measured for such period.

      "Eligible Accounts" means Accounts subject to the Agent's perfected first priority security interest and no other Lien except a Permitted Lien (other than a Permitted Lien described in Section 7.1(c) or (d)), and evidenced by an invoice or other documentary evidence satisfactory to the Agent. Notwithstanding the foregoing, an Account shall not be an Eligible Account if:

     (a) the Account arises out of a sale made by the Borrower to a Subsidiary or an Affiliate of the Borrower or to a Person controlled by an Affiliate of any of them; or

     (b) the Account remains unpaid more than twenty-nine days after the original due date; or

     (c) the Account Debtor in respect of such Account is also a creditor or supplier of the Borrower or any Subsidiary, has disputed liability with respect to such Account, or has made any claim with respect to any other Account due from such Account Debtor to the Borrower or any Subsidiary, or the Account otherwise is or may become subject to any right of setoff by the Account Debtor; or

     (d) the Account Debtor in respect of such Account has commenced a voluntary Insolvency Proceeding or a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the Account Debtor in an involuntary Insolvency Proceeding or any other Insolvency Proceeding has been filed against the Account Debtor, or if the Account Debtor has failed, suspended business, ceased to be Solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs, or the Agent otherwise believes, in its sole judgment, that collection of such Account is insecure or that payment thereof is doubtful or will be delayed by reason of the Account Debtor's financial condition; or

     (e) the Account arises from a sale to an Account Debtor outside the United States, other than Puerto Rico, the U.S. Virgin Islands and the Territory of Guam, unless the sale is on letter of credit, guaranty, credit insurance or acceptance terms, in each case acceptable to the Agent in its sole discretion; or

     (f) the Account Debtor in respect of such Account is the United States of America, or any state, or any department, agency, instrumentality or subdivision thereof, unless the Borrower assigns its right to payment of such Account to the Agent, in form and

                                     10.

substance satisfactory to the Agent, so as to comply with the Assignment of Claims Act, as amended (31 U.S.C. Section 3727 et seq.), or the comparable state statute, as the case may be; or

     (g) the goods giving rise to such Account have not been delivered to and accepted by the Account Debtor, or the services giving rise to such Account have not been performed by the Borrower or any Guarantor and accepted by the Account Debtor, or the Account otherwise does not represent a final sale; or

     (h) the Borrower or any Guarantor has made any agreement with the Account Debtor for any deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the Borrowing Base; or

     (i) for any Account Debtor whose Accounts comprise ten percent (10%) or more of the Borrower and the Guarantors' aggregate Accounts, the value of Accounts of such Account Debtor in excess of said ten percent (10%);

     (j) in the event twenty-five percent (25%) or more of the Accounts of any of the ten (10) Account Debtors with the greatest aggregate value of Accounts shall be deemed ineligible under clause
(b), above, all Accounts of such Account Debtor;

     (k) the amount of any discount that has been applied to any Accounts under the Borrower's internal volume discount programs to members, and the amount of any funds received by the Borrower or any Guarantor under any manufacturer promotional program that has yet to be applied to any Accounts;

     (l) all Accounts in which an employee of the Borrower or any Subsidiary is the Account Debtor;

     (m) in the event a patron makes cash deposits in excess of the applicable Patron Required Deposit, the aggregate value of Accounts of such patron shall be reduced by the amount of such excess deposits; and

     (n) the Agent in its reasonable discretion shall deem such Account not to qualify as an Eligible Account.

      "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States, or any State thereof, and having combined capital and surplus of $100,000,000;
(b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development ("OECD"), or a political subdivision of any such country, and having a combined capital and surplus of $100,000,000;

                                     11.

provided, however, that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD or the Cayman Islands;
(c) the central bank of any country which is a member of the OECD;
(d) a finance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having a combined capital and surplus of $100,000,000; (e) an insurance company organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of $100,000,000;
(f) any Lender party to this Agreement; (g) any Affiliate of a Lender, and (h) any other Person approved by the Agent and the Borrower, such approval not to be unreasonably withheld; provided, however, that an Affiliate of the Borrower shall not qualify as an Eligible Assignee.

      "Eligible Inventory" means such Inventory of the Borrower or any Guarantor which the Agent, in the exercise of its reasonable credit judgment, deems to be Eligible Inventory. Without limiting the generality of the foregoing, no Inventory shall be Eligible Inventory unless, in the Agent's opinion, it (a) is not perishable, provided that fresh meat, fresh produce and fresh dairy products shall be considered perishable, and frozen foods and delicatessen foods shall be considered not perishable for purposes hereof;
(b) is in good, new (including unused returned goods) and saleable condition; (c) is not obsolete or unmerchantable, (d) meets all standards imposed by any Governmental Authority; (e) is at all times subject to the Agent's duly perfected, first priority security interest and no other Lien except a Permitted Lien (other than a Permitted Lien described in Section 7.1(c) or (d)); and (f) is situated at a location in compliance with Section 6.7 hereof. Without limiting the generality of the foregoing, (i) any Inventory located at any premises where it is held on consignment or may be subject to a warehouseman's or other bailee's lien and (1) the consignor shall not have timely complied with Section 9114 of the UCC as to such Inventory and (2) the Agent shall not have received written acknowledgment from such consignee, warehouseman or bailee of the Agent's prior Lien, shall not constitute Eligible Inventory,
(ii) any foreign Inventory, cigarette stamp Inventory, consigned Inventory, and any Inventory that constitutes computers, store equipment and packaging supplies, shall not constitute Eligible Inventory, (iii) any Inventory of the Retail Subsidiaries shall not constitute Eligible Inventory, and (iv) any deferred gains and member price discounts shall be deducted from the value of Eligible Inventory.

      "Employee Benefit Plan" means any Pension Plan and any employee welfare benefit plan, as defined in Section 3(1) of ERISA, that is maintained for the employees of the Borrower or any ERISA
Affiliate of the Borrower.

                                     12.

      "Environmental Laws" has the meaning set forth in Section 5.19 below.

      "Environmental Complaint" has the meaning set forth in Section
5.19 below.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, as the same may be in effect from time to time, and any successor statute, and the regulations promulgated and rulings issued thereunder.

      "ERISA Affiliate" means, as applied to any Person, any trade or business (whether or not incorporated) which is a member of a group of which that Person is a member and which is under common control within the meaning of the regulations promulgated under
Section 414 of the Code.

      "Eurodollar Banking Day" means any day on which dealings in dollar deposits are conducted by and among banks in the London
Interbank Market.

      "Eurodollar Reserve Percentage" means the reserve percentage, if any, (expressed as a decimal, rounded upward to the nearest 1/100th of one percent (0.01%)) in effect on the date LIBOR for such Interest Period is determined (whether or not applicable to any Lender) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities") having a term comparable to such Interest Period.

      "Event of Default" means the occurrence of any of the events set forth in Section 9.1.

      "Excess Capital Expenditure Availability" has the meaning set forth in Section 7.14 below.

      "Federal Funds Rate" means, for any period, the rate at which Rabobank, as a state licensed branch of a foreign bank, in its sole discretion, can acquire federal funds in the New York City interbank federal funds market or other funding sources available to Rabobank, through brokers of recognized standing, for a period and in an amount comparable to the period and amount requested by the Borrower.

      "Federal Reserve Board" means the Board of Governors of the Federal Reserve System and any successor thereto.

      "Fee Letter" means the side letter dated the date of this Agreement, from the Borrower in favor of Rabobank, whereby the Borrower agrees to pay to Rabobank the fees contemplated therein.

                                     13.

      "Financing Statements" means the UCC-1 financing statements and fixture filings duly executed by the Borrower and each Guarantor, as the case may be, as debtor, in favor of the Agent, for the benefit of itself and the Lenders, as secured party, and caused to be filed concurrently with the Closing, or such later date pursuant to Section 6.13 hereof, in the jurisdictions requested by the Agent.

      "Financing Subsidiaries" means (a) Grocers Capital Company and its Subsidiaries and (b) United Resources, Inc. and its
Subsidiaries.

      "Fiscal Quarter" means each fiscal quarter of the Borrower ending on or about the last day of each December, March, June and September, as may be adjusted from time to time to coincide with changes in the Borrower's Fiscal Year.

      "Fiscal Year" means (a) the Fiscal Year of the Borrower consisting of a fifty-two (52) week fiscal period ending August 28, 1999, (b) the Fiscal Year of the Borrower consisting of a fifty-seven (57) week fiscal period ending on September 30, 2000, and (c) the Fiscal Years of the Borrower thereafter consisting of a fifty-two (52) or fifty-three (53) week fiscal period ending on the Saturday nearest September 30 of each calendar year.

      "Fixed Charge Coverage Ratio" means, as measured at any date of determination on a rolling four (4) Fiscal Quarter basis, on a consolidated basis for the Borrower and its Subsidiaries, the ratio of (a) EBITDAP to (b) the sum of Interest Expense, plus current maturities of Total Funded Debt (excluding current payments on Loans outstanding hereunder).

      "Funding Date" means with respect to any proposed Borrowing hereunder, the date funds are advanced to the Borrower for any Loan.

      "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Persons as may be approved by the significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

      "Governmental Authority" means (a) any federal, state, county, municipal or foreign government, or political subdivision thereof,
(b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (c) any court or administrative tribunal or (d) with respect to any Person, any arbitration tribunal or other non-governmental authority to whose jurisdiction that Person has consented.

                                     14.

      "Grocers Capital Company" means Grocers Capital Company, a
California corporation, and its Subsidiaries.

      "Guarantor" in the singular and "Guarantors" in the plural shall mean all Subsidiaries of the Borrower other than (a) the Financing Subsidiaries, (b) the Insurance Subsidiaries, and (c) any other Subsidiaries with total assets of not greater than $30,000.

      "Guaranty" when used in the singular and "Guaranties" when used in the plural means any and all guaranties dated as of even date herewith, or such later date pursuant to Section 6.13 hereof, executed by each of the Guarantors in favor of the Agent and the Lenders, substantially in the form of EXHIBIT C, and any and all amendments thereto.

      "Hazardous Materials" means, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6901, et seq.) and in the regulations adopted and publications promulgated pursuant thereto, or any other federal, state or local governmental law, ordinance, rule or regulation.

      "Indebtedness" means, as to any Person, without duplication,
(a) all indebtedness of such Person for borrowed money, including, without limitation in the case of the Borrower, all of such indebtedness outstanding under this Agreement and any of the other Loan Documents, (b) all Capital Lease Obligations of such Person,
(c) to the extent of the outstanding indebtedness thereunder, any obligation of such Person that is evidenced by a promissory note or other instrument representing an extension of credit to such Person, whether or not for borrowed money, (d) any obligation of such Person for the deferred purchase price of Property or services (other than trade or other accounts payable in the ordinary course of business in accordance with customary industry terms), (e) any obligation of such Person of the nature described in clauses (a),
(b), (c) or (d), above, that is secured by a Lien on assets of such Person and which is non-recourse to the credit of such Person, but only to the extent of the fair market value of the assets so subject to the Lien, (f) obligations of such Person arising under acceptance facilities or under facilities for the discount of accounts receivable of such Person, (g) any obligation of such Person to reimburse the issuer of any letter of credit issued for the account of such Person upon which a draw has been made, (h) all obligations of such Person to a counterparty under any Rate Contract, (i) all Contingent Obligations of such Person, and (j) all Off Balance Sheet Liabilities; provided that Patron Required Deposits and any other deposits made by patrons of the Borrower in the ordinary course of business shall not constitute Indebtedness.

                                     15.

      "Indenture" has the meaning set forth in Section 5.21 hereof.

      "Insolvency Proceeding" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or
(b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each of case (a) and (b) undertaken under federal, state or foreign law, including the Bankruptcy Code.

      "Insurance Subsidiaries" means (a) Grocers & Merchants Insurance Services, a California corporation, (b) Springfield Insurance Company, a California corporation, (c) Springfield Insurance Co. Limited, a Bermuda corporation, and (d) any of their Subsidiaries.

      "Interest Differential" means, with respect to any prepayment of a LIBOR Loan on a day other than an Interest Payment Date on which such LIBOR Loan matures, the difference between (a) the per annum interest rate payable with respect to such LIBOR Loan as of the date of the prepayment and (b) the Adjusted LIBOR on, or as near as practicable to, the date of the prepayment for a LIBOR Loan commencing on such date and ending on the last day of the applicable Interest Period. The determination of the Interest Differential by the Agent shall constitute a rebuttable presumption of the accuracy thereof.

      "Interest Expense" has the meaning customarily given such term in accordance with GAAP.

      "Interest Payment Date" means, (a) with respect to any LIBOR Loan, the last day of each Interest Period applicable to such Loan, and (b) with respect to Base Rate Loans, the last Business Day of each calendar month and each date a Base Rate Loan is converted into a LIBOR Loan; provided, however, that if any Interest Period for a LIBOR Loan exceeds three (3) months, interest shall also be paid on the date which falls three (3) months after the beginning of such Interest Period.

      "Interest Period" means, as to any LIBOR Loan, the period commencing on the date of such LIBOR Loan and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is one (1), two (2), three (3) or six (6) months thereafter, in each case as the Borrower may elect; provided, however, that (x) no Interest Period with respect to a LIBOR Loan shall end later than the Maturity Date, (y) if an Interest Period would end on a day

                                     16.

that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, and (z) interest shall accrue from and including the first Business Day of an Interest Period to, but excluding, the last Business Day of such Interest Period.

      "Interest Rate Determination Date" means the second Business Day prior to the first day of the related Interest Period for a LIBOR Loan.

      "Inventory" means any "inventory" as such term is defined in
Section 9109(4) of the UCC, now or hereafter owned or acquired by the Borrower or any Guarantor and, in any event, shall include all inventory, merchandise, goods and other personal property which are held by or on account of the Borrower or any Guarantor for sale or lease or are furnished or are to be furnished under a contract of service, and all finished goods.

      "Investment" means, when used in connection with any Person, any investment by or of that Person, whether by means of purchase or other acquisition of Stock or other securities of any other Person or by means of loan or advance (other than advances to employees for moving or travel expenses, drawing accounts and similar expenditures in the ordinary course of business), capital contribution, guaranty or other debt or equity participation or interest, or otherwise, in any other Person, including any partnership and joint venture interests of such Person in any other Person.

      "Investment Company Act" means the Investment Company Act of
1940, as amended (15 U.S.C. Section 80a-1 et seq.), as the same may be in effect from time to time, or any successor statute thereto.

      "IRS" means the Internal Revenue Service and any successor thereto.

      "Issuing Bank" means Rabobank or such other Lender as shall replace Rabobank, with the consent of Requisite Lenders, as the Lender designated to issue Letters of Credit for the account of the Borrower pursuant to the terms and conditions of this Agreement.

      "John Hancock Agreement" means the Note Purchase Agreement dated as of September 29, 1999, among the Borrower, John Hancock
Mutual Life Insurance Company and certain other Persons.

      "John Hancock Collateral" means Property of the Borrower and the Guarantors other than the Collateral that may at any time be or become subject to a Lien granted or created to secure the payment and performance of the John Hancock Debt.

      "John Hancock Debt" means the Indebtedness of the Borrower in an aggregate principal amount not to exceed $120,000,000, evidenced by Senior Secured Notes due April 1, 2008, and Senior Secured Notes

                                     17.

due October 1, 2009, issued pursuant to the John Hancock Agreement, which, among other things, (a) provides that Tranche B thereof has no principal or sinking fund payments due and payable prior to the tenth anniversary of the Closing Date, (b) is secured only by Liens in the John Hancock Collateral, and (c) contains covenants and events of default no more onerous on the Borrower and the Guarantors than those set forth in the draft of the John Hancock Agreement delivered to the Agent prior to the date hereof.

      "Lenders" means the financial institutions which have executed signature pages to this Agreement and such other Assignee financial institutions as shall hereafter execute and deliver an Assignment and Acceptance with respect to all or any portion of the Commitments and the Loans advanced and maintained pursuant to the Commitments, in each case pursuant to and in accordance with
Section 11.2.

      "Lending Office" means, with respect to any Lender, the office or offices of such Lender specified as its "Domestic Lending
Office" opposite its name on the applicable signature page hereto, or such other office or offices of such Lender as it may from time to time specify in accordance with Section 12.6 of this Agreement.

      "Letter of Credit" has the meaning set forth in Section
2.1.1(g).

      "Letter of Credit Application" means an application given by the Borrower to the Issuing Bank in the Issuing Bank's standard form, with appropriate insertions.

      "Letter of Credit Commitment" means an amount equal to Twenty Million Dollars ($20,000,000), which amount is a sublimit of, and not in addition to, the Aggregate Commitments of the Lenders, as such may be reduced from time to time pursuant to this Agreement.

      "Letter of Credit Undrawn Amount" means the stated but undrawn amount of any issued and outstanding Letters of Credit.

      "Leverage Ratio" means, as measured at any date of determination on a rolling four (4) Fiscal Quarter basis, calculated on a consolidated basis for the Borrower and its Subsidiaries, the ratio of (a) Total Debt to (b) EBITDAP.

      "LIBOR" means, with respect to any LIBOR Loan, the London Inter-Bank Offered Rate (determined solely by the Agent) at which United States Dollar deposits are offered to Rabobank by prime banks in London, England at or about 11:00 a.m., London time, on the Interest Rate Determination Date with respect to such LIBOR Loan in an aggregate amount approximately equal to the amount of such LIBOR Loan and for a period of time comparable to the number of days in the applicable Interest Period. The determination of LIBOR by the Agent shall be conclusive in the absence of manifest error.

                                     18.

      "LIBOR Loan" means any and all of the Loans funded pursuant to
Section 2.1.1(e) of this Agreement bearing interest at a rate determined on the basis of Adjusted LIBOR.

      "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, affecting any Property, including any agreement to grant or right to acquire any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and the filing of or agreement to file or deliver any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the UCC or comparable law of any jurisdiction.

      "Loan" in the singular and "Loans" when used in the plural means any and all of the loans advanced to the Borrower under the Revolving Credit Facility.

      "Loan Documents" means this Agreement, the Notes, the Guaranties, the Security Documents, all Letters of Credit, any Letter of Credit Applications, any Rate Contract between the Borrower and any Lender, and any and all other agreements, guaranties, documents and instruments heretofore, now or hereafter executed by, on behalf of or for the benefit of the Borrower or any of its Subsidiaries and delivered to the Agent or the Lenders pursuant to or in connection with this Agreement, the Loans or the transactions contemplated hereby, together with all amendments, modifications, supplements and renewals thereto or thereof.

      "Material Adverse Change" means a change in the assets, condition (financial or otherwise), or business prospects or operations of the Borrower or any of its Subsidiaries which has, either individually or in the aggregate, a Material Adverse Effect.

      "Material Adverse Effect" means any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect upon the validity or enforceability of the Borrower's obligation to repay the Loans or make any other payment required under any Loan Document, (b) is or could reasonably be expected to be material and adverse to the condition (financial or otherwise) or business operations of the Borrower and its Subsidiaries, taken as a whole, or to the ability of the Borrower and its Subsidiaries, taken a whole, to repay the Loans or make any other payment required under the Loan Documents, (c) materially impairs or could reasonably be expected to materially impair the ability of the Borrower and its Subsidiaries, taken as a whole, to perform their material Obligations, or (d) materially impairs or could reasonably be expected to materially impair the ability of

                                     19.

the Agent or any Lender to enforce any of its legal remedies pursuant to the Loan Documents.

      "Maturity Date" means September 29, 2004, or, if such date is not a Business Day, the next preceding Business Day.

      "Merger" means the merger of a wholly-owned Subsidiary of the Borrower with and into United Grocers.

      "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, and to which the Borrower or any ERISA Affiliate of the Borrower is making, or is obligated to make, contributions or has made, or been obligated to make, contributions within the preceding five (5) years.

      "Note" when used in the singular and "Notes" when used in the plural means any and all of the Revolving Notes.

      "Obligations" means all loans, advances, debts, liabilities and obligations for monetary amounts owing by the Borrower to the Lenders or the Agent, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or non-contingent, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under any of the Loan Documents. This term includes, without limitation, all principal, interest (including interest that accrues after the commencement against the Borrower or any of its Subsidiaries of a proceeding under the Bankruptcy Code), fees, including, without limitation, any and all arrangement fees, closing fees, prepayment fees, commitment fees, advisory fees, agent fees and any and all other fees, expenses, costs or other sums (including Attorney Costs) chargeable to the Borrower under any of the Loan Documents.

      "Off Balance Sheet Liabilities" means, with respect to the Borrower and its Subsidiaries, (i) any repurchase obligation or other liability of the Borrower or any of its Subsidiaries with respect to accounts or notes receivable permitted to be sold by the Borrower or such Subsidiary pursuant to this Agreement, (ii) any repurchase obligation or other liability of the Borrower or any of its Subsidiaries with respect to Property leased by such Person pursuant to an operating lease, and (iii) obligations arising with respect to any other transaction which is the functional equivalent of, or takes the place of borrowing but which does not constitute, a liability on the financial statements of the Borrower; provided, however, that Off Balance Sheet Liabilities shall not include
(a) operating leases which require no payments or a nominal payment by or due from such Person at the scheduled termination of such operating lease or pursuant to a required purchase by such Person of the leased property or (b) "trac" leases of trucks, tractors, trailers or other over-the-road equipment.

                                     20.

      "Overadvance" has the meaning set forth in Section 2.1.1(d).

      "Patronage Dividend Certificates" means "patronage dividend certificates" as defined in Article I, Section 5A of the Bylaws of the Borrower as in effect on the Closing Date.

      "Patronage Dividends" means patronage dividends actually made by the Borrower to its patrons pursuant to Article VII of the Bylaws of the Borrower as in effect on the Closing Date.

      "Patron Required Deposits" means subordinated deposits required to be made by patrons of the Borrower.

      "PBGC" means the Pension Benefit Guaranty Corporation and any successor thereto.

      "Pension Plan" means any employee pension benefit plan, as defined in Section 3(2) of ERISA, that is maintained for the employees of the Borrower or any ERISA Affiliate of the Borrower, other than a Multiemployer Plan.

      "Permitted Liens" has the meaning set forth in Section 7.1.

      "Permitted Right of Others" means a right of others consisting of (a) an interest (other than a legal or equitable co-ownership interest in any material Property, an option or right to acquire a legal or equitable co-ownership interest in any material Property and any interest of a ground lessor under a ground lease) that does not materially impair the value or use of any material Property for the purposes for which it is or may reasonably be expected to be held, (b) an option or right to acquire a Lien that would be a Permitted Lien, and (c) the reversionary interest of a lessor under a lease of Property.

      "Person" means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or Governmental Authority.

      "Potential Event of Default" means a condition or event which, after notice or lapse of time or both, would constitute an Event of Default.

      "Property" means any interest in any kind of property or asset, whether real, personal or mixed, whether tangible or intangible.

      "Pro Rata Share" means, for any Lender, the proportion such Lender's Commitment has to the Aggregate Commitments.



                                     21.

      "Public Utility Holding Company Act" means the Public Utility Holding Company Act of 1935, as amended (15 U.S.C. Section 79 et seq.) as the same shall be in effect from time to time, and any successor statute thereto.

      "Rabobank" means Cooperatieve Centrale Raiffeisen-
Boerenleenbank B.A., "Rabobank Nederland", New York Branch.

      "Rate Contract" means any interest rate or currency cap or swap, or other agreement or arrangement designed to provide protection against fluctuations in interest or currency exchange rates.

      "Redemption Schedule" of Class B Shares means the schedule of payments that the Borrower reasonably estimates it would be expected to make, under its redemption policy for Class B Shares as in effect on the Closing Date, in order to redeem completely such Class B Shares, assuming (i) such redemptions were made on the last day of each Fiscal Year of the Borrower and (ii) no more Class B Shares were issued after such date.

      "Regulation D" means Regulation D adopted by the Federal
Reserve Board (12 C.F.R. Part 204) and any other regulation in substance substituted therefor.

      "Regulations T, U and X" means, collectively, Regulations T, U and X adopted by the Federal Reserve Board (12 C.F.R. Parts 220, 221 and 224, respectively) and any other regulation in substance substituted therefor.

      "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule, regulation, guideline or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its Property or to which the Person or any of its Property is subject.

      "Requisite Lenders" means any combination of Lenders whose combined Pro Rata Share (and voting interest with respect thereto) of all amounts outstanding under this Agreement, or, in the event there are no amounts outstanding, the Aggregate Commitments, is greater than fifty-one percent (51.0%) of all such amounts outstanding or the Aggregate Commitments, as the case may be.

      "Responsible Person" means, as to the Borrower, any of the chief executive officer, president, chief financial officer, treasurer, corporate controller or any other officer of the Borrower appointed by resolution of the Board of Directors of the Borrower and acceptable to Requisite Lenders, in each case having authority to request Loans hereunder.

      "Retail Subsidiaries" means Crown Grocers and its Subsidiaries (including Sav Max).

                                     22.

      "Revolving Credit Availability" has the meaning set forth in
Section 2.1.1.

      "Revolving Credit Facility" means the Two Hundred Million
Dollar ($200,000,000) revolving credit facility described in
Section 2.1.1 to be provided by the Lenders to the Borrower according to each Lender's Pro Rata Share.

      "Revolving Loan" means a Loan advanced to the Borrower under the Revolving Credit Facility pursuant to Section 2.1.1 by the Lenders based on their Commitments according to their respective Pro Rata Shares percentages, which Revolving Loan may be in the form of either a Base Rate Revolving Loan or a LIBOR Loan.

      "Revolving Note" when used in the singular and "Revolving Notes" when used in the plural means any and all promissory notes dated the date of issuance, executed by the Borrower, and payable to the order of each Lender in the stated principal amount of such Lender's Commitment, substantially in the form of EXHIBIT A, and any and all replacements, extensions, substitutions and renewals thereof or therefor.

      "Rights of Others" means, as to any Property in which a Person has an interest, (a) any legal or equitable right, title or other interest (other than a Lien) held by any other Person in or with respect to that Property, and (b) any option or right held by any other Person to acquire any such right, title or other interest in or with respect to that Property.

      "Sav Max" means Sav Max Foods, Inc., a California corporation.

      "SEC" means the Securities and Exchange Commission and any successor thereto.

      "Security Agreement" when used in the singular and "Security Agreements" when used in the plural means any and all security agreements dated as of even date herewith, or such later date pursuant to Section 6.13 hereof, executed by the Borrower and each of the Guarantors in favor of the Agent and the Lenders, substantially in the form of EXHIBIT B, and any and all amendments thereto.

      "Security Documents" means, collectively, the Security Agreements, the Financing Statements executed by the Borrower and the Guarantors, and all other agreements, assignments, documents and instruments from time to time executed and delivered by the Borrower or the Guarantors granting, assigning or transferring or otherwise evidencing or relating to any Lien granted, assigned or transferred to the Agent or any Lender pursuant to or in connection with the transactions contemplated by this Agreement, and (b) any amendments, supplements, modifications, renewals, restatements, replacements, consolidations, substitutions and extensions of any of the foregoing.

                                     23.

      "Solvent" has the meaning set forth in Section 5.8.

      "Stock" means all shares, options, warrants, interests, participation or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or nonvoting, including, without limitation, common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

      "Subsidiary" means, with respect to any Person, any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50.0%) of the voting stock or other voting equity interests (in the case of Persons other than corporations) is owned or controlled directly or indirectly by such Person, or a combination thereof.

      "Terminated Debt" has the meaning set forth in Section 4.1(m) below.

      "Termination Event" means (a) a "reportable event" described in Section 4043 of ERISA and the regulations issued thereunder (other than a reportable event not subject to the provision for 30-day notice to the PBGC under such regulations), or (b) the withdrawal of the Borrower or any of its ERISA Affiliates from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under
Section 4041 of ERISA, or (d) the institution of proceedings to terminate a Pension Plan by the PBGC, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan.

      "Total Debt" means, as measured as any date of determination, the sum of (a) Total Funded Debt plus (b) the unpaid amount of all Patronage Dividend Certificates that mature on or before the Maturity Date.

      "Total Funded Debt" means, as measured at any date of determination, on a consolidated basis, the total amount of all Indebtedness of (a) the Borrower and each of its Subsidiaries (other than the Financing Subsidiaries), including, without limitation, the John Hancock Debt, or (b) of any other Person for and as to which the Borrower or any of its Subsidiaries (other than the Financing Subsidiaries) is contingently liable, including in each case, without limitation with respect to the Borrower, any

                                     24.

such Subsidiary (other than the Financing Subsidiaries) or any such other Person, all Capital Lease Obligations, the undrawn face amount of all letters of credit (including the Letters of Credit), all subordinated debt and the aggregate principal amounts of all Loans outstanding hereunder; provided, however, that Total Funded Debt (i) shall include the scheduled lease payments for the year following such date on Contingent Obligations permitted under
Section 7.3(g) (excluding "percentage rent" or other contingent rent and payments to be made by the lessee for property taxes, insurance, utilities, common area maintenance charges and the like), and (ii) shall not include the value of Patronage Dividend Certificates and Patronage Required Deposits.

      "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York.

      "United Capital Investment Notes" means Indebtedness of United Grocers in the principal amount not to exceed $31,500,000, evidenced by notes issued pursuant to an Indenture dated as of February 1, 1978, between United Grocers and First Trust National
Association, and subsequent Supplemental Indentures.

      "United Grocers" means United Grocers, Inc., an Oregon corporation.

      "Working Capital" means the excess of (a) the consolidated current assets of the Borrower and its Subsidiaries over (b) the consolidated current liabilities (other than those under this Agreement) of the Borrower and its Subsidiaries.

      "Year 2000 Compliant" means the state and point in time when the financial, business and information-processing operations, systems and technologies of a Person accurately process date and time data (including calculating, comparing and sequencing) from, into, in and between the years 1999 and 2000, both when used independently and when used in interfacing with the financial, business and information-processing operations, systems and technologies of other Persons.

      "Year 2000 Plan" means a plan whereby (a) the Borrower and each of its Subsidiaries are taking all necessary and appropriate steps to ascertain the extent of, and to quantify and successfully address, the business and financial risks facing the Borrower and each of its Subsidiaries as a result of the Year 2000 Problem, including risks resulting from the failure of key vendors and customers of the Borrower and its Subsidiaries to successfully address the Year 2000 Problem, (b) the Borrower's and its Subsidiaries' material computer applications will, on a timely basis, adequately address the Year 2000 Problem in all material respects, and (c) either (i) the material computer applications of the key vendors and customers of the Borrower and each of its Subsidiaries will, on a timely basis, address the Year 2000 Problem

                                     25.

in all material respects, or (ii) the Borrower and each of its Subsidiaries have made, with respect to any key vendor or customer that does not provide assurances sufficient to satisfy clause (i), other arrangements to avoid or mitigate the effect of such vendor's or customer's noncompliance such that the Year 2000 Problem shall not result in a Material Adverse Effect.

      "Year 2000 Problem" means the inability of certain computer applications to recognize correctly and perform date-sensitive functions involving certain dates prior to, on and after December
31, 1999.

     1.2 Accounting Terms. Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given such term in accordance with GAAP, and all financial data required to be submitted by this Agreement shall be prepared and computed, unless otherwise specifically provided herein, in accordance with GAAP. That certain terms or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. In the event that GAAP changes during the term of this Agreement such that the covenants contained in Section 8 would then be calculated in a different manner or with different components,
(a) the parties hereto agree to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating the Borrower's financial condition to substantially the same criteria as were effective prior to such change in GAAP and (b) the Borrower shall be deemed to be in compliance with the covenants contained in the aforesaid subsections during the sixty
(60) day period following any such change in GAAP if and to the extent that the Borrower would have been in compliance therewith under GAAP as in effect immediately prior to such change.

     1.3 Other Terms. All other undefined terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including the exhibits and schedules hereto, all of which are by this reference incorporated into this Agreement, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement. The term "including" shall not be limiting or exclusive, unless specifically indicated to the contrary. The term "or" is disjunctive; the term "and" is conjunctive. The term
"shall" is mandatory; the term "may" is permissive. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter.

                                     26.

     1.4 Performance; Time. Whenever any performance obligation hereunder (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day unless otherwise indicated. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including." If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

     1.5 Laws. References to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

     1.6 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

     1.7 Schedules and Exhibits. Any reference to a "Section," "Subsection," "Exhibit" or "Schedule" shall refer to the relevant
Section or Subsection of or Exhibit or Schedule to this Agreement, unless specifically indicated to the contrary.

SECTION 2.  THE CREDIT - AMOUNT AND TERMS.

     2.1    Amounts and Terms of Commitments.

          2.1.1 Revolving Credit Facility. Upon the terms, subject to the conditions and in reliance upon the representations and warranties of the Borrower set forth in this Agreement, and subject further to Section 2.1.2(d), each of the Lenders hereby severally agrees to make Revolving Loans of immediately available funds to the Borrower, on a revolving basis, from the Closing until the Business Day immediately preceding the Maturity Date, in an aggregate principal amount outstanding not to exceed at any time the lesser of (a) an amount equal to such Lender's Commitment and
(b) an amount equal to such Lender's Pro Rata Share of (i) the lesser of (A) the Aggregate Commitments of all the Lenders or (B) the Borrowing Base minus (ii) the Letter of Credit Undrawn Amount (the "Revolving Credit Availability").

                                     27.

               (a) Limitation on Each Lender's Obligation. With respect to any Borrowing of Revolving Loans requested by the Borrower pursuant to a complying Borrowing Notice delivered to the Agent pursuant to Section 2.5 of this Agreement, each Lender's obligation to advance funds in the form of Loans to the Borrower shall be limited to an amount equal to such Lender's Pro Rata Share of such Borrowing (obtained by multiplying the Borrowing amount by such Lender's Pro Rata Share).

               (b) Funding of Loans to Agent. Following the Agent's receipt of a complying Borrowing Notice and the Agent's determination that the conditions precedent to a requested Borrowing set forth in Section 4 of this Agreement have been duly satisfied, the Agent shall promptly notify each Lender having a Commitment of (i) the amount of the requested Borrowing and such Lender's Pro Rata Share thereof and (ii) the requested Funding Date, which (1) if a LIBOR Loan is requested, shall be no earlier than the third Business Day following the date on which the Agent receives the Borrower Notice and, (2) if a Base Rate Loan is requested, shall be the same Business Day. Not later than 12:00 noon, San Francisco, California time, on the requested Funding Date, each Lender having a Commitment shall advance its Loan to the Agent at the Agent's Payment Office in immediately available funds. No Lender shall have any liability to the Borrower for the failure of such Lender to advance funds for any Loan, nor shall the Borrower shall have any right to enforce any obligation of a Lender to fund any Loan, unless and until each condition precedent to the applicable Borrowing has been duly satisfied or has been waived in writing by Requisite Lenders. The Agent's determination that the conditions precedent to any Borrowing have been duly satisfied shall be conclusive and binding on all Lenders for purposes of determining when Lenders shall be obligated to advance funds to the Agent.

               (c) Disbursement of Loans to Borrower. On the requested Funding Date, the Agent shall disburse in immediately available funds to the Designated Deposit Account an amount equal to the Loans advanced by the Lenders to the Agent's Payment Office with respect to such Borrowing.

               (d) Overadvances. If at any time and for any reason (i) the aggregate principal amount of the Revolving Loans then outstanding plus the Letter of Credit Undrawn Amount shall exceed the lesser of (A) the Aggregate Commitments or (B) the Borrowing Base, or (ii) the Letter of Credit Undrawn Amount shall exceed the Letter of Credit Commitment (the amount of such excess, if any, in each case being an "Overadvance"), the Borrower shall immediately repay the full amount of such Overadvance, together with all interest accrued thereon; provided, that in the case of an Overadvance relating to the Letter of Credit Commitment, such amount shall be held as cash collateral for undrawn Letters of

                                     28.

Credit, and shall immediately be returned to the Borrower if Letters of Credit in an amount sufficient to eliminate such Overadvance expire undrawn.

               (e) General Provisions Relating to Revolving Loans. Each Revolving Loan made by a Lender hereunder shall, at the Borrower's option in accordance with the terms of this Agreement, be either in the form of a Base Rate Loan (a "Base Rate Revolving Loan") or a LIBOR Loan; provided, however, that in no event shall the Borrower maintains at any time LIBOR Loans having more than seven (7) different Interest Periods. The Borrower shall repay the principal amount of the Revolving Loans in the amounts and in the manner set forth in Section 2.3 of this Agreement and pay interest accrued on the Revolving Loans at the rates and in the manner set forth in Section 2.4 of this Agreement. Amounts borrowed by the Borrower under the Aggregate Commitments may be repaid and, prior to the Maturity Date and subject to the applicable terms and conditions precedent to Borrowings hereunder, re-borrowed.

               (f) Permitted Uses of Revolving Loan Proceeds. The Borrower shall use the Revolving Loan proceeds only for the purposes of funding working capital and general corporate needs.

               (g) Letter of Credit Sublimit Under Revolving Credit Facility. Without limiting the generality of the foregoing, each Lender severally agrees that a Responsible Person of the Borrower may, by delivery of notice to the Agent in accordance with
Section 2.5, also request the Issuing Bank to issue one or more standby or documentary letters of credit under the Letter of Credit Commitment for the account of the Borrower, which letters of credit shall be in the standard form of the Issuing Bank (each a "Letter of Credit"); in which event, after satisfaction by the Borrower of all conditions precedent set forth in Section 4.2, the Issuing Bank shall issue such Letters of Credit subject to and in accordance with Section 2.1.2; provided, however, nothing contained in this Agreement shall under any circumstance be deemed to require the Issuing Bank to issue any Letter of Credit which, taking into account the issuance of such Letter of Credit, would either (i) cause the Letter of Credit Undrawn Amount to exceed the Letter of Credit Commitment or (ii) cause the aggregate principal amount of the Revolving Loans then outstanding plus the Letter of Credit Undrawn Amount to exceed the lesser of (A) the Aggregate Commitments or (B) the Borrowing Base.

                                     29.

          2.1.2   Letter of Credit Subfacility.

               (a) Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrower set forth herein, at any time and from time to time from the Closing through the Business Day immediately prior to the Maturity Date, after satisfaction of all conditions precedent set forth in Section 4.2, the Issuing Bank shall issue for the account of the Borrower Letters of Credit, provided that a request shall have been made for each Letter of Credit by a Responsible Person of the Borrower delivering to the Agent a Borrowing Notice, duly executed with appropriate insertions and as otherwise required by
Section 2.5, together with a duly executed Letter of Credit Application, with appropriate insertions (which Borrowing Notice and Letter of Credit Application shall have been received by the Issuing Bank prior to 10:00 a.m., San Francisco, California time, three (3) Business Days prior to the requested issuing date). No Letter of Credit shall have an expiration date that is later than one hundred twenty (120) days after the Maturity Date or one (1) year after the issuance of such Letter of Credit (or any renewal thereof), whichever is earlier.

               (b) Upon issuance of each Letter of Credit, each Lender shall be deemed to have purchased a participation from the Issuing Bank equal to such Lender's Pro Rata Share of the original stated amount of such Letter of Credit. Nothing contained in this Agreement shall under any circumstance be deemed to require any Lender to participate in the issuance of any Letter of Credit which, taking into account such Lender's participation in such Letter of Credit, when added to the aggregate of such Lender's participation in all other issued and undrawn Letters of Credit, exceeds such Lender's Pro Rata Share of the Letter of Credit Commitment.

               (c) Unless otherwise expressly provided therein, each beneficiary named by the Borrower with respect to a Letter of Credit issued hereunder shall be permitted to make full or partial draws under such Letter of Credit. Upon the making of any draw under a Letter of Credit by such beneficiary, the full amount of such draw shall be immediately due and payable by the Borrower to the Issuing Bank. The Issuing Bank shall immediately give written notification of the amount of such draw to the Agent, each Lender and the Borrower and to the extent that the Issuing Bank has not been immediately reimbursed by the Borrower for any payment required to be made by the Issuing Bank under such Letter of Credit (and all commissions incurred but unpaid in connection therewith), each Lender shall, according to its Pro Rata Share of such Letter of Credit, reimburse the Issuing Bank immediately upon written demand for the amount of such payment (and such unpaid commissions). The obligation of each Lender to so reimburse the Issuing Bank shall be absolute and unconditional and shall not be

                                     30.

affected by the occurrence of a Potential Event of Default or Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise limit or impair the obligation of the Borrower to reimburse the Lenders for the amount of any payment made by the Issuing Bank under any Letter of Credit.

               (d) Without limiting the generality of the preceding subsections of this Section 2.1.2, in the event the Borrower shall fail to reimburse immediately the Issuing Bank for any honor of a draw on any Letter of Credit as confirmed by the Issuing Bank's written notice and demand for payment from each Lender of its ratable participation amount pursuant to
Section 2.1.2(c), each Lender shall be deemed to have made, without further notice to the Borrower, a Base Rate Loan in the principal amount equal to such Lender's Pro Rata Share of the amount drawn under such Letter of Credit (plus any unpaid commission); and, for this purpose, the conditions precedent set forth in Section 4.2 shall not apply. Any Base Rate Loan deemed to be advanced after the Maturity Date, shall be immediately due and payable. The proceeds of such Base Rate Loans shall be applied to reimburse the Issuing Bank for such payment required to be made by the Issuing Bank under the Letter of Credit. In the event that any Base Rate Loan shall be deemed to be made to the Borrower pursuant to this
Section 2.1.2(d), such Base Rate Loan shall be deemed to have been made as of the date of the honor of the draw under the respective Letter of Credit and interest shall accrue thereon at the same rate as provided for other Base Rate Loans under this Agreement. In the event that the Issuing Bank does not receive the proceeds of any Base Rate Loans made pursuant to this subsection by 12:00 noon, San Francisco, California time, on the date that the draw on the Letter of Credit is honored, the Lender whose funds are delayed shall pay interest to the Issuing Bank on the amount not received at the Federal Funds Rate from the date of such honor until the date on which the Issuing Bank receives such proceeds by 12:00 noon.

               (e)   (i)   The Issuing Bank may resign as Issuing
Bank by giving notice to the Agent, the Lenders and the Borrower, and such resignation shall be effective thirty (30) days after the giving of such notice, and as to any Letter of Credit outstanding upon the then current expiry date on such Letter of Credit. If the Issuing Bank shall resign as the Issuing Bank under this Agreement, Requisite Lenders shall appoint a successor Issuing Bank from among the Lenders, with the consent of such successor.

                    (ii) If an Issuing Bank has resigned and no successor Issuing Bank is appointed prior to thirty (30) days after such resignation, then until an appointment of a successor Issuing Bank is made, in the event of a request by the Borrower for the issuance of a Letter of Credit under this Section 2.1.2, each Lender shall issue its own Letter of Credit in an amount equal to such Lender's Pro Rata Share of the amount of such requested Letter

                                     31.

of Credit upon the terms and conditions set forth in Sections 2.1.1 and 2.1.2, with such changes as are appropriate to apply to an individual Lender issuing a Letter of Credit without participation. In the event of an unreimbursed draw on a Letter of Credit issued pursuant to the provisions of this Section 2.1.2(e)(ii), each Lender which has honored such a draw shall be deemed to have made a Base Rate Loan to reimburse itself for the draw under such Letter of Credit.

                    (iii)   With respect to any Letter of Credit
issued under Section 2.1.2(e)(ii), the reference to "Issuing Bank" in Section 2.8(d) shall be to each Lender issuing a Letter of Credit and all fees due (including the fee payable to the Issuing
Bank) under Section 2.8(b) shall be payable to the Lenders according to their respective Pro Rata Shares of the Aggregate Commitments.

                    (iv) Upon the acceptance of its appointment as a successor Issuing Bank hereunder, such successor Issuing Bank shall succeed to all the rights, powers and duties of the retiring Issuing Bank with respect to any Letters of Credit issued subsequent to such acceptance, and the term "Issuing Bank" shall mean such successor issuing bank with regard to such subsequently issued Letters of Credit. Whether or not a successor Issuing Bank is appointed, the retiring Issuing Bank shall retain all the rights, powers and duties of an Issuing Bank with respect to any Letters of Credit previously issued by such retiring Issuing Bank, and the term "Issuing Bank" shall mean such retiring Issuing Bank with respect to such previously issued Letters of Credit.

               (f) The obligation of the Borrower to reimburse the Lenders for drawings made under the Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit, under all circumstances whatsoever, including the following circumstances:

                    (i) Any lack of validity or enforceability of any Letter of Credit, the obligation supported by such Letter of Credit or any other agreement or instrument relating thereto
(collectively, the "Related LC Documents");

                    (ii) Any amendment or waiver of or any consent to or departure from all or any of the Related LC Documents;

                    (iii)   The existence of any claim, set-off,
defense or other rights which the Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or any such transferee may be acting), the Lenders, the Agent or any other

                                     32.

Person, whether in connection with the Loan Documents, the Related LC Documents or any unrelated transaction;

                    (iv) Any breach of contract or other dispute between the Borrower and any beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom such beneficiary or any such transferee may be acting), the Lenders, the Agent or any other Person;

                    (v) Any draft, statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; or

                    (vi) Any delay, extension of time, renewal, compromise or other indulgence or modification granted or agreed to by the Issuing Bank, with or without notice to or approval by the Borrower in respect of any of the Borrower's Indebtedness under this Agreement.

               (g) The Borrower assumes all risks of the acts or omissions of any beneficiary and any transferee of each Letter of Credit; provided, however, this assumption with respect to the Agent and the Lenders, including the Issuing Bank, is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against any such beneficiary or transferee of a Letter of Credit at law or under any other agreement. Neither the Agent nor any Lender, including the Issuing Bank, nor any of their officers or directors shall be liable or responsible for, without limitation: (1) the use which may be made of any Letter of Credit or for any acts or omissions of any beneficiary and any transferee of any Letter of Credit in connection therewith; or (2) the validity, sufficiency or genuineness of documents, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

               (h) Subject to the laws, customs and practices of the trade in the area where the beneficiary is located and to the extent not otherwise inconsistent with the provisions of this
Section 2.1.2, each Letter of Credit will be subject to, and performance under each Letter of Credit by the Issuing Bank, its correspondents, and the beneficiary will be governed by, UCC
Article 5 and the "Uniform Customs and Practice for Documentary Credit (1993 Revision), International Chamber of Commerce, Publication No. 500," or by any later Uniform Customs and Practice fixed by later Congresses of the International Chamber of Commerce

                                     33.


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as in effect on the date the Letter of Credit is issued; provided, however, that to the extent any conflict exists between UCC
Article 5 and such Uniform Customs and Practices then in effect, UCC Article 5 shall control.

     2.2    Notes.

               (a) Revolving Notes. The Revolving Loans made by each Lender shall be evidenced by separate Revolving Notes executed by the Borrower and made payable to the order of such Lender in the stated principal amount equal to its Commitment.

               (b) Notations in Lenders' Books and Records. Each Lender shall make notations in its books and records regarding the date, amount and maturity of each Loan made by it and the amount of each repayment or prepayment of principal and payment of interest made by the Borrower with respect to such Loan. Each Lender is irrevocably authorized by the Borrower to endorse its Note and each Lender's record shall constitute a rebuttable presumption as to the matters set forth therein; provided, however, that the failure of a Lender to make, or an error in making, such a notation with respect to any Loan shall not limit or otherwise affect the Obligations of the Borrower hereunder or under any such Note to such Lender.

     2.3 Repayment of the Loans. Subject to the terms of this Agreement relating to the acceleration of maturities by the Lenders, the Borrower shall repay the Lenders the entire outstanding principal amount of the Revolving Loans and all other unpaid amounts outstanding under the Revolving Credit Facility on the Maturity Date.

     2.4    Payment of Interest on the Loans.

               (a) Interest Rates. Subject to Section 2.4(d) of this Agreement, each Loan shall bear interest on the outstanding principal amount thereof from the date when made, continued or converted until paid in full at a rate per annum equal to the Base Rate with respect to Base Rate Loans, the Adjusted LIBOR plus the Applicable Margin with respect to LIBOR Loans.

               (b) Interest Payment Dates. Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of any Loans pursuant to this Agreement for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof.

               (c) Interest Upon Events of Default. Upon the occurrence of an Event of Default and so long as such Event of Default shall continue, including after acceleration (whether

                                     34.

before or after entry of judgment), the Borrower shall, at the option of Requisite Lenders, pay interest on the principal amount of each Loan then outstanding at a rate per annum which is determined by adding two percent (2.0%) to the interest rate otherwise applicable to such Loan.

               (d) Limitations on Interest Rates. Notwithstanding any provision in this Agreement, the Notes or any of the other Loan Documents, the total liability for payments in the nature of interest shall not exceed the applicable limits imposed by any applicable federal or state interest rate laws. If any payments in the nature of interest, additional interest and other charges made hereunder or under any of the Loan Documents are held to be in excess of the applicable limits imposed by any applicable federal or state law, the amount held to be in excess shall be considered payment of principal under the Notes and the indebtedness evidenced thereby shall be reduced by such amount in the inverse order of maturity so that the total liability for payments in the nature of interest, additional interest and other charges shall not exceed the applicable limits imposed by any applicable federal or state interest rate laws.

     2.5    Procedure for the Borrowing of Loans.

               (a) Each Borrowing of Loans shall be made upon the Borrower's irrevocable written notice delivered to the Agent in the form of a Borrowing Notice executed by a Responsible Person of the Borrower, with appropriate insertions (which Borrowing Notice must be received by the Agent (i) prior to 10:00 a.m., San Francisco, California time, three (3) Business Days prior to the requested Funding Date, in the case of LIBOR Loans, and (ii) prior to 10:00 a.m., San Francisco, California time on the requested Funding Date, in the case of Base Rate Loans), specifying:

                    (i) the amount of the Borrowing, which shall be in a minimum amount of One Million Dollars ($1,000,000) or any integral multiple of One Hundred Thousand Dollars ($100,000) in excess thereof;

                    (ii) the requested Funding Date, which shall be a Business Day;

                    (iii) whether the Borrowing is to be comprised of LIBOR Loans or Base Rate Loans; and

                    (iv) the duration of the Interest Period applicable to any such LIBOR Loans included in such notice. If the Borrowing Notice shall fail to specify the duration of the Interest Period for any Borrowing comprised of LIBOR Loans, such Interest Period shall be deemed to be one (1) month.

                                     35.


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               (b)      Upon receipt of the Borrowing Notice, the Agent
will promptly notify each Lender of the amount of such Lender's Pro
Rata Share of the requested Borrowing.

               (c) Each Lender will make the amount of its Pro Rata Share of the Borrowing available to the Agent for the account of the Borrower at the Agent's Payment Office by 1:00 p.m., San Francisco, California time, on the Funding Date requested by the Borrower in funds immediately available to the Agent. The proceeds of all such Loans will then be made available to the Borrower on the Funding Date by the Agent by wire transfer to the Designated Deposit Account. No Borrowing of Loans shall be deemed made to the Borrower, and no interest shall accrue on any such Borrowing, until the related funds have been deposited in the Designated Deposit Account.

               (d) Unless all Lenders shall otherwise consent, during the existence of a Potential Event of Default or Event of Default, the Borrower may not elect to have a Loan made as a LIBOR Loan.

     2.6    Conversion and Continuation Elections.

               (a) The Borrower may upon irrevocable written notice from the Borrower to the Agent:

                    (i) elect to convert on any Business Day, Base Rate Loans in an amount equal to One Million Dollars ($1,000,000)
or any integral multiple of One Hundred Thousand Dollars ($100,000) in excess thereof, into LIBOR Loans; or

                    (ii) elect to convert on any Interest Payment Date any LIBOR Loans maturing on such Interest Payment Date into
Base Rate Loans; or

                    (iii) elect to continue on any Interest Payment Date any LIBOR Loans maturing on such Interest Payment Date (or any part thereof in an amount equal to One Million Dollars ($1,000,000)
or any integral multiple of One Hundred Thousand Dollars ($100,000) in excess thereof).

               (b)      The Borrower shall deliver a
Conversion/Continuation Notice in accordance with Section 12.6 of this Agreement to be received by the Agent (i) prior to 10:00 a.m., San Francisco, California time, at least three (3) Business Days in advance of the conversion date or continuation date, if any Loans are to be converted into or continued as LIBOR Loans; and
(ii) prior to 10:00 a.m., San Francisco, California time on the conversion date, if any Loans are to be converted into Base Rate Loans; specifying:

                                     36.

                    (i)       the proposed Conversion Date or
Continuation Date;

                    (ii)      the aggregate amount of Loans to be
converted or continued;

                    (iii) the nature of the proposed conversion or continuation; and

                    (iv)      the duration of the requested Interest
Period.

               (c) If upon the expiration of any Interest Period applicable to any LIBOR Loans, the Borrower shall have failed to have given due notice to the Agent of the Borrower's selection of a new Interest Period to be applicable to such LIBOR Loans, the Borrower shall be deemed to have elected to convert such LIBOR
Loans into Base Rate Loans.

               (d) Upon receipt of a Conversion/Continuation Notice, the Agent will promptly notify each Lender thereof, or, if no timely notice is provided by the Borrower, the Agent will promptly notify each Lender of the details of any automatic conversion. All conversions and continuations shall be made according to each Lender's applicable Pro Rata Share of the outstanding principal amounts of the Loans with respect to which the notice was given.

               (e) Unless all Lenders shall otherwise consent, during the existence of a Potential Event of Default or an Event of Default, the Borrower may not elect to have a Loan converted into or continued as a LIBOR Loan.

     2.7 Voluntary Reduction in Aggregate Commitments. Subject to this Section 2.7 and Section 3.5, the Borrower may, at any time and from time to time, elect to permanently reduce the Aggregate Commitments in whole or in part by delivering to the Agent written notice thereof (a "Reduction Notice"). The Reduction Notice shall
(a) specify the date and amount of such reduction, which shall be in a minimum amount of One Million Dollars ($1,000,000) or any integral multiple of One Hundred Thousand Dollars ($100,000) in excess thereof, and (b) in the event such proposed reduction in the Aggregate Commitments would, pursuant to this Agreement, give rise to the requirement that the Borrower prepays any of the Loans in order to comply with the Revolving Credit Availability, then such notice shall (i) state whether such prepayment is to be applied to Base Rate Loans or LIBOR Loans, or any combination thereof, and
(ii) if such prepayment consists solely of Base Rate Loans, the Reduction Notice shall be delivered to the Agent at least one (1) Business Day prior to the effective date for such proposed

                                     37.

reduction in the Aggregate Commitments, or, if such prepayment (or any portion thereof) consists of LIBOR Rate Loans, the Reduction Notice shall be delivered to the Agent at least three (3) Business Days prior to the effective date for such proposed reduction in the Aggregate Commitments. Such notice shall be irrevocable and the Agent shall promptly notify each Lender thereof and of such Lender's Pro Rata Share of such reduction in the Aggregate Commitments and, as applicable, prepayment of Loans. Any prepayment of Loans required to be made by the Borrower pursuant to a reduction in the Aggregate Commitments shall be due and payable on the effective date for such reduction, together with accrued interest to such date on the principal amount prepaid and any amounts required pursuant to Section 3.5 of this Agreement, but otherwise without premium or penalty. Notwithstanding anything to the contrary, any prepayments pursuant to this Section 2.7 shall be applied first to any Base Rate Loans then outstanding and then to LIBOR Loans with the shortest Interest Periods remaining.

     2.8    Fees.

               (a) Commitment Fee for Providing Commitments. In consideration of the Lenders' agreement to commit to make the Revolving Loans available to the Borrower as contemplated by this Agreement, the Borrower agrees to pay to the Agent from time to time, on behalf of and for the ratable benefit of the Lenders according to their respective Pro Rata Shares of the Aggregate Commitments, a commitment fee in an amount equal to the Applicable Commitment Fee Percentage for Revolving Loans multiplied by the average daily difference between the Aggregate Commitments and (i) the sum of the aggregate outstanding principal amount of Revolving Loans plus (ii) the Letter of Credit Undrawn Amount, due and payable quarterly in arrears on the last Business Day of each March, June, September and December, with the final such payment due and payable on the Maturity Date.

               (b)      Letters of Credit Fees and Commissions.

                    (i) The Borrower shall pay to the Issuing Bank for the account of each Lender according to its Pro Rata Share a letter of credit participation fee equal to the number of days between the date of such issuance through the expiry date of such Letter of Credit, (1) multiplied by the face amount of such Letter of Credit, (2) multiplied by the Applicable Margin, and (3) divided by 360. Such participation fees will be payable by the Borrower to the Issuing Bank in arrears on the last day of each Fiscal Quarter during which each Letter of Credit is issued and undrawn and on the expiry date for each standby Letter of Credit, and such amounts received by the Issuing Bank shall promptly be paid to the Agent for distribution to the Lenders.

                                     38.

                    (ii) Issuance fees for sight documentary Letters of Credit, in accordance with the then current standard schedule of such fees of the Issuing Bank, will be paid by the Borrower upon issuance and the aggregate of such fees received by the Issuing Bank during any Fiscal Quarter will be distributed by the Issuing Bank to the Agent for distribution to the Lenders promptly upon the Issuing Bank's receipt thereof.

                    (iii) The Borrower shall pay to the Issuing Bank, upon demand, all standard charges of the Issuing Bank in connection with the issuance, extension, renewal, modification, cancellation or negotiation of any Letter of Credit, which amounts shall include, without limitation, the issuance fee set forth in the Fee Letter. No fees or commissions paid in respect of any Letter of Credit shall be refundable.

     2.9 Calculation of Interest and Fees. Interest on all LIBOR Loans shall be computed on the basis of a 360-day year and the actual number of days elapsed. Interest on all Base Rate Loans shall be computed on the basis of a 365/366-day year and the actual number of days elapsed. All fees payable hereunder shall be computed on the basis of a 360-day year and actual days elapsed.
In computing interest on any Loan, the date of the making of such Loan shall be included and the date of payment shall be excluded; provided, however, that if any Loan is repaid on the same day on which it is made, such day shall be included in computing interest on such Loan. Each change in the interest rate of the Base Rate Loans based on changes in the Base Rate and each change in the interest rate of LIBOR Loans based on changes in the Eurodollar Reserve Percentage shall be effective on the effective date of such change and to the extent of such change. The Agent shall give the Borrower prompt notice of any such change in the Base Rate or Eurodollar Reserve Percentage; provided, however, that any failure by the Agent to provide the Borrower with notice hereunder shall not affect the Lenders' right to make changes in the interest rate of the Base Rate Loans based on changes in the Base Rate or changes in the interest rate of LIBOR Loans based on changes in the Eurodollar Reserve Percentage.

     2.10 Payments. All repayments or prepayments of principal and all payments of interest, fees, costs, expenses and other sums chargeable to the Borrower under this Agreement, the Notes or any of the other Loan Documents shall be in lawful money of the United States of America in immediately available funds and delivered to the Agent, on behalf and for the benefit of the Lenders, not later than 11:00 a.m., San Francisco, California time, on the date due at the Agent's Payment Office.

     2.11 Payment on Non-Business Days. Whenever any payment to be made under this Agreement, the Notes or any of the other Loan

                                     39.

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




Documents shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of the payment of interest thereon.

     2.12 Application of Payments. Except as otherwise expressly provided in this Agreement or in any other Loan Document, all payments, when received by the Lenders or the Agent, on behalf of Lenders, shall be applied in the following order: (a) then due and payable fees, costs and expenses of the Agent and the Lenders;
(b) then due and payable interest payments on Revolving Credit Loans; and (c) then due and payable principal payments on Revolving Credit Loans. In addition, each Lender is authorized to, and at its sole option may, for the benefit of the Lenders and the Agent, make advances on behalf of the Borrower for payment of any and all fees, expenses, charges, costs, principal and interest incurred hereunder or under the other Loan Documents. To the extent permitted by law, all amounts advanced by any Lender hereunder or under other provisions of the Loan Documents shall accrue interest thereon at the Base Rate.

     2.13 Distribution of Payments. The Agent shall immediately distribute to each Lender, at such address as each Lender shall designate, such Lender's interest in all repayments and prepayments of principal and all payments of interest, loan fees, commitment fees and other fees, expenses and costs received by the Agent on the same day and in the same type of funds as payment was received. In the event the Agent does not distribute such payments on the same day received, such payment shall accrue interest at the Federal Funds Rate, which shall be payable by the Agent. The Agent shall indemnify and hold the Borrower harmless from any claim for interest by any Lender under this Section 2.13.

     2.14 Agent's Right to Assume Funds Available for Loans. Unless the Agent shall have been notified by any Lender no later than the Business Day prior to the respective Funding Date of any Loan that such Lender does not intend to make available to the Agent immediately available funds equal to such Lender's Pro Rata Share of the total principal amount of such Loan, the Agent may assume that such Lender has advanced funds in the amount of such Loan to the Agent on the applicable Funding Date and the Agent may, in reliance upon such assumption, make available to the Borrower corresponding funds. The Agent agrees to give prompt notice to the Borrower in the event it advances funds on behalf of a Lender under this Section 2.14; provided, that failure to give such notice shall in no way limit, restrict or otherwise affect the Borrower's obligations or the Agent's or any Lender's rights or remedies under this Agreement and the other Loan Documents. If the Agent has made funds available to the Borrower based on such assumption and such Loan is not in fact made available to the Agent by such Lender, the Agent shall be entitled to recover the corresponding amount of such

                                     40.

Loan on demand from such Lender. If such Lender does not promptly pay such corresponding amount upon the Agent's demand, the Agent shall notify the Borrower and the Borrower shall repay such Loan to the Agent. The Agent also shall be entitled to recover from such Lender interest on such Loan in respect of each day from the date such Loan was made by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent at the Federal Funds Rate, and the Agent shall indemnify and hold harmless the Borrower from any claim for such interest.

     2.15 Agent's Right to Assume Payments Will be Made by the Borrower. Unless the Agent shall have been notified by the Borrower prior to the date on which any payment to be made by the Borrower hereunder is due that the Borrower does not intend to remit such payment, the Agent may, in its discretion, assume that the Borrower has remitted such payment when so due and the Agent may, in its discretion and in reliance upon such assumption, make available to each Lender on such payment date an amount equal to such Lender's Pro Rata Share of such assumed payment. If the Borrower has not in fact remitted such payment to the Agent, each Lender shall forthwith on demand repay to the Agent the amount of such assumed payment made available to such Lender, together with interest thereon in respect of each date from and including the date such amount was made available by the Agent to such Lender to the date such amount is repaid to the Agent at the Federal Funds Rate.

SECTION 3.  TAXES, YIELD PROTECTION AND ILLEGALITY.

     3.1    Taxes.

               (a) Subject to Section 3.1(h) of this Agreement, any and all payments by the Borrower to the Lenders or the Agent under this Agreement shall be made free and clear of, and without deduction or withholding for, any and all present or future taxes, fees, duties, levies, imposts, non-income tax deductions, non-income tax charges or non-income tax withholdings, whatsoever imposed by any Governmental Authority, excluding, in the case of each Lender and the Agent, such taxes as are imposed on or measured by the net income of any Lender or the Agent by any jurisdiction under the laws of which such Lender or the Agent, as the case may be, is organized or maintains a Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes").

               (b) In addition, the Borrower shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or

                                     41.

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registration of, or otherwise with respect to, this Agreement or any other Loan Documents (hereinafter referred to as "Other
Taxes").

               (c) Subject to Section 3.1(a) and 3.1(h) of this Agreement, if any Taxes or Other Taxes are directly asserted or imposed against any Lender or the Agent, the Borrower shall indemnify and hold harmless such Lender and the Agent for the full amount of the Taxes or Other Taxes (including any Taxes or Other Taxes asserted or imposed by any jurisdiction on amounts payable under this Section 3.1) paid by such Lender or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted or imposed. Payment under this indemnification shall be made within thirty (30) days from the date such Lender or the Agent makes written demand therefor (provided that the Borrower shall have the right to contest in good faith any such Taxes or Other Taxes through appropriate proceedings). Any Lender in its discretion also may, but shall not be obligated to, pay such Taxes or Other Taxes and the Borrower will promptly pay, within fifteen (15) days after written demand therefor by such Lender or the Agent, such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such Lender after the payment of such Taxes or Other Taxes (including any Taxes on such additional amount) shall equal the amount such Lender would have received had not such Taxes or Other Taxes been asserted or imposed.

               (d) If the Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, then, subject to Section 3.1(h) of this Agreement:

                    (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this
Section 3.1) such Lender or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deduction or withholding been made;

                    (ii) The Borrower shall make such deduction or withholding;

                    (iii) The Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law; and

                    (iv) To the extent that the amount paid by the Borrower to the relevant taxation or other authority results in an

                                     42.

excess payment or credit to a Lender or the Agent on account of such Taxes or Other Taxes, such Lender or the Agent shall promptly refund such excess amount to the Borrower.

               (e) Within thirty (30) days after the date of any payment by the Borrower of Taxes or Other Taxes, the Borrower, upon the Agent's request, shall furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

               (f) If the Borrower fails to pay any Taxes or Other Taxes when due to the appropriate taxing authority or fails to furnish to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental Taxes or Other Taxes, interest or penalties that may become payable by the Agent and any such Lenders as a result of any such failure.

               (g) Each of the Agent and any Lender which is a foreign Person (i.e., a Person other than a United States Person for United States Federal income tax purposes) agrees that:

                    (i) in the case of any Lender which is a "bank" within the meaning of Section 881(c)(3)(A) of the Code,

                         (1)        it shall, no later than the Closing
Date (or, in the case of a Lender which becomes a party hereto pursuant to Section 11.2 of this Agreement after the Closing Date, the date upon which such Lender becomes a party hereto) deliver to the Borrower through the Agent two (2) accurate and complete signed originals of IRS Form 4224 or any successor thereto ("Form 4224"), or two (2) accurate and complete signed originals of IRS Form 1001 or any successor thereto ("Form 1001"), as appropriate, in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States Federal income tax;

                         (2)        if at any time the Agent or such
Lender makes any changes necessitating a new Form 4224 or Form
1001, it shall within thirty (30) days after such change becomes effective deliver to the Borrower through the Agent in replacement for, or in addition to, the forms previously delivered by it hereunder, two (2) accurate and complete signed originals of Form 4224; or two (2) accurate and complete signed originals of Form 1001, as appropriate, in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States Federal income tax;

                                     43.

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                    (ii)      in the case of any Lender other than a
Lender described in clause (i) above,

                         (1)        it shall, no later than the Closing
Date (or, in the case of a Lender which becomes a party hereto pursuant to Section 11.2 of this Agreement after the Closing Date, the date upon which Lender becomes a party hereto) deliver to the Borrower through the Agent two (2) accurate and complete signed originals of a certificate substantially in the form of EXHIBIT H hereto (any such certificate, a "Non-Bank Lender Tax Certificate") and two (2) accurate and complete signed originals of IRS Form W-8 or any successor thereto ("Form W-8") certifying to such Lender's legal entitlement (assuming compliance by the Borrower with the terms of this Agreement) to an exemption whereby such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States Federal income tax;

                         (2)        if at any time the Agent or such
Lender makes any changes necessitating a new Form W-8, it shall within thirty (30) days after such change becomes effective deliver to the Borrower through the Agent in replacement for, or in addition to, the forms previously delivered by it hereunder, two
(2) accurate and complete signed originals of Form W-8 certifying to such Lender's legal entitlement (assuming compliance by the Borrower with the terms of this Agreement) to an exemption whereby such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States Federal income tax;

                    (iii) it shall, before or within thirty (30) days after the occurrence of any event (including the passing of time but excluding any event mentioned in (i) or (ii), above) requiring a change in or renewal of the most recent Form 4224, Form 1001 or Form W-8 previously delivered by such Lender, deliver to the Borrower through the Agent two (2) accurate and complete original signed copies of Form 4224, Form 1001 or Form W-8 in replacement for the forms previously delivered by such Lender; and

                    (iv) it shall, promptly upon any Lender's or the Agent's reasonable request to that effect, deliver to such Lender or the Agent (as the case may be) such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Lender's tax status for withholding purposes.

               (h) The Borrower will not be required to pay any additional amounts in respect of United States Federal income tax pursuant to Section 3.1(d) of this Agreement to the Agent or any Lender for the account of any Lending Office of such Lender:

                                     44.

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                    (i)       if the obligation to pay such additional
amounts would not have arisen but for a failure by such Lender to comply with its obligations under Section 3.1(g) of this Agreement in respect of such Lending Office; or

                    (ii) if such Lender shall have delivered to the Borrower a Form 4224, Form 1001 or Form W-8 in respect of such
Lending Office pursuant to Section 3.1(g) of this Agreement, and such Lender shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Borrower hereunder for the account of such Lending Office for any reason other than a change in United
States law or regulations or in the official interpretation of such law or regulations by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such form.

               (i) If, at any time, the Borrower requests any Lender to deliver any forms or other documentation in addition to those required pursuant to Section 3.1(g)(iv) of this Agreement, then the Borrower shall, on demand of such Lender through the Agent, reimburse such Lender for any costs and expenses (including Attorney Costs) reasonably incurred by such Lender in the preparation or delivery of such forms or other documentation.

               (j) If the Borrower is required to pay additional amounts to any Lender or the Agent pursuant to Section 3.1(d) of this Agreement, then such Lender shall use its reasonable best efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by such Lender which may thereafter accrue if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

     3.2    Illegality.

               (a) If any Lender shall determine that the introduction of any Requirement of Law, or any change in any Requirement of Law or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make LIBOR Loans, then, on notice thereof by such Lender to the Borrower through the Agent, the obligation of such Lender to make LIBOR Loans shall be suspended until such Lender shall have notified the Agent and the Borrower that the circumstances giving rise to such determination no longer exists.

               (b) If any Lender shall determine that it is unlawful to maintain any LIBOR Loan, the Borrower shall prepay in

                                     45.

full all LIBOR Loans of that Lender then outstanding, together with interest accrued thereon, either on the last day of the Interest Period thereof if such Lender may lawfully continue to maintain such LIBOR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Loans, together with any amounts required to be paid in connection therewith pursuant to
Section 3.5 of this Agreement.

               (c) If the Borrower is required to prepay any LIBOR Loan immediately as provided in Section 3.2(b) of this Agreement, then, on the date such prepayment is required, unless such prepayment is actually made with funds from another source, the Borrower shall be deemed to have borrowed from the affected Lender the amount of such prepayment as a Base Rate Loan.

               (d) Before giving any notice to the Agent pursuant to this Section 3.2, the affected Lender shall designate a different Lending Office with respect to its LIBOR Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of such Lender, be illegal or otherwise disadvantageous to such Lender.

     3.3 Increased Costs. If any Lender shall determine that, due to either (a) the introduction of or any change (other than any change by way of imposition of or increase in the Eurodollar
Reserve Percentage included in the calculation of Adjusted LIBOR) in or in the interpretation of any Requirement of Law or (b) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any LIBOR Loans, then the Borrower shall be liable for, and shall from time to time, upon demand therefor by such Lender, pay to such Lender such additional amounts as are sufficient to compensate such Lender for such increased costs; provided that the Borrower shall not be obligated to pay any such additional amounts attributable to periods prior to the date that is ninety (90) days prior to the date of demand by a Lender, unless such increased costs are attributable to an earlier period due to retroactive application of such introduction, change or compliance, in which case the Borrower shall be obligated to pay any such additional amounts from the retroactive application date. Each Lender will promptly notify the Borrower and the Agent of any event of which it has knowledge occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 3.3.

     3.4 Inability to Determine Rates. If the Agent shall have determined that for any reason adequate and reasonable means do not exist for ascertaining the LIBOR for any requested Interest Period with respect to a proposed LIBOR Loan or that the LIBOR applicable for any requested Interest Period with respect to a proposed LIBOR

                                     46.

Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Agent will forthwith give notice of such determination to the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Loans, as the case may be, hereunder shall be suspended until the Agent, upon the instruction of Requisite Lenders, revokes such notice in writing. Upon receipt of such notice, the Borrower may revoke any Borrowing Notice or Conversion/Continuation Notice then submitted by it. If the Borrower does not revoke such notice, the Lenders shall make, convert or continue the Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Loans shall be made or continued as or converted to Base Rate Loans instead of LIBOR Loans, as the case may be.

     3.5 Prepayment of LIBOR Loans. In the event that the Borrower prepays or is required to prepay any LIBOR Loan by acceleration or otherwise or fail to draw down or convert to a LIBOR Loan after giving notice thereof, the Borrower agrees to reimburse each Lender for its expenses and funding losses due to such prepayment or failure to draw. The Borrower and the Lenders hereby agree that such expenses and funding losses shall consist of the sum of the discounted monthly differences for each month during the applicable or requested Interest Period, calculated as follows for each such month:

               (a)      principal amount of such LIBOR Loan times
(number of days between the date of prepayment and the last day in the applicable Interest Period divided by 360), times the applicable Interest Differential; plus

               (b) all actual out-of-pocket expenses (other than those taken into account in the calculation of the Interest Differential) incurred by the Lenders and the Agent (excluding allocations of any expense internal to the Lenders and the Agent) and reasonably attributable to such payment or prepayment; provided that no prepayment fee shall be payable (and no credit or rebate shall be required) if the product of the foregoing formula is not a positive number.

     3.6 Capital Requirements. If any Lender shall determine that any change after the date of this Agreement in any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of
Capital Measurement and Capital Standards," or the adoption after the date hereof of any other Requirement of Law regarding capital adequacy, or any change after the date of this Agreement in any of the foregoing or in the enforcement or interpretation or administration of any of the foregoing by any Governmental
Authority charged with the enforcement or interpretation or administration thereof, or compliance by any Lender (or any Lending

                                     47.

Office of Lender) or compliance by such Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, has the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of the maintaining of any of its Commitments or the making or maintaining of any Loan under this Agreement to a level below that which such Lender or such Lender's holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed to be material, then, upon written demand by such Lender, the Borrower shall pay to such Lender, from time to time such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered; provided that the Borrower shall not be obligated to pay any such additional amounts attributable to periods prior to the date that is ninety (90) days prior to the date of demand by a Lender, unless such reduced rate of return is attributable to an earlier period due to retroactive application of such adoption, change or compliance, in which case the Borrower shall be obligated to pay any such additional amounts from the retroactive application date. Without affecting its rights under this Section 3.6 or any other provision of this Agreement, such Lender agrees that if there is any increase in any cost to or reduction in any amount receivable by such Lender with respect to which the Borrower would be obligated to compensate such Lender pursuant to this
Section 3.6, such Lender shall give the Borrower thirty (30) days notice thereof and shall use reasonable efforts to select an alternative Lending Office which would not result in any such increase in any cost to or reduction in any amount receivable by such Lender; provided, however, that such Lender shall not be obligated to select an alternative Lending Office if such Lender determines that (a) as a result of such selection such Lender would be in violation of any Requirement of Law, or would incur additional costs or expenses, or (b) such selection would be inadvisable for regulatory reasons.

     3.7 Certificates of Lenders. Any Lender claiming reimbursement or compensation pursuant to this Section 3 shall deliver to the Borrower (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable and the basis therefor to such Lender hereunder, accompanied by any statements, invoices, or demands in the case of jurisdictions or Governmental Authorities asserting or imposing a Tax, Other Tax or other amounts owed, with any confidential information, including amounts, redacted. Such certificate shall constitute a rebuttable presumption as to the matters set forth therein.

     3.8 Removal of a Lender. In the event that any Lender (a) gives notice under Section 3.2(a) or 3.2(b) of its inability to

                                     48.

make or maintain LIBOR Loans as a result of any condition described in such Sections which is not generally applicable to all Lenders, and such inability continues for thirty (30) Business Days or more, or (b) demands payment under Section 3.3 or 3.6 of any material amount, then the Borrower may, within forty-five (45) days of such notice or demand, remove such Lender as a party to this Agreement by either:

            (a) requiring such Lender to execute and deliver an Assignment and Acceptance, with respect to its entire Commitment to a willing Eligible Assignee designated by the Borrower and acceptable to the Agent, in which event all provisions of Section 11.2(a) and (b) shall apply (except that the Borrower shall pay the processing fee required pursuant to Section 11.2(a)); or

            (b) reducing the Aggregate Commitments pursuant to, and in accordance with, Section 2.7 by an amount equal to such Lender's Commitment, whereupon the Commitment of such Lender shall be irrevocably terminated in whole (which shall include the termination in whole of the obligation of such Lender to make Loans to the Borrower).

Such Lender shall consummate such Assignment and Acceptance, or the Borrower shall make such reduction in the Aggregate Commitments, in accordance with such terms within a reasonable time from the date the Borrower shall have designated an Eligible Assignee or given notice of the reduction of the Aggregate Commitments, and whereupon such Lender shall no longer be a party hereto or have any obligations or rights hereunder (except rights which, pursuant to the provisions of this Agreement, survive the termination of this Agreement and the repayment of the Notes), and, if applicable, the Eligible Assignee shall succeed to such obligations and rights pursuant to Section 11.2.

SECTION 4.  CONDITIONS PRECEDENT TO LOANS.

     4.1 First Loan. The obligation of each Lender to make the first Loan hereunder is subject to the satisfaction of the following conditions precedent:

               (a) Corporate Documents. The Lenders shall have received, in form and substance satisfactory to the Lenders and their respective counsel, a certificate of the secretary of the Borrower and each Guarantor dated as of the Closing Date and certifying that the following items are attached thereto, are true, complete and accurate and that the Lenders may conclusively rely on such certificate unless and until such entity shall have delivered to the Agent a further certificate amending such prior certificate:



                                     49.

                    (i) A certified copy of the records of all actions taken by the Borrower and each Guarantor, including all resolutions of such entity authorizing or relating to the execution, delivery of the Loan Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby;

                    (ii) A certified copy of the certificate or articles of incorporation, bylaws and shareholder agreements of the Borrower and each Guarantor and any other charter or formation documents of the Borrower and each Guarantor certified by a Responsible Person of the Borrower or such Guarantor, as the case may be, as being in full force and effect;

                    (iii) Certificate of the Secretary of State of each of the States set forth on Schedule 5.1 dated as of a date close to the Closing Date stating that the Borrower and each Guarantor is a corporation in good legal standing under the laws of States indicated on such Schedule as applicable thereto;

                    (iv) Certificates of the Franchise Tax Board of the States set forth on Schedule 5.1, dated as of a date close to the Closing Date, stating that the Borrower and each Guarantor is in good standing under the laws of the States listed on such Schedule as applicable thereto;

                    (v) Certificates of incumbency together with specimen signatures with respect to the authorized representatives of the Borrower and each Guarantor; and

                    (vi) Such other documents relating to the Borrower, each Guarantor and their Subsidiaries as the Lenders reasonably may request.

               (b) Loan Documents. The Agent shall have received, for the benefit of the Lenders, in form and substance satisfactory to the Lenders, the following dated as of the Closing Date:

                    (i) Notes. Separate Notes, duly executed by the Borrower to each of the Lenders in the stated principal amount of such Lender's Commitment.

                    (ii) Guaranties. Guaranties, duly executed by each Guarantor for the benefit of the Agent and the Lenders.

                    (iii)     Security Documents.  The Security
Agreements duly executed by the Borrower and each Guarantor for the benefit of the Agent and the Lenders.



                                     50.

                    (iv) Bringdown Certificate. If the date of execution of this Agreement precedes the Closing Date, a certificate, dated as of the Closing Date, of a Responsible Person to the effect that (i) the representations and warranties of the Borrower contained in Section 5 are true, accurate and complete in all material respects as of the Closing as though made on such date (except to the extent such representations and warranties specifically relate to an earlier date, in which case they shall be true, accurate and complete in all material respects as of such earlier date) and (ii) no Event of Default or Potential Event of Default under this Agreement has occurred and is continuing.

                    (v) Compliance Certificate. A Compliance Certificate dated the Closing Date and measured as of May 29, 1999, duly executed and delivered by a Responsible Person, with appropriate insertions.

                    (vi) Borrowing Base Certificate. A Borrowing Base Certificate dated as of September 17, 1999, duly executed and delivered by the chief financial officer or treasurer of the Borrower, with appropriate insertions.

               (c) Opinions of Counsel. The Agent shall have received originally executed legal opinions of counsel to the Borrower and the Guarantors in form and substance satisfactory to the Lenders and their respective counsel, dated the Closing Date and addressed to the Agent and the Lenders.

               (d) Financing Statements. Financing Statements naming the Borrower and each Guarantor as debtor, duly executed by the Borrower and each Guarantor, as the case may be, including a description of the Collateral granted or pledged by the Borrower or such Guarantor to the Agent as security for the Obligations, which Financing Statements shall be caused to be filed concurrently with the Closing with such Governmental Authorities as the Agent may reasonably require.

               (e) UCC Searches. The Lenders shall have received certified copies, dated close to the Closing Date, of requests for copies or information (Form UCC-3 or equivalent), or certificates, dated close to the Closing Date, satisfactory to the Lenders, of a UCC Reporter Service, listing all effective financing statements which name the Borrower or any of its Subsidiaries as debtor and which are filed in the appropriate offices in the States in which are located the chief executive offices or any offices or facilities of any of them, together with copies of such financing statements, and accompanied by written evidence (including UCC termination statements) satisfactory to the Lenders that the Liens indicated in any such financing statements are either permitted under Section 7.1 of this Agreement or have been terminated or released.

                                     51.

               (f) Insurance. The Agent shall have received from the Borrower, in form and substance satisfactory to the Lenders, certificates, binders and other instruments or documents evidencing the insurance coverage and limits maintained by the Borrower, in each case in compliance with the requirements of Section 6.3 of this Agreement.

               (g) Financial Statements; Projections. The Agent shall have received (i) audited consolidated financial statements of the Borrower and its consolidated Subsidiaries dated as of August 29, 1998, showing financial results substantially in conformance with those presented to the Lenders previously, (ii) company-prepared consolidated financial statements of the Borrower and its consolidated Subsidiaries for the Fiscal Quarter ended
May 29, 1999, and (iii) company-prepared financial projections for the Borrower and its consolidated Subsidiaries (including United Grocers and its Subsidiaries) for the next five (5) Fiscal Years ending after the Closing Date, to include projected income statements, balance sheets, statement of cash flows and schedule of planned capital expenditures, in each case for the upcoming Fiscal Year and including a substantive description of each of the material underlying assumptions used in preparing such consolidated financial forecasts, in form and detail reasonably satisfactory to the Lenders;

               (h) No Material Adverse Change. There shall have occurred no Material Adverse Change, as reasonably determined by Lenders, since May 29, 1999.

               (i) No Litigation. Except as disclosed and described in the Schedules hereto, there shall not have been instituted or threatened any material litigation or proceeding in any court or administrative forum or before any arbitrator to which the Borrower or any of its Subsidiaries are, or are threatened with becoming, a party, which the Lenders have reasonably determined, after consultation with counsel, to pose a reasonable likelihood of resulting in a Material Adverse Effect.

               (j) Consents. The Agent shall have received written evidence reasonably satisfactory to the Lenders that all government and third party approvals and consents necessary to the making or maintenance of the Loans hereunder and the carrying on of the business of the Borrower has been obtained.

               (k) Accurate Information. The information provided to the Agent or the Lenders by or on behalf of the Borrower and its Subsidiaries, as well as the representations and warranties of the various parties as contained in the Loan Documents shall be true, accurate and complete in all material respects and the projections shall have been prepared on a basis consistent with the historical

                                     52.

financial statements, and shall have been based on the good faith estimates and assumptions of management of the Borrower, and the Borrower has no reason to believe that such estimates and assumptions are not reasonable..

               (l) Fee Letter. Rabobank shall have received the Fee Letter dated as of the Closing Date, duly executed by the Borrower, together with the fees and any other items required pursuant to the Fee Letter.

               (m) Fees and Costs. The Agent shall have received an amount equal to the aggregate of the Agent's good faith estimate of all fees (including Attorney Costs), costs, expenses and other disbursements incurred by the Agent in connection with the Closing of the transactions contemplated under this Agreement and each of the other Loan Documents, which payment shall be subject to post-Closing adjustment following receipt by Agent of all final invoices.

               (n) Termination of Existing Debt. The Agent shall have received a certificate of a Responsible Person, dated as of the Closing Date, satisfactory to the Lenders in their sole discretion, to the effect that the Borrower's existing Indebtedness disclosed on Schedule 7.3 and designated therein as terminated existing Indebtedness (the "Terminated Existing Debt") has been, or shall with the proceeds of the first Loan be, terminated and paid in full, and all Liens securing such Terminated Existing Debt have been, or upon the making of the first Loan shall be, terminated or released.

               (o) Merger. The Agent shall have received a certificate from each of a Responsible Person and an authorized officer of United Grocers, dated as of the Closing Date, to the effect that (i) all conditions to the closing of the Merger have been satisfied other than the conditions relating to the closing of the transactions contemplated by this Agreement and the John Hancock Debt and (ii) the Merger shall become effective concurrently with the closing of the transactions contemplated by this Agreement.

               (p) John Hancock Debt. The Agent shall have received a certificate from a Responsible Person, dated as of the Closing Date, to the effect that all conditions to the closing of the John Hancock Debt have been satisfied other than the conditions relating to the closing of the transactions contemplated by this Agreement; and the Agent shall have received, or shall receive promptly after the Closing Date, copies of the fully executed agreements evidencing the John Hancock Debt.



                                     53.

               (q) Year 2000 Problem. The Agent shall have received a certificate of a Responsible Person, dated as of the Closing Date, satisfactory to the Lenders in their sole discretion, to the effect that the Borrower and its Subsidiaries have implemented a Year 2000 Plan.

               (r) Other Documents. The Lenders shall have received such other instruments, documents, information and items from the Borrower as reasonably requested by the Lenders.

     4.2    All Loans.  Unless waived in writing by Requisite
Lenders, the obligation of the Lenders to make any Loan is subject to the satisfaction of the following further conditions precedent:

               (a) Notice of Borrowing. The Agent shall have received a Notice of Borrowing with appropriate insertions, duly executed by a Responsible Person of the Borrower.

               (b) Performance of Agreements. The Borrower shall have performed all of its agreements under the Loan Documents and each of the other Loan Documents to be performed on or before such Funding Date.

               (c) No Event of Default or Potential Event of Default. No event shall have occurred and be continuing or would result from the making of any Loans on such Funding Date which constitutes an Event of Default or Potential Event of Default.

               (d) Representations and Warranties. All representations and warranties contained in the Loan Documents shall be true, accurate and complete in all material respects with the same effect as though such representations and warranties had been made on and as of such Funding Date (except to the extent such representations and warranties specifically relate to an earlier date, in which case they shall be true, accurate and complete in all material respects as of such earlier date). Any Schedules referred to in any representations and warranties shall be deemed to be amended upon receipt by the Agent of written notice thereof.

               (e) Other Documents. The Agent shall have received such other instruments and documents as it may have reasonably requested from the Borrower in connection with the Loans to be made on such date.

                                     54.

SECTION 5.  BORROWER'S REPRESENTATIONS AND WARRANTIES.

      The Borrower hereby warrants and represents to the Agent and each Lender for itself and each of its Subsidiaries as follows and agrees that each of said representations and warranties shall be deemed to survive until full, complete and indefeasible payment and performance of the Obligations and shall apply anew to each Borrowing hereunder:

     5.1 Existence and Power. The Borrower and each of its Subsidiaries are corporations duly organized and validly existing in good standing under the laws of the respective jurisdictions of incorporation and are duly qualified and licensed as a foreign corporation and authorized to do business in each jurisdiction where their respective ownership of Property or conduct of business requires such qualification and where the failure to so qualify would with reasonable likelihood result in a Material Adverse Effect, and in each jurisdiction where the Borrower or any of its Subsidiaries maintain an office (a list of all such States is set forth on Schedule 5.1); the Borrower and each of its Subsidiaries have the corporate power and authority, rights and franchises to own their respective Property and assets and to carry on their respective businesses as now conducted; the Borrower and each of its Subsidiaries have the corporate power and authority to execute, deliver and perform the terms of the Loan Documents to which they are a party and all other instruments and documents contemplated hereby or thereby.

     5.2 Loan Documents and Notes Authorized; Binding Obligations. The execution, delivery and performance of this Agreement and each of the other Loan Documents to which the Borrower or any of its Subsidiaries is a party and the execution, delivery and payment of the Notes have been duly authorized by all necessary and proper corporate action on the part of the Borrower or such Subsidiary, as the case may be. The Loan Documents to which the Borrower or any of its Subsidiaries a party constitute legally valid and binding obligations of the Borrower and such Subsidiaries enforceable against the Borrower and such Subsidiaries in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally.

     5.3 No Conflict. The execution, delivery and performance of this Agreement and each of the other Loan Documents and the execution, delivery and payment of the Notes will not contravene any provision of the Borrower's certificate or articles of incorporation or bylaws or other charter documents, or any of its Subsidiaries' charter documents; will not contravene, conflict with or violate any applicable law or regulation, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority; will not violate or result in the breach

                                     55.

of, or constitute a default under any Contracts (as defined in Section 5.7) other than as set forth on Schedule 5.7. The Borrower and each of its Subsidiaries are not in violation or breach of or default under any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any contract, agreement, lease, license, indenture or other instrument to which they are a party, the non-compliance with, the violation or breach of or the default under which would with reasonable likelihood result in a Material Adverse Effect.

     5.4 Subsidiaries; Capital Structure. Schedule 5.4 sets forth and identifies all Subsidiaries of the Borrower as of the Closing Date, together with the jurisdiction of organization, and the authorized and issued Stock of each such Subsidiary, by class and number, and the holders (including the Borrower) of the authorized and issued Stock of each Subsidiary of the Borrower and the percentage of each class legally owned or to be owned by such holders (including the Borrower) as of the Closing Date and on a fully diluted basis. Schedule 5.4 further sets forth as of the Closing Date the authorized and issued Stock of the Borrower by class and number. Except as set forth in the Bylaws of the Borrower in effect as of the Closing Date, there are no options, warrants, rights to purchase or similar rights, or plans to issue any of the foregoing, covering the Stock of the Borrower or any of its Subsidiaries.

     5.5 Financial Condition. The Borrower's financial statements as of August 29, 1998, copies of which heretofore has been delivered to the Agent by the Borrower, and all other financial statements and other data submitted in writing by the Borrower to the Agent or any Lender in connection with the request for credit granted by this Agreement, are true, accurate and complete in all material respects, and said financial statements and other data fairly present the consolidated financial condition of the Borrower as of the date thereof, and have been prepared in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes. There has been no Material Adverse Change since May 29, 1999, except as described in the Confidential Information Booklet dated September 1999 (the "Confidential Booklet"), heretofore provided to the Lenders. The financial projections contained in the Confidential Booklet have been prepared on a basis consistent with the historical financial statements described above, except as described therein, and are based on the good faith estimates and assumptions of management of the Borrower, and the Borrower has no reason to believe that such estimates and assumptions are not reasonable.

     5.6 Litigation. Except as set forth on Schedule 5.6, there are no claims, actions, suits, proceedings or other litigation pending or, to the best of the Borrower's knowledge, after Due Inquiry, threatened against the Borrower or any of its Subsidiaries

                                     56.

at law or in equity before any Governmental Authority or, to the best of the Borrower's knowledge, after Due Inquiry, any investigation by any Governmental Authority of the Borrower's or any of its Subsidiaries' affairs, Properties or assets, which has a reasonable likelihood of resulting in a Material Adverse Effect, and which is not provided for or disclosed in the financial statements delivered to the Agent pursuant to Section 5.5.

     5.7    Consents and Approvals.  Except as set forth on
Schedule 5.7, no approval, authorization or consent of any trustee or holder of any indebtedness or obligation of the Borrower or of any other Person under any material agreement, contract, lease or license or similar document or instrument to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any such Subsidiary is bound (collectively, "Contracts"), is required to be obtained by the Borrower or any such Subsidiary in order to make or consummate the transactions contemplated under the Loan Documents. Except as further set forth in Schedule 5.7, all material consents and approvals of, filings and registrations with, and other actions in respect of, all Governmental Authorities required to be obtained by the Borrower or any of its Subsidiaries in order to make or consummate the transactions contemplated under the Loan Documents have been, or prior to the time when required will have been, obtained, given, filed or taken and are or will be in full force and effect.

     5.8 Solvency. As of the Closing Date and after giving effect to the transactions contemplated by this Agreement and the other
Loan Documents, including all of the Loans made and to be made hereunder, and thereafter, the Borrower is Solvent and each of its Subsidiaries is Solvent. For purposes of this Agreement, "Solvent" means that (a) the fair market value of the Person's assets will be in excess of the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities, but excluding in the case of any Guarantor the contingent liability evidenced by its Guaranty) of the Person as they mature; (b) the Person shall not have unreasonably small capital to carry on its business as conducted or as proposed to be conducted; (c) the Person does not intend to or believe that it will incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by it and the amounts to be payable on or in respect of its obligations); (d) the Person does not intend to hinder, delay or defraud either present or future creditors; and (e) the Person will have received fair consideration and reasonably equivalent value in exchange for incurring its Obligations under the Loan Documents.

     5.9    Employment and Labor Agreements.  Except as set forth on
Schedule 5.9, there are no employment agreements covering senior management of the Borrower or any of its Subsidiaries and there are

                                     57.

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no collective bargaining agreements or other labor agreements covering any employees of the Borrower or any such Subsidiary. A true and complete copy of each such agreement has been furnished to the Agent.

     5.10 Agreements with Affiliates and Other Agreements. Except as disclosed on Schedule 5.10, neither the Borrower nor any of its Subsidiaries has entered into and, as of the Closing Date does not contemplate entering into, any material agreement or contract with any Affiliate of the Borrower other than the employment agreements disclosed on Schedule 5.9, except for (a) transactions among the Borrower and any Guarantor, (b) transactions on terms no less favorable to the Borrower or its Subsidiaries than would be obtainable in an arm's length transaction with a person not an Affiliate of the Borrower that is reasonably comparable to the Affiliate transaction, based on the totality of the circumstances, and (c) transactions in accordance with the practices of the Borrower or its Affiliates, as the case may be, in effect as of the Closing Date. Neither the Borrower nor any of its Subsidiaries is a party to or is bound by any Contract or is subject to any restriction under its respective charter or formation documents, which has a reasonable likelihood of resulting in a Material
Adverse Effect.

     5.11 ERISA. All Employee Benefit Plans of the Borrower are listed on Schedule 5.11. All Pension Plans of the Borrower, including terminated Pension Plans, that are intended to be qualified under Section 401(a) of the Code have been determined by the IRS to be qualified. All Pension Plans of the Borrower existing as of the date hereof continue to be so qualified. No "reportable event" (as defined in Section 4043 of ERISA) has occurred and is continuing with respect to any Pension Plan of the Borrower for which the thirty-day notice requirement may not be waived other than those of which the appropriate Governmental Authority has been notified. All Employee Benefit Plans of the Borrower have been operated in all material respects in accordance with their terms and applicable law, including ERISA, and no "prohibited transaction" (as defined in ERISA and the Code) that would result in any material liability to the Borrower or any of its Subsidiaries has occurred with respect to any such Employee Benefit Plan.

     5.12 Labor Matters. There are no strikes or other labor disputes against the Borrower or any of its Subsidiaries or, to the best of the Borrower's knowledge, after Due Inquiry, threatened against the Borrower or any of its Subsidiaries, which has a reasonable likelihood of resulting in a Material Adverse Effect. Hours worked by and payment made to employees of the Borrower or, to the best of the Borrower's knowledge, after Due Inquiry, or any of its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters

                                     58.

                                Page 239 of 287
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which would have a reasonable likelihood of resulting in a Material
Adverse Effect. All payments due from the Borrower on account of employee health and welfare insurance which would with reasonable likelihood result in a Material Adverse Effect if not paid have been paid or, if not due, accrued as a liability on the books of the Borrower.

     5.13 Margin Regulations. The Borrower does not own any "margin security," as that term is defined in Regulation U of the Federal Reserve Board, and the proceeds of the Loans under this Agreement will be used only for the purposes contemplated hereunder. None of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans under this Agreement to be considered a "purpose credit" within the meaning of Regulations T, U and X. The Borrower will not take or permit any agent acting on its behalf to take any action which might cause this Agreement or any document or instrument delivered pursuant hereto to violate any regulation of the Federal Reserve Board.

     5.14 Taxes. All material federal, state, local and foreign tax returns, reports and statements required to be filed by the Borrower and, to the best of the Borrower's knowledge, after Due Inquiry, by any of its Subsidiaries have been filed with the appropriate Governmental Authorities and all Charges and other impositions shown thereon to be due and payable by the Borrower or such Subsidiary have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof, or any such fine, penalty, interest, late charge or loss has been paid, or the Borrower or such Subsidiary is contesting its liability therefor in good faith and has fully reserved all such amounts in the financial statements provided to the Agent pursuant to Section 6.1. The Borrower and each of its Subsidiaries has paid when due and payable all material Charges upon the books of the Borrower or such Subsidiary except as permitted pursuant to Section 6.4. Proper and accurate amounts have been withheld by the Borrower and each of its Subsidiaries from its employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities. The Borrower and each of its Subsidiaries has not executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges.

     5.15   Trademarks, Patents, Copyrights and Licenses.  The
Borrower and each of its Subsidiaries possess and either own, or

                                     59.

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have the right to use to the extent required, all necessary trademarks, trade names, copyrights, patents, patent rights and licenses which are material to the conduct of their respective businesses as now operated, and each such trademark, trade name, copyright, patent and patent right owned as of the Closing Date is listed, together with applicable federal, state or foreign application and registration numbers, on Schedule 5.15. The Borrower and each of its Subsidiaries conduct their respective businesses without infringement or, to the best of the Borrower's knowledge, after Due Inquiry, claim of infringement of any trademark, trade name, trade secret, service mark, patent, copyright, license or other intellectual property Right of Others, except where such infringement or claim of infringement would not with reasonable likelihood result in a Material Adverse Effect. There is no infringement or, to the best of the Borrower's knowledge, after Due Inquiry, claim of infringement by others of any material trademark, trade name, trade secret, service mark, patent, copyright, license or other intellectual property right of the Borrower or any of its Subsidiaries.

     5.16 No Brokers. No broker or finder acting on behalf of the Borrower brought about the obtaining, making or closing of this Agreement or the credit made available by the Lenders to the Borrower pursuant to this Agreement, and neither the Borrower nor any Affiliate of the Borrower has any obligation to pay any Person in respect of any finder's or brokerage fees in connection with the credit facilities contemplated by this Agreement.

     5.17 Full Disclosure. As of the Closing Date, no information contained in this Agreement, the other Loan Documents or, to the best of the Borrower's knowledge, any other documents or written materials furnished by or on behalf of the Borrower to the Agent or any Lender pursuant to the terms of this Agreement or any of the other Loan Documents contains any untrue or inaccurate statement of a material fact or omits to state a material fact necessary to make the statement contained herein or therein not misleading in light of the circumstances under which made.

     5.18 Other Regulations. The Borrower is not: (a) a "public utility company" or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company," or an "affiliate" of such a "subsidiary company," as such terms are defined in the Public Utility Holding Company Act or (b) an "investment company," or an "affiliated person" of, or a "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act. The making of the Loans hereunder and the application of the proceeds and repayment thereof by the Borrower and the performance of the transactions contemplated by this Agreement and the other Loan Documents will not violate any provision of the Investment Company Act, or any rule, regulation or order issued by the SEC thereunder.

                                     60.

                                Page 241 of 287
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     5.19   Hazardous Materials.  Neither the Borrower nor any of its
Subsidiaries has used Hazardous Materials on or affecting any premises at which the Borrower or any of its Subsidiaries has a place of business (collectively and singly the "premises") in any manner which violates federal, state or local laws, ordinances, statutes, rules, regulations or judgments governing the use, storage, treatment, handling, manufacture, transportation or disposal of Hazardous Materials ("Environmental Laws"), which would with reasonable likelihood result in a Material Adverse Effect.
The Borrower has never received any written notice ("Environmental Complaint") of any violations of Environmental Laws (and, within five (5) days of receipt of any Environmental Complaint the Borrower shall give the Agent a copy thereof), and to the best of the Borrower's knowledge, after Due Inquiry, there have been no actions commenced or threatened by any party for noncompliance with any Environmental Laws.

     5.20 Year 2000 Issues. The Borrower and each of its Subsidiaries have implemented a Year 2000 Plan which adequately addresses the Year 2000 Problem and as a result of the implementation of the Year 2000 Plan, the Year 2000 Problem does not present a reasonable likelihood of resulting in a Material Adverse Effect.

     5.21 Patronage Dividend Certificates. All Patronage Dividend Certificates issued as of the Closing Date are and shall remain, and all subsequently issued Patronage Dividend Certificates shall be and remain, subordinate in right of payment to the Indebtedness of the Borrower evidenced by this Agreement and the other Loan Documents on terms no less favorable to the holders of "Senior Indebtedness" under and as defined in the Indenture between the Borrower and First Interstate Bank of California, as Trustee, relating to $3,000,000 Subordinated Patronage Dividend Certificates Due December 15, 2002 (the "Indenture").

     5.22 Ownership of Properties. The Borrower and each Guarantor owns good merchantable title, to all of its respective Collateral, free and clear of all Liens except for Permitted Liens.

SECTION 6.  BORROWER'S AFFIRMATIVE COVENANTS.

      The Borrower covenants and agrees that, so long as any of the Commitments shall be available and until the full, complete and indefeasible payment and performance of the Obligations, unless Requisite Lenders shall otherwise consent in writing, the Borrower shall, and shall cause each of its Subsidiaries, to do all of the following:

     6.1 Records and Reports. Maintain a system of accounting administered in accordance with sound business practices to permit

                                     61.

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



preparation of financial statements in conformity with GAAP, and deliver each of the following to the Agent:

               (a) Quarterly Financial Statements. As soon as practicable and in any event within forty-five (45) days after the end of each Fiscal Quarter (other than the last Fiscal Quarter in a Fiscal Year), a consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such period and the related consolidated statements of income, stockholders' equity and cash flows of the Borrower and its Subsidiaries for such Fiscal Quarter, setting forth, in the case of the balance sheet, in comparative form the figures as of the end of the preceding Fiscal Year and, in the case of the statements of income and cash flows, in comparative form the consolidated figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail and certified by a Responsible Person that they (i) are complete and fairly present the financial condition of the Borrower as at the dates indicated and the results of its operations and cash flow for the periods indicated; (ii) disclose all liabilities that are required to be reflected or reserved against under GAAP, whether liquidated or unliquidated, fixed or contingent; and (iii) have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end adjustments; provided, however, that delivery within the time period specified above of copies of the Borrower's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 6.1(a);

               (b) Annual Audited Financial Statements. As soon as practicable and in any event within ninety days (90) days after the end of each Fiscal Year, a consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flows of the Borrower and its consolidated Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the consolidated figures for the previous Fiscal Year, all in reasonable detail and (i) in the case of such consolidated financial statements, accompanied by a report thereon of Deloitte & Touche, LLP, or other independent public accountants of recognized national standing selected by the Borrower and reasonably satisfactory to Requisite Lenders, which report shall not contain a disclaimer of opinion, shall not express doubts about the ability of the Borrower or its Subsidiaries to continue as a going concern, shall not be limited because of a restricted or limited examination by such accountant of any material portion of the Borrower's and its consolidated
Subsidiaries' records, or otherwise be subject to a qualification which the Requisite Lenders reasonably determine is material and adverse, and shall state that such consolidated financial statements present fairly the financial position of the Borrower,

                                     62.

                                Page 243 of 287
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as at the dates indicated and the results of operations and changes in financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise stated therein) and that the examination by such auditors in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards; provided, however, that delivery within the time period specified above of copies of the Borrower's Annual Report on Form 10-K prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 6.1(b).

               (c) Certain Filings and Other Information. Promptly after the sending or filing thereof, copies of all reports or filings which the Borrower or any of its Subsidiaries sends to any of their securities holders, the Securities and Exchange Commission or any securities exchange on which the Borrower's or any of its Subsidiaries' securities are listed or traded and any and all press releases which the Borrower or any of its Subsidiaries issues or, as reasonably requested by the Agent or the Lenders, other information (whether or not publicly filed);

               (d) Compliance Certificates. As soon as practicable and in any event within forty-five (45) days after the end of each Fiscal Quarter (other than the last Fiscal Quarter in a Fiscal Year) and ninety (90) days after the end of each Fiscal Year, a Compliance Certificate dated as of the last day of such period, duly executed by a Responsible Person;

               (e) Borrowing Base Certificate. As soon as practicable and in any event (i) within twenty (20) days after the Closing Date, a Borrowing Base Certificate dated as of October 1, 1999, and (ii) within twenty (20) days after the end of each Fiscal Quarter, a Borrowing Base Certificate dated as of the last day of each Fiscal Quarter, in each case duly executed by the chief financial officer or treasurer of the Borrower, with appropriate insertions satisfactory to the Agent;

               (f) Financial Forecasts. No later than seventy-five (75) days following the close of each Fiscal Year, a consolidated projected income statement and any other protections prepared in the ordinary course of the Borrower's business, in each case for the upcoming Fiscal Year and including a substantive description of each of the material underlying assumptions used in preparing such consolidated projected income statement or other projections in form and detail reasonably satisfactory to the Lenders;

               (g) Auditors' Letters. Promptly upon receipt thereof, copies of all material reports submitted to the Borrower

                                     63.

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by their independent public accountants in connection with each annual, interim or special audit of the financial statements of the Borrower or its Subsidiaries made by such accountants, including, without limitation, the comment letter submitted by such accountants to management in connection with their annual audit;

               (h) Notices. Promptly upon any Responsible Person of the Borrower obtaining actual knowledge (i) of any condition or event which constitutes an Event of Default or Potential Event of Default under this Agreement, (ii) that any Person has given any notice or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 9.1(c) of this Agreement, (iii) of the institution of any litigation or investigation by any Governmental Authority involving an alleged liability (regardless of whether insured) of the Borrower or any of its Subsidiaries equal to or greater than $1,000,000 or any adverse judgment in any litigation involving a potential liability of the Borrower or any of its Subsidiaries equal to or greater than $1,000,000, (iv) of a Material Adverse Change, (v) of any action or event which has a reasonable likelihood of resulting in a Material Adverse Effect, (vi) of the change of the executive office or the principal place of business of the Borrower or any of its Subsidiaries (other than Subsidiaries not engaged in business and with total assets of less than $10,000) or of the location of the Borrower's or any of its Subsidiary's (other than Subsidiaries not engaged in business and with total assets of less than $10,000) books and records, (vii) of any change in the name of the Borrower or any of its Subsidiaries, or (viii) of any change in the Borrower's certified accountant or any resignation, or decision not to stand for re-election, by any member of its Board of Directors, a certificate of a Responsible Person specifying the notice given or action taken by such Person and the nature of such claimed default, Event of Default, Potential Event of Default, event or condition and what action has been taken, is being taken and is proposed to be taken with respect thereto;

               (i) Termination Events; Prohibited Transactions. Promptly upon becoming aware of the occurrence of any
(i) Termination Event in connection with any Pension Plan or
(ii) "prohibited transaction" (as such term is defined in ERISA and the Code) in connection with any Employee Benefit Plan or any trust created thereunder, a written notice specifying the nature thereof, what action has been taken, is being taken or is proposed to be taken with respect thereto, and, when known, any action taken or threatened by the IRS or the PBGC with respect thereto;

               (j)      ERISA.  With reasonable promptness, copies of
(i) all notices received by the Borrower or any of its ERISA Affiliates of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (ii) each Schedule B (Actuarial Information) to the annual report (Form 5500

                                     64.

                                Page 245 of 287
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Series) filed by the Borrower or any of its ERISA Affiliates with the IRS with respect to each Pension Plan covering employees of the Borrower or any of its Subsidiaries, and (iii) all notices received by the Borrower or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA;

               (k) Pension Plans. Promptly upon receipt, any challenge by the IRS to the qualification under Section 401 or 501 of the Code of any Pension Plan;

               (l) Tax Returns. Upon the request of the Agent or Requisite Lenders, copies of all federal, state, local and foreign tax returns and reports in respect of income, franchise or other taxes on or measured by income (excluding sales, use or like taxes) filed by or on behalf of the Borrower; and

               (m) Other Information. With reasonable promptness, such other information and data, including, without limitation, lists of Property and accounts, agreements with insurers and reports, as from time to time may be reasonably requested by the Agent or Requisite Lenders.

      All financial statements to be delivered by the Borrower to the Agent pursuant to this Section 6.1 will present fairly the financial condition of the Borrower and its Subsidiaries taken as a whole as of the date thereof; will disclose all liabilities of the Borrower and its consolidated Subsidiaries that are required to be reflected or reserved against under GAAP, whether liquidated or unliquidated, fixed or contingent; and will have been prepared in accordance with GAAP. All tax returns submitted to the Agent will, to the best of the Borrower's knowledge, be true and correct. The Borrower hereby agrees that each time it submits a financial statement or tax return to the Agent, the Borrower shall be deemed to represent and warrant to the Lenders that such financial statement or tax return complies with all of the preceding requirements set forth in this paragraph, as appropriate.

     6.2    Corporate Rights; Facilities; Conduct of Business.

               (a) Maintenance of Existence and Rights. Maintain and preserve in full force and effect its corporate existence and all rights, licenses, leases, qualifications, privileges, franchises and other authority adequate for the conduct of its business except where the lapsing of any of the foregoing would not with reasonable likelihood have a Material Adverse Effect;

               (b) Maintenance of Properties. Maintain, preserve and protect its material properties, assets, equipment and facilities in good order and working repair and condition (taking

                                     65.

                                Page 246 of 287
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into consideration ordinary wear and tear) and from time to time make, or cause to be made, all needful and proper repairs, renewals and replacements thereto;

               (c)      Maintenance of Intellectual Property.
Maintain, preserve and protect all of its rights to enjoy and use material trademarks, trade names, service marks, patents, copyrights, licenses, leases, franchise agreements and franchise registrations; and

               (d) Maintenance of Business. Conduct its business in an orderly manner without voluntary interruption.

     6.3 Insurance. Maintain with financially sound and reputable companies, reasonably satisfactory to the Agent, such insurance in such amounts and subject to such deductibles and other terms as is usual in the businesses conducted and previously conducted by the Borrower or its Subsidiaries, covering, without limitation, product liability, fire, theft, public liability, personal injury, property damage, worker's compensation and extended coverage insurance covering the Borrower's and such Subsidiaries' respective Property and assets, as well as business interruption and hazard insurance. All such policies of property insurance shall carry endorsements naming the Agent as principal loss payee (Form 438 BFU or equivalent) as to any Collateral owned by the Borrower and any Guarantor, and all such policies of casualty and public liability insurance shall carry endorsements naming the Agent and each Lender as an additional insured, and in each case indicating that (i) any loss thereunder relating to the Collateral shall be payable to the Agent or the Lenders, as the case may be, notwithstanding any action, inaction or breach of representation or warranty by the Borrower or any Guarantor, as the case may be, (ii) there shall be no recourse against the Agent or any Lender for payment of premiums or other amounts with respect thereto, and (iii) at least thirty
(30) days' prior written notice of cancellation, lapse or material change in coverage shall be given to the Agent by the insurer.
Upon request of the Agent or any Lender, the Borrower shall furnish the Agent with sufficient copies for each Lender, at reasonable intervals (but not more than once per calendar year) a certificate of an insurance broker of the Borrower setting forth the nature and the extent of all insurance maintained by the Borrower and its Subsidiaries in accordance with this Section 6.3 or any Security Document. The Borrower shall, if so requested by the Agent or Requisite Lenders, deliver to the Agent, as often as the Agent may reasonably request, schedules identifying all insurance then in effect and certificates evidencing such insurance.

     6.4 Taxes and Other Liabilities. Promptly pay and discharge all Charges when due and payable, except (a) such as may be paid thereafter without penalty or (b) such as may be contested in good faith by appropriate proceedings and for which an adequate reserve has been established and is maintained in accordance with GAAP.

                                     66.

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     6.5    Inspection of Books and Records.  From time to time
during normal business hours, without unreasonably interfering with the Borrower's or any Guarantor's normal business activities, and upon reasonable notice (except that if an Event of Default or Potential Event of Default shall have occurred and be continuing, no such notice is required), permit the Agent or any Lender, at its own expense except as provided in the following sentence, or any agent, representative or employee thereof, to examine and make copies of and abstracts from the financial records and books of account of the Borrower or any Guarantor and to discuss the affairs, finances and accounts of the Borrower or any Guarantor with any of its respective executive officers to the extent any of the foregoing may be relevant to the Borrower's or such Guarantor's obligations under the Loan Documents. If an Event of Default or Potential Event of Default has occurred, the Borrower shall be obligated to reimburse the Agent's and any Lender's reasonable out of pocket expenses connected with any such inspection and examination of the Borrower or any Guarantor.

     6.6 Inspection and Audit of Collateral. From time to time during normal business hours, without unreasonably interfering with the Borrower's or any Guarantor's normal business activities, and upon reasonable notice (except that if an Event of Default or a Potential Event of Default shall have occurred and be continuing, no such notice is required), permit the Agent or any agent, representative or employee thereof, to conduct periodic inspections and audits of the Collateral. Inspections and audits of the Collateral pursuant to this Section 6.6 shall be at the Borrower's expense with respect to two (2) inspections and audits in any calendar year and with respect to all inspections and audits during the existence of an Event of Default or Potential Event of Default.

     6.7 Location of Collateral. All Collateral, other than Inventory in transit, will at all times be kept by the Borrower and the Guarantors, as the case may be, at one or more of the business locations set forth in Schedule 6.7; provided, however, that the Borrower and the Guarantors may keep Inventory at such other locations where it is held on consignment or may be subject to a warehouseman's or other bailee's lien, so long as (a) the consignor shall have timely complied with Section 9114 of the UCC as to such Inventory and (b) the Agent shall have received written acknowledgment from such consignee, warehouseman or bailee of the Agent's prior Lien.

     6.8 Compliance With Laws. Exercise all due diligence in order to comply in all material respects with the requirements of all applicable laws, rules, regulations, orders, writs, judgments, decrees, determinations and awards of any Governmental Authority, non-compliance with which would have a reasonable likelihood of

                                     67.

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resulting in a Material Adverse Effect; provided, however, that the
Borrower may contest any act, regulation, order, decree or direction in any reasonable manner which shall not, in the reasonable opinion of Requisite Lenders, adversely affect the Lenders' rights hereunder.

     6.9 Material Agreements. Comply in all respects with the terms of each agreement to which it is a party, except where all instances of any failure to so comply would not, in the aggregate, be reasonably likely to result in a Material Adverse Effect.

     6.10   Environmental Condition, Investigations and
Indemnification.

               (a) Use its properties and assets in such a manner as to comply with all Environmental Laws and shall not use its properties and assets for the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials other than in accordance with Environmental Laws, such that there would not be a reasonable likelihood of the occurrence of a Material
Adverse Effect; take reasonable efforts to ensure that (i) none of its properties or assets will be designated or identified in any manner pursuant to any Environmental Laws as a Hazardous Materials disposal site, or a candidate for closure pursuant to any Environmental Laws and (ii) no Lien arising under any Environmental Laws will attach to any revenues or to any real or personal property owned by the Borrower or its Subsidiaries.

               (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions necessary to clean up and remove all Hazardous Materials on or affecting the premises, whether caused by the Borrower or a third party, in accordance with all Environmental Laws, and in accordance with the orders and directives of all federal, state, and local governmental authorities.

     6.11 Year 2000 Issues. Take all action reasonably necessary and appropriate to implement the Year 2000 Plan to insure that
(a) the Borrower and each of its Subsidiaries are Year 2000 Compliant in all of their material systems by September 30, 1999, except to the extent that the failure to be Year 2000 Compliant as of such date would not result in a Material Adverse Effect, and
(b) the Year 2000 Problem shall not result in a Material Adverse
Effect.

     6.12 Additional Guarantors. In the event that the Borrower creates or acquires any additional Subsidiary with assets in excess of $30,000, or any existing Subsidiary acquires total assets in excess of $30,000 (except, in each case, the Financing Subsidiaries and the Insurance Subsidiaries), the Borrower shall cause such

                                     68.

Subsidiary to execute a Guaranty, a Security Agreement and Financing Statements.

     6.13 Further Assurances. Execute, deliver and perform (in addition to the obligations and documents which this Agreement expressly requires the Borrower or its Subsidiaries to execute, deliver and perform) any and all further acts or documents which the Agent or Requisite Lenders may reasonably require to give full effect to the purposes of this Agreement or any of the other Loan Documents from time to time, to confirm the rights created or now or hereafter intended to be created under the Loan Documents, to protect and further the validity, priority and enforceability of the Liens created under the Security Documents, to subject to the Liens created under the Security Documents any Property intended by the terms of any Loan Document to be covered by the Security Documents, or otherwise. Without limiting the generality of the foregoing, upon the request of the Agent or Requisite Lenders, the Borrower agrees to update from the Closing Date the Schedules hereto, and affirm the accuracy of such Schedules as of the date of such update, whereupon, with the concurrence of Requisite Lenders, such updated Schedules shall be substituted for the preexisting Schedules and all references in this Agreement to the Closing Date shall refer to the date of such updated Schedules.

SECTION 7.  BORROWER'S NEGATIVE COVENANTS.

      So long as any of the Commitments shall be available and until full, complete and indefeasible payment and performance of the Obligations, unless Requisite Lenders shall otherwise consent in writing, the Borrower covenants and agrees as follows:

     7.1 Liens; Negative Pledges. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien or Right of Others of any nature upon or with respect to any of their respective Property, whether now or hereafter owned, leased or acquired, except (collectively, the "Permitted Liens"):

               (a) Liens in favor of the Agent and the Lenders to secure payment and performance of the Obligations;

               (b) Liens to secure the John Hancock Debt, provided that such Liens shall not encumber the Collateral;

               (c) Existing Liens disclosed on Schedule 7.1, other than those Liens shown on such Schedule as United Grocers, Inc.
item 2, provided that the obligations secured thereby are not increased;



                                     69.

               (d) Purchase money Liens on any Property acquired or held by the Borrower or any of its Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such Property; provided that (i) any such Lien attaches to such Property concurrently with, or within twenty (20) days after, the acquisition thereof, (ii) such Lien attaches solely to the Property so acquired in such transaction, (iii) such Indebtedness is incurred to finance Capital Expenditures, and (iv) the aggregate amount of Indebtedness secured by such Liens does not exceed $40,000,000 at any time;

               (e) Liens for taxes and other Charges if payment shall not at the time be required to be made in accordance with
Section 6.4 of this Agreement;

               (f)      Liens in respect of pledges or deposits
(i) under workers' compensation laws, unemployment insurance and other types of social security or similar legislation, (ii) under mechanic's and materialmen's lien laws in the ordinary course of business, (iii) in connection with surety, appeal and similar bonds incidental to the conduct of litigation, (iv) incidental to the conduct of the business of the Borrower or any of its Subsidiaries and which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, or (v) securing obligations contested in good faith; provided that the Liens permitted by this Section 7.1(f) do not in the aggregate materially detract from the value of the assets or Property of or materially impair the use thereof in the operation of the businesses of the Borrower or any of its Subsidiaries taken as a whole;

               (g)      Permitted Rights of Others;

               (h) Easements, rights of way restrictions, minor defects or other irregularities in title or other similar charges or encumbrances not interfering in any material way with the ordinary course of the Borrower's or any of its Subsidiaries' businesses;

               (i)      Liens relating to Capital Leases;

               (j) Bankers' liens in the nature of rights of set-off arising in the ordinary course of business of the Borrower or any of its Subsidiaries; and

               (k) Liens existing on real property or equipment owned by a Person that is acquired by or merged into the Borrower or any of its Subsidiaries (and not created in anticipation thereof), so long as (i) such Liens encumber only specific real property or equipment of such acquired or merged Person and (ii) the aggregate amount of Indebtedness secured by such Liens does not exceed $10,000,000 at any time;

                                     70.

               (l) Liens on any assets of any of the Financing Subsidiaries or the Insurance Subsidiaries; and

               (m) Extensions or renewals of any Lien described in this Section 7.1.

     7.2 Investments. The Borrower shall not, and shall not permit any of its Subsidiaries to, make or suffer to exist any Investment or enter into any agreement to make any Investment, except:

               (a) Investments in the Borrower's Subsidiaries and other Investments existing on the Closing Date, in each case as disclosed on Schedule 7.2(a);

               (b)      Investments hereafter made in any Guarantor;

               (c)      Investments in Cash Equivalents;

               (d) Investments received in the settlement of any debt owing to the Borrower or any of its Subsidiaries, where such debt was incurred in the ordinary course of business;

               (e) Investments hereafter made in Grocers Capital Company to the extent necessary to comply with that certain Second Amended and Restated Operating Agreement dated as of April 22,
1994, between the Borrower and Grocers Capital Company, provided that the Borrower assigns to the Agent for the benefit of the Lenders a note evidencing any such Investment, which assignment shall secure the Indebtedness evidenced by this Agreement and the Notes on a pari passu basis with the John Hancock Debt pursuant to an intercreditor agreement in form and substance satisfactory to the Requisite Lenders in their sole discretion;

               (f)      Investments by any of the Financing
Subsidiaries or the Insurance Subsidiaries in the ordinary course of business;

               (g) Investments by the Borrower in member-patrons of the Borrower as may be approved by the Board of Directors of the Borrower;

               (h) Investments in Stock of Persons engaged in the same business as Borrower (or a business reasonably related thereto); and



                                     71.

               (i) Investments hereafter made in any Insurance Subsidiary to the extent required by a Governmental Authority, so long as the Borrower has obtained the prior written consent of Requisite Lenders;

provided, however, at no time shall the aggregate initial value (as determined in accordance with GAAP but without regard for any write-up or write-down of the initial value) of outstanding Investments permitted under clauses (g) and (h), above, exceed $40,000,000; provided further, however, that the Borrower shall not, and shall not permit any of its Subsidiaries to, make any such Investments if as of the date of any such Investment and after giving effect to such Investment the Borrower and its consolidated Subsidiaries would fail to comply with all covenants under Section 8, as measured as of such date.

     7.3 Limitations on Indebtedness; Contingent Obligations. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume, guarantee, agree to purchase or repurchase, permit the conversion of its Stock into, or provide funds in respect of, or otherwise become or be or remain liable with respect to, any Indebtedness (other than Indebtedness of the Borrower or its Subsidiaries in favor of the Lenders and the Agent arising under this Agreement, the Notes and the other Loan
Documents) except:

               (a)      the John Hancock Debt;

               (b)      Indebtedness secured by Permitted Liens
pursuant to Section 7.1(d), (i) and (k);

               (c) Indebtedness incurred by any of the Financing Subsidiaries consisting of a working capital credit facility at any time in an aggregate amount not to exceed $20,000,000, and any Contingent Obligations of any of the Financing Subsidiaries with respect to Indebtedness of another Person;

               (d) Indebtedness consisting of Patronage Dividend Certificates, so long as the subordination provisions relating thereto are no less favorable to the Lenders than under the Indenture;

               (e)      Indebtedness consisting of United Capital
Investment Notes;

               (f)      Indebtedness consisting of "daylight
overdrafts" at the bank holding the Designated Deposit Account;

               (g) Indebtedness incurred by the Borrower or any of its Subsidiaries in the form of Contingent Obligations with respect to Indebtedness of another Person, including, without limitation,

                                     72.

in the form of guaranties of leases of real property or equipment entered into by member-patrons of the Borrower, existing on the Closing Date, as disclosed on Schedule 7.3;

               (h) Indebtedness (in addition to the Indebtedness permitted pursuant to Section 7.3(g)) incurred by the Borrower or any of its Subsidiaries in the form of guaranties of leases of real property or equipment entered into by patrons of the Borrower in the ordinary course of their businesses;

               (i) Indebtedness in the form of any Rate Contract entered in the ordinary course of business in an amount not to exceed the aggregate amount of the related Indebtedness; and

               (j)      Indebtedness of United Grocers to its
terminated member-patrons evidencing United Grocer's obligation to repurchase its Common Stock from such terminated member-patrons as of the Closing Date, for an aggregate amount not to exceed
$5,600,000.

     7.4 Employee Loans and Executive Compensation. The Borrower shall not make or accrue, or permit any of its Subsidiaries to make or accrue, any loans or other advances of money to any officer or employee of any of them, other than reimbursable advances, relocation loans and other similar loans and advances incurred in the ordinary course of the Borrower's business.

     7.5 Restriction on Fundamental Changes. The Borrower shall not, and shall not permit any of its Subsidiaries to enter into, any transaction of merger or consolidation, directly or indirectly, whether by operation of law or otherwise, or liquidate, wind up or dissolve themselves (or suffer any liquidation or dissolution), engage in any Asset Sales, suffer to occur a Change of Control; provided, however, that (a) any of its Subsidiaries may be merged into the Borrower or any wholly-owned Subsidiary of the Borrower, provided that no Event of Default or Potential Event of Default has occurred and is continuing or would result from such merger and the Borrower, if a party to such merger, is the surviving entity, (b) the Borrower may sell assets (including Stock of a Subsidiary of the Borrower) if such assets were acquired by the Borrower with the intent and purpose of transferring such assets to a member-patron of the Borrower, provided that the Borrower gives the Agent prior written notice of such intent and purpose, provided further, that no Event of Default or Potential Event of Default has occurred and is continuing or would result from such sale (for purposes of clarifying, and not limiting the foregoing, the Borrower may sell assets of Sav Max, including Stock of Sav Max, in whole or in part), (c) the Borrower may sell Investments permitted under
Section 7.2(c) in the ordinary course of business, (d) the Borrower or any Subsidiary may sell any asset that was acquired by the

                                     73.

Borrower or the Subsidiary subsequent to the Closing Date if such asset is leased back to the Borrower or the Subsidiary within 180 days after such sale, and (e) the Borrower and its Subsidiaries may engage in Asset Sales in any Fiscal Year of assets having a book value in an aggregate amount not to exceed $10,000,000.

     7.6 Dividends. The Borrower and its Subsidiaries may not declare, make, pay or set apart any funds for the payment of any dividends or any other distribution with respect to their Stock or to their shareholders on the basis of their status as shareholders, make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement or other acquisition of their Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof to their shareholders on the basis of their status as shareholders, either directly or indirectly, whether in cash or property or obligations of the Borrower or such Subsidiary, except (a) Patronage Dividends, (b) redemption by the Borrower of its Class A Shares and Class B Shares as required by the Bylaws of the Company as in effect on the Closing Date, (c) dividends or other distributions made by a Subsidiary of the Borrower to the Borrower or to a Guarantor, (d) purchase of Class B Shares of the Borrower for a price equal to or less than the Discounted Value of the Class B Shares; provided that the Requisite Lenders shall have first approved such purchase (which shall not be unreasonably withheld or delayed), and (e) repurchase of Class B Shares of the Borrower from terminated member-patrons of the Borrower entitled to such repurchase as of the Closing Date, for an aggregate cash amount not to exceed $13,500,000 less approximately $2,200,000 in canceled debt owing to such member-patrons; provided, however, that upon the occurrence and during the continuation of an Event of Default, the Borrower may make such dividends and distributions permitted hereby only to the extent necessary to maintain its status as a cooperative under Subchapter T of the Code.

     7.7 Transactions with Affiliates. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into or be a party to any agreement or transaction with any Affiliate of the Borrower, except (a) in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or its Subsidiaries' businesses and upon fair and reasonable terms that are approved by the respective Board of Directors, fully disclosed to the Agent and no less favorable to the Borrower or its Subsidiaries, as the case may be, than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Borrower and (b) such other agreements or transactions in accordance with the practices of the Borrower or its Affiliates, as the case may be, in effect as of the Closing Date, including, without limitation, those transactions shown on Schedule 7.7.



                                     74.

     7.8 Maintenance of Business. The Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any business materially different than the businesses currently engaged in by the Borrower or such Subsidiary.

     7.9 Events of Default. The Borrower shall not take or omit to take any action, which act or omission would, with the lapse of time, or otherwise constitute a Potential Event of Default or Event of Default under any of the Loan Documents.

     7.10 ERISA. If the Borrower or any ERISA Affiliate of a Borrower incurs any obligation to contribute to any Pension Plan, then the Borrower shall not (i) terminate, or permit such ERISA Affiliate to terminate, any Pension Plan so as to result in any liability that would have a reasonable likelihood of resulting in a Material Adverse Effect or (ii) make or permit such ERISA Affiliate to make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any Multiemployer Plan so as to result in any liability that would have a reasonable likelihood of resulting in a Material Adverse Effect.

     7.11 No Use of any Lender's Name. Except as required by law, the Borrower shall not, and shall not permit any of its Subsidiaries to, use or authorize others to use, any Lender's name or marks in any publication or public medium, including, without limitation, any prospectus, without such Lender's advance written authorization and neither the Borrower nor any Lender shall use or authorize others to use the other party's name in any press release or advertisement without the other party's advance written consent.

     7.12 Negative Pledge Clauses. The Borrower shall not enter into or cause, suffer or permit to exist any agreement with any Person (other than, with respect to clause (i), below, the Agent and the Lenders pursuant to this Agreement and the holders of the John Hancock Debt) which prohibits or limits the ability of the Borrower or its Subsidiaries (other than Grocers Capital Company):
(i) to create, incur, assume or suffer to exist any Lien upon any of its Property, assets or revenues, whether now owned or hereafter acquired; provided, however, that the Borrower or its Subsidiaries may enter into such an agreement in connection with Property acquired with the proceeds of purchase money Indebtedness or any Capital Lease permitted by this Agreement when such prohibition or limitation by its terms is effective only against the assets subject to such Lien; and (ii) to make payments to the Borrower by way of dividends, advances, reimbursement or otherwise; provided, however, that the Insurance Subsidiaries may enter into such an agreement to the extent required by any Governmental Authority.

     7.13 Prepayment or Modification of Indebtedness. The Borrower shall not, without the prior written consent of Requisite Lenders,
(a) make any prepayment of any Indebtedness other than

                                     75.

(i) Indebtedness of the Borrower or its Subsidiaries in favor of the Lenders and the Agent arising under this Agreement, the Notes and the other Loan Documents, (ii) Indebtedness of United Grocers to its terminated member-patrons evidencing United Grocer's obligation to repurchase its Common Stock from such terminated member-patrons as of the Closing Date, for an aggregate amount not to exceed $5,600,000, and (iii) Indebtedness of United Grocers under redeemable building notes, in an aggregate amount not to exceed $2,800,000; or (b) modify or amend, or agree to any modification or amendment of, the terms of any agreement or instrument evidencing such other Indebtedness (including, without limitation, any indentures relating to the issuance of Patronage Dividend Certificates) which is in any way adverse to the interests of the Lenders and the Agent under this Agreement and the Loan Documents; provided that in no event, shall the Borrower subordinate, or agree to subordinate, the Indebtedness evidenced by the Tranche B Notes (as defined in the John Hancock Agreement) without the prior written consent of Requisite Lenders.

     7.14 Capital Expenditures. The Borrower shall not, and shall not permit any of its Subsidiaries to make or commit to make Capital Expenditures during any Fiscal Year in an aggregate amount in excess of $25,000,000; provided, however, that after Borrower and its Subsidiaries have made or committed to make Capital Expenditures in such maximum aggregate amount during any Fiscal Year, then to the extent that the actual Capital Expenditures for the immediately preceding Fiscal Year is less than such aggregate maximum amount (the "Excess Capital Expenditure Availability"), and so long as no Potential Event of Default or Event of Default exists or would exist after any of such Excess Capital Expenditure Availability were expended in such Fiscal Year, such Excess Capital Expenditure Availability may be expended solely during such Fiscal Year in addition to the Capital Expenditures otherwise permitted during such Fiscal Year.

SECTION 8.  FINANCIAL COVENANTS OF BORROWER.

      The Borrower covenants and agrees that so long as any Obligations shall be outstanding or any Commitment shall be available, unless Requisite Lenders otherwise shall consent in writing, the Borrower and its consolidated Subsidiaries shall maintain all of the following financial covenants. The Borrower agrees and understands that (except as expressly provided herein) all covenants under this Section 8 shall be subject to compliance as measured as of the last day of each Fiscal Quarter.

     8.1 Minimum Adjusted Tangible Net Worth. Maintain Adjusted Tangible Net Worth equal to an amount not less than the sum of
(a) $80,000,000 plus (b) an amount equal to one hundred percent (100.0%) of the Patronage Dividend Certificates issued after the Closing Date that are first payable after the Maturity Date plus

                                     76.

(c) an amount equal to fifty percent (50.0%) of each prior Fiscal Year's retained net income of the Borrower and its Subsidiaries (after payment of Patronage Dividends made or distributed with respect to such Fiscal Year) commencing with the Fiscal Year ending on September 30, 2000, and annually thereafter, minus (d) the aggregate amount paid to purchase Class B Shares pursuant to
Section 7.6(d).

     8.2 Minimum Working Capital. Maintain Working Capital in an amount equal to not less than $75,000,000.

     8.3 Minimum Fixed Charge Coverage Ratio. Maintain a Fixed Charge Coverage Ratio as measured on a rolling four (4) Fiscal
Quarter basis of not less than 1.80:1.00.

     8.4 Maximum Ratio of Total Funded Debt to EBITDAP. Maintain as at the end of each Fiscal Quarter the ratio of Total Funded Debt to EBITDAP as measured on a rolling four (4) Fiscal Quarter basis not to exceed (a) 4.50:1.00 until the second anniversary of the Closing Date and (b) 3.75:1.00 on and after the second anniversary of the Closing Date.

SECTION 9.  EVENTS OF DEFAULT AND REMEDIES.

     9.1 Events of Default. The occurrence of any one or more of the following shall constitute an Event of Default:

               (a) Installments of Principal. The Borrower shall fail to pay any installment of principal under this Agreement or any of the Notes on the date such installment shall become due and payable; or

               (b) Other Payments. The Borrower shall fail to pay any installment of interest on any Loan or any of the other
Obligations of the Borrower to the Lenders or the Agent arising under this Agreement, the Notes or any of the other Loan Documents when and as the same shall become due and payable, whether by acceleration or otherwise and such failure shall not have been cured to Requisite Lenders' satisfaction within three (3) Business Days; or

               (c) Cross Defaults. The Borrower or any of its Subsidiaries shall after any required notice thereunder and after the expiration of applicable grace periods (i) default in the repayment of any principal of or the payment of any interest on any Indebtedness exceeding in the aggregate a principal amount of $5,000,000, or (ii) breach or violate any term or provision of any promissory note, loan agreement, mortgage, indenture or other evidence of such Indebtedness pursuant to which amounts outstanding in the aggregate exceed $5,000,000, and such failure continues

                                     77.

after the applicable grace or notice period, if any, if the effect of such breach is to permit the acceleration of such Indebtedness (or any Contingent Obligation to become payable or any collateral in respect thereof to be demanded (whether or not waived by the note holder or obligee)); or

               (d) Representations and Warranties. Any representation or warranty made by or on behalf of the Borrower or any of the Guarantors in this Agreement or any of the other Loan Documents or any statement or certificate at any time given in writing pursuant hereto or in connection herewith shall be false, misleading or incomplete in any material respect when made; or

               (e) Specific Defaults. The Borrower shall fail or neglect to perform, keep or observe any of the covenants contained in Sections 7 or 8 of this Agreement; or

               (f)      Other Defaults.  Subject to Sections 9.1(a),
(b) and (e) of this Agreement, the Borrower or any of its Subsidiaries shall fail or neglect to perform, keep or observe any covenant or provision of this Agreement or of any of the other Loan Documents or any other document or agreement executed by the Borrower or its Subsidiaries in connection therewith and the same has not been cured to Requisite Lenders' satisfaction within thirty
(30) calendar days after the Borrower shall become aware thereof, whether by written notice from the Agent or any Lender or otherwise or should reasonably have become aware thereof; or

               (g) Insolvency; Voluntary Proceedings. The Borrower or any of its Subsidiaries (i) shall cease or fail to be Solvent, or generally shall fail to pay, or admit in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) shall voluntarily liquidate, dissolve or cease to conduct its business in the ordinary course (except for entities without material assets or revenues); (iii) shall commence any Insolvency Proceeding with respect to itself; or (iv) shall take any action to effectuate or authorize any of the foregoing; or

               (h) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding shall be commenced or filed against the Borrower or any of its Subsidiaries, or any writ, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of the Borrower's or any of its Subsidiaries' Properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within sixty (60) days after commencement, filing or levy; (ii) if the Borrower or any of its Subsidiaries shall admit the material allegations of a petition against it in any Insolvency

                                     78.

Proceeding, or an order for relief (or similar order under non-U.S.
law) is ordered in any Insolvency Proceeding; or (iii) the Borrower or any of its Subsidiaries shall acquiesce in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its Property or business; or

               (i) Monetary Judgments. There shall be a money judgment, writ or warrant of attachment or similar process entered or filed against the Borrower or any of its Subsidiaries which is not fully covered by insurance (subject to reasonable deductibles) and remains unvacated, unbonded, unstayed or unpaid or undischarged for more than thirty (30) days (whether or not consecutive) or in any event later than five (5) Business Days prior to the date of any proposed sale thereunder, which, together with all such other unvacated, unbonded, unstayed, unpaid and undischarged judgments or attachments against the Borrower and any of its Subsidiaries exceeds in the aggregate $2,500,000; or

               (j) Non-Monetary Judgments. Any non-monetary judgment, order or decree shall be rendered against the Borrower which has a reasonable likelihood of resulting in a Material Adverse Effect, and there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

               (k) Invalidity of Loan Documents. Any material provision of the Loan Documents, for any reason other than the satisfaction in full of the Obligations thereunder, shall cease to be, or shall be asserted by the Borrower not to be, a legal, valid and binding obligation of the Borrower or its applicable Subsidiaries, enforceable in accordance with its terms, and such occurrence has not been cured to Requisite Lenders' satisfaction within five (5) Business Days after the Borrower shall have received notice of such failure from the Agent or any Lender or within thirty (30) days of when a Responsible Person shall have become aware thereof (whichever period is less); or

               (l) Change of Control. There shall occur any Change of Control; or

               (m) Suspension of Business Operations. If the Borrower or any of its Subsidiaries shall, other than in the ordinary course of business (as determined by past practices), suspend all or any part of its operations material to the conduct of the business of the Borrower or such Subsidiary for a period of more than sixty (60) consecutive days, which suspension in the good faith judgment of the Agent would with reasonable likelihood be expected to have a Material Adverse Effect; or

                                     79.

               (n) Material Adverse Change. There shall have been a Material Adverse Change or any event which would be reasonably likely to result in a Material Adverse Effect, in the reasonable determination of Requisite Lenders.

     9.2 Waiver of Default. Any Event of Default may be waived only with the written consent of Requisite Lenders; except that any Event of Default under any of Sections 9.1(a), 9.1(b), 9.1(g) and 9.1(h) of this Agreement may only be waived with the written consent of all Lenders. Any Event of Default so waived shall be deemed to have been cured and not to be continuing; but no such waiver shall be deemed a continuing waiver or shall extend to or affect any subsequent like default or impair any rights arising therefrom.

     9.3 Remedies. Upon the occurrence and continuance of any Event of Default or Potential Event of Default, the Lenders shall have no further obligation to advance money or extend credit to or for the benefit of the Borrower. In addition, upon the occurrence and during the continuance of an Event of Default, the Lenders or the Agent, on behalf of the Lenders, may, at the option of Requisite Lenders, do any one or more of the following, all of which are hereby authorized by the Borrower:

               (a) Declare all or any of the Obligations of the Borrower under this Agreement, the Notes, the other Loan Documents and any other instrument executed by the Borrower pursuant to the Loan Documents to be immediately due and payable, and upon such declaration such Obligations so declared due and payable shall immediately become due and payable; provided that if such Event of Default is under part (g) or (h) of Section 9.1 of this Agreement, then all of the Obligations shall become immediately due and payable forthwith without the requirement of any notice or other action by the Lenders or the Agent;

               (b) Terminate this Agreement as to any future liability or obligation of the Lenders; provided that if such Event of Default is under part (g) or (h) of Section 9.1 of this Agreement, then all future liability and obligations of the Lenders shall immediately terminate without the request or notice or other action by the Lenders or the Agent.

               (c) To the extent permitted by laws applicable to the making of dividends or distributions to equity holders, but without regard to any negative effect on the Borrower's tax status, require the Borrower to cause each of its Subsidiaries to dividend to the Borrower all cash flow;

               (d) Exercise in addition to all other rights and remedies granted hereunder, any and all rights and remedies granted

                                     80.

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under the Loan Documents or otherwise available at law or in equity; and

               (e) Demand that the Borrower (i) deposit cash with the Agent in an amount equal to the amount of any Letter of Credit Undrawn Amount remaining undrawn, as collateral security for the repayment of any future drawings under such Letters of Credit, and the Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all Letter of Credit fees and commissions scheduled or payable over the remaining term of each Letter of Credit.

     9.4    Set-Off.

               (a) Rights of Set-Off. Subject to Section 9.4(b) below, during the continuance of an Event of Default, any deposits or other sums credited by or due from any Lender to the Borrower may be set off against the Obligations and any and all other liabilities, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to the Lenders.

               (b) Requisite Lenders' Consent to Set-Off Required. Each Lender agrees that it shall not, and that it shall not attempt to, exercise any right of set-off, banker's lien or similar remedy against any of the Property of the Borrower without the prior written consent of the Agent or Requisite Lenders.

     9.5 Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall receive from the Borrower or any other source whatsoever on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, bankers' lien, counterclaim, cross-action, enforcement of any claim evidenced by this Agreement or any of the other Loan Documents or by proof thereof in any case under the Bankruptcy Code or similar proceeding or otherwise) which is in excess of its respective Pro Rata Share of payments on account of the Loans obtained by all Lenders with respect to such Loans, such Lender shall forthwith (a) notify the Agent of such fact and (b) make such dispositions and arrangements with each other Lender with respect to such excess, either by way of distribution until the amount of such excess has been exhausted, assignment of claims, subrogation or otherwise, as shall result in each such Lender receiving in respect of the amounts due such Lender, under this Agreement its ratable share of such payments; provided, however, that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.



                                     81.

     9.6 Rights and Remedies Cumulative. The Lenders' and the Agent's rights and remedies under this Agreement shall be cumulative. The Lenders and the Agent shall have all other rights and remedies not inconsistent herewith as provided at law or in equity. No exercise by any Lender or the Agent of one right or remedy shall be deemed an election. No delay by any Lender or the Agent shall constitute a waiver, election or acquiescence by such party.

SECTION 10. RELEASE OF COLLATERAL. Prior to the payment in full of the Obligations, the Agent shall release the Lien of the Security
Documents in and to the Collateral upon the occurrence of all of the following:

               (a) the Borrower receives a senior unsecured debt rating of (i) not less than BBB by Standard & Poor's Rating Group of Standard & Poor's Corporation, (ii) not less than Baa2 by
Moody's Investors Service, Inc., or (iii) a comparable rating by any other nationally recognized rating agency, as confirmed in writing by the securities valuation office of the National Association of Insurance Commissioners, and the Borrower has maintained such rating for a period of not less than one (1) year commencing on the first day of the Fiscal Year commencing immediately after the Fiscal Year ending upon which the rating agency based such rating;

               (b)      the holders of the John Hancock Debt
concurrently release the Lien in and to the John Hancock
Collateral; and

               (c)      no Potential Event of Default or Event of
Default exists.

                                     82.

SECTION 11.   AGENT.

     11.1 Appointment and Authorization. Each Lender hereby irrevocably appoints, designates and authorizes Rabobank as the Agent under this Agreement and under each of the other Loan Documents and irrevocably authorizes the Agent to take such action on its behalf under and subject to the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

     11.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

     11.3 Liability of Agent. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any Lender for any recital, statement, representation or warranty made by the Borrower or any Affiliate of the Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform their obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Properties, books or records of the Borrower or any of its Affiliates.

                                     83.

     11.4   Reliance by Agent.

               (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel directed to the Agent (including counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of Requisite Lenders or all the Lenders where so required as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of Requisite
Lenders or all the Lenders where so required and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

               (b) For purposes of determining compliance with the conditions precedent specified in Section 4, each Lender that has executed this Agreement or shall hereafter execute and deliver an Assignment and Acceptance in accordance with Section 11.2(a) of this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter either sent by the Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to Lender, unless an officer of the Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the initial Borrowing specifying its objection thereto and either such objection shall not have been withdrawn by notice to the Agent to that effect or such Lender shall not have made available to Agent such Lender's ratable portion of such Borrowing.

     11.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Event of Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent on behalf and for the benefit of the Lenders, unless the Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Potential
Event of Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives

                                     84.

such a notice, the Agent shall give notice thereof to the Lenders. The Agent shall take such action with respect to such Potential Event of Default or Event of Default as shall be requested by Requisite Lenders in accordance with this Section 11; provided, however, that unless and until the Agent shall have received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Potential Event of Default or Event of Default as it shall deem in the best interest of the Lenders.

     11.6 Non-Reliance. Each Lender expressly acknowledges that none of the Agent-Related Persons has made any representation or warranty to it and that no act by the Agent hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender confirms to the Agent that it has not relied, and will not hereafter rely, on the Agent to check or inquire on such Lender's behalf into the adequacy, accuracy or completeness of any information provided by the Borrower or any other Person under or in connection with the Loan Documents or the transactions herein contemplated (whether or not the information has been or is hereafter distributed to such Lender by the Agent). Each Lender represents to the Agent that it has, independently and without reliance upon the Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower, and all applicable bank regulatory laws relating to the transactions contemplated thereby, and made its own decision to enter into this Agreement and extend credit to the Borrower under and pursuant to this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of any Agent-Related Persons. The Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations or warranties, recitals or statements made herein or therein or made in any written or oral statements, or in any financial or other statements, instruments,

                                     85.

reports or certificates or any other documents furnished or made by the Agent to the Lenders or by or on behalf of the Borrower to the Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of the Borrower or any other Person liable for the payment of any Obligations, nor shall the Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Potential Event of Default.

     11.7 Indemnification. Whether or not the transactions contemplated hereby shall be consummated, the Lenders shall indemnify upon demand all Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), ratably from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time following the repayment of the Loans and the termination or resignation of the related Agent) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any such Person under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment to Agent-Related Persons of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its ratable share of any costs or other out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower. Without limiting the generality of the foregoing, if the IRS or any other Governmental Authority of the United States of America or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or

                                     86.

otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section 11.7, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders in this
Section 11.7 shall survive the payment of all Obligations.

     11.8 Agent in Individual Capacity. Rabobank and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower and its Affiliates as though Rabobank were not the Agent hereunder and without notice to or consent of the Lenders. With respect to its Loans, Rabobank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include Rabobank in its individual capacity.

     11.9 Successor Agent. The Agent may, and at the request of Requisite Lenders shall, resign as the Agent upon thirty (30) days' notice to the Borrower and the Lenders. If the Agent shall resign as Agent under this Agreement, Requisite Lenders shall appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this
Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is thirty (30) days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as Requisite Lenders appoint a successor agent as provided for above.

                                     87.

SECTION 12.   AMENDMENTS AND WAIVERS; ASSIGNMENTS, PARTICIPATION, ETC.

     12.1 Amendments and Waivers. No amendment, modification or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrower therefrom, shall be effective unless the same shall be in writing and signed by Requisite Lenders and acknowledged by the Agent, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all Lenders and acknowledged by the Agent, do any of the following:

               (a) increase or extend the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 9.3 of this Agreement) or subject any Lender to any additional obligations;

               (b) postpone or delay any date fixed for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any Loan Document;

               (c)      reduce the principal of, or the rate of
interest specified herein on any Loan, or of any fees or other amounts payable hereunder or under any Loan Document;

               (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for the Lenders or any of them to take any action hereunder;

               (e) release any Guarantor from its obligations under a Guaranty;

               (f) release any Collateral (other than pursuant to Section 10 or Collateral of Sav Max as permitted under Section
7.5(b)) securing the Obligations under this Agreement and the other Loan Documents;

               (g)      amend this Section 12.1;

and, provided further, that no amendment, modification, waiver or consent shall, unless in writing and signed by the Agent in addition to Requisite Lenders or all Lenders, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document.

                                     88.

     12.2   Assignments, Participation, Etc.

               (a) Any Lender may, with the written consent executed by the Borrower (at all times other than during the existence of an Event of Default in which event the Borrower's consent shall not be required) and the Agent (and written notice to each other Lender), which consents shall not be unreasonably withheld or delayed, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Borrower, the Issuing Bank or the Agent shall be required in connection with any assignment and delegation by such Lender to an Affiliate of such Lender which Affiliate is controlled by or under common control with such Lender) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of the aggregate Commitments of $5,000,000; provided, however, that the Borrower and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (A) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower and the Agent by such Lender and the Assignee; (B) such Lender and its Assignee shall have delivered to the Borrower and the Agent an Assignment and Acceptance in the form of EXHIBIT I ("Assignment and Acceptance") together with any Note or Notes subject to such assignment; and (C) the assignor Lender or Assignee has paid to the Agent a processing fee of $3,500; provided that no processing fee shall be charged for any assignment to a Lender or an Affiliate of a Lender, and further provided that the Borrower shall not pay any fees or costs in connection with such assignment.

               (b) From and after the date that the Agent notifies the assigning Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee,
(i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and
(ii) the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents; provided, however, that the assigning Lender shall not relinquish its rights to indemnification pursuant to
Section 12.5 of this Agreement, such rights to indemnification shall survive the assignment and the assigning Lender shall retain such rights co-extensively with the other Indemnitees.

               (c) Within five (5) Business Days after its receipt of notice by the Agent that it has received an executed Assignment

                                     89.

and Acceptance and payment of the processing fee, the Borrower shall execute and deliver to the Agent new Notes on the same terms and conditions as the original Notes evidencing such Assignee's assigned Loans and Commitments and, if the assignor Lender has retained a portion of its Loans and its Commitments, replacement Notes in the principal amount of the Loans retained by the assignor Lender (such Notes to be in exchange for, but not in payment of, the Notes held by such Lender). Immediately upon each Assignor, Lender or its Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitments allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

               (d) Any Lender may at any time sell to one or more commercial banks or other Persons not Affiliates of the Borrower and not reasonably known after Due Inquiry by such Lender to be an active competitor of the Borrower (a "Participant") participating interests in any Loans, the Commitment of that Lender and the other interests of that Lender (the "Originating Lender") hereunder and under the other Loan Documents in a minimum amount of $5,000,000; provided, however, that (i) the Originating Lender's obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrower and the Agent shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant shall have rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Documents, except to the extent such amendment, consent or waiver would require unanimous consent of Lenders as described in clauses
(a), (c) and (d) of the first proviso to Section 12.1 of this Agreement. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 3.1, 3.3, 3.6, 12.1 of this Agreement (but solely with respect to those matters set forth in clauses (a), (c) and (d) thereof requiring the consent of all Lenders), and 13.3 as though it were also a Lender hereunder, and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interests were owing directly to it as a Lender under this Agreement.

               (e)      Each Lender agrees to take normal and
reasonable precautions and exercise due care to maintain the

                                     90.

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confidentiality of all information identified as "confidential" by the Borrower and provided to it by the Borrower, or by the Agent on the Borrower's behalf, in connection with this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use, or disclose any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement; except to the extent such information (i) was or becomes generally available to the public other than as a result of a disclosure by such Lender, or (ii) was or becomes available on a non-confidential basis from a source other than the Borrower, provided that such source is not bound by a confidentiality agreement with the Borrower known to Lender; provided, however, that any Lender may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which such Lender is subject or in connection with an examination of such Lender by any such authority; (B) pursuant to subpoena or other court process; (C) when otherwise required to do so in accordance with the provisions of any applicable Requirement of Law; and (D) to such Lender's independent auditors and other professional advisors, provided that such auditors and professional advisors shall be required to similarly protect the confidentiality of such information. Notwithstanding the foregoing, the Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and to any prospective Transferee, such financial and other information in such Lender's possession concerning the Borrower which has been delivered to the Agent or the Lenders pursuant to this Agreement or which has been delivered to the Agent or the Lenders by the Borrower in connection with the Lenders' credit evaluation of the Borrower prior to entering into this Agreement; provided that, unless otherwise agreed in writing in advance by the Borrower, such Transferee agrees in writing to such Lender and the Borrower to keep such information confidential to the same extent required of Lenders hereunder.

               (f) Notwithstanding any other provision contained in this Agreement or any other Loan Document to the contrary, any Lender may assign all or any portion of the Loans or Notes held by it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Loans or Notes made by the Borrower to or for the account of the assigning or pledging Lender in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect to such assigned Loans or Notes to the extent of such payment. No such assignment shall release the assigning Lender from its obligations hereunder.

                                     91.

SECTION 13.   MISCELLANEOUS.

     13.1 No Waiver by Agent or Lenders. No failure or delay on the part of the Agent or any Lender in the exercise of any power, right or privilege under this Agreement, the Notes or any of the other Loan Documents shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

     13.2   Entire Agreement; Construction.

               (a) This Agreement, the Notes and each of the other Loan Documents dated as of the date hereof, taken together, constitute and contain the entire agreement among the Borrower, the Lenders and the Agent and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

               (b) This Agreement is the result of negotiations between and has been reviewed by the Borrower, the Lenders executing this Agreement as of the Closing Date and the Agent and their respective counsel; accordingly, this Agreement shall be deemed to be the product of the parties hereto, and no ambiguity shall be construed in favor of or against the Borrower, the Lenders or the Agent. The Borrower, the Lenders and the Agent each severally agree that they intend the literal words of this Agreement and the other Loan Documents and that no parole evidence shall be necessary or appropriate to establish the Borrower's, any Lender's or the Agent's actual intentions.

     13.3 Indemnification. To the fullest extent permitted by law, the Borrower agrees to protect, indemnify, defend and hold harmless the Agent, each Lender and each of their respective directors, officers, employees and agents and any Person who controls any of them within the meaning of the federal, state and foreign securities laws (each an "Indemnitee" and collectively, the "Indemnitees") from and against any liabilities, losses, obligations, damages, penalties, expenses or costs of any kind or nature and from any suits, judgments, claims or demands (including, without limitation, in respect of or for reasonable fees and other disbursements of counsel for and consultants of such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto) based on any federal, state, local or foreign law or other statutory regulation, including, without limitation, securities, environmental and commercial law or other statutory regulation, which arises under common law or at equitable cause or

                                     92.

on contract or otherwise on account of or in connection with any matter or thing or any action or failure to act by the Indemnitees, or any of them, arising out of or relating to the Loan Documents or any agreement or instrument contemplated by the Loan Documents, except to the extent such liability arises from the willful misconduct or gross negligence of any of the Indemnitees (collectively, the "Indemnified Matters"). Upon receiving knowledge of any suit, claim, demand or any other matter asserted by any Person that the Agent or any Lender believes is covered by this indemnity, the Agent or such Lender shall give the Borrower notice of the matter and an opportunity to defend it, at the Borrower's sole cost and expense, with legal counsel reasonably satisfactory to the Agent and the Lenders. The Agent or the Lenders may also require the Borrower to defend the matter. The obligations of the Borrower under this Section 13.3 shall survive the payment and performance of the Obligations and the termination of this Agreement. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 13.3 may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

     13.4   Notices.

               (a) All notices, requests and other communications provided for hereunder shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Borrower by facsimile
(i) shall be confirmed by receipt of electronic confirmation, and
(ii) shall be followed promptly by a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on the applicable signature page hereof; or, as directed to the Borrower or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Agent.

               (b) All such notices, requests and communications shall, when transmitted by overnight delivery, be effective when delivered for overnight (next day) delivery, or if delivered, upon delivery, except that notices pursuant to Sections 2 or 10 of this Agreement and notices transmitted by facsimile machine shall not be effective until actually received by the Agent.

               (c) The Borrower and the Lenders acknowledge and agree that any agreement of the parties to receive certain notices by telephone and facsimile is for their mutual benefit and convenience. Any party shall be entitled to rely on the authority

                                     93.

of any Person purporting to be a Person authorized by any other party to give such notice and the party relying on such authorization shall not have any liability to any other Person on account of any action taken or not taken by such party in reliance upon such telephonic or facsimile notice. The obligation of the Borrower to repay the Loans shall not be affected in any way or to any extent by any failure by the Agent to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent of a confirmation which is at variance with the terms understood by the Agent to be contained in the telephonic or facsimile notice.

     13.5 Notification of Addresses, Lending Offices, Etc. Each Lender shall notify the Agent in writing of any changes in the address to which notices to such Lender should be directed, of addresses of its Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

     13.6 Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each such agreement shall become effective upon the execution of a counterpart hereof or thereof by each of the parties hereto or thereto, delivery of each such counterpart to the Agent, and notification thereof by the Agent has been received by the Borrower and the Lenders.

     13.7 Costs and Expenses. The Borrower shall, whether or not the transactions contemplated hereby shall be consummated, and in addition to costs and expenses required to be paid at Closing under
Section 4.1 of this Agreement:

               (a) pay or reimburse Rabobank (including in its capacity as the Agent) within thirty (30) days after demand for all costs and expenses incurred by Rabobank (including in its capacity as the Agent) in connection with the preparation, delivery, administration, syndication and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any other Loan Document and any other documents prepared in connection herewith (including any commitment letter and related documents preceding this Agreement) or therewith, and the consummation of the transactions contemplated hereby and thereby, including the reasonable Attorney Costs incurred by Rabobank as to any amendments, supplements, waivers or modifications (including in its capacity as the Agent) with respect hereto and thereto;

                                     94.

               (b) pay or reimburse the Agent and each Lender within thirty (30) days after demand for all costs and expenses incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding) under this Agreement, any other Loan Document, and any such other documents, including Attorney Costs incurred by the Agent and any Lender; and

               (c) pay or reimburse Rabobank (including in its capacity as the Agent) within thirty (30) days after demand for all reasonable audit, environmental inspection and review, search and filing, registration and recording, costs, fees and expenses, incurred or sustained by Rabobank (including in its capacity Agent) in connection with the matters referred to under clauses (a) and
(b) of this Section 12.7 of this Agreement.

     13.8 Reliance by Lenders. All covenants, agreements, representations and warranties made herein by the Borrower shall, notwithstanding any investigation by the Lenders or the Agent be deemed to be material to and to have been relied upon by the Lenders.

     13.9 No Set-Offs by Borrower. All sums payable by the Borrower pursuant to this Agreement, the Notes or any of the other Loan Documents shall be payable without notice or demand and shall be payable in United States Dollars without set-off or reduction of any manner whatsoever; provided, however, that notwithstanding the requirement that all payments be made without set-off or reduction, if any invoice by the Agent for interest, loan fees or letter of credit commissions incorrectly states that the Borrower owes an amount greater than the amount actually due, the Borrower pays the amount due on such invoice and then such error is corrected by Agent or determined as having been made by a court having jurisdiction pursuant to the terms of this Agreement, then the Borrower may apply the amount of such overpayment toward future payments due hereunder or, in the event no further payments will fall due hereunder, recover such overpayment from the Lenders.

     13.10 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Lender.

     13.11 Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

                                     95.

     13.12 Severability. Whenever possible, each provision of this Agreement, the Notes and each of the other Loan Documents shall be interpreted in such a manner as to be valid, legal and enforceable under the applicable law of any jurisdiction. Without limiting the generality of the foregoing sentence, in case any provision of this Agreement, the Notes or any of the other Loan Documents shall be invalid, illegal or unenforceable under the applicable law of any jurisdiction, the validity, legality and enforceability of the remaining provisions, or of such provision in any other jurisdiction, shall not in any way be affected or impaired thereby.

     13.13 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Borrower, the Lenders and the Agent, and their permitted successors and assigns, and except as otherwise expressly provided in this Agreement, no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. Neither the Agent nor any Lender shall have any obligation to any Person not a party to this Agreement or other Loan Documents.

     13.14 Relationship of Parties. The relationship between the Borrower, on the one hand, and the Lenders and the Agent, on the other, is, and at all times shall remain, solely that of a borrower and lenders. Neither the Lenders nor the Agent shall under any circumstances be construed to be partners or joint venturers of the Borrower or any of its Affiliates; nor shall the Lenders nor the Agent under any circumstances be deemed to be in a relationship of confidence or trust or a fiduciary relationship with the Borrower or any of its Affiliates, or to owe any fiduciary duty to the Borrower or any of its Affiliates. The Lenders and the Agent do not undertake or assume any responsibility or duty to the Borrower or any of its Affiliates to select, review, inspect, supervise, pass judgment upon or otherwise inform the Borrower or any of its Affiliates of any matter in connection with its or their Property, any security held by the Agent or any Lender or the operations of the Borrower or any of its Affiliates. The Borrower and each of their Affiliates shall rely entirely on their own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by any Lender or the Agent in connection with such matters is solely for the protection of the Lenders and the Agent and neither the Borrower nor any of its Affiliates is entitled to rely thereon.

     13.15 Time. Time is of the essence as to each term or provision of this Agreement and each of the other Loan Documents.

                                     96.

     13.16 Waiver of Punitive Damages. Notwithstanding anything to the contrary contained in this Agreement, the Borrower hereby agrees that it shall not seek from the Lenders or the Agent punitive damages under any theory of liability.

     13.17 Governing Law. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS
OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED
AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS, AND
ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

     13.18 Personal Jurisdiction. THE BORROWER, THE AGENT, EACH LENDER AND ALL ASSIGNEES AND PARTICIPANTS HEREBY IRREVOCABLY AGREE THAT ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY OF THE AGREEMENTS, DOCUMENTS OR INSTRUMENTS DELIVERED IN CONNECTION HEREWITH MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA, LOCATED IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, AS THE AGENT MAY ELECT, AND, BY EXECUTION AND DELIVERY HEREOF, ACCEPTS AND CONSENTS TO, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS AND AGREES THAT SUCH JURISDICTION SHALL BE EXCLUSIVE, UNLESS WAIVED BY THE AGENT IN WRITING, WITH RESPECT TO ANY ACTION OR PROCEEDING BROUGHT HEREUNDER BY THE BORROWER AGAINST THE AGENT OR ANY LENDER. THE PARTIES HEREBY WAIVE, TO THE FULL EXTENT PERMITTED BY LAW, ANY RIGHT TO STAY OR TO DISMISS ANY ACTION OR PROCEEDING BROUGHT BEFORE SAID COURTS ON THE BASIS OF FORUM NON CONVENIENS.

     13.19 Waiver of Jury Trial. THE BORROWER, EACH LENDER AND THE AGENT, HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS
HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND
OBLIGATIONS.


                                     97.

      WITNESS the due execution of this Revolving Credit Agreement by the respective duly authorized officers of the undersigned as of the date first written above.

BORROWER                            UNIFIED WESTERN GROCERS, INC.,
                                    a California corporation


                                    By: /s/ David A. Woodward
                                        -------------------------------
                                          David A. Woodward
                                          Treasurer

                                    Notices to Borrower to be sent to:

                                    UNIFIED WESTERN GROCERS, INC.
                                    5200 Sheila Street
                                    Commerce, California 90040
                                    Attention:  Chief Executive
                                                Officer and
                                                Corporate Secretary
                                    Telephone:  (323) 264-5200
                                    Facsimile:  (323) 265-4162

With a copy to:                     SHEPPARD, MULLIN, RICHTER & HAMPTON LLP
                                    333 South Hope Street, 48th Floor
                                    Los Angeles, California 90071-1448
                                    Attention:  Charles E. McCormick, Esq.
                                    Telephone:  (213) 620-1780
                                    Facsimile:  (213) 620-1398

AGENT AND A LENDER                  COOPERATIEVE CENTRALE RAIFFEISEN-
                                    BOERENLEENBANK B.A., "RABOBANK
                                    NEDERLAND", NEW YORK BRANCH,
                                    as the Agent and as a Lender


                                    By: /s/ Bradford F. Scott
                                        -------------------------------
                                          Bradford F. Scott
                                          Vice President

                                    By:
                                        -------------------------------
                                    Name:
                                        -------------------------------
                                    Title:
                                        -------------------------------

                                     98.

                                    Payment Office and Domestic Lending Office:
                                    RABOBANK NEDERLAND
                                    245 Park Avenue
                                    New York, New York 10167
                                    Attention:  Corporate Services Department
                                    Wiring Instructions:
                                    Bank of New York
                                    ABA No. 021000018
                                    A/C Rabobank New York
                                    A/C No. 802 6002533
                                    Re: Certified Grocers of California, Ltd.

                                    Notices to be sent to:
                                    Rabobank Nederland
                                    Rabo Support Services
                                    Ten Exchange Place
                                    Jersey City, New Jersey 07302
                                    Attention: Corporate Finance Department
                                    Telephone: (201) 499-5200
                                    Facsimile: (201) 499-5328

                                    With a copy to:
                                    Rabobank Nederland
                                    Four Embarcadero Center, Suite 3200
                                    San Francisco, California 94111
                                    Attention: Bradford F. Scott
                                    Telephone: (415) 782-9808
                                    Facsimile: (415) 986-8349

                                    With a copy to:
                                    Cooley Godward LLP
                                    Five Palo Alto Square
                                    3000 El Camino Real
                                    Palo Alto, California 94306
                                    Attention: Deborah L. Budach, Esq.
                                    Telephone: (650) 843-5000
                                    Telecopy:  (650) 857-0663




                                     99.

                                 SCHEDULE 1.0

                                 COMMITMENTS



================================================================================
       REVOLVING LOAN FACILITY
--------------------------------------------------------------------------------
       Lender                                  Commitment     Pro Rata Share
--------------------------------------------------------------------------------
Rabobank Nederland                             $200,000,000        100%

Total:                                         $200,000,000        100%
================================================================================

                                                                    Exhibit 23.1
                                                                    ------------


                [PricewaterhouseCoopers LLP Letterhead]





                   CONSENT OF INDEPENDENT ACCOUNTANTS



             We hereby consent to the incorporation by reference in this Form 8-K of Unified Western Grocers, Inc. (formerly, Certified Grocers of California, Ltd.) of our report dated April 30, 1999 included in its Registration Statement on Form S-4 (No. 333-85917) dated August 26, 1999, relating to the consolidated financial statements of United Grocers, Inc. as of October 2, 1998 and October 3, 1997 and for the three years ended October 2, 1998.



    /s/ PricewaterhouseCoopers LLP

Portland, Oregon
October 12, 1999

                                                                    Exhibit 99-1
                                                                    ------------


For Immediate Release                                                 Contacts:
---------------------                                                 ---------
June 16, 1999                                Certified: Bob Ling (323) 264-5200
                                            United: Amy Paterson (503) 221-0480

                 BOARDS OF CERTIFIED AND UNITED GROCERS
                             APPROVE MERGER

      (LOS ANGELES) - An agreement to merge Certified Grocers of California, Ltd. and United Grocers, Inc. was unanimously approved June 9, 1999 by the Boards of Directors of both organizations.

      The new company will be named Unified Western Grocers, Inc. and will continue to conduct business under the trade names Certified Grocers of California and United Grocers, Inc. in three primary West Coast regions:
Southern California, Northern California and Oregon. As announced previously, Alfred A. Plamann, president and chief executive officer of Certified Grocers of California, will serve as chief executive officer of the new organization.

      Consummation of the merger is contingent upon clearance from regulatory authorities, completion of financing, approval by shareholders of both organizations at meetings that are tentatively scheduled for late August, and various other conditions. If the merger is consummated, it will create the largest retailer-owned grocery cooperative in the Western United States with annual sales volume of approximately $3 billion.

      Officials at both organizations anticipate that the combination of the two companies will result in annual savings in excess of $20 million after management's plans have been implemented. These savings are expected to be achieved by eliminating redundant facilities, combining similar departments and functions and by reducing overall administrative costs. Additionally, the new company expects to benefit from increased buying power and from synergies representing the best practices of both organizations.
















                               -- more --

      "This is a tremendously important transaction for independent grocery retailers located throughout the Western United States," said Plamann. "Years ago, independent grocers formed retailer-owned organizations in order to remain competitive with fast growing supermarket chains. Today, these organizations must merge in order to remain competitive with our supermarket chain counterparts. This transaction is a major step in that direction."

      According to Terry Olsen, president and chief executive officer, United Grocers, Inc., the merger of Certified and United Grocers will significantly enhance the existing strengths of the two organizations. "The combination of our companies will create an organization with significant size and marketplace clout - characteristics that will translate into a wider array of benefits, services and growth opportunities for each and every one of our retail members/customers."

      Founded in 1922, Certified Grocers is a retailer-owned grocery distributor that supplies more than 2,500 retail stores in California, Arizona, Nevada and the Pacific. Certified and its subsidiaries, which generated $1.8 billion in sales during the fiscal 1998 year, offer independent retailers all the resources they need to compete in the supermarket industry. Certified is headquartered in Commerce, Calif., has distribution centers in Commerce, Stockton, Santa Fe Springs and Fresno and operates manufacturing facilities in Los Angeles.

      Based in Portland, Ore., United Grocers is a retailer-owned grocery distributor that supplies groceries and related products and services to approximately 1,200 independent retailers located in Oregon, Western Washington and Northern California. Organized in 1915, United Grocers maintains distribution centers in Milwaukie, Ore., Medford, Ore., Modesto, Calif. and Tracy, Calif.



















This press release contains forward looking statements including statements with respect to benefits expected to be derived from the proposed merger. There are a variety of factors which could cause actual results to differ materially from those anticipated by the statements made above. The merger and the risks associated therewith will be described in detail in a joint proxy statement/prospectus to be delivered to shareholders.

                                                                    Exhibit 99-2
                                                                    ------------


                                 UNIFIED LOGO
      5200 Sheila Street .  Commerce .  California 90040 .  (323) 264-5200




For Immediate Release                                                 Contacts:
---------------------                                                 ---------
Sept. 28, 1999                          Tom Schaffner (323) 264-5200, ext. 4150
                                                    Amy Paterson (503) 221-0480

                CERTIFIED, UNITED SHAREHOLDERS APPROVE MERGER,
                        CREATE UNIFIED WESTERN GROCERS

      (LOS ANGELES) - Shareholders of Certified Grocers of California, Ltd. and United Grocers, Inc. have voted overwhelmingly in favor of merging their grocery cooperatives into a single entity named Unified Western Grocers. The announcement follows meetings of members of both organizations held yesterday in Los Angeles and Portland, Ore.

      Closing of the merger is conditioned upon completion of financing and other conditions and is expected within a few days. The merger will create an organization with $3 billion in annual sales and approximately 3,500 employees. With approximately 725 members, Unified Western Grocers will supply independent retail grocers in Washington, Oregon, California, Nevada, Arizona and Hawaii and becomes the largest retailer-owned grocery cooperative in the western United States.

      Alfred A. Plamann, president and chief executive officer of Certified Grocers, has been named president and chief executive officer of Unified Western Grocers and Terrence W. Olsen, president and chief executive officer of United Grocers has been named executive vice president and chief operating officer of the new company.

      "This merger is in direct response to the competitive environment that has characterized the nation's grocery industry in the past few years," said Plamann. "Unified Western Grocers will have the necessary size and scale to ensure that independent retailers remain competitive in the overall grocery market."












                                   -- more--

Page 2
Unified Western Grocers



      By eliminating redundant facilities, combining similar departments and functions and operating more efficiently, Unified Western Grocers expects to benefit from lower costs. Additionally, the new company expects to benefit from increased buying power and from synergies representing the best practices of both Certified and United Grocers.

      Unified Western Grocers, Inc. will continue to conduct business under the trade names Certified Grocers of California and United Grocers, Inc. in three primary West Coast regions: Southern California, Northern California and Oregon. Additionally, the company will maintain offices in Southern California, Northern California and Oregon.

      "Even though this merger has been in the works for several months, personnel from both companies have spent a considerable amount of time working together and planning for the successful integration of our two organizations," Olsen said. "Several transition teams are already in place and have developed initiatives that will help us achieve our synergy targets efficiently and effectively."


















This press release contains certain forward-looking statements about the future performance of Unified Western Grocers. These statements are based on management's assumptions and beliefs in light of the information currently available to it. We assume no obligation to update the information contained herein. These forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially from such statements including, but not limited to, material adverse changes in the business or financial condition of Unified Western Grocers and other factors affecting the businesses of the Company, which are described in filings with the Securities and Exchange Commission.

                                                                    Exhibit 99-3
                                                                    ------------


                                 UNIFIED LOGO
      5200 Sheila Street .  Commerce .  California 90040 .  (323) 264-5200




For Immediate Release                                                Contacts:
---------------------                                                ---------
Sept. 30, 1999                        Tom Schaffner (323) 264-5200, ext. 4150
                                                  Amy Paterson (503) 221-0480


              MERGER COMPLETED BETWEEN CERTIFIED, UNITED GROCERS


      (LOS ANGELES) - Certified Grocers of California, Ltd. and United Grocers, Inc. announced today the completion of their merger. The new company, Unified Western Grocers ("Unified"), begins its new fiscal year on Sunday, Oct. 3, 1999.

      Unified Western Grocers is a retailer-owned grocery distributor that supplies independent retailers in California, Oregon, Nevada, Arizona and Hawaii. Unified and its subsidiaries, which generated approximately $3 billion in sales during the 1999 fiscal year, offer independent retailers all the resources they need to compete in the supermarket industry.